                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [X] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Under Rule 14a-12

                      AMERICAN INDUSTRIAL PROPERTIES REIT
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                 Not Applicable
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [ ] No fee required.

     [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.


     (1) Title of each class of securities to which transaction applies:
         American Industrial Properties REIT common shares of beneficial interest, $0.10 par value per share.
--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies: (i) 11,354,801 common shares of beneficial interest, (ii) in-the-money options to purchase 626,000 common shares of beneficial interest and
         (iii) dividend equivalent rights on 460,000 common shares of beneficial interest.
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): (i) $13.74 for each common share of beneficial interest in cash, (ii) the difference between $13.74 and the weighted average exercise price of $13.508 for each common share of beneficial interest subject to an in-the-money option and (iii) $2.909 for each dividend equivalent right on a common share of beneficial interest.
--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        11,354,801 common shares of beneficial interest X 13.74 per share = $156,014,966;
        626,000 common shares of beneficial interest subject to "in-the-money" options X 2.1581 = $1,350,990;
        460,000 dividend equivalent rights on common shares of beneficial interest X 2.909 = $1,338,000;
        Total proposed maximum aggregate value of the transaction: $158,703,956.
--------------------------------------------------------------------------------
     (5) Total fee paid: $31,741
--------------------------------------------------------------------------------


     [X] Fee paid previously with preliminary materials: The fee was paid in connection with the initial filing of AIP's preliminary proxy materials on December 1, 2000.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
     (3) Filing Party:
--------------------------------------------------------------------------------
     (4) Date Filed:
--------------------------------------------------------------------------------

                      AMERICAN INDUSTRIAL PROPERTIES REIT

                        6210 N. BELTLINE ROAD, SUITE 170
                              IRVING, TEXAS 75063


                                                            February      , 2001


Dear Fellow Shareholder:


     We invite you to attend a special meeting of shareholders of American
Industrial Properties REIT to be held on March      , 2001, at 9:00 a.m., local
time, at 2200 Ross Avenue,
floor, Dallas, Texas. The purpose of the special meeting is to vote upon two
proposals, that if both approved, will result in you receiving $     per common
share you own. You will be asked to vote on the following proposals:


     - the approval of the agreement and plan of merger with Developers Diversified Realty Corporation and DDR Transitory Sub Inc. and the transactions contemplated thereby, pursuant to which you will receive
       $     per common share in connection with the merger; and


     - the approval of the agreement of purchase and sale with Value Enhancement Fund IV, L.P. and the transactions contemplated thereby, pursuant to which 31 of our properties will be sold for $292.2 million, consisting of $ cash and the assumption of $ debt. The net proceeds of the sale
       of properties equates to approximately $     per common share
       outstanding.


Although you are being asked to vote on these proposals separately, if either proposal is not approved, we will not close either of the transactions.


     The approval of the holders of 66 2/3% of our outstanding common shares is required to approve each of the transactions. Shareholders beneficially owning or having the right to vote approximately 70.7% of our outstanding common shares have signed voting agreements or agreed with AIP to vote their shares in favor of the two transactions. If they vote in accordance with those agreements, the transactions will be approved; however, two of the shareholders that vote, on behalf of their clients, 6.97% of our outstanding common shares signed voting agreements that allow them to vote against the proposals if they determine that the exercise of their fiduciary duties to their clients so requires.



     If the transactions are approved, DDR will be the sole remaining shareholder of AIP, controlling AIP's remaining 39 properties. AIP will not be publicly-traded and you will not have any ownership interest in AIP. The merger is being financed from the proceeds of the sale of properties to Value Enhancement Fund and cash generated from AIP's operations. If additional funds are needed to close the merger, DDR will either pay the funds directly or cause AIP to borrow the funds. If AIP sells all or substantially all of its properties within six months after the effective date of the merger for a price in excess of an agreed upon amount, you will receive a distribution of your pro rata share of the excess. Otherwise, DDR is the sole beneficiary of any future earnings and growth of AIP.


     In connection with the merger, Chase Securities Inc., the financial advisor to our special committee, delivered to the special committee of the board of trust managers, an opinion dated November 1, 2000 that, on the date of that opinion, the cash consideration proposed to be paid to the holders of our common shares in connection with the merger was fair from a financial point of view to these holders. The written opinion of Chase Securities is attached as Appendix A to the accompanying proxy statement, and you should read it carefully. The special committee is comprised of one trust manager. Two other trust managers resigned from the special committee before it made its recommendation on the proposals.


     A MAJORITY OF THE TRUST MANAGERS NOT DESIGNATED BY DDR, ACTING ON THE RECOMMENDATION OF THE REMAINING MEMBER OF THE SPECIAL COMMITTEE, HAS APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE PROPERTY SALE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THEY BELIEVE THAT THE TRANSACTIONS ARE FAIR TO, AND IN THE BEST INTERESTS OF, OUR SHAREHOLDERS. THEY RECOMMEND THAT YOU VOTE FOR BOTH OF THE PROPOSALS. THE TWO TRUST MANAGERS WHO RESIGNED FROM THE SPECIAL COMMITTEE VOTED AGAINST THE PROPOSALS. THEIR REASONS FOR RESIGNING FROM THE SPECIAL COMMITTEE AND FOR VOTING AGAINST THE PROPOSALS ARE DISCUSSED ON PAGE 35 OF THE ACCOMPANYING PROXY STATEMENT.


     The accompanying proxy statement contains detailed information on the proposed transactions. A copy of the merger agreement is attached as Appendix B and a copy of the property sale agreement is attached as Appendix C to this proxy statement. You should read them carefully.

     Whether or not you plan to attend the special meeting, it is important that your shares are represented at the meeting. Not returning your proxy card or not instructing your broker how to vote any shares held for you in street name will have the same effect as a vote against the proposals. Accordingly, you are requested to promptly complete, sign and date the enclosed proxy card and return it in the envelope provided, whether or not you plan to attend. Doing so will not prevent you from voting your shares in person if you later choose to attend the special meeting. If the merger and the sale of properties are approved, you will receive instructions for surrendering your share certificates and a letter of transmittal to be used for this purpose. You should not submit your share certificates for exchange until you have received the instructions and the letter of transmittal.

Sincerely,

Charles W. Wolcott
President and Chief Executive Officer

     THESE TRANSACTIONS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, NOR HAS THE SEC PASSED UPON THE FAIRNESS OR MERITS OF THE TRANSACTIONS OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     THIS PROXY STATEMENT IS DATED FEBRUARY      , 2001, AND, TOGETHER WITH THE
PROXY, IS FIRST BEING MAILED TO SHAREHOLDERS ON OR ABOUT FEBRUARY      , 2001.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

                        6210 N. BELTLINE ROAD, SUITE 170
                              IRVING, TEXAS 75063
                                 (972) 756-6000

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON MARCH   , 2001


To the Shareholders of American Industrial Properties REIT:


     This is a notice that a special meeting of shareholders will be held on
March   , 2001, at 9:00 a.m., local time, at 2200 Ross Avenue,        floor,
Dallas, Texas. The purpose of this meeting is for our shareholders to:


     - Consider and vote on a proposal to approve an agreement and plan of merger dated as of November 1, 2000, among American Industrial Properties REIT, DDR Transitory Sub Inc. and Developers Diversified Realty Corporation, and the transactions contemplated thereby, pursuant to which
       you will receive $     for each of our shares that you own.

     - Consider and vote on a proposal to approve the agreement of purchase and sale dated as of November 1, 2000, among American Industrial Properties REIT, certain of its affiliates and Value Enhancement Fund IV, L.P., and the transactions contemplated thereby, pursuant to which we will sell 31 of our properties for $292.2 million.

     - Consider and act upon any other matters as may properly come before the special meeting.


     Your board of trust managers has determined that only holders of our common
shares at the close of business on February   , 2001, will be entitled to vote
at the special meeting. Approval of the merger and the sale of the properties requires the holders of 66 2/3% of our common shares outstanding on the record date to vote in favor of the proposals. A form of proxy and a proxy statement containing more detailed information with respect to the matters to be considered at the special meeting accompany and are a part of this notice to shareholders.



     UNDER TEXAS LAW, YOU ARE ENTITLED TO DISSENTERS' RIGHTS IN CONNECTION WITH THE MERGER. SEE PAGE 75 OF THE PROXY STATEMENT FOR A DESCRIPTION OF THOSE RIGHTS AND THE PROCEDURES THAT YOU MUST FOLLOW TO EXERCISE YOUR RIGHTS.


     Regardless of whether you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. It is important that your shares be represented at the special meeting. You may revoke your proxy by:

     - delivering to our corporate secretary, before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the date of the proxy, or a later-dated proxy relating to the same shares; or

     - attending the special meeting and voting in person.

                                            By Order of the Board of Trust
                                            Managers

                                            Marc A. Simpson, Secretary

Irving, Texas

February   , 2001

                               TABLE OF CONTENTS


SUMMARY TERM SHEET..........................................     1
QUESTIONS AND ANSWERS ABOUT THE PROPOSED TRANSACTIONS.......     3
SUMMARY.....................................................     6
  The Companies.............................................     6
  Overview of the Transactions..............................     6
  Benefits and Detriments to Non-DDR Shareholders...........     7
  Benefits to Insiders......................................     7
  The Special Meeting.......................................     7
  Record Date; Voting Power.................................     7
  Votes Required and Voting Agreements......................     8
  Special Committee.........................................     8
  Fairness of the Merger....................................     8
  Other Terms of the Merger Agreement.......................     9
  Sale of Property Portfolio................................    10
  Treatment of Share Options and Dividend Equivalent
     Rights.................................................    11
  Accounting Treatment......................................    11
  Material Federal Income Tax Consequences..................    11
  Regulatory Approvals......................................    11
  Dissenters' Rights........................................    11
  Litigation Relating to the Merger.........................    11
HISTORICAL MARKET INFORMATION...............................    12
UNAUDITED PRO FORMA FINANCIAL INFORMATION...................    14
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA.............    21
THE SPECIAL MEETING.........................................    23
  Date, Time and Place of the Special Meeting...............    23
  Matters to be Considered at the Special Meeting...........    23
  Proxy Solicitation........................................    23
  Record Date and Quorum Requirement........................    23
  Required Vote.............................................    24
  Voting Procedures.........................................    24
  Other Matters to be Considered............................    25
PROPOSAL NUMBER ONE: THE MERGER; SPECIAL FACTORS............    25
  General Description.......................................    25
  Background of the Merger..................................    25
  DDR's Purpose and Reasons for the Merger..................    37
  Benefits of the Merger to DDR.............................    38
  Position of DDR Regarding Fairness of the Merger..........    38
  Financial Projections.....................................    39
  Recommendation of the Special Committee and the Board of
     Trust Managers;
     Reasons for the Transactions...........................    40
  Benefits and Detriments to Non-DDR Shareholders...........    43
  Source and Amount of Funds; Financing for the Merger......    43
  Fairness of the Merger; Opinion of Financial Advisor......    44
  Benefits to Insiders......................................    51
  Transactions and Relationships Between AIP and DDR........    53
  Change In Control Payments................................    54
  Share Purchases...........................................    54
  Material Federal Income Tax Consequences..................    55
  Plans for AIP After the Merger............................    57

  Conduct of the Business of AIP if the Merger is Not
     Completed..............................................    57
  Anticipated Accounting Treatment of the Merger............    57
  Regulatory Approvals Relating to the Merger...............    57
  Provision for Non-DDR Shareholders........................    58
  Litigation Relating to the Merger.........................    58
THE MERGER AGREEMENT........................................    58
  General...................................................    58
  Effective Time of the Merger..............................    58
  Consequences of the Merger................................    59
  Employee Share Plan.......................................    59
  Surrender and Exchange of Share Certificates; Payment for
     Shares.................................................    59
  Transfer of Shares........................................    60
  Officers, Trust Managers and Governing Documents..........    60
  Representations and Warranties............................    60
  Conduct of Business Prior to the Merger...................    61
  Access to Information.....................................    62
  No Solicitation...........................................    62
  Conditions to the Merger..................................    63
  Termination...............................................    65
  Termination Fees..........................................    66
  Indemnification...........................................    66
  Amendment.................................................    67
FEES AND EXPENSES...........................................    67
THE COMPANIES...............................................    67
  AIP.......................................................    67
  DDR and DDR Sub...........................................    67
PRINCIPAL SHAREHOLDERS AND SHARE OWNERSHIP OF MANAGEMENT
  OF AIP....................................................    68
TRUST MANAGERS AND EXECUTIVE OFFICERS OF AIP................    70
DIRECTORS AND EXECUTIVE OFFICERS OF DDR.....................    72
DIRECTORS AND EXECUTIVE OFFICERS OF DDR SUB.................    74
DISSENTERS' RIGHTS..........................................    75
PROPOSAL NUMBER TWO: THE SALE OF PROPERTIES.................    76
  General...................................................    76
  Fairness of the Sale of Properties........................    76
  Sale Agreement............................................    76
  The Properties Being Sold.................................    78
INDEPENDENT AUDITORS........................................    79
SHAREHOLDER PROPOSALS.......................................    79
WHERE YOU CAN FIND MORE INFORMATION.........................    79
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............    80



Appendix A -- Opinion of Chase Securities Inc...............  A-1
Appendix B -- Agreement and Plan of Merger..................  B-1
Appendix C -- Agreement of Purchase and Sale................  C-1
Appendix D -- Sections 25.10, 25.20 and 25.30 of the Texas
             Real Estate Investment Trust Act...............  D-1

                               SUMMARY TERM SHEET

     This summary term sheet highlights information contained in this proxy statement and may not contain all of the information that is important to you. We urge you to read carefully this proxy statement, including the appendices and the other documents we refer to in this proxy statement. In this proxy statement, the terms "AIP," "we," "us" and "our" refer to American Industrial Properties REIT.


     - Shareholder Vote -- You are being asked to approve two transactions, the completion of each of which is dependent on the approval of the other. First, you are being asked to approve and adopt the merger agreement, by which DDR Transitory Sub Inc. will be merged into AIP, resulting in Developers Diversified Realty Corporation being the sole shareholder of AIP. Second, you are being asked to approve and adopt a property sale agreement, by which we will sell immediately prior to the merger a portfolio of 31 of our properties to a private investment fund managed by Lend Lease Real Estate Investments, Inc. Please read "Proposal Number
       One: The Merger; Special Factors" beginning on page 25 and "Proposal Number Two: The Sale of Properties" beginning on page 76.



      Both the merger agreement and the property sale agreement must be approved and adopted by the affirmative vote of the holders of 66 2/3% of our outstanding common shares. Please read "The Special Meeting -- Required Vote" on page 24.



     - Payment -- In the merger, each of the issued and outstanding common shares owned by our shareholders, other than DDR, DDR Sub and their respective direct and indirect subsidiaries, will be converted into the
       right to receive $     in cash, without interest. In accordance with the
       merger agreement, that amount reflects a $1.27 reduction in the original amount of the merger consideration, resulting from a special distribution in that amount made to shareholders on January 17, 2001. The distribution was made to avoid having REIT taxable income for federal income tax purposes in connection with the sale of our Manhattan Towers property in November 2000. If all or substantially all of our properties remaining after the sale to Value Enhancement Fund are sold within six months after the effective date of the merger for more than an agreed upon amount, you may receive additional consideration. We sometimes refer to the per share amount to be paid in the merger as the "merger consideration." Please read "Proposal Number One: The Merger; Special Factors -- General Description" on page 25.


     - DDR Sub -- DDR Transitory Sub Inc., which we refer to as "DDR Sub," is a newly formed Texas corporation that is wholly-owned by Developers Diversified Realty Corporation, an Ohio corporation, which we refer to as "DDR."

     - Value Enhancement Fund -- Value Enhancement Fund IV, L.P., which we refer to as "Value Enhancement Fund," is a Georgia limited partnership that is managed by Lend Lease Real Estate Investments, Inc., which we refer to as "Lend Lease."


     - Continuing Shareholder -- Following completion of the merger, all shares of DDR Sub stock will become AIP common shares. DDR is the sole shareholder of DDR Sub and as a result will own all of our common shares following completion of the merger. Please read "The Merger
       Agreement -- Consequences of the Merger" on page 59.



     - Voting Agreements -- DDR has agreed with us to vote its common shares in favor of the proposals. Each of Morgan Stanley Dean Witter Investment Management Inc., on behalf of certain clients, MS Real Estate Special Situations Inc., LaSalle Investment Management, Inc., on behalf of certain clients, LaSalle Investment Management (Securities), LP, on behalf of certain clients, and USAA Real Estate Company, which, together with DDR, beneficially own or have the right to vote in the aggregate approximately 70.7% of our outstanding common shares on the record date, have entered into voting agreements with each of DDR and Value Enhancement Fund by which each of them has agreed to vote in favor of the proposals. If these shareholders vote as they have agreed to in the voting agreements and DDR votes as it has agreed with us, the proposals will be approved and adopted regardless of how any other shareholder votes on these issues. The voting agreements signed by the LaSalle entities allow them to vote against the proposals if in the exercise of their fiduciary duties to their investment advisory clients, they believe they should vote against the proposals. The LaSalle entities are entitled to vote 6.97% of our outstanding common shares. Please read "The Special Meeting -- Required Vote" on page 24.


     - Effects of the Transaction -- This is a "going private" transaction. As a result of the merger:

          - DDR will own AIP;


          - our shareholders other than DDR will no longer have any interest in our future earnings or growth;



          - we will no longer be a public company; and



          - our common shares will no longer be traded on the New York Stock Exchange.



     - Please read "The Merger Agreement -- Consequences of the Merger" on page 59.



     - Tax Consequences -- Generally, the merger consideration will be taxable for U.S. federal income tax purposes. You will recognize taxable gain or loss in the amount of the difference between the amount of the merger consideration and your adjusted tax basis for each common share of AIP that you own. Please read "Proposal Number One: The Merger; Special Factors -- Material Federal Income Tax Consequences" on page 55.



     - Conditions -- The merger agreement and the sale of properties are subject to approval by our shareholders, compliance with certain financial covenants, and customary conditions and the closing of each transaction is conditioned on the closing of the other transaction. Please read "The Merger Agreement -- Conditions to the Merger" on page 63.



     - After the Merger -- Upon completion of the merger, DDR will own all of our common shares. You will not own any of our common shares after completion of the merger. Please read "The Merger
       Agreement -- Consequences of the Merger" on page 59.

             QUESTIONS AND ANSWERS ABOUT THE PROPOSED TRANSACTIONS

     The following questions and answers are intended to provide brief answers to frequently asked questions concerning the merger and the proposed sale of properties. These questions and answers do not, and are not intended to, address all the questions that may be important to you. You should read carefully the "Summary" section and the remainder of this document as well as the appendices and the documents incorporated by reference in this document.

Q:   WHAT WILL HAPPEN IN THE TRANSACTIONS?

A:   If the transactions are approved, the sale of 31
     of our properties to Value Enhancement Fund will occur. Immediately following the sale of properties, DDR Sub will be merged into AIP. In the merger, all of your shares will be converted into the right to receive
     $     per share in cash and all shares in DDR Sub will be converted into
     AIP common shares. The result of the merger is that DDR will be the sole shareholder of AIP, controlling our remaining 39 properties and DDR will be relieved of its obligation to purchase additional common shares or preferred shares from AIP. If all or substantially all of our properties remaining after the sale to Value Enhancement Fund are sold within six months after the effective date of the merger for more than an agreed upon amount, you may receive additional consideration.

Q:   WHEN DO YOU EXPECT THE TRANSACTIONS TO BE
     COMPLETED?

A: We are working to complete the transactions during the first quarter of 2001.

Q:   WHEN IS THE SPECIAL MEETING?


A:   March   , 2001.


Q:   WHO IS ENTITLED TO VOTE?


A:   All persons and entities that are holders of AIP
     common shares at the close of business on February   , 2001.


Q:   WHAT ARE WE BEING ASKED TO VOTE UPON?

A: You are being asked to approve the merger of DDR Sub into AIP and, immediately preceding the merger, the sale of 31 of our properties to Value Enhancement Fund.

Q:   WHAT VOTE IS REQUIRED TO APPROVE THE
     TRANSACTIONS?

A: Approval of each of the transactions requires the holders of 66 2/3% of our common shares outstanding on the record date to vote in favor of each of the transactions.

Q:   CAN DDR, AS A SHAREHOLDER OF AIP, VOTE ON
     THE TRANSACTIONS?

A:   Yes.

Q:   WHY DID THE BOARD FORM A SPECIAL COMMITTEE?

A:   Because four of our trust managers are
designees of DDR, one of our trust managers' employer has invested in DDR on behalf of its clients, and one of our employee trust managers would receive severance payments in connection with any change of control transaction. These circumstances create actual or potential conflicts of interest for those trust managers to which the special committee is not subject. Therefore, the board appointed a special committee of three disinterested trust managers to review and evaluate the proposals. Two of the three trust managers resigned from the special committee before it made its recommendation to the board on the proposals and subsequently voted against the proposals.


Q:   WHY DID TWO TRUST MANAGERS RESIGN FROM THE
     SPECIAL COMMITTEE?



A: On August 10, 2000, Mr. Giles resigned from the special committee because he opposed the timing of the transactions. Mr. Giles believed that real estate was in a down market, that we should wait to sell until the market improved, and that the transactions would result in inadequate consideration to shareholders. Mr. Bricker resigned from the special committee on August 25, 2000 because he opposed the extension of an exclusivity agreement with Lend Lease and he opposed the proposed sale of properties to Lend Lease or its assignee because he believed it would result in an inadequate price.

Q:   WHY DID TWO TRUST MANAGERS VOTE AGAINST THE
     TRANSACTIONS?



A: Because they do not believe the consideration being paid for the properties is sufficient to provide the shareholders with adequate consideration.


Q:   HOW DO THE BOARD OF TRUST MANAGERS AND THE
     SPECIAL COMMITTEE RECOMMEND THAT I VOTE?

     Our board of trust managers, acting on the recommendation of the remaining member of our special committee, by a vote of a majority of our trust managers not designated by DDR, has approved and recommended that shareholders vote For approval of the proposals. The sole member of the special committee and a majority of our trust managers not designated by DDR believe that the merger is fair to, and in the best interests of, our shareholders. The four trust managers that are designees of DDR abstained from voting on the proposals. Our two trust managers that are not employees or designees of our institutional shareholders resigned from the special committee before it made its recommendation regarding the proposals and thereafter voted against the proposals.

Q:   WHAT WILL HAPPEN TO MY COMMON SHARE
     DIVIDENDS?


A:   Under the merger agreement, we may pay a
     dividend only in the minimum amount necessary to avoid jeopardizing our status as a REIT under federal tax laws or to avoid having taxable income for federal income tax purposes. The merger agreement provides that the consideration per share you will receive in the merger would be reduced by the amount of any such dividend. On January 17, 2001, we made a special distribution of $1.27 per share to our shareholders of record on December 29, 2000 to avoid having taxable income for fiscal year 2000. As a result,
     the initial merger consideration of $     per share has been reduced by
     $1.27. Accordingly, you are currently entitled to receive $     per share
     as merger consideration.



     We may also pay a dividend based on cash generated from operations if there is a delay of more than three days between the scheduled closing on
                 , 2001 and the actual closing date. Any dividend paid under that circumstance would not affect the amount of the merger consideration.


Q:   WHAT WILL HAPPEN TO AIP'S EXECUTIVE OFFICERS
     AFTER THE MERGER?

A.   They will no longer be employed by AIP.

Q:   WILL I OWE ANY U.S. FEDERAL INCOME TAXES AS A
     RESULT OF THE MERGER?

A. The receipt of cash for common shares in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws.

Q:   WHAT HAPPENS IF I TRANSFER MY SHARES AFTER THE
     RECORD DATE?

A: The record date for the special meeting is earlier than the expected date of the transactions. Therefore, transferors of shares after the record date but prior to the transactions will retain their right to vote at the special meeting, but the right to receive the merger consideration will transfer with the shares.

Q:   WHAT DO I NEED TO DO NOW?

A: Simply indicate on your proxy card how you want to vote and sign, date and mail it to us in the enclosed envelope as soon as possible.

Q:   WHAT HAPPENS IF I DO NOT RETURN A PROXY CARD?

A: The failure to return your proxy card will have the same effect as voting against the proposals.

Q:   MAY I VOTE IN PERSON?

A: Yes. You may attend the special meeting and vote your shares in person, rather than signing and mailing a proxy card.

Q:   MAY I CHANGE MY VOTE AFTER I HAVE VOTED?

A: Yes. You may change your vote at any time before your proxy is voted at the special meeting by submitting a new proxy or you may attend the special meeting and vote in person. Simply attending the meeting will not revoke your proxy.

Q:   HOW WILL MY SHARES BE VOTED IF I RETURN A BLANK
     SIGNED PROXY CARD?

A: Your proxy will be voted in favor of the proposals.

Q:   IF MY SHARES ARE HELD IN "STREET NAME" BY MY
     BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides. If you do not provide instructions to your broker, your shares will not be voted and they will be counted as votes against the transactions.

Q:   SHOULD I SEND MY SHARE CERTIFICATES NOW?

A: No. After the merger is completed, you will receive written instructions for exchanging your share certificates.

Q:   WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have additional questions about the transactions, you should contact Tony Koeijmans at (972) 756-6000.

Q:   AM I ENTITLED TO EXERCISE ANY DISSENTERS' RIGHTS
     IN CONNECTION WITH THE MERGER?


A: Yes. Your rights to dissent are described on page 75 and the procedures that you must follow to exercise your rights are set forth on pages 75-76.


Q:   WILL DDR SHAREHOLDERS BE REQUIRED TO VOTE ON
     THE MERGER AGREEMENT?

A:   No.

                                    SUMMARY

     This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary. To understand the merger and the sale of properties fully and for a more complete description of the legal terms of the merger and the sale of properties, you should read carefully this entire proxy statement, the merger agreement and the property sale agreement which are attached as appendices to this proxy statement.


THE COMPANIES (See page 67)


          American Industrial Properties REIT
          6210 N. Beltline Road, Suite 170
          Irving, Texas 75062
          (972) 756-6000
          Web site: www.aipreit.com


     We are a self-administered REIT focused on the light industrial property sector, including office showroom, service center and flex properties, low-rise office and small bay distribution buildings. AIP's portfolio of 70 properties comprises approximately 7.5 million square feet in 11 states. We are based in Irving, Texas and have acquired, managed and improved industrial and other commercial properties since 1985.


          Developers Diversified Realty Corporation
          3300 Enterprise Parkway
          Beachwood, Ohio 44122
          (216) 755-5500
          Web site: www.ddrc.com

     DDR is a Beachwood, Ohio based REIT that currently owns and manages 209 shopping centers in 40 states totaling 49.2 million square feet of real estate under management. DDR is a self-administered and self-managed REIT operating as a fully integrated real estate company which develops, leases and manages shopping centers.

     DDR Sub was formed in August 2000 for the sole purpose of effectuating the merger. DDR Sub is a subsidiary of DDR.

     DDR, as of the record date, owns 46.0% of our issued and outstanding common shares and has the right to designate four of our trust managers.

OVERVIEW OF THE TRANSACTIONS

     Under the sale agreement, we will sell 31 of our properties to Value Enhancement Fund for $292.2 million. Value Enhancement Fund is an investment fund managed by Lend Lease. Neither Value Enhancement Fund nor Lend Lease is affiliated with AIP. Neither of these entities directly owns any of our shares.


     Immediately following the sale of properties, DDR Sub will be merged into us. Our shareholders, other than DDR, DDR Sub and their respective direct and
indirect subsidiaries, will receive $     for each of our shares they own. The
aggregate $     million we will pay to our shareholders in connection with the merger will be funded from the sale of the 31 properties to Value Enhancement Fund, the $34.2 million of net proceeds we received when we sold our Manhattan Towers property and from operations. The amount of the consideration payable by DDR and by Value Enhancement Fund was the result of extensive, arm's-length negotiations between the special committee of the AIP board, consisting of trust managers not designated by DDR and not employed by AIP, and its financial and legal advisors, and representatives of DDR and of Lend Lease, the fund manager of Value Enhancement Fund, respectively. The per share consideration to be received by the shareholders of AIP, other than DDR, was agreed to only after the sole remaining member of the special committee determined, based on the opinion of Chase Securities, that the per share amount was fair from a financial point of view to the AIP shareholders.


     While the proceeds from these sales and the expected cash generated from operations are expected to be sufficient to pay the common share consideration to the non-DDR shareholders, we may utilize such funds to pay down existing lines of credit during the period prior to closing and then would reborrow the funds as necessary under our existing lines of credit to make the cash payments to the non-DDR shareholders at closing. In the merger, DDR Sub shares will be converted into AIP shares. As a result, DDR will become the sole shareholder of AIP, controlling our remaining 39 properties and DDR will be relieved of its obligation to purchase additional common shares or preferred shares from AIP. If AIP sells all or substantially all of its properties remaining after the sale to Value Enhancement Fund during the six months after the effective date of the merger, and if the net aggregate sale price exceeds the aggregate agreed upon property values, you will receive a distribution of your pro rata share of the excess.

     If either of the transactions is not approved, neither transaction will be completed.


BENEFITS AND DETRIMENTS TO NON-DDR SHAREHOLDERS (See page 43)



     The principal benefits of the transactions to non-DDR shareholders are as follows:



     - the $     per share merger consideration (including the $1.27 per share
      special distribution on January 17, 2001) represents a   % premium to the
      market price for AIP's common shares immediately prior to the announcement of the transactions; and



     - the elimination of the risk of a declining share price.



     The principal detriments to non-DDR shareholders are as follows:



     - you will cease to have an ownership interest in AIP and will, therefore, not participate in any future earnings or growth of AIP; and



     - if the cash you receive in the merger exceeds your tax basis in the common shares, you will recognize taxable gain upon the closing of the merger.



BENEFITS TO INSIDERS (See page 51)



     Some members of our board of trust managers and management have interests in the merger that may conflict with your interests as a holder of our common shares. As a result of the merger, our officers, trust managers, and parties that designated some of our trust managers will receive a total of approximately
$     million in consideration for their shares, and severance payments, options and dividend equivalent rights, as described below.



     - Our executive officers, Charles W. Wolcott, Marc A. Simpson, Lewis D. Friedland and David B. Warner, will receive severance, option cash out and
      dividend equivalent right cancellation payments totaling $     million in
      the aggregate. They will also have their medical benefits continued for a period of up to one year or the benefits will be cashed out. Mr. Wolcott also serves as a trust manager.



     - The LaSalle entities, which have one representative on our board, and which own beneficially, on behalf of certain clients, 7.6% of DDR's
      outstanding common shares, will receive $     for their shares on the same
      basis as our other shareholders.



     - DDR, our largest shareholder, which has four representatives on our board, will gain control of AIP and 39 of our remaining properties for the
      assumption of approximately $     of debt and all of our remaining
      obligations and liabilities after the merger. It will also be relieved of any future funding obligations under its July 1998 share purchase agreement with AIP.



AIP will continue to indemnify to the fullest extent permitted by law our existing trust managers, officers and employees after the merger. Additionally, we will continue the indemnification arrangements and trust managers' and officers' liability insurance for our existing trust managers, officers and employees after the merger. These obligations are guaranteed by DDR after the merger.



THE SPECIAL MEETING (See page 23)


     The special meeting of our shareholders is scheduled to be held at 9:00
a.m., local time, on             , 2001, at 2200 Ross Avenue,           floor,
Dallas, Texas.


RECORD DATE; VOTING POWER (See page 23)



     Our board of trust managers has fixed the close of business on February   ,
2001 as the record date to determine holders of our shares entitled to notice of and to vote at the special meeting.

     As of the record date, there were      shares issued and outstanding, held
by approximately           record holders. If you held common shares at the
close of business on the record date, you are entitled to one vote per share on any matter that properly comes before the special meeting.


VOTES REQUIRED AND VOTING AGREEMENTS (See page 24)



     The approval of the merger and of the sale of properties requires the affirmative vote of holders of 66 2/3% of our common shares outstanding on the record date. DDR has agreed with us to vote in favor of the proposals. Five of our shareholders, USAA Real Estate Company, Morgan Stanley Dean Witter Investment Management Inc., on behalf of certain clients, MS Real Estate Special Situations Inc., LaSalle Investment Management, Inc., on behalf of certain clients, LaSalle Investment Management (Securities), LP, on behalf of certain clients, and their affiliates, beneficially own or have the right to vote in the aggregate, together with DDR, approximately 70.7% of the total common shares outstanding on the record date. The five shareholders have entered into voting agreements with DDR and Value Enhancement Fund to vote the shares they own or over which they exercise voting control in favor of the proposals. The voting agreements signed by the LaSalle entities provide that they may vote against the proposals if they believe they must do so to satisfy their fiduciary duties to their investment advisory clients. The LaSalle entities are entitled to vote 6.97% of our outstanding common shares on behalf of their clients. Our trust managers and executive officers collectively held a total of approximately 0.7% of the common shares outstanding on the record date.


SPECIAL COMMITTEE

     Our board of trust managers believed that eight of our trust managers, Charles W. Wolcott, Albert T. Adams, Scott A. Wolstein, Robert H. Gidel, James
A. Schoff, Edward B. Kelly, Stanley J. Kraska, Jr. and T. Patrick Duncan had actual or potential conflicts of interest in evaluating the transactions because of their employment with us, their affiliation with DDR or their involvement in litigation concerning a transaction involving AIP. Therefore, the board appointed a special committee of three trust managers who did not have actual or potential conflicts to review and evaluate the proposals. Two of the three trust managers resigned from the special committee before it made its recommendation to the board on the proposals and subsequently voted against the proposals.


FAIRNESS OF THE MERGER (See page 44)



     The special committee has received, and the board is entitled to rely upon, the opinion dated November 1, 2000 of Chase Securities Inc., the financial advisor to the special committee. The opinion states that, on that date, the cash consideration to be received by the holders of our common shares in the merger was fair from a financial point of view to those holders. Based on the terms of the merger agreement on that date, the per share cash consideration to be received by the holders of the common shares was not less than $13.74 per share, less any dividends paid to maintain REIT status or to keep us from having REIT taxable income for federal income tax purposes. DDR, DDR Sub and their respective direct and indirect subsidiaries will not receive any of the merger consideration. For its services, Chase Securities received retainer fees totaling $500,000. If the merger is completed, Chase Securities will receive an additional $2.0 million, subject to upward adjustment in an amount equal to 5% of the consideration received by shareholders in excess of $14.50 per common share, without deduction for transaction expenses. In addition, we have agreed to reimburse Chase Securities for its reasonable expenses incurred in connection with its services, including the fees and disbursements of its counsel, and we have agreed to indemnify Chase Securities against various liabilities, including liabilities arising under the federal securities laws. The full text of the written opinion of Chase Securities is attached to this proxy statement as Appendix A, and you should read it carefully. THE OPINION OF CHASE SECURITIES IS DIRECTED TO THE SPECIAL COMMITTEE AND MAY BE RELIED UPON BY THE BOARD OF TRUST MANAGERS AND IS NOT A RECOMMENDATION TO YOU AS TO HOW YOU SHOULD VOTE AT THE SPECIAL MEETING.

OTHER TERMS OF THE MERGER AGREEMENT


     The merger agreement is attached to this proxy statement as Appendix B. You should read the merger agreement. It is the legal document that governs the merger.


  Conditions to the Merger (See page 63)


     The completion of the merger depends upon the satisfaction of a number of conditions, including:


     1. the approval of the merger by the holders of 66 2/3% of our outstanding common shares;



     2. the absence of any order or legal restraint of any court or governmental entity preventing or prohibiting the merger; the closing of the sale of 31 properties to Value Enhancement Fund for net cash proceeds of not less than $135.4 million;



     3. the continued accuracy of each party's representations and warranties and the fulfillment of each party's agreements contained in the merger agreement;



     4. the absence of a material adverse effect, other than shareholder litigation, with respect to AIP which would give DDR the right to terminate the merger agreement;



     5. the delivery by our legal counsel of a legal opinion on specified tax matters;



     6. the holders of no more than 10% of our outstanding common shares shall have exercised dissenters' rights;



     7. the sale of our Manhattan Towers property for net proceeds of not less than $34.2 million;



     8.  our transaction expenses not exceeding $13.738 million;



     9.  our net other assets being not less than $17.702 million; and



     10. our outstanding debt and available credit under our lines of credit being not more than $137.4 million.



     We satisfied the seventh condition regarding Manhattan Towers when that property was sold in November 2000 for net proceeds of approximately $34.2 million. [We have satisfied the eighth condition because our transaction
expenses are $       . The ninth and tenth conditions have been satisfied
because our net other assets are $       , our outstanding debt under our lines
of credit is approximately $       and our available credit under our lines of
credit is approximately $       .] Other than the condition requiring
shareholder approval, which is an independent legal requirement, each party to the merger may waive any condition that is intended for its benefit. If any of AIP, DDR or DDR Sub elects to waive a condition and complete the merger, we will evaluate the facts and circumstances giving rise to the waiver at that time. If we determine that these facts and circumstances are material to shareholders, we will disclose this information in a supplement to this proxy statement before the special meeting and will resolicit your proxy.



  Termination (See page 65)


     Any party may terminate the merger agreement under a number of circumstances, including the following:

     - mutual written consent of the parties;

     - any governmental entity has issued an injunction, order, decree or ruling, or taken any other action restraining, enjoining or otherwise prohibiting the merger that remains in effect on May 31, 2001;

     - the merger has not been completed by May 31, 2001, but this right to terminate the merger agreement will not be available to any party whose breach of the merger agreement has been the cause of or resulted in the failure to complete the merger by that date; or

     - we fail to get approval of the merger from the holders of at least 66 2/3% of our common shares.

     In addition, DDR or DDR Sub, but not AIP, may terminate the merger agreement under a number of circumstances, including the following circumstances:

     - our board of trust managers has withdrawn or modified, in any manner which is adverse to DDR or DDR Sub, its recommendation or approval of the merger agreement;

     - our board of trust managers has recommended to our shareholders or approved an acquisition proposal from another party;

     - we have signed a definitive agreement regarding an acquisition proposal from a third party; or

     - we breach the merger agreement or fail to satisfy our closing conditions.

     AIP, but not DDR or DDR Sub, may terminate the merger agreement if prior to the special meeting, our trust managers:

     - withdraw or modify their recommendation of the merger agreement; or

     - approve or recommend a superior acquisition proposal.

     We may also terminate the merger agreement if DDR or DDR Sub breaches the agreement or they fail to satisfy their closing conditions.


  Termination Fees (See page 66)


     In the following circumstances, a party will be entitled to receive termination fees:

     - We must pay DDR $4.5 million if the merger agreement is terminated for any of the following reasons:

          - breach of any representation, warranty, covenant, obligation or agreement by AIP such that the conditions to closing cannot be satisfied by May 31, 2001;

          - failure to close the sale to Value Enhancement Fund because of our breach of the property sale agreement;

          - if prior to the special meeting, the board withdraws its recommendation in favor of the merger;

          - if we enter into a definitive agreement with respect to an acquisition proposal; or

          - the board approves or recommends a superior acquisition proposal.

     - DDR must pay us $4.5 million if the merger agreement is terminated because DDR or DDR Sub breaches any representation, warranty, covenant, obligation or agreement, such that the conditions to closing cannot be satisfied by May 31, 2001. If the merger agreement is terminated because of a breach by DDR, DDR is responsible for the $3.0 million termination fee to be paid by us to Value Enhancement Fund. In all other cases, AIP would be responsible for any termination fee due to Value Enhancement Fund.


SALE OF PROPERTY PORTFOLIO (See page 76)



  General



     In connection with the merger, you are being asked to approve the sale of 31 of our properties to Value Enhancement Fund for $292.2 million. The purchase price for the properties being acquired by Value Enhancement Fund resulted from extensive negotiations between the special committee of the AIP board and its financial advisor, Chase Securities, AIP's financial advisor, Salomon Smith Barney Inc., management of AIP and representatives of Lend Lease, the fund manager of Value Enhancement Fund, but did not rely on individual appraisals of the specific properties. As the proceeds from the sale of the properties are only one component of the overall merger consideration, the fairness of the Value Enhancement Fund purchase price was evaluated by the special committee as part of the overall merger consideration. For a discussion of the fairness of the total merger consideration, please see the disclosure set forth under the caption "Proposal One: The Merger; Special Factors -- Fairness of the Merger;
Opinion of Financial Advisor" on page   . The proceeds from the sale will be
used to help fund the cash payment for your shares in connection with the merger. The property sale is conditioned upon the approval of the merger and other customary conditions. The property sale agreement is attached to this proxy statement as Appendix C. You should read the property sale agreement.



  Conditions to Closing



     The obligations of AIP and Value Enhancement Fund to close the sale of the properties is subject to, among other things, the following conditions:



     - each of the party's representations and warranties contained in the sale agreement being true and correct in all material respects as of the closing date;



     - receipt of approval of the AIP shareholders for the sale; and



     - compliance with all of the covenants and obligations contained in the sale agreement.



  Termination Fee



     AIP will be obligated to pay Value Enhancement Fund a termination fee of $3.0 million and reimburse it for actual out-of-pocket expenses not to exceed $450,000 if any of the following occurs and AIP elects to or is required to terminate the sale agreement:



     - AIP is unable to obtain approval for the sale from its shareholders;



     - AIP is unable to cause the contemporaneous closing of the merger;



     - AIP receives a superior acquisition proposal, as determined in good faith by its board of trust managers; or



     - the sale of the properties is not closed because the conditions to closing described above are not satisfied as a result of AIP's default.



TREATMENT OF SHARE OPTIONS AND DIVIDEND EQUIVALENT RIGHTS (See page 59)



     When the merger occurs, each outstanding option to purchase our common shares will be canceled in exchange for cash equal to the difference between the
$     cash merger consideration and the then current exercise price per share of that share option. DDR will not be paid for any of its 100,000 options. We will
pay an aggregate of $     to cash out all outstanding options.



     We have entered into mutual releases and settlement agreements with each of our employees who holds dividend equivalent rights, commonly known as "DERs." Under the terms of the agreements, each employee will receive an average of $2.909 for each DER held. An aggregate of 460,000 DERs are outstanding. As a result, we will pay an aggregate of $1,338,000 to cancel our DERs.



ACCOUNTING TREATMENT (See page 57)



     The merger is expected to be accounted for using the purchase method of accounting in accordance with GAAP.



MATERIAL FEDERAL INCOME TAX CONSEQUENCES (See page 55)



     You will generally recognize gain or loss for federal income tax purposes equal to the difference between the amount of cash you receive in the merger and the adjusted basis of your shares. DUE TO THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, YOU ARE URGED TO CONSULT YOUR TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE MERGER, INCLUDING THE EFFECTS OF STATE, LOCAL OR OTHER TAX LAWS.



REGULATORY APPROVALS (See page 57)



     None of the parties is required to make filings with or obtain approvals from regulatory authorities in connection with the merger, other than the filing of articles of merger with Dallas County and the Secretary of State of the State of Texas.



DISSENTERS' RIGHTS (See page 75)



     Under Texas law, you are entitled to dissenters' rights. Your rights and the procedures you must follow in order to validly exercise those rights are described on page 75.



LITIGATION RELATING TO THE MERGER (See page 58)



     Since the announcement of the proposed transactions, DDR, AIP and the trust managers have been named as defendants in three purported shareholder class action and derivative lawsuits seeking, among other things, to enjoin the proposed merger. The complaints allege breach of fiduciary duties, abuse of control of AIP, waste and unjust enrichment in connection with the proposed merger. DDR, AIP and the trust managers deny the allegations and intend to vigorously defend themselves.

                         HISTORICAL MARKET INFORMATION

     Our common shares are traded on the New York Stock Exchange under the symbol "IND." The following table shows the per share high and low sales prices of our common shares on the last full trading day before the announcement on November 2, 2000 of the signing of the property sale agreement and the merger agreement.

HIGH                                                           LOW
----                                                          ------
$13.38......................................................  $12.88


     The following table shows, for the periods indicated, the per share high and low sales prices of our common shares as reported by the New York Stock Exchange. The following table also shows the distributions paid per common share during the periods indicated. The closing sale price of our common shares on November 1, 2000 was $12.50. The closing sale price of our common shares on
February   , the last trading day prior to the date of this proxy statement, was
$     . You are encouraged to obtain current market quotations for our common shares.



                                                                                DISTRIBUTIONS PER
                                                               HIGH     LOW       COMMON SHARE
                                                              ------   ------   -----------------
1998
First Quarter...............................................  $14.38   $12.50         $  --
Second Quarter..............................................   13.69    11.56          0.18
Third Quarter...............................................   13.75     9.88          0.20
Fourth Quarter..............................................   11.75     9.13          0.20
1999
First Quarter...............................................  $12.00   $ 9.56         $0.20
Second Quarter..............................................   14.75    10.00          0.20
Third Quarter...............................................   15.00    10.63          0.22
Fourth Quarter..............................................   13.00    11.00          0.22
2000
First Quarter...............................................  $12.25   $10.06         $0.22
Second Quarter..............................................   13.75    11.25          0.22
Third Quarter...............................................   14.25    12.69          0.22
Fourth Quarter..............................................   14.13    10.50          1.49*


---------------


*Includes the special distribution of $1.27 per share paid on January 17, 2001 to shareholders of record on December 29, 2000.



     For the year ended December 31, 2000, we paid distributions totaling $2.15 per common share, which includes the special distribution of $1.27 per share.



     Under the merger agreement, we may authorize, declare and pay dividends only in the minimum amount necessary to avoid jeopardizing our status as a REIT under the Internal Revenue Code and to avoid having positive REIT taxable income for federal income tax purposes. The merger agreement provides that any dividends paid for these purposes will reduce the amount of merger consideration. The special distribution made to avoid having REIT taxable income for fiscal 2000 as a result of the sale of our Manhattan Towers property reduced the merger consideration by $1.27 per share. We may also pay a dividend based on cash generated by operations if there is a delay between the scheduled closing date and the closing. Any dividend paid for that reason would not reduce the amount of merger consideration.


     If the merger is not consummated, our future distributions will be at the discretion of our board of trust managers and will depend upon numerous factors, including gross revenues received from properties, operating expenses, capital expenditures for properties and interest expense incurred in borrowing. Pursuant to Internal Revenue Code provisions, a REIT is generally required to distribute at least 95% of its REIT taxable income. Recently enacted legislation reduces the REIT distribution requirement to 90% for taxable years beginning after December 31, 2000.

     Distributions to the extent of our current and accumulated earnings and profits for federal income tax purposes generally will be taxable to shareholders as ordinary dividend income, ordinary gain or capital gain.

     Distributions in excess of earnings and profits generally will be treated as a non-taxable reduction of the shareholder's basis in the common shares to the extent thereof, which may have the effect of deferring taxation until the sale of the shares, and thereafter as taxable gain. Following is an allocation of our 2000 distributions to shareholders:


                                                               AMOUNT OF
                                                              DISTRIBUTION
                                                                  PER
DISTRIBUTION TYPE                                             COMMON SHARE   PERCENTAGE
-----------------                                             ------------   ----------
Ordinary taxable dividend...................................    $0.8684          40.4%
20% rate capital gain.......................................     1.1786          54.8
Section 1250 ordinary gain..................................     0.1030           4.8
                                                                -------       -------
                                                                $2.1500        100.00%
                                                                =======       =======

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION



     The following pro forma financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations of AIP that would have occurred if the indicated transactions had been completed on the dates indicated, nor does it purport to be indicative of future financial position or results of operations. In the opinion of our management, all material adjustments necessary to reflect the effect of the sale of the 31 properties to Value Enhancement Fund and the sale of our Manhattan Towers property have been made.



     The following pro forma condensed consolidated balance sheet of AIP as of September 30, 2000 has been prepared as if (a) the sale of the Manhattan Towers property for $54.554 million and the related debt payoff of $20.3 million and special distribution of $26.647 million; and (b) the expected sale of 31 operating properties to Value Enhancement Fund for $292.2 million and the related debt payoff of $156.2 million and repurchase of 9,892,140 shares for $13.74 per share, or $135.9 million, had occurred as of September 30, 2000.



     The following pro forma condensed consolidated statement of operations of AIP for the year ended December 31, 1999 has been prepared as if each of the following transactions had occurred as of January 1, 1999: (a) the acquisition of the Northern California & Colorado Portfolio (the "Northern California & Colorado Portfolio"), which is defined and described in Amendment No. 1 to the Current Report on Form 8-K/A of AIP dated January 15, 1999 and filed with the SEC on March 30, 1999; (b) the acquisition of two light industrial properties in California (the "Moffet Properties"); (c) the sale of three light industrial properties during the year ended December 31, 1999 and three light industrial properties during the nine months ended September 30, 2000; (d) the sale of our Manhattan Towers property; and (e) the sale to Value Enhancement Fund.



     The following pro forma condensed consolidated statement of operations of AIP for the nine months ended September 30, 2000 has been prepared as if each of the following transactions had occurred as of January 1, 2000: (a) the property sales during 2000 described in item (c) in the preceding paragraph; (b) the sale of our Manhattan Towers property; and (c) the sale to Value Enhancement Fund.



     The pro forma financial information of AIP has been prepared using the purchase method of accounting for the property acquisitions, whereby the assets and liabilities of the properties are adjusted to fair value.



     Such pro forma financial information is based in part upon (i) the consolidated financial statements of AIP for the year ended December 31, 1999 included in AIP's annual report on Form 10-K for the year ended December 31, 1999; (ii) the unaudited condensed consolidated financial statements of AIP for the nine months ended September 30, 2000 included in AIP's quarterly report on Form 10-Q for the quarter ended September 30, 2000; and (iii) the combined historical summary of gross income and direct operating expenses of the Northern California & Colorado Portfolio.

                      AMERICAN INDUSTRIAL PROPERTIES REIT



            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


                               SEPTEMBER 30, 2000



                                                                        SALE TO VALUE
                                               AIP        MANHATTAN      ENHANCEMENT       PRO FORMA
                                          HISTORICAL(A)   TOWERS(B)        FUND(C)        CONSOLIDATED
                                          -------------   ---------     -------------     ------------
                                                ASSETS

Real estate:
  Held for investment...................   $   601,794    $     --        $ (297,281)     $   304,513
  Held for sale.........................        32,297     (32,297)               --               --
                                           -----------    --------        ----------      -----------
          Total real estate.............       634,091     (32,297)         (297,281)         304,513
  Accumulated depreciation..............       (54,803)      1,957            13,614          (39,232)
                                           -----------    --------        ----------      -----------
          Net real estate...............       579,288     (30,340)         (283,667)         265,281
Cash and cash equivalents:
  Unrestricted..........................         2,577          --                --            2,577
  Restricted............................         6,827          --            (3,496)(E)        3,331
                                           -----------    --------        ----------      -----------
          Total cash and cash
            equivalents.................         9,404          --            (3,496)           5,908
Other assets, net.......................        18,531        (426)           (6,237)          11,868
                                           -----------    --------        ----------      -----------
          Total assets..................   $   607,223    $(30,766)       $ (293,400)     $   283,057
                                           ===========    ========        ==========      ===========

                                 LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
  Mortgage notes payable................   $   320,536    $(27,243)(D)    $ (154,872)(F)  $   138,421
  Accrued interest......................         1,976        (137)             (553)(F)        1,286
  Accounts payable, accrued expenses and
     other liabilities..................        15,050        (300)           (3,075)(F)       11,675
  Tenant security deposits..............         3,067        (188)           (1,278)(F)        1,601
                                           -----------    --------        ----------      -----------
          Total liabilities.............       340,629     (27,868)         (159,778)         152,983
                                           -----------    --------        ----------      -----------
Minority interest.......................         4,366                                          4,366
Shareholders' equity:
  Shares of beneficial interest.........         2,116          --              (989)(G)        1,127
  Additional paid in capital............       385,684          --          (134,929)(G)      250,755
  Less treasury shares..................        (2,226)         --                --           (2,226)
  Accumulated distributions.............       (99,310)    (26,647)               --         (125,957)
  Accumulated deficit...................       (24,036)     23,749             2,296            2,009
                                           -----------    --------        ----------      -----------
          Total shareholders' equity....       262,228      (2,898)         (133,622)         125,708
                                           -----------    --------        ----------      -----------
          Total liabilities and
            shareholders' equity........   $   607,223    $(30,766)       $ (293,400)     $   283,057
                                           ===========    ========        ==========      ===========
  Common Shares outstanding.............    20,990,343                    (9,892,140)      11,098,203


---------------


(A) Represents the historical financial position of AIP as of September 30, 2000.



(B) Represents the sale of the Manhattan Towers property for $54.554 million, the repayment of the related mortgage debt of $20.3 million and the payment of a special distribution to shareholders of $26.647 million.



(C) Represents the sale to Value Enhancement Fund for $292.2 million, and repayment of related indebtedness of $156.2 million. The remaining proceeds of $135.9 million will be used to purchase 9,892,140 common shares at a price of $13.74 per share.

(D) Represents the repayment of mortgage debt of $20.3 million with proceeds from the sale of the Manhattan Towers property. Also represents the payment of $6.943 million on AIP's credit facility.



(E)  Represents property level cash received by Value Enhancement Fund.



(F) Represents the repayment of mortgage debt of $154.872 million and settlement of liabilities of $4.906 million.



(G)  Represents the repurchase of 9,892,140 common shares at $13.74 per share.

                      AMERICAN INDUSTRIAL PROPERTIES REIT



      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                          YEAR ENDED DECEMBER 31, 1999



                                                                                           SALE TO VALUE
                                          AIP          PROPERTY     PROPERTY   MANHATTAN    ENHANCEMENT     PRO FORMA
                                     HISTORICAL(A)   PURCHASES(B)   SALES(C)   TOWERS(D)      FUND(E)      CONSOLIDATED
                                     -------------   ------------   --------   ---------   -------------   ------------
Property Revenues
  Rent.............................   $    71,028      $  1,669     $(2,694)    $(3,597)    $   (32,560)   $    33,846
    Tenant Reimbursements..........        15,854           315        (318)     (1,203)         (8,141)         6,507
                                      -----------      --------     -------     -------     -----------    -----------
        Total Property Revenues....        86,882         1,984      (3,012)     (4,800)        (40,701)        40,353
                                      -----------      --------     -------     -------     -----------    -----------
Property Expenses
  Property Taxes...................         9,453           138        (213)       (392)         (4,688)         4,298
  Property Management Fees.........         1,678            40         (71)       (187)         (1,417)            43
  Utilities........................         4,051            20         (51)       (381)         (1,773)         1,866
  General Operating Expenses.......         3,864            47         (57)       (360)         (1,405)         2,089
  Repairs & Maintenance............         3,330            65         (68)       (258)         (1,312)         1,757
  Other Property Operating
    Expenses.......................         4,508            33        (100)       (355)           (775)         3,311
                                      -----------      --------     -------     -------     -----------    -----------
        Total Property Expenses....        26,884           343        (560)     (1,933)        (11,370)        13,364
                                      -----------      --------     -------     -------     -----------    -----------
Income from Property Operations....        59,998         1,641      (2,452)     (2,867)        (29,331)        26,989
Trust Administration and
  Overhead.........................        (4,628)                                                              (4,628)
Depreciation.......................       (13,819)         (148)(F)     427         871           5,614         (7,055)
Amortization.......................          (716)                       51          25             137           (503)
Interest and Other Income..........           735                                                                  735
Interest on Notes Payable..........          (111)                                                                (111)
Interest on Mortgages Payable......       (26,451)         (797)(G)   2,679(H)    2,363(I)       12,927(J)      (9,279)
                                      -----------      --------     -------     -------     -----------    -----------
Income from Operations.............        15,008           696         705         392         (10,653)         6,148
Minority Interests in Consolidated
  Subsidiaries.....................          (313)                                                                (313)
Gain (Loss) on Sale of Real
  Estate...........................          (200)                      200                                         --
Income in Equity of Joint
  Venture..........................           624                                                                  624
                                      -----------      --------     -------     -------     -----------    -----------
Income before Extraordinary
  Items............................        15,119           696         905         392         (10,653)         6,459
Extraordinary Loss on
  Extinguishment of Debt...........          (513)                      513                                         --
                                      -----------      --------     -------     -------     -----------    -----------
        Net Income.................   $    14,606      $    696     $ 1,418     $   392     $   (10,653)   $     6,459
                                      ===========      ========     =======     =======     ===========    ===========
Per Share Data:
  Weighted Average Common Shares
    Outstanding -- Primary.........    20,513,356       363,759                              (9,839,884)(K)  11,037,232
        Net Income.................   $      0.71                                                          $      0.59


---------------


(A) Represents the historical results of operations of AIP for the year ended December 31, 1999.



(B) Represents adjustments for the purchase of the Northern California and Colorado portfolio and the Moffet properties which are derived from the historical operating results of the respective properties, except for depreciation and interest, which are based on our investment in the acquisitions and method of financing the acquisitions.



(C) Represents adjustments for the property sales which are derived from the historical results of operations of the respective properties, except for interest, which includes additional interest savings upon the repayment of a portion of our credit facilities.



(D) Represents adjustments for the sale of the Manhattan Towers property which are derived from the historical results of operations of the property, except for interest, which includes additional interest savings upon the repayment of a portion of our credit facilities.

(E) Represents adjustments for the sale of 31 properties to Value Enhancement Fund which are derived from the historical results of operations of the respective properties, except for interest, which includes additional interest savings upon the repayment of a portion of our credit facilities.



(F) Represents adjustment for depreciation which is calculated based on the allocation of the purchase price, with buildings depreciated using the straight-line method over a 40-year period.



(G) Represents adjustments for interest expense related to mortgages assumed. The assumed mortgages bear interest at fixed rates ranging from 7.38% to 8.50%.



(H) Represents adjustments reducing interest expense by $1.066 million resulting from the repayment of related mortgage debt. The mortgage debt bears interest at fixed rates ranging from 8.00% to 8.13%. Also represents adjustment in the amount of $1.613 million resulting from payments on our credit facilities with proceeds from the sale of the properties after the repayment of the mortgage debt. Our credit facilities bear interest at the floating rate of the average 30-day LIBOR rate plus 1.50% to 1.75% (8.20% average during the year ended December 31, 1999).



(I) Represents adjustments reducing interest expense by $1.739 million resulting from the repayment of related mortgage debt. The mortgage debt bears interest at a fixed rate of 8.40%. Also represents adjustment in the amount of $624,000 resulting from payments on our credit facilities with proceeds from the sale of the properties after the repayment of the mortgage debt. Our credit facilities bear interest at the floating rate of the average 30-day LIBOR rate plus 1.50% to 1.75% (8.20% average during the year ended December 31, 1999).



(J) Represents adjustments for interest expense resulting from the repayment of related mortgage debt. The mortgage debt bears interest at fixed rates averaging 7.60%.



(K) Represents the repurchase of 9,839,884 common shares at a price of $13.74 per share.

                      AMERICAN INDUSTRIAL PROPERTIES REIT



      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                      NINE MONTHS ENDED SEPTEMBER 30, 2000



                                                                        SALE TO VALUE
                                    AIP        PROPERTY    MANHATTAN     ENHANCEMENT       PRO FORMA
                               HISTORICAL(A)   SALES(B)    TOWERS(C)       FUND(D)        CONSOLIDATED
                               -------------   --------    ---------    -------------     ------------
Property Revenues
  Rent.......................   $    54,608    $  (158)     $(2,873)    $    (26,062)     $    25,515
     Tenant Reimbursements...        12,475         (5)      (1,004)          (6,030)           5,436
                                -----------    -------      -------     ------------      -----------
          Total Property
            Revenues.........        67,083       (163)      (3,877)         (32,092)          30,951
                                -----------    -------      -------     ------------      -----------
Property Expenses
  Property Taxes.............         7,335        (10)        (367)          (3,667)           3,291
  Property Management Fees...         1,763         (7)        (110)            (665)             981
  Utilities..................         3,093         (5)        (374)          (1,327)           1,387
  General Operating
     Expenses................         3,030         (5)        (309)          (1,146)           1,570
  Repairs & Maintenance......         2,222          3         (213)            (879)           1,133
  Other Property Operating
     Expenses................         2,565          1         (272)            (541)           1,753
                                -----------    -------      -------     ------------      -----------
          Total Property
            Expenses.........        20,008        (23)      (1,645)          (8,225)          10,115
                                -----------    -------      -------     ------------      -----------
Income from Property
  Operations.................        47,075       (140)      (2,232)         (23,867)          20,836
Trust Administration and
  Overhead...................        (3,187)                                                   (3,187)
Depreciation.................        (9,698)        --          863            4,521           (4,314)
Amortization.................          (882)         5           60              297             (520)
Interest Income..............           320                                                       320
Interest on Mortgages
  Payable....................       (19,390)       170(E)     1,753(F)         8,972(G)        (8,495)
                                -----------    -------      -------     ------------      -----------
Income from Operations.......        14,238         35          444          (10,077)           4,640
Minority Interests in
  Consolidated
  Subsidiaries...............          (385)                                                     (385)
Gain (Loss) on Sale of Real
  Estate.....................         2,906     (2,906)                                            --
Income in Equity of Joint
  Venture....................           120                                                       120
                                -----------    -------      -------     ------------      -----------
Income before Extraordinary
  Items......................        16,879     (2,871)         444          (10,077)           4,375
Extraordinary Loss on
  Extinguishment of Debt.....          (329)       329                                             --
                                -----------    -------      -------     ------------      -----------
          Net Income.........   $    16,550    $(2,542)     $   444     $    (10,077)     $     4,375
                                ===========    =======      =======     ============      ===========
Per Share Data:
  Weighted Average Common
     Shares Outstanding --
     Primary.................    20,962,721                               (9,839,884)(H)   11,122,837
          Net Income.........   $      0.79                                               $      0.39


---------------


(A) Represents the historical results of operations of AIP for the nine months ended September 30, 2000.

(B) Represents adjustments for the property sales which are derived from the historical results of operations of the respective properties, except for interest, which includes additional interest savings upon the repayment of a portion of our credit facilities.



(C) Represents adjustments for the sale of the Manhattan Towers property which are derived from the historical results of operations of the property, except for interest, which includes additional interest savings upon the repayment of a portion of our credit facilities.



(D) Represents adjustments for the sale to Value Enhancement Fund which are derived from the historical results of operations of the respective properties, except for interest, which includes additional interest savings upon the repayment of a portion of our credit facilities.



(E) Represents adjustments reducing interest expense by $78,000 resulting from the repayment of related mortgage debt. The mortgage debt bears interest at fixed rates of 8.00%. Also represents adjustment in the amount of $92,000 resulting from payments on our credit facilities with proceeds from the sale of the properties after the repayment of the mortgage debt. Our credit facilities bear interest at the floating rate of the average 30-day LIBOR rate plus 1.50% to 1.75% (8.20% average during the nine months ended September 30, 2000).



(F) Represents adjustments reducing interest expense by $1.287 million resulting from the repayment of related mortgage debt. The mortgage debt bears interest at a fixed rate of 8.40%. Also represents adjustment in the amount of $466,000 resulting from payments on our credit facilities with proceeds from the sale of the properties after the repayment of the mortgage debt. Our credit facilities bear interest at the floating rate of the average 30-day LIBOR rate plus 1.50% to 1.75% (8.20% average during the nine months ended September 30, 2000).



(G) Represents adjustments for interest expense resulting from the repayment of related mortgage debt. The mortgage debt bears interest at fixed rates averaging 7.60%.



(H) Represents the repurchase of 9,839,884 common shares at a price of $13.74 per share.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     We are providing the following information to aid you in your analysis of the financial aspects of the transaction.


     The historical consolidated operating and balance sheet data for the nine months ended September 30, 2000 and 1999 have been derived from our unaudited consolidated financial statements and accounting records. The historical consolidated operating data for the years ended December 31, 1999, 1998, 1997, 1996 and 1995 and the balance sheet data as of December 31, 1999, 1998, 1997, 1996 and 1995 have been derived from our audited consolidated financial statements and accounting records. This information may not be indicative of our future operating results. This information is only a summary and you should read it together with our consolidated financial statements, and quarterly financial statements included in the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference into this document. All amounts are in thousands, except per share and property data.



                                               NINE MONTHS ENDED
                                                 SEPTEMBER 30,                          YEAR ENDED DECEMBER 31,
                                            -----------------------   -----------------------------------------------------------
                                               2000         1999         1999         1998        1997        1996        1995
                                            ----------   ----------   ----------   ----------   ---------   ---------   ---------
OPERATING DATA
Property Revenues
  Rents..................................   $   54,608   $   52,796   $   71,028   $   39,559   $   9,367   $   8,592   $   8,676
  Tenant reimbursements..................       12,475       10,958       15,854        8,798       2,834       2,728       2,734
                                            ----------   ----------   ----------   ----------   ---------   ---------   ---------
         Total Property Revenues.........       67,083       63,754       86,882       48,357      12,201      11,320      11,410
                                            ----------   ----------   ----------   ----------   ---------   ---------   ---------
Property Expenses
  Property taxes.........................        7,335        6,631        9,453        4,980       1,607       1,421       1,397
  Property management fees...............        1,763        1,284        1,678        1,474         418         430         428
  Utilities..............................        3,093        3,053        4,051        2,673         480         476         478
  General operating......................        3,030        2,794        3,864        2,489         891         849         795
  Repairs and maintenance................        2,222        2,072        3,330        2,218         524         529         431
  Other property operating expenses......        2,565        3,433        4,508        2,212         395         317         322
                                            ----------   ----------   ----------   ----------   ---------   ---------   ---------
         Total Property Expenses.........       20,008       19,267       26,884       16,046       4,315       4,022       3,851
                                            ----------   ----------   ----------   ----------   ---------   ---------   ---------
Income from Property Operations..........       47,075       44,487       59,998       32,311       7,886       7,298       7,559
Trust administration and overhead........       (3,187)      (3,398)      (4,628)      (3,729)     (2,504)     (3,378)     (2,404)
Depreciation.............................       (9,698)      (9,517)     (13,819)      (7,928)     (2,774)     (2,577)     (2,479)
Amortization.............................         (882)        (476)        (716)        (455)       (383)       (332)       (298)
Interest and other income................          320          419          735          705         546         158         369
Interest on notes payable................           --         (111)        (111)        (869)     (1,462)     (4,003)     (4,707)
Interest on mortgages payable............      (19,390)     (19,607)     (26,451)     (14,270)     (4,316)     (1,898)     (1,778)
Provision for possible losses on real
  estate.................................           --           --           --      (10,060)         --          --        (600)
                                            ----------   ----------   ----------   ----------   ---------   ---------   ---------
Income (Loss) from Operations............       14,238       11,797       15,008       (4,295)     (3,007)     (4,732)     (4,338)
Minority interests in consolidated
  subsidiaries...........................         (385)        (260)        (313)          28          --          --          --
Gain (Loss) on sale of real estate.......        2,906          (75)        (200)          --       2,163         177        (191)
Income in equity of joint venture........          120           --          624           --          --          --          --
                                            ----------   ----------   ----------   ----------   ---------   ---------   ---------
Income (Loss) before extraordinary
  items..................................       16,879       11,462       15,119       (4,267)       (844)     (4,555)     (4,529)
Extraordinary items:
Gain (Loss) on extinguishment of debt....         (329)        (585)        (513)         (23)      2,643       5,810         (55)
Provision for change in control costs....           --           --           --       (5,780)         --          --          --
                                            ----------   ----------   ----------   ----------   ---------   ---------   ---------
NET INCOME (LOSS)........................   $   16,550   $   10,877   $   14,606   $  (10,070)  $   1,799   $   1,255   $  (4,584)
                                            ==========   ==========   ==========   ==========   =========   =========   =========
PER SHARE DATA (BASIC AND DILUTED)(A)
Gain (Loss) before extraordinary items...   $     0.81   $     0.56   $     0.74   $    (0.35)  $   (0.26)  $   (2.50)  $   (2.50)
Extraordinary gain (loss)................        (0.02)       (0.03)       (0.03)       (0.47)       0.80        3.20       (0.05)
                                            ----------   ----------   ----------   ----------   ---------   ---------   ---------
Net Income (loss)........................   $     0.79   $     0.53   $     0.71   $    (0.82)  $    0.54   $    0.70   $   (2.55)
                                            ==========   ==========   ==========   ==========   =========   =========   =========
Dividends paid...........................   $     0.66   $     0.64   $     0.86   $     0.78   $      --   $    0.20   $    0.20
                                            ==========   ==========   ==========   ==========   =========   =========   =========
Weighted average Shares outstanding --
Basic and Diluted........................   20,962,721   20,378,579   20,513,356   12,251,591   3,316,788   1,821,648   1,815,080
                                            ==========   ==========   ==========   ==========   =========   =========   =========
PROPERTY DATA
Total properties (at end of period)......           71           75           74           65          36          13          15
Total square feet (at end of period).....        7,814        8,344        8,057        7,391       4,175       1,451       1,592
Total square feet (weighted average).....        7,859        8,260        8,286        5,453       1,699       1,579       1,557
OTHER DATA
Funds from operations(a).................   $   24,010   $   21,340   $   28,947   $   13,713   $   1,159   $  (1,473)  $    (243)
Cash flow provided by (used in):
Operating activities.....................   $   22,178   $   20,702   $   33,059   $    2,961   $    (776)  $  (5,658)  $   3,848
Investing activities.....................        7,940     (142,407)    (141,150)    (179,673)    (61,898)      5,173         144
Financing activities.....................      (30,045)     120,491      104,450      171,174      70,347      (3,199)     (3,217)

     The number of shares outstanding and per share data have been restated to reflect the impact of the one-for-five reverse share split, which was approved by our shareholders on October 15, 1997.

                                          NINE MONTHS
                                             ENDED                        YEAR ENDED DECEMBER 31,
                                         SEPTEMBER 30,   ---------------------------------------------------------
                                             2000          1999        1998        1997        1996        1995
                                         -------------   ---------   ---------   ---------   ---------   ---------
BALANCE SHEET DATA
Assets

  Real estate..........................    $ 634,091     $ 642,186   $ 505,132   $ 265,312   $  94,472   $ 101,897
  Accumulated depreciation.............      (54,803)      (46,931)    (33,449)    (25,521)    (23,973)    (23,441)
                                           ---------     ---------   ---------   ---------   ---------   ---------
  Net real estate......................      579,288       595,255     471,683     239,791      70,499      78,456
  Cash and cash equivalents............        9,404         8,220      11,567      13,804       5,376       8,353
  Other assets, net....................       18,531        17,207      17,080       4,800       3,061       2,573
                                           ---------     ---------   ---------   ---------   ---------   ---------
          Total Assets.................    $ 607,223     $ 620,682   $ 500,330   $ 258,395   $  78,936   $  89,382
                                           =========     =========   =========   =========   =========   =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Mortgage and unsecured notes
     payable...........................    $ 320,536     $ 334,873   $ 266,539   $ 121,426   $  53,216   $  62,815
  Accrued interest.....................        1,976         2,229       1,477         269         602       5,178
  Tenant security deposits.............        3,067         2,954       2,138       1,254         471         521
  Other liabilities....................       15,050        15,587      17,651       7,231       1,964       1,620
                                           ---------     ---------   ---------   ---------   ---------   ---------
          Total Liabilities............      340,629       355,643     287,805     130,180      56,253      70,134
  Minority interests...................        4,366         6,551       6,946       6,444          --          --
Shareholders' Equity:
  Shares of beneficial interest........        2,116         2,109       1,721         982         200         908
  Additional paid in capital...........      383,458       383,067     327,805     224,363     127,856     124,605
  Retained earnings....................     (123,346)     (126,688)   (123,947)   (103,574)   (105,373)   (106,265)
                                           ---------     ---------   ---------   ---------   ---------   ---------
          Total Shareholders' Equity...      262,228       258,488     205,579     121,771      22,683      19,248
                                           ---------     ---------   ---------   ---------   ---------   ---------
          Total Liabilities and
            Shareholders' Equity.......    $ 607,223     $ 620,682   $ 500,330   $ 258,395   $  78,936   $  89,382
                                           =========     =========   =========   =========   =========   =========

---------------


(a)The Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") as net income (loss) computed in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In addition, NAREIT recommends that extraordinary items not be considered in arriving at FFO. We calculate FFO in a manner consistent with the NAREIT definition. We believe FFO is an appropriate measure of our performance relative to other REITs. FFO provides investors with an understanding of our ability to incur and service debt and make capital expenditures. There can be no assurance that FFO presented by AIP is comparable to similarly titled measures of other REITs. While other REITs may not always use a similar definition, this information does add comparability to those which have adopted the NAREIT definition. FFO should not be considered as an alternative to net income or other measurements under GAAP as an indicator of our operating performance or to cash flows from operating, investing, or financing activities as a measure of liquidity. FFO does not reflect working capital changes, cash expenditures for capital improvements, or principal payments on indebtedness.

                              THE SPECIAL MEETING

DATE, TIME AND PLACE OF THE SPECIAL MEETING


     This proxy statement is being furnished to the holders of our common shares in connection with the solicitation of proxies by the board of trust managers for use at the special meeting of shareholders. The special meeting will be held
on March   , 2001 at 9:00 a.m., local time, at 2200 Ross Avenue,      floor,
Dallas, Texas.


MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the special meeting, holders of our common shares will consider and vote upon a proposal to approve the merger agreement with DDR and DDR Sub and the transactions contemplated thereby, and a proposal to approve the property sale agreement with Value Enhancement Fund and the transactions contemplated thereby. Additional information concerning the special meeting, the merger agreement and the property sale agreement is set forth below, and copies of the merger agreement and the property sale agreement are attached to this proxy statement as Appendix B and Appendix C, respectively, and incorporated by reference into this proxy statement.

PROXY SOLICITATION

     We will bear the expense of preparing, printing and mailing this proxy statement and the proxies solicited by this document. In addition to the use of the mails, proxies may be solicited by our officers and trust managers and regular employees, without additional remuneration, by personal interviews, written communications, telephone, telegraph or facsimile transmission. We also will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of common shares held of record by these brokerage firms, nominees, custodians and fiduciaries and will provide reimbursement for the cost of forwarding the materials in accordance with customary charges.

RECORD DATE AND QUORUM REQUIREMENT


     The record date for the special meeting has been fixed as the close of
business on February   , 2001. Holders of our common shares are invited to
attend the special meeting. Only holders of our common shares on the record date may vote at the special meeting and they will have one vote per share on matters properly presented at the special meeting.



     On the record date, there were           common shares outstanding, which
were held by approximately           record holders. As of the record date, our
trust managers and executive officers and their affiliates were entitled to vote
          common shares, representing approximately      % of the total common
shares then outstanding. Our trust managers (other than Messrs. Bricker and Giles) and our executive officers have advised us that they intend to vote their shares in favor of the transactions. Messrs. Bricker and Giles have notified us that they intend to vote against the transactions. Mr. Bricker previously advised the board that in his capacity as a trust manager he voted against the proposed transactions and in his capacity as a shareholder he intends to vote against the transactions because he opposes the transaction with Value Enhancement Fund because of the price. Mr. Giles previously advised the board that in his capacity as a trust manager he voted against the proposed transactions and in his capacity as a shareholder he intends to vote against the transactions because he believes real estate is in a down market and that we should wait to sell until the market improves. Consequently, he believes that the shareholders will receive inadequate consideration. Both Messrs. Bricker and Giles declined to make a recommendation to shareholders as to how they should vote their shares.


     A list of shareholders will be available for examination by holders of our common shares for any purpose related to the special meeting, during the 10-day period preceding the special meeting, at our offices, 6210 N. Beltline Road, Suite 170, Irving, Texas 75063.

     The presence at the special meeting, either in person or by proxy, of the holders of a majority of the outstanding common shares entitled to vote will constitute a quorum for the transaction of business by the holders of common shares at the special meeting.

     Common shares present in person or represented by proxy, including shares whose holders abstain or do not vote with respect to one or more of the matters presented for shareholder approval, will be counted for purposes of determining whether a quorum exists at the special meeting.

REQUIRED VOTE


     The vote of the holders of 66 2/3% of our common shares outstanding on the record date is the only vote required to approve each of the proposals. Each of the Morgan Stanley Dean Witter entities, USAA Realco and the LaSalle entities have signed agreements with each of Value Enhancement Fund and DDR, and DDR has agreed with us, to vote the common shares over which each has beneficial ownership or voting control, representing in the aggregate approximately 70.7% of the total common shares outstanding on the record date, in favor of the proposals. If these shareholders vote in accordance with their voting agreements, the proposals will be approved. The LaSalle entities, which vote 6.97% of our outstanding shares, have the right to vote against the proposals if they believe they should do so to satisfy their fiduciary duties to their investment advisory clients. Approval of at least a majority of the non-DDR shareholders is not required to complete the merger.


VOTING PROCEDURES

     Common shareholders who attend the special meeting may vote by ballot. However, we know that many of you may not be able to attend the special meeting. Accordingly, our board of trust managers is soliciting proxies so that each holder of common shares on the record date has the opportunity to vote on the sale of properties, the merger and any other proposal to be considered at the special meeting. When a proxy card is returned properly signed and dated, the shares represented by the proxy card will be voted in accordance with the instructions on the proxy card. If you do not return a signed proxy card or vote your common shares at the special meeting, your common shares will not be voted and thus will have the effect of a vote against the transactions. A properly executed proxy marked "Abstain" will not be voted. Since the affirmative vote of 66 2/3% of the common shares outstanding and entitled to vote at the special meeting is required to approve the transactions, a proxy marked "Abstain" will have the effect of a vote against the transactions. Abstentions occur when a shareholders affirmatively elects to abstain from voting on the matter at issue by so marking his or her proxy card.

     Except for routine and non-controversial matters, the rules of the New York Stock Exchange do not permit brokers and nominees to vote the shares that they hold for customers either for or against a proposal without specific instructions from the person who beneficially owns those shares. The votes not permitted to be cast on non-routine matters are called "broker non-votes." Broker non-votes will be treated as shares that are present for the purpose of determining the presence of a quorum. However, for the purposes of determining the outcome of any matter as to which the broker or nominee has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not entitled to vote with respect to that matter. The merger and the sale of the properties are not considered routine and non-controversial matters for this purpose. Therefore, if your common shares are held by a broker or other nominee and you do not give your broker or nominee instructions on how to vote your shares on the transactions, this will have the same effect as voting against the transactions.

     You are urged to mark the box on the proxy card to indicate how your common shares are to be voted. If you return a signed proxy card, but do not indicate how your shares are to be voted, the common shares represented by the proxy card will be voted "FOR" the merger and the sale of the properties. The proxy card also confers discretionary authority on the individuals named on the proxy card to vote the shares represented by the proxy card on any other matter that is properly presented for action at the special meeting.

     You may revoke an executed and returned proxy card at any time before it is voted by:

     - notifying in writing our corporate secretary prior to the vote at the special meeting, at American Industrial Properties REIT, 6210 N. Beltline Road, Suite 170, Irving, Texas 75063;

     - granting a subsequent proxy; or

     - appearing in person and voting at the special meeting. Attendance without voting at the special meeting will not in and of itself constitute revocation of a proxy.

OTHER MATTERS TO BE CONSIDERED

     We are not aware of any business or matter other than the proposals to approve the merger and the sale of 31 of our properties. If, however, any other matter properly comes before the special meeting, the proxy holders will vote on these matters in their discretion.


                   PROPOSAL ONE: THE MERGER; SPECIAL FACTORS


GENERAL DESCRIPTION


     At the time the merger becomes effective, DDR Sub will be merged with and into AIP. We will be the surviving entity in the merger and AIP will be governed by our current declaration of trust and bylaws. As a result of the merger, our common shareholders, other than DDR, DDR Sub and their respective direct and
indirect subsidiaries, will receive $          in cash, without interest, for
each common share they hold. DDR will be our sole shareholder, thereby controlling our remaining 39 properties. If AIP sells all or substantially all of its properties remaining after the sale to Value Enhancement Fund within six months after the effective date of the merger, and if the sale price exceeds values determined prior to the merger by AIP and DDR, you will receive additional merger consideration. The additional consideration per share will be calculated by subtracting the agreed value from the sale price and dividing the result by the total number of common shares outstanding on the closing date of the merger, including shares held by DDR and its affiliated entities. DDR's current plans are to operate the remaining AIP properties acquired in the merger and to implement an orderly disposition plan. DDR is exploring the possible sale of the properties at acceptable prices (both as a group and as individual assets) and has responded to unsolicited inquiries regarding certain of the AIP properties. At this time, DDR does not have any agreement and has not entered into any letter of intent to sell any of the AIP properties.


BACKGROUND OF THE MERGER


     Since our formation, our fundamental business objective has been to maximize shareholder value by maintaining long-term growth in funds from operations for distribution to shareholders. To achieve this objective, we commenced our operations with an emphasis on the acquisition and operation of light industrial/office flex properties. More recently, we have focused on maximizing the internal growth of our portfolio through internalizing property management and accounting. The term "flex properties" generally refers to single story buildings that have loading doors in the rear of the building and can be flexibly configured to meet specific needs of tenants including office, warehouse, showroom, research and development, and light assembly areas.



     Beginning in early 1998 and continuing into 1999, market prices for publicly traded REITs experienced significant declines. During this period, there were relatively few real estate offerings in the public equity markets and the liquidity of the real estate debt markets had tightened. As a result, we were constrained from obtaining financing through the public equity or debt markets. The only equity financing available to us was through sales of our common and/or preferred shares to DDR under the July 1998 share purchase agreement. For a discussion of that agreement, see "-- Transactions and Relationships Between AIP and DDR" on page 53. Because of these developments, we were limited in our ability to achieve our business objective of increasing funds from operations through strategic acquisitions.

     In early 1999, our board of trust managers held several meetings to discuss, among other things, the performance of and growth opportunities for AIP. The trust managers also evaluated our business plan and discussed our share price and the need to increase shareholder value, and how to promote analyst coverage of our company. These discussions led to the determination in May 1999 that we should retain the services of Salomon Smith Barney Inc. as financial advisor to assist us in our review of strategic alternatives, including a sale of AIP, a strategic merger with a complementary real estate entity, selected asset sales, liquidation of AIP and continuation of AIP's strategy.



     From mid-May through August 1999, our board of trust managers held several meetings to discuss, and were updated periodically as to, the progress of AIP's strategic alternative review.


     During this period, our trust managers created a committee of the board consisting of Messrs. Wolcott, Wolstein, Gidel, Bricker and Morris to investigate the different strategic alternatives.


     On August 4, 1999, the trust managers held their quarterly meeting. At this meeting, the trust managers directed Salomon Smith Barney to begin contacting select potential buyers in order to explore the interest of these parties in a possible transaction with AIP and the valuation levels that could be obtained in a transaction as part of AIP's strategic alternative review.


     Following this meeting, our board of trust managers and management, with the assistance of Salomon Smith Barney, identified potential buyers based upon several criteria, including: (1) parties that owned or had invested in flex properties; (2) parties that had real estate portfolios located in geographic regions where AIP's properties are located; or (3) parties that were well known institutional real estate investors (including opportunity funds and pension funds) to which AIP's growth characteristics and size might be attractive. The initial list included 50 potential buyers comprised of 16 public companies, 19 opportunity funds and 15 pension fund advisors. As the process continued, the list expanded to include an additional 10 buyers as a result of outside inquiries.


     In mid-September 1999, a process was undertaken to elicit offers from interested parties for the company or all or a significant portion of our assets. Some parties which expressed interest in only specific assets were encouraged to submit bids for only such assets even though our preference remained that if the decision was made to sell our assets, we would like to sell all of our assets in a single transaction. In total, confidentiality agreements were ultimately sent to 60 potential buyers which had indicated interest in a possible transaction with AIP.


     On September, 10, 1999, the trust managers reestablished the board committee for purposes of evaluating strategic alternatives available to AIP. The committee membership was changed to reduce the size of the committee and to have broader institutional representation on the committee. Messrs. Wolstein, Bricker, Duncan and Morris were appointed as the members of the committee. The committee was empowered to evaluate the strategic alternatives available to AIP and to make a recommendation to the full board.


     In the initial round of bids, two privately-held companies submitted preliminary indications of interest for the entire company, subject to due diligence, of $14.00 and $12.50 to $14.25 per share (gross valuation before transaction costs), respectively. Additionally, Lend Lease orally indicated a total asset valuation, subject to due diligence, of approximately $625 million, or $13.35 per share on a gross valuation basis without deduction for transaction expenses. Lend Lease is an institutional real estate advisor that advises, among other clients, Value Enhancement Fund. Value Enhancement Fund is a private investment fund. Another institutional investor indicated that it was evaluating making a joint proposal for the industrial portion of our assets with a public company as its partner at a valuation of approximately $350 million. Four other bidders submitted indications of interest for portions of the Company's portfolio ranging from one asset for $3 million to 14 assets for $140 million.



     On November 3, 1999, our board of trust managers convened its regular quarterly meeting. Salomon Smith Barney and AIP's legal counsel also attended the meeting. Mr. Wolcott disclosed to the board that he had been contacted by representatives of one of the bidders, referred to as "bidder A," regarding the possibility of management participating in a possible bid for AIP or its assets. Mr. Wolcott stated that he had informed bidder A that he would have to notify the committee of management's potential participation and discuss it with the board before engaging in any discussions. Mr. Wolcott confirmed that he had not seen, nor had he participated in, the preparation of bidder A's written bid. Salomon Smith Barney stated that the written bid from bidder A did not reference any agreement with management or any condition to its bid of management's participation. A discussion followed as to the nature of management's participation in any of the bids and the process for evaluating the strategic alternatives available to AIP. AIP's legal and financial advisors were directed to exclude management from any discussions with bidders while bidder A continued to be a potential bidder with involvement by AIP management.



     On November 15, 1999, our trust managers met with legal counsel to AIP and Salomon Smith Barney to discuss the composition and the formation of a special committee of trust managers in connection with AIP's review of strategic alternatives and to receive an update on the status of the bid process. Mr. Wolcott then updated the board as to the status of management's potential participation with bidder A. Mr. Wolcott stated that management had not reached an agreement with bidder A but that negotiations were ongoing. Salomon Smith Barney then proceeded to update the board on the status of the bid process. Following a discussion of the potential conflicts of interest, the board then formed a special committee consisting of three disinterested trust managers, Messrs. Bricker, Giles and Morris, and authorized the special committee to review, evaluate and make a determination with respect to acquisition proposals and report their conclusions to the board.



     On November 20, 1999, the newly formed special committee held its organizational meeting, elected Mr. Bricker as chairman, established a tentative schedule and agenda for its meetings and selected Salomon Smith Barney and Thompson & Knight L.L.P. to serve as independent financial advisors and independent counsel, respectively, to the committee. The committee then reviewed with Salomon Smith Barney strategic alternatives and the status of various indications of interest for AIP. The committee discussed in detail the interests of members of our board of trust managers in connection with acquisition proposals. At this meeting, counsel for AIP reviewed the basic form of acquisition documents to be submitted to prospective bidders and counsel for the special committee reviewed the role of special committees and the duties and responsibilities of the special committee to AIP and the holders of its common shares.



     From November 1999 through October 2000, the special committee held 38 meetings. There was unanimous attendance at the meetings, except that Mr. Giles did not attend the meetings on April 24 and May 24, 2000 and one of the meetings on May 26, 2000. Messrs. Bricker and Giles resigned from the special committee in August 2000. Except as otherwise described below, the only attendees at these meetings were the special committee members and the committee's advisors. Negotiations with respect to the specific terms of the various bids described below were generally undertaken on the special committee's behalf, and at the special committee's direction, by Salomon Smith Barney, and the special committee's legal and financial advisors.



     On November 22, 1999, the special committee met and reviewed with Salomon Smith Barney the status of discussions and negotiations with prospective bidders and the status of their due diligence and data room reviews.



     On November 24, 1999, we issued a press release disclosing our exploration of strategic alternatives. Management of AIP notified Mr. Wolstein that members of the management group were no longer participating with bidder A in a joint acquisition proposal for AIP and consequently management would be available to participate in discussions with bidder A and other bidders.


     On December 6, 1999, our special committee and the other trust managers met for a transaction update and to discuss revised indications of interest that had been submitted by those third party bidders that continued to express an interest in a possible transaction with AIP. Lend Lease had submitted a final written indication of interest for the entire company at a price of $13.58 per share (net of assumed transaction costs of $9.9 million). Bidder A had submitted a final written indication of interest for the entire company at a price of $13.00 per share (net of unspecified transaction costs), assuming consummation of various property sales and the conversion of AIP equity interests into mezzanine financing. The institutional investor that had offered $13.00 to $13.50 in its initial indication, indicated that it had not finalized due diligence sufficiently to confirm that its final offer would be in this range. The other privately-held bidder provided a verbal indication of $10.40 to $11.00 (net of unspecified transaction costs), but did not submit a written indication. At this meeting, the special committee directed Salomon Smith Barney to decline the verbal offer from one of the privately-held bidders, and confirm the bids of bidder A and Lend Lease while waiting for the institutional investor's final indication. The special committee also directed Salomon Smith Barney, among other things, to obtain individual asset bids for properties that may be able to be sold separately.

     On December 10, 1999, the institutional investor indicated that, based upon extensive work performed over the past 10 days, it could not confirm its preliminary bid range. This bidder indicated its revised bid would be in the upper $12.00 range and, therefore, it would not be submitting a firm bid.


     On December 13, 1999, the special committee met with Salomon Smith Barney, the special committee's legal advisors and AIP's legal advisors and was updated regarding bid submissions and potential bid submissions by third parties. At this meeting, the special committee also discussed with its advisors other strategic alternatives, including the sale of AIP, a continuation or modification of the current business strategy and liquidation of AIP.



     On December 13, 1999, our board of trust managers met to review the status of AIP's strategic alternatives. At this meeting, the trust managers reviewed with Salomon Smith Barney then current REIT market conditions, the bids received and alternatives to be considered by the board, including completing the current sale process, continuing as a public company or liquidating assets. In assessing strategic alternatives, the special committee considered a number of challenges then facing AIP, including limited liquidity for existing shareholders, limited access to cost-effective equity capital, high leverage based on debt to market capitalization and the inability to create a long-term sustainable growth rate. The committee decided to continue the then current sale process and its review of other strategic alternatives.


     After this meeting, the special committee instructed Salomon Smith Barney to notify Lend Lease and bidder A that their bids were too low, and to attempt to seek a higher value from these parties.

     Bidder A indicated that it was unable to raise its bid. Lend Lease indicated that it might be able to bid a higher value for a significant portion of our assets if it were not required to bid for the entire company. Lend Lease was encouraged to re-bid on this basis.

     On December 17, 1999, Lend Lease submitted a bid to acquire 35 of our properties for $361 million.


     On December 23, 1999, the special committee met with Salomon Smith Barney, the special committee's legal advisors and AIP's legal advisors to discuss and review, among other things, the revised offer submitted by Lend Lease and a revised business strategy for AIP prepared by management. At this meeting, the special committee was informed by Salomon Smith Barney that DDR had indicated an interest in a two-step transaction in which some of AIP's assets would be sold to Lend Lease and AIP would then merge with DDR. The special committee authorized Salomon Smith Barney to discuss with DDR and Lend Lease possible offers for AIP on that basis.



     On January 13, 2000, Lend Lease and DDR, along with Salomon Smith Barney and Chadwick Saylor, DDR's financial advisors, met to discuss possible proposals. At this meeting, DDR and Lend Lease discussed allocating assets among collateral pools in order to minimize debt prepayment penalties. DDR also encouraged Lend Lease to bid on more assets.



     On January 26, 2000, our board was updated by Salomon Smith Barney as to potential proposals from Lend Lease and DDR. At this meeting, Salomon Smith Barney indicated that it had discussed and reviewed with Lend Lease and AIP's management team a portfolio of 41 assets that Lend Lease was evaluating in contemplation of a bid. Additionally, Salomon Smith Barney reported that bidder A had reiterated its interest in pursuing a transaction with AIP for $13.25 (net of unspecified transaction costs) per share to AIP shareholders.

     On February 1, 2000, Lend Lease submitted a revised bid for 38 of our properties for $365 million. Subsequently, Lend Lease removed six properties and bid $322.4 million for 32 of our properties.

     On February 8, 2000, Chadwick Saylor, DDR's financial advisor, notified Lend Lease that DDR could not propose a transaction to AIP unless Lend Lease's portfolio acquisition created more value to us.

     On February 14, 2000, Lend Lease orally communicated to DDR and Salomon Smith Barney a revised offer of $330 million for the same 32 assets. Lend Lease emphasized that this offer was its final offer and, if it was not accepted in a timely manner, Lend Lease would pursue other opportunities.

     Based on the revised Lend Lease offer, DDR orally indicated to the special committee that, in order to facilitate a transaction, it would consider acquiring all our remaining real estate assets in a merger transaction.

     During January and early February, several calls were received from bidder A reiterating its interest in pursuing a transaction for our entire company. Bidder A submitted a revised bid on February 7, 2000 reflecting a valuation of approximately $13.30 (net of unspecified transaction costs) per AIP common share.


     On February 18, 2000, the special committee met with Salomon Smith Barney, the special committee's legal advisors and AIP's legal advisors and was updated as to the communications and developments that had occurred with respect to proposals to acquire all of AIP since its last meeting, including a revised indication of interest from bidder A that placed a valuation for us at $13.35 (net of unspecified transaction costs) per common share. The special committee was informed that the bidder A proposal contemplated an offer of $11.55 in cash per share and $1.80 in proceeds from the sale of certain of our properties prior to consummation of the transaction with bidder A. It was noted that the bidder A proposal required conversion of equity interests in AIP and contemplated mezzanine financing and material conditions to consummation of the proposal. At this meeting, the special committee was also informed that negotiations with Lend Lease resulted in an offer of $330 million for 32 of our properties and that Lend Lease had indicated that the offer was final. DDR indicated that it would consider acquiring all of the remaining assets and assuming all remaining liabilities in a merger transaction. Based on AIP management's estimates of the transaction costs, the DDR and Lend Lease proposals indicated a value of $14.21 per AIP common share before transaction costs and $13.59 after transaction costs estimated to be approximately $13.0 million. The special committee reviewed the basic terms and conditions of bidder A's proposal and concluded that the revised offer was inadequate as compared to the combined Lend Lease and DDR proposals. The special committee directed Salomon Smith Barney to continue negotiations with Lend Lease and DDR to increase the per share price to non-DDR shareholders in the event that the proposed acquisitions were consummated.



     The special committee met on February 22, 2000 and February 23, 2000 to discuss the Lend Lease and DDR proposals. The special committee also discussed DDR's existing share purchase obligations under its share purchase agreement with AIP, and our acquisition of properties previously owned by an affiliate of DDR. The special committee also discussed various alternatives to increase the proposed bid price for our common shares and established its strategy for the conduct of further negotiations with DDR. The special committee was informed by Salomon Smith Barney that DDR had indicated that it was reluctant to guarantee a firm price to non-DDR shareholders because DDR's due diligence was incomplete. The special committee concluded that it would be advisable and in the best interests of AIP and its shareholders to encourage further negotiations with Lend Lease and DDR, and in order to further such negotiations, the special committee authorized AIP to enter into exclusivity agreements with Lend Lease and DDR for a period of two weeks. At this meeting, the special committee reviewed the estimated transaction costs, including investment banking fees, legal, accounting and other fees, debt prepayment and assumption fees and severance payments under existing employment contracts. At that time, transaction costs were estimated by the special committee to be $12.9 million. The special committee discussed the ways of possibly reducing the amount of such costs in order to increase the net price to AIP shareholders, including negotiating the amount of severance payments to management and the fees payable to AIP's financial advisors.

     On February 23, 2000, the board of trust managers held a regular quarterly meeting. The special committee stated that additional time would be required to complete its evaluation of strategic alternatives and review and consideration of various acquisition proposals submitted by third parties. The special committee recommended that exclusivity agreements be executed with each of DDR and Lend Lease that would restrict us from negotiating with other parties from February 28, 2000 through March 13, 2000 to provide the parties additional time to complete their respective due diligence review of us and our assets. After discussion, our trust managers agreed to provide these exclusivity agreements.


     On February 25, 2000, the special committee met and discussed the estimated transaction costs, including the amount of anticipated severance and other payments to management of AIP, in connection with the consummation of the Lend Lease and DDR proposals.



     On March 15, 2000, each of DDR and Lend Lease submitted bids to the special committee.



     On March 22, 2000, the special committee met with Salomon Smith Barney and the special committee's legal advisors and was updated as to discussions, negotiations and developments since the special committee's last meeting. The special committee was advised that DDR and Lend Lease had submitted preliminary bids resulting in a gross price range before transaction costs of $13.39 to $13.62 per AIP common share, with a net cash price range to non-DDR shareholders of $13.09 to $13.32 after approximately $6.0 million of estimated transaction costs, as calculated by DDR. The special committee questioned DDR's calculation of transaction costs and reiterated its desire to increase the net price to our shareholders from the proposed range through further negotiations with Lend Lease and DDR. After further discussions, the special committee rejected the DDR and Lend Lease offers and instructed Salomon Smith Barney to relay the special committee's views to DDR and Lend Lease.



     Later on March 22, 2000, Mr. Bricker and the special committee's legal advisors held a telephonic meeting with Mr. Wolstein and other representatives of DDR to negotiate a higher price on behalf of AIP and to seek a fixed price rather than one based on a formula as set forth in the DDR bid. The meeting was called by Mr. Bricker to clarify the special committee's position with respect to key provisions in DDR's bid.



     On March 31, 2000, the special committee met and reviewed a draft proposal dated March 24, 2000 from DDR setting forth a proposed price to non-DDR holders of AIP common shares of $13.85 per AIP common share before transaction costs. Another alternative, under which the proceeds from the proposed sale of assets to Lend Lease could be used to repurchase AIP common shares from DDR and other major shareholders, was also discussed. The chairman noted that, at his request, management had prepared and distributed to members of the special committee a written summary of this buy-out proposal, which indicated a price per share to selling shareholders less than the anticipated net price upon consummation of the Lend Lease and DDR transactions and the down-sizing of AIP to an unacceptable level as a going concern. The special committee discussed the summary of the buy-out assumptions. The special committee also reviewed and discussed the estimate of transaction costs prepared by management. The special committee noted that, based on management's estimates of the transaction costs associated with the Lend Lease and DDR transactions, the net price to non-DDR shareholders following confirmation of the transactions would be in the range of $13.04 to $13.24 per AIP common share, reflecting estimated transaction costs of $13.0-$18.0 million, as calculated by management. The special committee discussed the viability of redeeming DDR's and other major shareholders' share positions and the comparison of that transaction with the proposed DDR and Lend Lease bids for AIP. At this meeting, the special committee also discussed the possible retention of a separate financial advisor for the special committee to advance negotiations with DDR and Lend Lease.


     On April 4, 2000, the special committee met to consider and take action upon the pending bids of Lend Lease and DDR at a resulting gross valuation cash price of $13.85 per AIP common share to the non-DDR shareholders, reflecting a net price to non-DDR shareholders in the range of approximately $13.04 to $13.27 per AIP common share. The committee reviewed and summarized the discussions and negotiations since the bid proposals were first presented to the committee in December 1999. Mr. Bricker, the chairman of the special committee, summarized the alternatives available to AIP, including accepting or rejecting the acquisition proposals of DDR and Lend Lease, rejecting the DDR proposal and consummating the sale of assets to Lend Lease followed by the liquidation of AIP or the use of the proceeds to repurchase AIP common shares, and continuation as an independent company with a revised business plan. Mr. Wolcott joined the meeting and responded to questions from members of the committee regarding the net asset valuation prepared by management. Following this discussion, the committee voted two to one (with Mr. Morris voting against) to reject the latest DDR and Lend Lease proposals.


     On April 7, 2000, the special committee met telephonically and Mr. Bricker reviewed the status of the pending negotiations with Lend Lease and DDR, including the revised bid dated April 5, 2000 from DDR proposing an increase in price for the remaining assets of AIP, following the sale of assets to Lend Lease, resulting in an aggregate value for AIP of $14.00 per AIP common share on a gross basis and $13.70, net of estimated transaction costs of approximately $6.0 million, as calculated by DDR. The special committee again disputed DDR's calculation of estimated transaction costs and the expected net price per AIP common share. After a full discussion, the special committee was unable to reach a conclusion regarding the revised proposal. During the discussion, the special committee authorized AIP management to continue direct negotiations with Lend Lease regarding the proposed sale of assets. Chase Securities, the financial advisor being considered by the special committee, joined the conference call and was briefed on the current status of the negotiations. Chase Securities detailed its qualifications, experience and independence and discussed the scope of the proposed assignment and fee arrangements.


     On April 13, 2000, AIP asked Lend Lease if it would remove from its bid the Manhattan Towers asset. In addition, AIP asked Lend Lease to reevaluate its decision not to purchase five assets that were part of the portfolio on which DDR had bid. Lend Lease also agreed to reconsider those five properties.

     On April 19, 2000, pursuant to its discussions with management, Lend Lease submitted a revised bid that excluded the Manhattan Towers asset. The revised bid amount of $288.7 million was $44 million lower than its previous bid, which had included Manhattan Towers. Lend Lease informed AIP that it would not bid on the five properties it was asked to reevaluate.

     On April 24, 2000, the special committee met to discuss Chase Securities' proposed activities relating to developing transaction valuations, developing alternatives to the separate pending proposals of Lend Lease and DDR, and initiating direct negotiations with DDR and Lend Lease. Chase Securities was then formally engaged to serve as the special committee's financial advisor.

     On April 25, 2000, the board of trust managers met to discuss the status and process of the deliberations. Our board of trust managers agreed that the negotiation of a potential Lend Lease transaction should be given priority pending the review of any other strategic alternatives.


     On May 2, 2000, the special committee met and Chase Securities made a detailed presentation regarding its activities since its retention by the committee. The presentation included analyses of all offers, a preliminary real estate analysis, a review of the DDR July 1998 share purchase agreement, trading characteristics of AIP, and a review of strategic alternatives available to AIP in light of the current market situation, including merger/sale transactions, liquidation, or a stand alone transaction with DDR. Chase Securities also reviewed the discussions it had with Lend Lease and DDR. In reviewing the strategic alternatives, a number of considerations were discussed including limited liquidity for AIP shares, significant overhang represented by large institutional investors, lack of third party research coverage, and transaction costs associated with any transaction, among other discussion items. Chase Securities also provided an outline of the next steps and considerations to be undertaken, including finalizing a strategic alternative review and formulating final and thorough responsive proposals to DDR and Lend Lease. After a full discussion, the committee unanimously concluded that it could support a minimum net price of $13.50 per AIP common share. The committee requested that Chase Securities meet with representatives of DDR to discuss the transaction valuations and minimum price per share. In deciding to pursue the pending sale and merger transactions, the committee found that the proposed merger would result in a higher present value for shareholders of AIP than pursuing any of the other strategic alternatives.

     On May 3, 2000, our board of trust managers held its regular quarterly meeting. The special committee reported, based upon the advice of Chase Securities, that it was recommending that AIP proceed in negotiations with Lend Lease on the sale of a significant portfolio of assets and with DDR on a proposed merger of AIP into DDR simultaneously with the sale to Lend Lease and with the sale of Manhattan Towers as a standalone transaction. In addition, the chairman of the special committee, Mr. Bricker, had a telephonic discussion with representatives from Lend Lease expressing the special committee's desire to move forward with a transaction and the execution of a term sheet.


     On May 11, 2000, the special committee met to discuss definitive term sheets for the pending bids of Lend Lease and DDR to acquire AIP and the analysis of the proposed transactions prepared by management. In particular, the committee reviewed a summary of the provisions of the Lend Lease term sheet, including the purchase price of $288.7 million in cash and debt assumption, the earnest money deposit, the conditions to closing, the description of properties and the required documentation, and the provisions of the DDR term sheet, including the structure of the proposed transaction, the merger consideration, the possible subsequent sale of properties by DDR, the closing, the conditions to closing, indemnity, voting arrangements and termination and break-up fees. The analysis indicated a net price of $13.50 per AIP common share if the proposed transactions were consummated on the assumptions outlined. The committee also reviewed summaries of prior discussions between members of the committee and other third parties to acquire specific assets of AIP. At this meeting, the special committee received a report from the transaction costs committee, a separate committee of trust managers appointed by the board to review and negotiate transaction costs in connection with the Lend Lease and DDR proposals, including executive compensation payments, investment banking fees and legal fees. The transaction costs committee reported that it was seeking to reduce payments for dividend equivalent rights by approximately $1.24 million pursuant to a proposed compromise with management.



     The special committee met on May 24, 2000 and twice on May 26, 2000 to discuss the status of the negotiations with Lend Lease. The committee outlined its position with respect to several material terms contained in the Lend Lease term sheet, including the purchase price for the properties, the required minimum debt assumption of $118.0 million, the payment of costs associated with the transaction, the escrow of $3.0 million by Lend Lease, break-up fees and the closing date and closing conditions, and authorized Chase Securities, AIP management and counsel to continue negotiations with Lend Lease in accordance with the committee's conclusions. The committee also reviewed and discussed the response of DDR to the definitive term sheet submitted by AIP. DDR had rejected the term sheet for several reasons including transaction costs, working capital of AIP at closing and other cost assumptions. The committee concluded that an agreement needed to be reached with DDR regarding these issues in order to arrive at an acceptable minimum net price per share to AIP shareholders upon consummation of the merger. The committee directed Chase Securities to continue to negotiate with DDR to resolve these issues.


     On May 30, 2000, the board of trust managers held a meeting during which the trust managers directed management to proceed with the listing and sale of Manhattan Towers.


     On June 12, 2000, the special committee met to discuss the latest drafts of the term sheets with Lend Lease and DDR. Following a detailed discussion, the committee unanimously concluded that the proposed term sheet with DDR should be revised to provide that it be structured as a merger directly into DDR or a subsidiary of DDR, that non-DDR shareholders receive a net price of at least $13.50 per share upon consummation of the transaction, that DDR agree not to reduce the value attributable to the DDR portfolio based on further due diligence and that DDR pay Lend Lease or reimburse AIP in the event that AIP is required to pay a break-up fee or reimburse Lend Lease for out-of-pocket costs due to DDR's actions or its failure to comply with the proposed term sheet or other agreements.


     On June 13, 2000, the board of trust managers met and the special committee reported that the transactions as currently proposed were unacceptable and that, if the transactions were to proceed, DDR would have to commit to the items discussed in the committee's June 12, 2000 meeting.

     On June 19, 2000, the special committee met to consider final drafts of the term sheets with Lend Lease and DDR. The committee reviewed a proposed letter agreement by which DDR agreed to the merger consideration of not less than $13.50 per share and the other transaction terms outlined by the special committee at its June 12 meeting, including the extension of the termination date of the DDR share purchase commitment to AIP. The committee also reviewed the exclusive negotiation agreement and term sheet with Lend Lease, including the cost reimbursement obligation of AIP under certain circumstances, the amount of loan assumption fees to be absorbed by Lend Lease and the break-up fees payable by AIP in certain events. After discussion, the special committee unanimously approved the proposed term sheets and related documents with Lend Lease and DDR and concluded that the committee was prepared to submit its recommendation to the AIP board that AIP enter into the documentation and proceed to further negotiate the Lend Lease and DDR proposals.



     On June 22, 2000, the board of trust managers convened a special meeting. Counsel for the special committee outlined the terms of the agreement reached on June 19, 2000 between DDR and the special committee, including the minimum net price per share of $13.50. Counsel for the special committee, management of AIP and AIP legal counsel then discussed the status of the term sheet with Lend Lease providing for the purchase of approximately $288.7 million of assets from AIP. The chairman of the special committee stated that the recommendation of the special committee to the board was to approve the execution of the DDR and Lend Lease term sheets and related documents and proceed with the negotiation of the definitive terms, provisions and conditions of the proposed transactions and the definitive agreements. A general discussion on these proposed transactions ensued. After discussion, the non-DDR trust managers unanimously authorized the execution of the DDR and Lend Lease term sheets.



     Shortly after the June 22 board meeting, the term sheets and related documents were executed and delivered by the parties. During the ensuing weeks, counsel for the parties and their respective representatives and Chase Securities prepared and negotiated the definitive documents for the proposed sale to Lend Lease and the merger with DDR.



     On July 19, 2000 and July 24, 2000 the special committee met. At the first meeting, the chairman raised concern about the valuation of the proposed Lend Lease transaction. The chairman expressed his desire to reassess the transactions in order to ensure that shareholder value would be maximized in the event the pending transactions with Lend Lease and DDR were consummated. The chairman explained that recent developments in the real estate market and the anticipated price to be realized by AIP upon the proposed sale of Manhattan Towers had caused him to reconsider the value of the properties to be sold to Lend Lease. At the second meeting, the chairman again raised his concerns about the valuation for the proposed transaction with Lend Lease. The special committee reviewed Salomon Smith Barney's previous efforts on behalf of AIP to solicit indications of interest from potential bidders. The committee was also briefed on the risks and challenges of attempting to realize additional incremental proceeds for the Lend Lease portfolio properties, including execution risks, the necessity of maintaining the DDR bid proposal at its current rate, the reimbursement of expenses to Lend Lease pursuant to the term sheet and the risks associated with the likely type of purchaser for our property type and related financing risks.



     On August 1, 2000, the special committee continued its discussions of the $288.7 million purchase price to be paid by Lend Lease for certain of our properties and reviewed strategic alternatives, including the implications of pursuing the proposed transaction with DDR on a stand-alone basis. Representatives of Chase Securities presented a strategic alternatives review and summarized these strategic alternatives, the rationale for them, issues presented in connection therewith and preliminary valuation considerations of each of the following alternatives:



     - selling the Lend Lease portfolio and the Manhattan Towers property and merging the remaining company with DDR;



     - selling the Manhattan Towers property and continuing AIP as a going concern;



     - selling the Manhattan Towers property, liquidating the Lend Lease assets and merging the remaining company with DDR;



     - selling the Manhattan Towers property, selling assets to DDR and continuing the remaining company as a going concern; and

     - liquidating all of the AIP assets in a broadly marketed process.



While the special committee continued to evaluate the merger and the sale of properties against the other alternatives throughout its deliberative process, all alternatives to the transactions were ultimately rejected for various reasons at the time the merger and sale of properties were approved. The alternative of remaining independent was determined to be a less attractive alternative to the merger and sale of properties because of the concern that the lack of access to capital would cause AIP to stagnate and create downward pressure on the market price of its common shares. Additionally, the committee determined that the prospect of providing shareholders with a chance to sell their shares in one transaction rather than trying to liquidate their positions in the open market through a series of trades would help protect the value of their investment. The alternatives of liquidating some or all of the AIP properties over time were rejected because of the numerous risks associated with trying to complete the transactions in a manner that would maximize value to shareholders. These risks include difficulties in finding buyers for smaller portfolios, the general lack of institutional buyer interest in AIP's property type and the reduced likelihood of being able to recognize the same price for the Lend Lease transaction properties on a property-by-property sale basis as AIP will receive in the Lend Lease sale of properties.



     At the August 1, 2000 meeting, each member of the special committee stated his views with respect to the proposed sale to Lend Lease and the DDR merger and the chairman was requested to prepare a report of the special committee for submission to the board of trust managers scheduled for the following day. Messrs. Bricker and Giles each indicated they could not support the Lend Lease transaction at the present pricing. Mr. Morris reiterated that the proposed sale to Lend Lease and the DDR merger should be analyzed as a combined transaction and on that basis he supported the transaction and felt that consummation of the transaction was in the best interests of the AIP shareholders. The committee chairman, Mr. Bricker, announced that he would report to the board of trust managers that two members of the committee were concerned about the Lend Lease pricing and that the committee intended to continue its deliberations before making any decision with respect to a recommendation to the board.



     On August 2, 2000, the board of trust managers convened a regular quarterly meeting. Mr. Bricker, the chairman of the special committee, indicated that he could not support the Lend Lease transaction due to his unresolved concern over the pricing of the proposed sale to Lend Lease. Mr. Giles, another member of the special committee, indicated a similar concern with respect to then current pricing and the timing of the Lend Lease transaction. Mr. Morris, the other member of the special committee, indicated that he supported the Lend Lease and DDR transactions at the revised pricing. After discussion, management was authorized to extend the negotiation period under the exclusivity agreement with Lend Lease to August 25, 2000 in order to determine if additional progress could be obtained in negotiations with Lend Lease.


     On August 7, 2000, the special committee met to continue its discussion of the portfolio valuation and the purchase price to be paid by Lend Lease for specific properties of AIP. The committee unanimously concluded that a recommendation should be made to AIP's board of trust managers that management be instructed to enter into further negotiations with Lend Lease with a view to increasing the price to be paid by Lend Lease for the properties to be acquired pursuant to the Lend Lease proposal.

     On August 8, 2000, the board of trust managers met and Mr. Bricker reported that the special committee had directed management to negotiate further with Lend Lease on behalf of AIP.

     On August 9, 2000, the special committee met to review and discuss the results of the negotiations between AIP management and representatives of Lend Lease regarding the purchase price to be paid by Lend Lease for the Lend Lease portfolio. Mr. Wolcott reported that Lend Lease had offered to increase its purchase price by $3.5 million and agreed to certain modifications to the term sheet for the proposed transaction as requested by the committee. At the meeting, Mr. Bricker and Mr. Giles announced that neither of them intended to vote for the proposed sale of assets to Lend Lease under the current terms. It was unanimously determined that the special committee's current position be conveyed to the board of trust managers at the meeting to be held following the meeting of the special committee.

     On August 9, 2000, the trust managers met and Mr. Wolcott summarized the results of negotiations with Lend Lease pursuant to the direction of the special committee. Mr. Wolcott stated that he had conversations with representatives of Lend Lease on August 8 and 9 and informed them that the special committee had met and directed him to request an additional purchase price increase of Lend Lease. Mr. Wolcott advised that the initial reaction of the Lend Lease representatives was negative. Mr. Wolcott reported that, after several telephone discussions, a representative of Lend Lease called and advised that Lend Lease was willing to, among other things, increase its purchase price by $3.5 million to $292.2 million. In consideration for this concession, Lend Lease proposed it would receive an increased break-up fee of an additional $3.5 million if the Lend Lease transaction did not occur and an extension of the exclusivity period through August 18, 2000. Mr. Wolcott noted that the Lend Lease concession would increase the minimum price per share upon consummation of the proposed transactions to $13.67. Mr. Bricker then reported that the special committee had met prior to this meeting and had considered this information. Mr. Bricker stated that the informal recommendation of the special committee, with Mr. Morris disagreeing, was to reject the Lend Lease transaction for the same reasons previously discussed with the board. After further discussion of the objections of the two special committee members as well as the terms of the Lend Lease transaction, the board of trust managers agreed to extend the exclusivity agreement with Lend Lease to August 25, 2000.



     On August 10, 2000, Mr. Giles resigned from the special committee for the reasons that were outlined in his August 15, 2000 correspondence.



     On August 15, 2000, Mr. Giles notified counsel for the special committee that he opposed the transactions because he believed the pricing was too low based on Chase Securities' preliminary range of values for AIP's properties. Mr. Giles also stated that he believed the timing of the transactions was poor, that real estate was in a down market, that we should wait to sell until the market improved, and the transactions would result in inadequate consideration to shareholders.


     On August 15, 2000, Mr. Bricker notified the board that he opposed the proposed transaction with Lend Lease. He stated that his opposition resulted from several factors, including the fact that the Lend Lease purchase price was at the low end of the valuation range prepared by Chase Securities, that the aggregate purchase price paid by AIP for these properties was roughly the same as the proposed aggregate sale price to Lend Lease, that net operating income on these properties had increased since their purchase by AIP and that the capitalization rate proposed to be paid on these properties by Lend Lease was too high.

     On August 16, 2000, our trust managers met and Mr. Wolcott informed the board that both Mr. Bricker and Mr. Giles had distributed letters to each of the trust managers setting forth their opposition to the proposed transactions. The trust managers discussed in detail Mr. Giles' and Mr. Bricker's stated positions.


     On August 25, 2000, our trust managers met and Mr. Morris led a discussion regarding the status of the Lend Lease transaction and the proposed merger with DDR. After discussion, the board agreed to extend the exclusivity agreement with Lend Lease until September 15, 2000. Mr. Bricker informed the trust managers that he opposed the extension of the Lend Lease exclusivity agreement and he was resigning from the special committee due to his opposition to the extension and the Lend Lease transaction. After discussion of the objections of Messrs. Bricker and Giles, as well as the then current terms of the Lend Lease and DDR proposals, our non-DDR trust managers determined that the special committee should proceed with Mr. Morris as the sole member and continue its evaluation of the acquisition proposals.



     Between August 28, 2000 and September 13, 2000, Mr. Morris, as the sole remaining member of the special committee, met on several occasions with Chase Securities and the special committee's legal advisors, our management and AIP legal counsel to discuss the status of negotiations with DDR and Lend Lease. During this period, Mr. Morris, the sole member of the special committee, engaged in direct negotiations with representatives of both DDR and Lend Lease regarding the financial terms of the transactions.

     On August 29, 2000, Messrs. Schoff, Morris, Duncan and Wolcott, at Mr. Morris' request, met at DDR's offices in Beachwood, Ohio to discuss outstanding merger agreement issues, including indemnification, schedule of tenant improvements, commissions and allowance to DDR for unspent amounts, transaction costs and insurance coverage. Mr. Wolstein participated in portions of the meeting.



     On August 30, 2000, at the request of the special committee, Mr. Wolcott and Mr. Duncan, along with AIP's and the special committee's legal advisors, held a telephone meeting to negotiate open legal issues. The participants in this meeting, which was called by Messrs. Wolcott and Duncan, addressed the significant remaining legal issues including the scope of indemnity and DDR's obligations with respect to post-closing claims.



     On September 11, 2000, October 11, 2000 and October 20, 2000, Mr. Morris held telephonic meetings with Mr. Schoff of DDR to negotiate open business issues relating to the merger. Each of these meetings was called by Mr. Morris and was intended to resolve the remaining open issues so that a definitive agreement could be entered into between AIP and DDR. Among the issues addressed were indemnification obligations, the amount and nature of the transaction expenses, timing of the transaction and the impact of future operations and distributions to AIP's shareholders on the merger price.


     On September 13, 2000, the board of trust managers convened a special meeting. Mr. Morris reported that some issues relating to the DDR and Lend Lease transactions had been resolved but other issues were outstanding. After discussion of these items, Mr. Morris stated that the special committee's recommendation was to move forward with the negotiations based on progress made to date. Based on this recommendation, the trust managers agreed that additional negotiations should proceed and the trust managers authorized a two-week extension of the Lend Lease exclusivity period.


     Between September 20, 2000 and October 20, 2000, Mr. Morris, as the sole remaining member of the special committee, met on several occasions with Chase Securities, the special committee's legal advisors, our management and AIP legal counsel to discuss the status of negotiations with DDR and Lend Lease. Mr. Morris also engaged in direct negotiations with DDR representatives during this period in an effort to increase the net price per share payable to non-DDR shareholders upon consummation of the proposed transactions. During this period, DDR, AIP and Lend Lease discussed which of DDR or Lend Lease would acquire the outlying parcels associated with the Summit Park and Cameron Creek properties. It was ultimately decided that the two parcels would remain with AIP and not be sold to Lend Lease.



     On October 26, 2000, the sole remaining member of the special committee met with the special committee's legal advisors, AIP's legal advisors and Chase Securities to consider the proposed transactions and to discuss the status of the Lend Lease and DDR definitive agreements. He reported, among other things, that the agreements relating to the DDR and Lend Lease transactions, which had been prepared originally in July 2000, had been negotiated extensively from July through October and that DDR had agreed to a minimum merger consideration to non-DDR shareholders of $13.74 per share. Mr. Morris announced that the committee had determined to recommend to the board of trust managers that the board approve the proposed transactions with Lend Lease and DDR, subject to receipt of a favorable opinion from Chase Securities that the consideration to be received by AIP's shareholders was fair from a financial point of view. Representatives of Chase Securities reviewed with Mr. Morris the process undertaken in connection with the issuance of a fairness opinion and the bases on which the conclusions to be reached in the opinion would be made. Counsel for the special committee and counsel for AIP then reviewed the material terms of the agreements, including the pricing provisions, the termination provisions, and the other recent revisions to the DDR merger agreement. Mr. Morris was also briefed on the status of the Lend Lease transaction.



     By written consent dated November 1, 2000, Mr. Morris, as the sole remaining member of the special committee, approved in all respects and recommended to the entire board of trust managers the proposed sale of properties to Value Enhancement Fund, the Lend Lease designee, and the proposed merger with an affiliate of DDR for the purchase price (being a minimum net price of $13.74 per share) and on the terms, provisions and conditions set forth in the Lend Lease property sale agreement and the DDR merger agreement, respectively.

     On November 1, 2000, a meeting of our board of trust managers was convened and the special committee, the trust managers not designated by DDR, representatives of Chase Securities, the special committee's legal advisors and AIP's legal advisors discussed the proposed transactions. A representative of the special committee's legal advisors outlined the review of the proposed transactions undertaken by the special committee, the negotiation process and the material terms of the transactions, including the merger consideration of $13.74 per share and the condition that transaction costs at closing not exceed $13.738 million. A representative of Locke Liddell & Sapp reviewed the fiduciary duties of the board under the circumstances. Chase Securities delivered its oral opinion to the special committee and, at the direction of the special committee, to the non-DDR trust managers, confirmed by delivery of its written opinion to the special committee dated November 1, 2000, that the $13.74 cash per AIP common share to be received by the non-DDR holders of AIP common shares in the merger was fair from a financial point of view to such holders. Chase Securities also reviewed the financial analysis it performed. After considering these matters, the sole member of the special committee submitted his recommendation that the board approve and declare advisable the property sale and the merger, that the transactions be submitted to the shareholders and that AIP's shareholders approve the transactions.



     The DDR designated trust managers then joined the meeting. The trust managers then voted on the transactions, which were considered together. Messrs. Duncan, Kelly, Morris, Kraska and Wolcott voted in favor of the proposal. Messrs. Giles and Bricker voted against the proposal. Messrs. Adams, Gidel, Schoff and Wolstein abstained from the vote because of the conflict of interest between their duties as members of the AIP board of trust managers and their interest in the transaction on behalf of DDR. Prior to the vote, Mr. Kraska reminded the board that, as he had previously disclosed, the LaSalle entities have an ownership interest in DDR on behalf of certain clients.



     The board next discussed the need for agreement between management and AIP regarding the severance and other payments due to management upon the sale of properties to Lend Lease and the closing of the merger with DDR. The board then voted on the mutual releases and settlement agreements to be entered into with management in connection with the transactions. The DDR designees, because of their conflict of interest, and Messrs. Bricker and Wolcott abstained, Mr. Giles voted against the agreements and Messrs. Duncan, Kelly, Morris and Kraska voted in favor of the agreements. Finally, the board voted on a proposal to approve revised fees that would be owed by AIP to its financial advisors in connection with the transactions. Messrs. Giles and Bricker voted against the proposal and the other nine trust managers voted in favor of the proposal.


     Subsequent to the board meeting, the mutual release and settlement agreements, voting agreements, the property sale agreement and the merger agreement were executed.

     On November 2, 2000, prior to commencement of trading on the New York Stock Exchange, AIP and DDR issued a joint press release announcing the transactions.

     On November 9, 2000, we sold our Manhattan Towers property to a third party for gross proceeds of approximately $55.4 million.

DDR'S PURPOSE AND REASONS FOR THE MERGER

     DDR believes that the merger transaction and its unilateral control of AIP's assets following the merger will enable DDR's shareholders and analysts following DDR to more clearly understand the financial impact to DDR of its investment in the light industrial/office properties of AIP. Additionally, DDR believes that although AIP's business is not directly complementary to that of DDR and its subsidiaries, DDR can obtain operating benefits and cost savings by integrating some of AIP's operations into DDR and its subsidiaries.

     At the present time, DDR's only cash return on its investment in AIP is the distributions it receives on the AIP common shares it owns. However, if AIP were wholly-owned by DDR, decisions could be made solely by DDR regarding AIP's operations and the use of AIP's cash flow. DDR determined that it was an appropriate time to make its acquisition offer to AIP based on its knowledge of the real estate industry, its assessment of the underlying value of AIP's assets and DDR's desire to take advantage of the benefits described below under "-- Benefits of the Merger to DDR."


BENEFITS OF THE MERGER TO DDR

     Following the merger, DDR will become the sole shareholder of AIP and, therefore, will have unilateral control over the assets of AIP remaining after the sale to Value Enhancement Fund and the closing of the merger. DDR believes the value of AIP can be enhanced following the merger by the following:

     - AIP will become a private company as a result of the merger and will, therefore, have greater operating flexibility, allowing it to focus on enhancing value by emphasizing growth and the operating cash flow without the constraint of the public market's emphasis on quarterly earnings;

     - the elimination of the costs associated with being a public company should reduce the overall operational and administrative costs of AIP following the merger;

     - DDR will be able to manage directly the assets of AIP and thereby combine AIP's operations with its other activities to enable DDR to obtain certain operating efficiencies with respect to the remaining assets of AIP after the merger;

     - DDR will no longer have a contingent obligation to purchase additional shares from AIP;

     - DDR's sole control of the AIP assets will enable the public market to assess more clearly the value of the assets to DDR; and

     - DDR plans to make efforts to dispose of AIP's properties in an orderly manner over time, and, therefore, could realize a profit on the sale depending upon its ability to increase the value of the properties after the merger, and market conditions at the time of sale.

POSITION OF DDR REGARDING FAIRNESS OF THE MERGER

     DDR believes that the merger and the $     per share merger consideration
are fair, from a financial point of view, to the holders, other than DDR, of AIP's common shares. The amount of the merger consideration was determined by management of DDR after considering the factors set forth below and following negotiations with the special committee of the AIP board of trust managers. The factors considered by management of DDR included the following:

     - the historical and projected financial performance of AIP;


     - that the $     per share merger consideration (including the $1.27 per
       share special distribution on January 17, 2001), represents approximately
       a      % premium over the closing price for the AIP common shares on
       November 1, 2000, the last full trading day prior to announcement of the merger;


     - that the merger is not subject to DDR obtaining financing to consummate the merger;


     - that the merger provides the public shareholders who are considering selling their AIP common shares with the opportunity to exchange their
       shares for $     per share in cash without incurring the transaction
       costs typically associated with market sales;



     - that the closing market price of AIP after January 1, 2000 was below the per share merger consideration on each trading day, except for 10 days, and that for most of 2000, the market price was in the $10.00 to $13.00 range;



     - that the going concern value of AIP, in DDR's view, was less than the per share merger consideration;



     - in DDR's view, AIP's future growth prospects as a going concern are not favorable in light of (1) the factors described in the second paragraph under the "Background of the Merger" section beginning on page 25, (2) AIP's relatively high overhead expenses, (3) AIP's relatively low property occupancy rates, (4) the fact that some of AIP's older properties require substantial maintenance, (5) the lack of equity research analyst coverage, (6) the relatively low trading volumes and the lack of liquidity in AIP stock, and (7) the current market environment of rising interest rates and cap rates for property sales;



     - that under the terms of the merger agreement, if AIP sells all or substantially all of its properties within six months after the merger is consummated and the net aggregate sale price exceeds the aggregate agreed-upon property value, the non-DDR shareholders will share in the benefit by receiving a pro rata share of the excess;



     - that the liquidation value per share of AIP would be less than the merger consideration because, among other things, AIP is not required to pay in the merger the substantial closing costs that would be applicable to a sale of its properties (including loan assumption fees or loan prepayment costs). Further, in DDR's view, any liquidation of AIP would have involved a lengthy and uncertain process before the AIP shareholders would have received any consideration for their shares; and



     - the ability of shareholders who object to the merger to obtain "fair value" for their shares if they exercise and perfect their dissenters' rights under the Texas REIT Act;



     DDR did not find it practicable to, and therefore did not, quantify or otherwise assign relative weights to the individual factors it considered in reaching its conclusion as to fairness. DDR did not consider the net book value of AIP in its determination of fairness relating to the non-DDR shareholders, nor did DDR consider the purchase prices paid by DDR for AIP shares in the last two years under the 1998 agreement with AIP which is described on page 39. Those purchase prices were established by a negotiated contract entered into in June 1998 and were not relevant to whether the merger consideration is fair to non-DDR shareholders under the economic and market conditions existing in November 2000. Other than as described in "Background of the Merger" on pages 25-37, DDR is not aware of any firm offer made to AIP by any unaffiliated persons during the last two years. The "Background of the Merger" section describes the extensive attempts by AIP from early 1999 to maximize the value of AIP to its shareholders through, among other things, the sale of AIP. No person or entity has agreed to a price higher than the merger consideration.



FINANCIAL PROJECTIONS



  DDR's Use of Projections



     In connection with DDR's review of AIP and in the course of its negotiations with AIP, AIP did not provide projections to DDR. DDR's representatives on AIP's board of trust managers received information for each of the quarterly board meetings that contained AIP management's one-year projections. DDR did not develop long-term financial projections for AIP.

  Special Committee's Use of Projections



     Our management and Chase Securities presented the special committee with financial projections for AIP and its subsidiaries based on our management's internal projections that had been furnished to Chase Securities. The projections furnished to the special committee are summarized in the following table.



                             SUMMARY OF PROJECTIONS



                                  2000    2001    2002    2003    2004    2005    2006
                                  -----   -----   -----   -----   -----   -----   -----
                                      (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)
Net operating income............  $63.5   $66.3   $69.3   $72.4   $75.7   $79.1   $82.7
EBITDA..........................  $59.2   $61.9   $64.6   $67.5   $70.6   $73.8   $77.1
Fund from operations............  $32.3   $35.4   $38.5   $41.7   $45.1   $48.7   $52.3
FFO per share...................  $1.54   $1.68   $1.83   $1.99   $2.15   $2.32   $2.49



     These projections are included in this proxy statement only because this information was furnished to and considered by the special committee in connection with their consideration of the transactions. The projections were not prepared with a view to public disclosure or compliance with the published guidelines or policies of the SEC or the guidelines established by the American Institute of Certified Public Accountants. The projections are not presented in accordance with the U.S. GAAP and our independent auditors have not examined or compiled the projections and accordingly assume no responsibility for them. Financial projections are, in general, subjective in many respects and thus susceptible to interpretations and periodic revision based on actual experience and business developments. These projections also reflect numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict, and many of which are beyond our control. Accordingly, the assumptions may not prove accurate. It is expected that there will be differences between actual and projected results, and actual results may be materially better or worse than those contained in the projections. The inclusion of projections in this proxy statement should not be relied upon as a prediction of future events. Neither AIP nor any of its affiliates or representatives has made or makes any representation to any person regarding the ultimate performance of AIP, its subsidiaries or its property portfolio compared to the information contained in the projections, and none of them intends to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error.



     In view of the wide variety of factors considered by the special committee, including, without limitation, those factors described above, the special committee did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered. The special committee viewed its positions and recommendations as being based on the totality of the information presented to, and considered by, it. After taking into consideration all the factors set forth below, the special committee determined that the potential benefits of the transactions outweighed the potential detriments associated with the transactions.



RECOMMENDATION OF THE SPECIAL COMMITTEE AND THE BOARD OF TRUST MANAGERS; REASONS FOR THE TRANSACTIONS



     In its deliberations with respect to the proposed transactions, the entire special committee and the board consulted with our management and our financial and legal advisors, and it was the committee's objective to maximize shareholder value. With limited access to equity or debt capital to expand AIP, the entire special committee recommended the pursuit of strategic alternatives. The entire special committee directed its advisors to evaluate the proposals for the entire company and pursue various strategies to maximize shareholder value. It was the view of the sole remaining member of the committee that the perception in the marketplace for the prospects of AIP's assets would begin to diminish as the economy began to slow, which would negatively impact access to capital, future growth prospects and shareholder value, thus reducing financial returns to shareholders. In addition, because AIP's asset class does not generate significant interest for institutional investors, any rebound in the REIT market would likely have less of a positive impact on AIP than on REITs in other sectors.



     After considerable review, in the business judgment of the sole remaining member of the special committee, the best alternative to maximize shareholder value and financial returns to shareholders was to sell AIP. Importantly, the sole member of the special committee wanted to ensure that if a buyer emerged for a large portion of the company, that another buyer or merger candidate for the remainder of the company (including the assumption of all liabilities and contingent liabilities) be identified, thus maximizing shareholder value and financial returns to shareholders.



     THE BOARD OF TRUST MANAGERS, ACTING ON THE RECOMMENDATION OF THE SOLE REMAINING MEMBER OF THE SPECIAL COMMITTEE, HAS BY A MAJORITY VOTE OF THE TRUST MANAGERS NOT DESIGNATED BY DDR, APPROVED THE MERGER AGREEMENT AND THE SALE AGREEMENT AND RECOMMENDED THAT HOLDERS OF OUR COMMON SHARES VOTE FOR THE PROPOSED TRANSACTIONS. FOR THE REASONS DESCRIBED UNDER "FAIRNESS OF THE MERGER; OPINION OF FINANCIAL ADVISOR," THE MAJORITY OF OUR TRUST MANAGERS NOT DESIGNATED BY DDR AND THE SOLE REMAINING MEMBER OF THE SPECIAL COMMITTEE BELIEVE THAT THE PROPOSED TRANSACTIONS ARE FAIR TO, AND IN THE BEST INTERESTS OF, OUR SHAREHOLDERS. OF OUR 11 TRUST MANAGERS, FIVE MEMBERS VOTED FOR, TWO VOTED AGAINST, AND THE FOUR DDR DESIGNEES ABSTAINED ON, THE PROPOSAL TO APPROVE THE MERGER AGREEMENT AND THE SALE AGREEMENT. OUR TWO TRUST MANAGERS WHO RESIGNED FROM THE SPECIAL COMMITTEE VOTED AGAINST THE PROPOSED TRANSACTIONS. THE REASONS THEY VOTED AGAINST THE TRANSACTIONS ARE DESCRIBED IN "-- BACKGROUND OF THE MERGER" ON PAGE 25.



     In consideration of the recommendation of the special committee and board with respect to the proposed transactions, you should be aware that some of our trust managers and management of AIP have interests in the merger that may conflict with the interests of our shareholders generally. The board and special committee were aware of these interests and considered them, among other matters, in approving the merger agreement and the sale agreement. See "Benefits to Insiders" on page 51.



     The factors considered by the special committee and the board in determining whether to approve the merger and the sale of properties include those enumerated below. While all of these factors were considered by the special committee and the board, neither the special committee nor the board made determinations with respect to each of these factors separately. Rather, the special committee and the board each made its respective judgment with respect to the merger agreement and the sale agreement based on the total mix of information available to it, and the judgments of individual trust managers may have been influenced to a greater or lesser degree by their individual views with respect to different factors. Both the special committee and the board considered the proposed transactions with DDR and Value Enhancement Fund as one transaction and voted on them as one transaction. The closing of the merger is contingent upon the closing of the sale of properties and the sale of the properties is contingent upon the approval of the merger by our shareholders. As our special committee rejected the alternative of a partial sale of assets followed by either remaining independent or pursuing a liquidation of the remaining assets, neither the special committee nor the board would approve the closing of one transaction unless the other transaction was likewise closing.



     In making its decision to approve the merger agreement and the sale agreement, each of the special committee and the board considered the following supporting factors, which were all of the material factors considered by the special committee and the board:


     - The board and the special committee believed that they had thoroughly explored other alternatives to maximize shareholder value, including remaining independent or engaging in a transaction with a third party.


     - The board and the special committee believed, based on discussions with third parties and active negotiations with DDR, that the merger consideration was the best price that could be obtained by AIP in light of the available alternatives.



     - The special committee received, and the board relied upon, the opinion of Chase Securities as to the fairness from a financial point of view to the public shareholders of the merger consideration and the analysis presented to the special committee by Chase Securities.

     - If DDR causes AIP to sell all or substantially all of its properties remaining after the sale to Value Enhancement Fund during the six months following the effective date of the merger for more than the agreed upon values of the properties, our shareholders will receive their pro rata part of the sales proceeds based upon AIP share ownership prior to the merger.


     - The board and the special committee believed that the other terms of the merger agreement and the sale agreement were fair to AIP and its shareholders. Specifically, the board and the special committee considered:


          - the representations and warranties made by each party;

          - the covenants of the parties and the effect of those provisions on our operations prior to the merger;


          - the provisions that permit the special committee and the board to withdraw or modify their respective recommendations regarding the merger and the sale of properties;


          - the provisions that allow the board to accept a superior proposal;
            and


          - the limited number of conditions to the obligations of DDR, DDR Sub and Value Enhancement Fund, which should increase the likelihood of a timely consummation of the sale of properties and the merger.



       These provisions made the board believe that the transactions had a high probability of closing, and gave the board the flexibility to terminate the proposed transactions and pursue the superior transactions if any were presented.


     - The alternative courses of action available to AIP given

        - the limited possibilities for AIP to expand through acquisitions given AIP's limited access to capital;

        - the fact that few parties expressed an interest in acquiring AIP despite an exhaustive search on behalf of AIP by AIP's financial advisor for an acquiror; and

        - the fact that there could be no assurance that if AIP did not move forward immediately with Value Enhancement Fund and DDR, either or both of them would not terminate their offers.


     - The right of shareholders who do not vote in favor of the merger to exercise dissenters' rights. If you do not believe you will receive fair value for your shares, you may ask the court to determine the fair value of your shares.


     - The historical and projected financial performance of AIP.


     - The merger consideration represents an approximate 9.9% premium over the closing price for the common shares on November 1, 2000, the last full trading day prior to announcement of the merger.



     The special committee and the board also considered the negative factors discussed below in their deliberations concerning the sale of properties and the merger:



     - that two of the three members of the special committee resigned because of concerns over the price to be paid by Value Enhancement Fund for the properties and the timing of the transactions;



     - that, following the merger, shareholders will cease to participate in our future earnings or growth, if any, and to benefit from increases, if any, in our value;


     - the potential or actual conflicts of interest of our officers and trust managers in connection with the merger; and


     - that the merger will be a taxable transaction to our shareholders.

     The sole member of the special committee believes the sale of properties and the merger is procedurally fair because:



     - although the special committee initially consisted of three non-employee trust managers, the sole remaining committee member was not our employee, and therefore had no expectation to derive any personal financial benefit from the merger different from that of any other shareholder and thus could, without question of self-dealing, negotiate on an arm's-length basis with representatives of DDR and Lend Lease on your behalf;



     - the special committee and the board had each considered DDR's and Lend Lease's proposals on numerous occasions, thereby maintaining continuously sufficient information to reach an informed business decision on each of DDR's and Lend Lease's proposals;


     - the special committee was advised by independent outside legal counsel and an independent financial advisor, which helped to ensure that the special committee understood its responsibility to recommend only a transaction that was in your best interests, and that the special committee pursued that goal independently, in good faith and diligently; and


     - we had thoroughly explored the other alternatives prior to entering into agreements with each of Lend Lease and DDR, which provided a basis for a determination of our value as a going concern and to consider the adequacy of the consideration offered by DDR.


BENEFITS AND DETRIMENTS TO NON-DDR SHAREHOLDERS


     AIP and DDR believe the merger and the sale of properties is fair, from a financial point of view, to the non-DDR shareholders and will result in the following benefits to AIP's public shareholders: (1) the non-DDR shareholders will realize the value of their investment in AIP in cash at a total price (including the amount of the special distribution) which represents a 9.9% premium to the market price for the common shares prior to the announcement of the transactions and (2) the transactions eliminate the risk of a decline in the value of their investment in AIP. The principal detriment to the non-DDR shareholders of the completion of the sale of properties and the merger is that they will cease to have any ownership interest in AIP and, therefore, will cease to participate in future earnings or growth, if any, of AIP and to benefit from increases, if any, in the value of AIP. In addition, the non-DDR shareholders may recognize a taxable gain upon completion of the merger.


SOURCE AND AMOUNT OF FUNDS; FINANCING FOR THE MERGER


     We estimate that the total amount of funds required to purchase all of our outstanding shares, other than the excluded shares, under the merger agreement
and to pay related fees will be approximately $     million. A portion of these
funds has been obtained through the sale of our Manhattan Towers property, which generated net proceeds to us of approximately $34.2 million. We will obtain net
proceeds of approximately $     from the sale of our portfolio of 31 properties
to Value Enhancement Fund, and approximately $     from operations. Any
remaining amount necessary to close the merger will be borrowed under our
existing line of credit with Bank One Texas, N.A. As of February   , 2001,
$     principal amount was outstanding under the Bank One line of credit.


     We expect the amount outstanding under this line of credit prior to the merger, assuming retirement of the Prudential Securities Credit Corporation acquisition line described below, will be approximately $28.0 million. The Bank One line was initiated on January 28, 1999 and, assuming adequate collateral availability, has a maximum borrowing amount of $50 million. The line matures on January 28, 2001. We are currently in negotiations with Bank One to extend this line for an additional year. The Bank One line is a secured line and we currently have 18 properties pledged as collateral for this line. Six of those properties will be sold to Value Enhancement Fund. We currently intend to retire our acquisition line with Prudential Securities Credit with proceeds of borrowing under the Bank One line and to transfer the four properties collateralizing the Prudential Securities Credit line to the Bank One line. Assuming completion of this transaction in the merger, 16 properties would serve as collateral for the Bank One line. The Bank

One line provides for a variable rate of interest based upon our debt ratio in effect from time to time. The line of credit currently bears interest at 1.75% over the 30 day LIBOR rate, or 7.46%. The Bank One line contains typical borrowing covenants and restrictions. We are currently in compliance with all of these restrictions. The consent of Bank One will be required to close the merger. We have reached tentative agreement with Bank One to extend the maturity of this line to January 28, 2002. We are currently documenting this agreement and expect to execute the extension prior to maturity of the line of credit.


FAIRNESS OF THE MERGER; OPINION OF FINANCIAL ADVISOR


  General



     The board and special committee of AIP believe that the merger and the sale of properties are fair, from a financial point of view, to the AIP shareholders, other than DDR. The reasons for this belief include the factors supporting the transactions analyzed by the AIP board and special committee described above as well as the following factors relating to the valuation of the transactions. None of these factors was given paramount importance in the decision making process.



     - The per share consideration (including the $1.27 per share special distribution) being received in the merger represents an approximate 9.9% premium over the closing price of the AIP common shares on November 1, 2000, the last trading day before the announcement of the merger.



     - As described above under the caption "-- Background of the Merger," the board and the special committee evaluated the alternatives of AIP remaining independent or liquidating its assets. In each case, the special committee determined that the value to be received by the shareholders in the merger will be greater than that which could be realized from continuing as a going concern or liquidating.



     - The fact that the market price of the AIP common shares had deteriorated over the past 18 months and the prospect that sustained market prices above the merger consideration were not likely in the foreseeable future.



     - The consideration proposed by the few other entities who had expressed an interest in acquiring all or substantially all of the assets of AIP was inferior to that being offered by DDR and Value Enhancement and none of those other proposals resulted in a firm offer.



     - The fairness opinion provided by Chase Securities, as more fully described below.



In making the determination as to the fairness of the merger and the sale of properties, neither the special committee nor the board of AIP evaluated the net book value of AIP's assets or the purchase price in previous sales of its common shares to DDR. Since the AIP common shares are trading at a discount to its net book value per share, the special committee did not believe that analyzing the net book value would be helpful in determining the fairness of the merger consideration. The special committee did not believe that the sales to DDR were indicative of either the current or future market value of the AIP common shares because those sales were made in accordance with contractually specified sale prices.



  Fairness Opinion of Chase Securities


     At meetings of the special committee and, at the direction of the special committee, the board of trust managers on November 1, 2000, Chase Securities gave its oral opinion, confirmed in writing, addressed to the special committee and to be relied upon by the board of trust managers, that, as of November 1, 2000, the date of the opinion, and based upon the assumptions made, matters considered and limits of review set forth in the opinion, the cash consideration to be paid to the holders of common shares in the proposed merger is fair from a financial point of view to the common shareholders. Based on the terms of the merger agreement on that date, the per share cash consideration to be received by the holders of common shares was $13.74 per share. DDR, DDR Sub and their respective direct and indirect subsidiaries will not receive any of the merger consideration. The amount of the merger consideration was determined through negotiation between the special committee, with the assistance of Chase Securities, and DDR. Chase Securities is under no obligation to update its fairness opinion and Chase Securities will not be asked to update the fairness opinion unless there is a material change in the terms of the merger, such as a decrease in the amount of merger consideration to be received by the shareholders other than because of dividends or distributions being paid to shareholders.


     Chase Securities was retained to act as financial advisor to the special committee of the board of trust managers and to render an opinion to the special committee as to the fairness, from a financial point of view, of the per share cash consideration to be received by the holders of common shares of AIP (other than DDR and any of its affiliated entities).

     Chase Securities rendered its opinion to the special committee on November 1, 2000, to the effect that, as of that date, and based upon the assumptions made, matters considered, and limits of review set forth in its opinion, the per share cash consideration to be received by the holders of common shares of AIP (other than DDR and any of its affiliated entities) pursuant to the merger agreement, subject to adjustment, was fair from a financial point of view, to the holders of common shares (other than DDR and any of its affiliated entities). In rendering its opinion, Chase Securities was informed by AIP that the consummation of the merger is contingent upon the consummation of the sale of a portfolio of 31 properties to Value Enhancement Fund for not less than $135.4 million cash consideration, net of related closing costs, repayment of indebtedness for money borrowed secured by the Lend Lease portfolio and related prepayment penalties and fees, and the consummation of the sale of Manhattan Towers for not less than $34.2 million cash consideration, net of related closing costs, repayment of indebtedness for money borrowed secured by the Manhattan Towers and related prepayment penalties and fees.

     In rendering its opinion, Chase Securities assumed that AIP and certain wholly-owned subsidiaries, as applicable, will receive no less than $135.4 million cash consideration for the sale of the 31 property portfolio, net of related closing costs, repayment of indebtedness for money borrowed secured by the portfolio and related prepayment penalties and fees, and AIP will receive no less than $34.2 million cash consideration for the sale of Manhattan Towers, net of related closing costs, repayment of indebtedness for money borrowed secured by Manhattan Towers and related prepayment penalties and fees.


     THE FULL TEXT OF THE WRITTEN OPINION OF CHASE SECURITIES DATED NOVEMBER 1, 2000, WHICH SETS FORTH THE ASSUMPTIONS MADE, GENERAL PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY CHASE SECURITIES IN RENDERING ITS OPINION, IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. THE CHASE SECURITIES OPINION IS DIRECTED TO THE SPECIAL COMMITTEE AND RELATES ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE PER SHARE CASH CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF COMMON SHARES OF AIP (OTHER THAN DDR AND ANY OF ITS AFFILIATED ENTITIES) PURSUANT TO THE MERGER AGREEMENT, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY OF THE HOLDERS OF COMMON SHARES AS TO HOW SUCH HOLDER OF COMMON SHARES SHOULD VOTE, OR AGREE TO VOTE, WITH RESPECT TO THE MERGER. THE SUMMARY OF CHASE SECURITIES' OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE WRITTEN OPINION ATTACHED HERETO AS APPENDIX A. THE HOLDERS OF COMMON SHARES ARE URGED TO READ THE ENTIRE OPINION CAREFULLY. CHASE SECURITIES HAS CONSENTED TO THE INCLUSION OF ITS OPINION, DATED NOVEMBER 1, 2000, AND THE REFERENCES TO ITS OPINION IN THIS PROXY STATEMENT.


     In arriving at its opinion, Chase Securities, among other things:

     - reviewed drafts of the merger agreement, the purchase and sale agreement and the Manhattan Towers purchase and sale agreement in the forms provided to them, including the most recent drafts dated October 31, 2000 and has assumed that the final forms of such agreements, as applicable, will not vary in any regard that is material to its analysis;

     - reviewed certain publicly available business and financial information it deemed relevant relating to AIP and the industries in which AIP operates;

     - reviewed certain internal non-public financial and operating data provided to it by the management of AIP relating to AIP's business, including certain forecast and projection information as to future financial results of such business;

     - discussed with members of the senior management of AIP, AIP's operations, historical financial statements and future prospects, before and after giving effect to the merger and the sale of the portfolio to Value Enhancement Fund and the sale of Manhattan Towers, as well as such other matters as it deemed necessary or appropriate;

     - compared the financial and operating performance of AIP with publicly available information concerning certain other companies and businesses it deemed reasonably comparable and reviewed the relevant stock market information for such other companies;

     - reviewed the financial terms of certain recent business combinations and acquisition transactions it deemed reasonably comparable to the merger and the sale of the 31 property portfolio and the sale of Manhattan Towers and otherwise relevant to its inquiry; and


     - made such other analyses and examinations as it deemed necessary or appropriate, including those described below under the headings "-- Chase Securities Liquidation Analysis" on page 50, "-- Dividend Discount Analysis" on page 50, and "Free Cash Flow Analysis" on page 50.


     Chase Securities assumed and relied upon, without assuming any responsibility for verification, the accuracy and completeness of all of the financial and other information provided to, discussed with, or reviewed by or for Chase Securities, or publicly available, for purposes of the opinion and further relied upon the assurances of management of AIP that it was not aware of any facts that would make that information inaccurate or misleading. Chase Securities neither made nor obtained any independent evaluations or appraisals of the assets or liabilities of AIP nor did Chase Securities conduct a physical inspection of the properties and facilities of AIP. Chase Securities assumed that the financial forecast and projection information provided to or discussed with it by or on behalf of AIP were reasonably determined on bases reflecting the best currently available estimates and judgments of the management of AIP as to the future financial performance of AIP. We refer you to the information under the heading "Financial Projections" below. Chase Securities expressed no view as to such forecast or projection information, or the assumptions upon which it was based.

     In connection with the preparation of its opinion, Chase Securities was not authorized by AIP or the special committee to solicit, nor did Chase Securities solicit, offers from third parties for the acquisition of all or any part of the equity or assets of AIP.

     Chase Securities' opinion was necessarily based on market, economic and other conditions as they existed and could be evaluated on the date of its opinion. The opinion was limited to the fairness, from a financial point of view, to the holders of the trust common shares of AIP (other than DDR, DDR Sub and their respective direct and indirect subsidiaries) of the per share cash consideration to be received in the merger and Chase Securities expressed no opinion as to the underlying decision by AIP to engage in the merger, the sale of the portfolio to Value Enhancement Fund or the sale of Manhattan Towers. Chase Securities also expressed no opinion on matters of a tax, accounting or legal nature related to the merger, the sale of the portfolio or the sale of Manhattan Towers. Chase Securities' opinion does not constitute a recommendation to any holder of equity interests in AIP as to how such holder should vote, or agree to vote, with respect to the merger.


     The following is a summary of the material financial analyses performed by Chase Securities and reviewed with the special committee in connection with Chase Securities' presentation on November 1, 2000 and its opinion to the special committee. Chase Securities has presented some of the summaries in tabular format. In order to understand the financial analysis more fully, you should read the tables together with the text of each summary. The summary set forth below does not purport to be a complete description of the analyses performed by Chase Securities in arriving at its opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or summary description. Chase Securities believes that its analyses must be considered as a whole and that selecting portions of analyses and of the factors considered by it, without considering all these factors and analyses, could create a misleading view of the processes underlying its opinion. No company or transaction used in the analyses set forth below as a comparison is directly comparable to AIP or the proposed merger. Chase Securities did not assign relative weights to any of its analyses in preparing its opinion. The matters considered by Chase Securities in its analyses were based on numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond AIP's control and involve the application of complex methodologies and educated judgment. Any estimates incorporated in the analyses performed by Chase Securities are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than these estimates. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future, and these estimates are inherently subject to uncertainty. Such analyses were prepared solely as part of Chase Securities' analysis of the fairness, from a financial point of view to the holders of common shares (other than DDR, DDR Sub and their respective direct and indirect subsidiaries) of the per share consideration to be received by such holders in the merger.


     Transaction Consideration. For purposes of its analysis, Chase Securities assumed the following:



     - the sale of properties to Value Enhancement Fund, the sale of the Manhattan Towers property and the merger with DDR would all occur as a single transaction;



     - AIP's net debt at January 31, 2001 would be $314.0 million; and



     - the total transaction value was $602.4 million.



The assumed transaction value was calculated by multiplying the per share consideration of $13.74 multiplied by the number of shares outstanding (20.992 million), which equals an approximate total equity value of $288.4 million. The total equity value of $288.4 million plus net debt of $314.0 million projected for the consummation of the merger on January 31, 2001, including transaction expenses and contingency reserves, equals a total transaction value of $602.4 million.



     Comparable Company Analysis. Chase Securities reviewed and compared the operating performance and financial condition of five selected publicly traded REITs, which are referred to collectively as the "comparable companies," using publicly available information, with that of the operating performance and financial condition of AIP. The comparable companies were selected based on market capitalization, property type and asset quality. Such comparable companies consisted of the following:


     - Bedford Property Investors;

     - Brandywine Realty Trust;

     - EastGroup Properties Inc.;

     - Keystone Properties Trust; and

     - PS Business Parks.

     Chase Securities' analysis included, among other things, a review of:

     - total market capitalization, calculated by adding equity market value and total debt, preferred units and preferred stock;

     - ratios of price per share to funds from operations, "FFO," per share;

     - ratios of price per share to adjusted funds from operations, "AFFO," per share; and

     - ratios of total market capitalization to earnings before interest expense, taxes, depreciation and amortization, "EBITDA."

     Chase Securities calculated the ratio of price per share as of October 27, 2000 to FFO per share using projected 2000 and 2001 FFO per share, as provided by Realty Stock Review, a national data service that monitors and publishes compilations of earnings estimates by selected research analysts regarding companies of interest to institutional investors, the ratio of price per share as of October 27, 2000 to

AFFO per share using projected 2000 and 2001 AFFO per share based on equity analyst research reports and total market capitalization to EBITDA using projected 2000 and 2001 EBITDA based on equity analyst research reports.

     These analyses showed the following:

                                                                SUGGESTED
                                                                MULTIPLE
                                                                RANGE FOR        IMPLIED
                                                               COMPARABLE     MULTIPLES FOR
                                                                COMPANIES      TRANSACTION
                                                              -------------   -------------
Price as compared to estimated current year FFO.............    7.0x- 9.0x         8.9x
Price as compared to estimated next year FFO................    6.0x- 8.0x         8.2x
Price as compared to estimated current year AFFO............    8.0x-10.0x        13.1x
Price as compared to estimated next year AFFO...............    7.5x- 9.5x        11.2x
Total Market Capitalization to estimated current year
  EBITDA....................................................    9.5x-11.0x        10.2x
Total Market Capitalization to estimated next year EBITDA...    9.0x-10.5x         9.7x

     The implied multiples for the transaction were calculated using the $13.74 per share consideration that would be distributed to holders of common shares (other than DDR, DDR Sub and their respective direct and indirect subsidiaries) and the $602.4 million transaction value of the merger. Based on these analyses and AIP's estimated current year FFO, estimated next year FFO, estimated current year AFFO, estimated next year AFFO, estimated current year EBITDA, and estimated next year EBITDA, Chase calculated that the per share value implied by the transaction based on the multiples of the comparable companies was $8.40, using the estimated current year AFFO to $16.06, using the estimated current year EBITDA.

     None of the comparable companies were identical to AIP and, accordingly, an analysis of the foregoing necessarily involved complex considerations and judgements concerning the differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to AIP.

     Precedent Transaction Analysis. Based upon publicly available information, Chase analyzed the purchase price and transaction value multiples of transactions for five selected corporate transactions involving the sale or merger of the entire target company, which are referred to collectively as the "precedent transactions." The precedent transactions were chosen based on a review of target companies that had general business, operating and financial characteristics representative of companies in the industry in which AIP operates. The precedent transactions reviewed were:

ANNOUNCEMENT DATE                                 ACQUIRORS                       TARGETS
-----------------                                 ---------                       -------
6/16/99..............................  Starwood Financial Trust          Trinet Corporate Realty
3/01/99..............................  Duke Realty                       Weeks Corporation
11/17/99.............................  ProLogis Industrial Trust         Meridian Industrial Trust
7/09/98..............................  Reckson Associates/Metropolitan   Tower Realty
12/23/97.............................  Highwoods Properties              J.C. Nichols Company

     In connection with its analysis, Chase Securities calculated for each of the precedent transactions:

     - the purchase price,

     - total transaction value calculated by adding purchase price, total debt, preferred units and preferred stock;

     - ratios of offer price per share to FFO per share;

     - ratios of offer price per share to AFFO per share; and

     - ratios of total transaction value to EBITDA.

     Chase Securities calculated the ratio of offer price per share to FFO per share and AFFO per share using projected FFO and AFFO for the year in which the transaction was announced and the year following the announcement of the transaction and total transaction value to EBITDA using projected EBITDA for the year in which the transaction was announced and the year following the announcement of the transaction.

     The results of this comparison were as follows:

                                                                SUGGESTED
                                                              MULTIPLE RANGE      IMPLIED
                                                              FOR PRECEDENT    MULTIPLES FOR
                                                               TRANSACTIONS     TRANSACTION
                                                              --------------   -------------
Price as compared to estimated current year FFO.............     8.0x-10.0x         8.9x
Price as compared to estimated next year FFO................     7.0x- 9.0x         8.2x
Price as compared to estimated current year AFFO............     9.0x-11.0x        13.1x
Price as compared to estimated next year AFFO...............     8.0x-10.0x        11.2x
Total Market Capitalization to estimated current year
  EBITDA....................................................    11.0x-12.5x        10.2x
Total Market Capitalization to estimated next year EBITDA...    10.5x-12.0x         9.7x

     The implied multiples for the transaction were calculated using the $13.74 per share consideration that would be paid to holders of common shares (other than DDR, DDR Sub and their respective direct and indirect subsidiaries) and the $602.4 million transaction value for the merger. Based on these analyses and AIP's estimated current year FFO, estimated next year FFO, estimated current year AFFO, estimated next year AFFO, estimated current year EBITDA and estimated next year EBITDA, the per share value implied by the suggested multiple range for precedent transactions was $9.45, using the estimated current year AFFO to $20.50, using the estimated next year EBITDA.

     None of the selected precedent transactions reviewed were identical to the merger and, accordingly, an analysis of the foregoing necessarily involved complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors, including the general market conditions prevailing in the equity capital markets at the time of the transaction, that could affect the precedent transactions compared to the transactions.

     Chase Securities Estimated Adjusted Net Asset Value. Chase Securities performed a net asset value calculation that was preceded by due diligence which included:

     - a discussion with AIP management concerning the leasing and cap rate environment for each of its markets;

     - a review of AIP's historical and current year budgets;

     - a review of AIP prepared ARGUS cash flow projections;

     - a review of AIP prepared rent rolls;

     - a review of AIP's capital expenditure budget and year to date repair reports;

     - the completion of precedent property sales analysis for each of AIP's markets; and


     - site visits to selected properties which included property tours and discussions with on-site management and third party brokers, but did not include physical inspections of such properties.



     Following this diligence, Chase Securities applied cap rates to AIP's 2000 budgeted net operating income (adjusted for a 3.0% property management fee and $0.10 psf capital expenditure reserve) that took into consideration market-by-market supply and demand fundamentals, market specific leasing conditions, tenant quality, and building age from which gross real estate asset value was calculated. Properties with occupancy rates in excess of 90% were considered stabilized, properties with occupancy rates less than 90% were assumed to have been leased up to 94% and properties with 100% occupancy were assumed to have a 97% occupancy rate. Chase Securities then applied a 5% premium and 5% discount to this value that resulted in a gross real estate asset value range of $593.4 million to $650.2 million. In calculating estimated net asset value, Chase Securities subtracted net debt of $314.0 million from the gross real estate asset value range that resulted in an estimated net asset value range of $279.4 million to $336.2 million. Chase Securities then divided the net asset value range by 20.992 million common shares outstanding to calculate a net asset value range of $13.31 to $16.01 per share. Finally, Chase Securities adjusted its estimated net asset value range for transaction expenses of $13.7 million that resulted in an estimated adjusted net asset value range of $12.66 to 15.36 per share.


     Chase Securities Liquidation Analysis. Chase Securities performed a liquidation analysis for AIP based upon projections and assumptions provided by AIP's management of projected net operating income and the projected debt balance for the year ended December 31, 2000. Under the liquidating analysis, AIP was liquidated over a 24-month period. Under the liquidation analysis, net operating income growth was approximately 3.0% per annum after the first two quarters until the end of the 24-month period. Additionally, Chase Securities assumed that Manhattan Towers was sold for net proceeds of $34.4 million. AIP's general and administrative expenses were assumed to be $1.146 million in the first two quarters and to decline by 10% in the next two quarters and decline by 50% thereafter. Capital expenditures, tenant improvements and leasing costs are assumed to be 15% of the net operating income. Chase Securities sold a percentage of assets per quarter at various cap rates, ranging from 10.25%-11.00% in the conservative scenario and 9.75% to 10.50% in the aggressive scenario, and correspondingly reduced the amount of debt and interest expense for each quarter's disposition. Chase Securities applied this methodology throughout the eight quarters to arrive at the total amount of proceeds from asset sales. Finally, Chase Securities took this amount and reduced it by the total amount of debt associated with the sales, along with various costs associated with the liquidation process, to arrive at the total liquidation proceeds. Chase Securities calculated the net present value of the total liquidation proceeds using 15%, 17.5% and 20.0% discount rates and then divided by the total shares outstanding (20.992 million) to arrive at a per share liquidation value. The Chase Securities liquidation analysis resulted in values ranging from $12.08 to $13.78 per share.

     Dividend Discount Analysis. Chase Securities performed a dividend discount analysis for AIP based upon projections and assumptions provided by AIP's management of projected FFO per common share and projected annual dividend payouts per common share for the years ending December 31, 2001 to December 31, 2006. Under the dividend discount model methodology, implied equity values are estimated by discounting dividends per share for the years 2001 through 2005 using discount rates reflecting an expected equity total return and calculating a terminal value by applying exit multiples on projected 2006 FFO for AIP. Chase Securities used discount rates ranging from 15.0% to 18.0% and terminal multiples of 7.0x to 9.0x. The present value of the dividends and the terminal value were added together to determine a range of equity values for AIP which ranged from $236.7 million to $316.6 million. On a per share basis, assuming
20.992 million common shares outstanding, this equated to $11.27, using a terminal multiple of 7.0x and a discount rate of 18.0% to $15.08, using a terminal multiple of 9.0x and a discount rate of 15.0%.


     Free Cash Flow Analysis. Chase Securities performed a discounted free cash flow analysis for AIP based upon projections and assumptions provided by AIP's management of projected net operating income and projected free cash flow for the years ending December 31, 2001 to December 31, 2006. Under the discounted free cash flow model methodology, implied equity values are estimated by discounting free cash flow for the years 2001 through 2005 using discount rates reflecting an expected equity total return and calculating a terminal value by applying exit cap rates to projected 2006 net operating income for AIP. Chase Securities used terminal cap rates of 10.0% to 12.0% and discount rates ranging from 15.0% to 18.0%. Chase Securities selected these ranges of discount rates and terminal value cap rates based on a review of the comparable companies listed under the caption "-- Comparable Company Analysis" above. The present value of free cash flow and the terminal value were added together to determine a range of equity for AIP which ranged from $242.4 million to $327.0 million. On a per share basis, assuming 20.992 million common shares outstanding, this equated to $11.55, using a terminal cap rate of 12.0% and a discount rate of 18.0% to $15.58, using a terminal cap rate of 10.0% and a discount rate of 15.0%.

     AIP retained Chase Securities to act as exclusive financial advisor to the special committee based upon its experience and expertise. Chase Securities, as part of its financial advisory business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and valuations for estate, corporate and other purposes. The Chase Manhattan Corporation and its affiliates, including Chase Securities, in the ordinary course of business, may have from time to time, provided, and in the future may continue to provide, for customary compensation, commercial and investment banking services to AIP, DDR, Lend Lease and their respective affiliates, including serving as agent bank for the Lend Lease credit facility, serving as agent bank for the Lend Lease Global Properties, SICAF, credit facility and serving as agent bank for the Lend Lease (U.S.) Finance, Inc., credit facility. In the ordinary course of business, Chase Securities or its affiliates may trade in the debt and equity securities of AIP and DDR and their respective affiliates, for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

     AIP entered into a letter agreement with Chase Securities, dated May 5, 2000 which sets forth the terms of Chase Securities' engagement, as financial advisor to the special committee. Pursuant to the terms of the letter agreement, AIP has paid and agreed to pay Chase Securities the following fees for its services rendered in connection with the merger:

     - a retainer fee of fee of $500,000, $100,000 of which was paid upon the execution of the letter agreement and the remaining $400,000 of which was paid in four equal monthly installments of $100,000 per month for the four months immediately following the month in which the letter agreement was executed; and


     - a transaction fee of $2,000,000, payable upon the consummation of the merger, subject to adjustment upward based upon the final consideration received by holders of common shares (other than DDR, DDR Sub and their respective direct and indirect subsidiaries), in an amount equal to 5% of the consideration received by shareholders in excess of $14.50 per common share, without deducting transaction expenses.


AIP has also agreed to reimburse Chase Securities for its legal expenses incurred in connection with its preparation and delivery of its opinion, and for its other reasonable expenses incurred in connection with its engagement, and to indemnify Chase against certain liabilities incurred in connection with its engagement, including liabilities under the federal securities laws.


BENEFITS TO INSIDERS



     In considering the recommendations of the board of trust managers and the sole member of the special committee, you should be aware that some of our members of management and trust managers have interests in the merger that are different from, or in addition to, your interest as a shareholder generally. These conflicts of interests are further described below and under the caption "Proposal Number One: The Merger; Special Factors -- Background of the Merger" beginning on page 25.

     Total Consideration Payable to Trust Managers and Management. The total amount of consideration that our trust managers and management will receive individually in the merger is listed in the table below and described in more detail in the remainder of this section. Receipt of the payments described below is contingent upon the completion of the merger.

                                                                COMMON
                                       SEVERANCE     COMMON     SHARE                    TOTAL
NAME AND TITLE                          PAYMENTS     SHARES    OPTIONS      DERS     CONSIDERATION
--------------                         ----------   --------   --------   --------   -------------
Charles W. Wolcott...................  $1,040,000   $          $          $580,000     $
  President and CEO, trust manager
Lewis D. Friedland...................     806,250                          290,000
  Exec. V.P. and COO
Marc A. Simpson......................     560,000                          145,000
  Sr. V.P., Secretary and Treasurer
David B. Warner......................     525,000                          145,000
  Sr. V.P. -- Real Estate Operations
Scott A. Wolstein....................          --                               --
  Chairman of the Board
Albert T. Adams......................          --                               --
  trust manager
William H. Bricker...................          --                               --
  trust manager
T. Patrick Duncan....................          --                               --
  trust manager
Robert H. Gidel......................          --                               --
  trust manager
Robert E. Giles......................          --                               --
  trust manager
Edward B. Kelley.....................          --                               --
  trust manager
Stanley J, Kraska, Jr................          --                               --
  trust manager
J. Timothy Morris....................          --                               --
  trust manager
James A. Schoff......................          --                               --
  trust manager

     AIP Shares. Our common shares held individually by our officers and trust managers will be converted into the right to receive the same merger consideration as shares held by other shareholders. The total amounts that our trust managers and executive officers will receive for their shares are listed in the table above.

     Shares Options and DERs. The terms of our options provide that all outstanding options will automatically accelerate on a change in control. We have taken the necessary actions to provide for the cancellation at the time the merger becomes effective of all outstanding options to acquire common shares in exchange for a per option cash payment equal to the cash merger consideration of
$     , less the then current exercise price of the option immediately before the effective time. At the effective time, our trust managers and executive officers will receive the cash payments listed in the table above for DERs and options that they hold based on an average price of $2.909 per DER and the
excess of $     over the then current exercise price per share of the options.
The payment for termination of the DERs was negotiated by the sole member of the special committee and management and approved by our board.

     Officers' and Trust Managers' Indemnification and Insurance. The merger agreement provides that we will indemnify our and our subsidiaries' present and former officers, employees, trust managers and directors from liabilities arising out of actions or omissions in these capacities prior to the time the merger becomes effective, to the same extent as provided in our organizational documents or any written indemnification agreements or under any of our benefit plans. In addition, we will maintain directors' and officers' insurance coverage for six years after the effective time of the merger on terms no less favorable to these indemnified parties than existing insurance coverage. DDR has guaranteed the performance of these AIP obligations.

     The LaSalle Entities. The LaSalle entities, on behalf of their clients, own beneficially or have voting control of 7.6% of DDR's outstanding common stock.

TRANSACTIONS AND RELATIONSHIPS BETWEEN AIP AND DDR

     Under the share purchase agreement dated as of July 30, 1998, between AIP and DDR, as amended, DDR purchased 2,207,624 common shares of AIP for $14,711,778 in cash and the transfer of five properties from DDR to AIP. In November 1998, in a subsequent closing under the purchase agreement, AIP issued 2,815,192 common shares to DDR in exchange for the cancellation of $43,635,476 in aggregate principal amount of outstanding debt owed to DDR by AIP. This transaction included undeveloped land purchased by AIP from DDR in the amount of $2.3 million plus interest, which land was then contributed by AIP to a joint venture with a third party.

     From November 20, 1998 through November 20, 2000, AIP had the option under the share purchase agreement to sell to DDR additional common and/or preferred shares for an aggregate purchase price that did not exceed in the aggregate $200,000,000. Any common shares sold to DDR would be at a price of $15.50 per share. If DDR became the owner of 49.9% of our outstanding shares, we could sell only preferred shares to DDR, at a price of $14.00 per share. These per share prices were subject to downward adjustment if the closing price for AIP common shares for the 10 days preceding the date we exercised our option was below $12.12 per share. After DDR had funded $100 million of this additional commitment, we could require DDR to purchase an additional $100 million in AIP common shares or preferred shares, depending on whether DDR owned 49.9% of all outstanding common shares, only so long as:

     - the trading price of DDR common stock was above $18.00; and

     - DDR's aggregate investment in AIP did not exceed 10% of DDR's market capitalization.

     The proceeds of any share sale to DDR were to be used solely for the purpose of funding property acquisitions approved by a majority of the members of the board of trust managers that were not affiliates of the seller of the property or of the assignor that assigned its right to acquire the property to AIP. This additional purchase option could only be exercised by action of a majority of our trust managers, excluding the trust managers designated by DDR. In December 1998, pursuant to this additional purchase option, AIP issued an aggregate of 868,386 of its common shares to DDR in exchange for $13,459,993 to fund property acquisitions by AIP in accordance with the terms of the purchase agreement. All common shares issued by AIP under the purchase agreement prior to January 15, 1999 were sold to DDR at a price of $15.50 per common share. In January 1999, AIP issued 3,410,615 common shares to DDR in exchange for $48,800,000 to fund certain property acquisitions by AIP in accordance with the terms of the purchase agreement and the cancellation of $3,000,000 in aggregate principal amount of outstanding debt owed to DDR by AIP. Of those shares, 1,543,005 common shares were issued at a price of $15.50 per common share and 1,867,610 common shares were issued at a price of $14.93 per common share. In August 1999, AIP issued 354,839 common shares to DDR in exchange for $5,500,000 to fund certain property acquisitions by AIP in accordance with the terms of the purchase agreement. AIP issued these shares at a price of $15.50 per common share. At November 1, 2000, the date the merger agreement was signed, $166.6 million remained outstanding under our additional purchase option. If the merger does not close by May 31, 2001 because of a breach of the merger agreement by DDR or DDR Sub, we will regain our right to cause DDR to purchase up to $166.6 million of preferred shares or additional common shares from AIP. AIP's right would be extended for a period of time from its original termination date of November 20, 2000 by the number of days between June 19, 2000 and the later of (1) the date on which the breach occurs or (2) the first date on which a trust manager not designated by DDR becomes aware of the breach.

     Effective October 8, 1998, AIP acquired from DDR an 88.5% limited partnership interest in DDR/ Tech 29 Limited Partnership, a limited partnership whose assets consist of two light industrial properties and one office property totaling 290,991 sq. ft., located in Silver Springs, Maryland. In consideration for the property and for accrued interest on other borrowings, AIP issued approximately $16.1 million in common shares to DDR. The shares issued were valued at $15.50 per share.


     During 1998, AIP on occasion entered into unsecured borrowings with DDR. These borrowings had a fixed rate of interest of 10.25%, provided for quarterly payments of interest and were due 30 days after demand. The highest amount outstanding under such borrowings from DDR during 1998 was $23.51 million. The total amount of interest on such borrowings during 1998 was $661,000 and the balance outstanding at December 31, 1998 was $14.058 million.


     In December 1999, AIP repaid in full the borrowings from DDR made in 1998 to finance acquisitions. AIP also paid interest of $111,000 to DDR at the time of that repayment.


     AIP paid DDR approximately $19,000, $17,000 and $28,000 in management fees for the years ended December 31, 1998, 1999 and 2000, respectively, for services, including, but not limited to, construction, tenant finish, leasing and management services.


CHANGE IN CONTROL PAYMENTS

     In December 1998, when DDR had purchased in excess of 33% of our outstanding shares, we made change in control payments under the bonus and severance agreements to our executive officers, and the options, restricted shares and DERs held by them vested as follows:

                                                                              RESTRICTED
                                                 CASH     OPTIONS    DERS       SHARES
EXECUTIVE OFFICER                              PAYMENT    VESTED    VESTED      VESTED
-----------------                              --------   -------   -------   ----------
Charles W. Wolcott...........................  $862,500   190,000   200,000     14,000
Lewis D. Friedland...........................   693,750   101,000   100,000      6,000
Marc A. Simpson..............................   472,500    52,000    50,000      3,500
David B. Warner..............................   455,625    52,000    50,000      3,500

SHARE PURCHASES

     None of AIP, its trust managers or executive officers, DDR Sub or DDR and its affiliates has engaged in any transaction with respect to AIP common shares within 60 days prior to the date of this proxy statement.

     The following table sets forth purchases of AIP common shares by AIP during 1998, including, by quarter, the number of shares purchased and the high, low and average price paid. AIP made no share repurchases during 1999 and 2000.

                                                                     PRICE PER SHARE
AIP PURCHASES OF                                     NUMBER     -------------------------
COMMON SHARES                                       OF SHARES    LOW      HIGH    AVERAGE
----------------                                    ---------   ------   ------   -------
Fiscal Year 1998
  First Quarter...................................     29,200   $13.13   $13.56   $13.40
  Second Quarter..................................     66,783    12.19    13.38    12.99
  Third Quarter...................................     27,800    12.06    12.31    12.20

     For a description of the purchases of AIP common shares by DDR, see "The Merger -- Transactions and Relationships between AIP and DDR."

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the merger to holders of our common shares. This summary does not address all aspects of federal income taxation that may be relevant to our common shareholders in light of their particular circumstances or to common shareholders subject to special treatment under the federal income tax laws. These shareholders may include financial institutions, tax-exempt organizations, insurance companies, dealers in securities or currencies, shareholders holding shares as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes, or shareholders who acquired our shares in connection with the exercise or other satisfaction of compensatory options. In addition, the summary below does not consider the effect of any foreign, state, local or other tax laws that may be applicable to the merger. The discussion assumes that common shareholders hold their common shares as capital assets and not as inventory or as property held primarily for sale to customers in the ordinary course of a trade or business. This summary is based upon the provisions of the Internal Revenue Code of 1986, treasury regulations, Internal Revenue Service rulings and judicial decisions, all in effect as of the date hereof and all of which are subject to change by subsequent legislative, judicial or administrative action. Some of these changes may possibly be retroactive. This summary is for general informational purposes only and is not tax advice.

     Dividends. Distributions paid on our common shares, other than the merger consideration, generally will constitute dividends for U.S. federal income tax purposes and will be taken into account as ordinary income to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and then will constitute a return of capital that is applied against a shareholder's basis in the shares to the extent these distributions exceed those earnings and profits. Distributions in excess of our current or accumulated earnings and profits and a shareholder's basis in the shares will be treated as a gain from the sale or exchange of the shares. As long as AIP qualifies as a REIT, corporate shareholders will not be eligible for the dividends received deduction as to such amounts.

     Holders of Shares. In general, upon receipt of the merger consideration, a holder of our common shares will be treated as if their common shares had been redeemed. Such redemption of common shares will be a taxable transaction. The U.S. federal income tax consequences of the redemption to a shareholder will depend on whether, based on such shareholder's particular circumstances, such shareholder qualifies for capital gain or loss treatment under section 302 of the Internal Revenue Code. If a shareholder does not qualify for capital gain or loss treatment, the redemption will be taxable to the shareholder as a dividend.

     If the shareholder will not actually or constructively own shares of any class of stock of AIP or DDR immediately after the redemption, such shareholder will qualify for capital gain or loss treatment under section 302 of the Internal Revenue Code. In such case, the shareholder will recognize capital gain or loss equal to the difference between the amount of cash received in the redemption and its adjusted tax basis in the redeemed shares. Such gain or loss will be long-term capital gain or loss if the shareholder held such shares for more than one year at the time of the redemption.

     If a shareholder actually or constructively owns shares of any class of stock of AIP or DDR immediately after the redemption of AIP's common shares, the shareholder should consult its tax advisor regarding the U.S. federal income tax consequences of the redemption in its particular situation, including the possibility that the receipt of any proceeds in the redemption will be treated as a dividend taxable as ordinary income.

     Foreign Shareholders. In the case of any foreign shareholder, for United States federal income tax purposes, i.e. a non-resident alien individual, a foreign corporation, or a foreign estate or trust, except as set forth in the next paragraph, we will withhold 30% of the merger consideration payable to the foreign shareholder in order to satisfy certain withholding requirements in connection with the receipt of fixed or determinable annual or periodical gains, profits, and income, unless the foreign shareholder proves in a manner satisfactory to us that either (a) the redemption of its common shares pursuant to the merger will qualify as a sale or exchange with respect to such foreign shareholder under Section 302 of the Internal Revenue Code, rather than as a dividend for federal income tax purposes, in which case no withholding will be required, except as otherwise provided herein, (b) the foreign shareholder is eligible for a reduced tax treaty rate with respect to dividend income, in which case we will withhold at the reduced treaty rate, or (c) no withholding is otherwise required. Foreign shareholders are urged to consult their own tax advisers regarding the application to them of these withholding rules and other tax consequences of the merger to them.


     Under the Foreign Investment in Real Property Tax Act of 1980, a common shareholder that is a foreign shareholder will generally not be subject to U.S. federal income or withholding tax on the gain recognized on the disposition of our common shares pursuant to the merger if (a) we are a "domestically controlled REIT" within the meaning of the Internal Revenue Code; or (b) our common shares are regularly traded on an established securities market within the meaning of the Internal Revenue Code and the shareholder does not own, actually or constructively under attribution rules provided in the Internal Revenue Code, in excess of 5% of the fair market value of all of our common shares outstanding at any time during the shorter of the five-year period preceding the merger or the shareholder's holding period. We believe that we are a "domestically controlled REIT." We also believe that our common shares are regularly traded on an established securities market within the meaning of the Internal Revenue Code. We will endeavor to determine whether our common shares continue to be regularly traded on an established securities market prior to the merger and whether we are a "domestically controlled REIT" as of the effective time of the merger. A foreign shareholder of our common shares who does not meet either of the above exceptions will be subject to (a) United States federal income tax at regular graduated rates on any gain recognized on the disposition of its shares in the merger; and (b) withholding in respect of this tax at a rate of 10% of the amount realized by the foreign shareholder in the merger. Foreign shareholders are urged to consult their tax advisors concerning the potential applicability of these exceptions and the consequences of a sale or other disposition of the common shares held by foreign shareholders in advance of the merger.


     Certification of Non-Foreign States. In order to avoid withholding under the Foreign Investment in Real Property Tax Act of 1980, a shareholder of our common shares who is not a foreign shareholder must certify under penalties of perjury as to its non-foreign status by completing the certification form that will be included with the letter of transmittal in connection with the merger.

     Backup Withholding. The exchange of common shares in the merger will be reported to the Internal Revenue Service. Backup withholding at a rate of 31% will apply to the merger proceeds unless the exchanging shareholder furnishes a taxpayer identification number in the manner prescribed by applicable Treasury regulations, certifies that the number is correct, certifies as to no loss of exemption from backup withholding and meets other conditions. Backup withholding does not apply to foreign shareholders, corporations and other exempt non-foreign shareholders. A foreign shareholder will be exempt from backup withholding if the applicable certification requirements are satisfied. The payment or distribution of merger proceeds to or through the United States office of a broker is subject to information reporting and backup withholding unless an exemption from information reporting and backup withholding is established. Any amounts withheld under the backup withholding rules described above will be allowed as a refund or a credit against United States federal income tax liability of the shareholder if the required information is furnished to the Internal Revenue Service on a timely basis.

     DUE TO THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, YOU ARE URGED TO CONSULT YOUR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE MERGER, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL OR OTHER TAX LAWS.

PLANS FOR AIP AFTER THE MERGER


     If DDR completes the merger, it intends to maintain AIP as a private REIT which will operate AIP's remaining properties and implement an orderly disposition plan. In connection with that plan, DDR will attempt to achieve an acceptable price for each of the AIP properties. Any disposition of properties will be supervised by DDR's commercial real estate professionals. The disposition plan may involve individual assets, a select group of properties, or the sale of the entire portfolio. In order to achieve an acceptable return in connection with the sale of the properties, some of the properties may require that capital expenditures be made in order to upgrade the condition of the properties or may require that they be more fully leased. At this time, DDR does not have any agreement and has not entered into any letter of intent to sell any of the AIP properties. DDR will take certain steps after the approval of the merger to (1) retain AIP's status as a REIT (although private), and (2) prevent AIP from becoming a qualified REIT subsidiary of DDR. In addition, there are no current plans or proposals which relate to or would result in:


     - an extraordinary corporate transaction, such as a merger, reorganization or liquidation involving AIP;

     - a sale or transfer of a material amount of AIP's assets; or

     - any other material change in AIP's corporate structure or business.

     DDR's management has begun and intends to continue a study of AIP and its assets, corporate structure, capitalization, operations, properties, policies, management and personnel to determine what changes will be desirable following completion of the merger in order to organize and integrate AIP's activities with those of DDR and its other subsidiaries.

CONDUCT OF THE BUSINESS OF AIP IF THE MERGER IS NOT COMPLETED

     If the merger is not completed, AIP's board of trust managers expects that AIP's current management will continue to operate AIP's business substantially as currently operated. AIP anticipates that DDR would continue to be a substantial shareholder and have the right to nominate four of the 11 members of the board of trust managers. AIP's board is not currently considering any other alternative to the merger.


     If the merger does not close by May 31, 2001 because of a breach of the merger agreement by DDR or DDR Sub, we will retain our right to cause DDR to purchase up to $166.6 million of preferred shares or additional common shares from AIP. The purchase price for the shares would be based upon AIP's trading price. AIP's right would be extended for a period of time from its original termination date of November 20, 2000 by the number of days between June 19, 2000 and the later of (1) the date on which the breach occurs or (2) the first date on which a trust manager not designated by DDR becomes aware of the breach. If AIP had this right, the board would consider whether the sale of shares would be in the best interests of shareholders. If so, and if there were appropriate property acquisitions to be funded in connection therewith, it would require that DDR purchase shares from AIP.


ANTICIPATED ACCOUNTING TREATMENT OF THE MERGER

     The merger is expected to be accounted for using the purchase method of accounting in accordance with GAAP.

REGULATORY APPROVALS RELATING TO THE MERGER

     No party is required to make filings with or obtain approvals from regulatory authorities in connection with the merger, other than the filing of articles of merger with Dallas County and the Secretary of State of the State of Texas.

PROVISION FOR NON-DDR SHAREHOLDERS

     Neither DDR nor AIP has made any provision to grant non-DDR shareholders access to the files of AIP or DDR or to obtain counsel or appraisal services at their expense.

LITIGATION RELATING TO THE MERGER


     On November 3, 2000, a purported shareholder class action and derivative action lawsuit was filed in Dallas County Court at Law No. 1. On November 21, 2000, two additional purported shareholder class action and derivative action lawsuits were filed in the 68th and 134th Judicial District Courts in Dallas County, Texas. Each lawsuit was filed by a shareholder of AIP seeking, among other things, to enjoin the consummation of the merger. DDR and our trust managers have been named as defendants in the lawsuits. AIP has been named as a nominal defendant in the County Court at Law No. 1 lawsuit and as a defendant in the latter two lawsuits.



     Each of the three actions is similar. The complaints allege that the defendants have breached fiduciary duties, abused their control of AIP, and committed waste by agreeing to the terms of the announced merger and that the defendants will be unjustly enriched in connection with the proposed merger. Each plaintiff has also sued for unspecified damages, punitive damages and attorneys' fees. The defendants deny the plaintiffs' allegations of wrongdoing and intend to vigorously defend themselves.


                              THE MERGER AGREEMENT

     The following describes the material terms of the merger agreement. The full text of the merger agreement is attached to this proxy statement as Appendix B and is incorporated in this proxy statement by reference. We encourage you to carefully read the entire merger agreement.

GENERAL

     The merger agreement provides that upon the terms and subject to the conditions of the merger agreement, DDR Sub will be merged with and into us and that, following the merger, the separate existence of DDR Sub will cease and we will continue as the surviving entity. When the merger occurs:

     - each outstanding share of common stock of DDR Sub will be converted into a common share of AIP;

     - each outstanding AIP common share held by non-DDR shareholders will be
       converted into the right to receive $       in cash, without interest and
       any additional consideration that may be payable to current shareholders
       upon the sale of AIP's remaining properties as described on page   ; and

     - common shares and share options held by DDR, DDR Sub or their affiliates (other than individuals) will be canceled in the merger.

     The amount of merger consideration may be reduced if dividends are paid to maintain REIT status or to avoid REIT taxable income for federal income tax purposes.

EFFECTIVE TIME OF THE MERGER

     The merger agreement provides that if all the conditions to the merger agreement are satisfied or waived prior to the special meeting, the closing of the merger will take place as soon as practicable following the special meeting. Promptly after the closing, we and DDR Sub will file the necessary documents with public officials to complete the merger. We expect that, if all conditions to the merger have been satisfied or waived, the merger will occur within three business days after the special meeting.

CONSEQUENCES OF THE MERGER

     Pursuant to the merger agreement, following approval and adoption of the merger and subject to the fulfillment or waiver of the conditions to closing, DDR Sub will be merged with and into AIP and AIP will continue as the surviving entity in the merger. As a result of the merger, each common share of AIP issued and outstanding immediately prior to the completion of the merger, other than the excluded shares described below, will be automatically converted into the right to receive cash as described above. The AIP common shares that will not be converted into the merger consideration are:

     - shares held in AIP's treasury, which will be canceled without any payment thereon;

     - shares held by DDR, DDR Sub and their direct or indirect subsidiaries, which will be canceled without any payment thereon; and

     - shares held by shareholders who have perfected their dissenters' rights, which will be subject to appraisal in accordance with Texas law.

     At the completion of the merger, all AIP common shares, other than the shares for which dissenters' rights were perfected, will no longer be outstanding and will be canceled and retired and will cease to exist, and each certificate formerly representing those shares will thereafter represent only the right to receive the merger consideration. Also, on completion of the merger, each share of DDR Sub common stock will be canceled and automatically converted into the right to receive one AIP common share. Therefore, following the merger, the non-DDR shareholders will cease to participate in future earnings or growth, if any, of AIP or benefit from any increases, if any, in the value of AIP and they will no longer bear the risk of any decrease in value of AIP. Distributions by AIP after completion of the merger will be paid to DDR as the sole shareholder of AIP and not to the non-DDR shareholders. The rate of distributions after the completion of the merger may be greater than the rate of dividends currently paid by AIP.

     The AIP common shares are currently registered under the Securities Exchange Act of 1934. Following the merger, the common shares will become eligible for termination of that registration and AIP's registration under the Securities Exchange Act will be terminated. Additionally, the AIP common shares will be delisted from the New York Stock Exchange. AIP's obligations to file reports with the SEC will also be terminated. In addition, AIP will be relieved of its obligation to comply with the other requirements of the Securities Exchange Act, including the proxy rules, the short-swing trading profits provisions and, with respect to future transactions involving AIP, the "going private" provisions of Rule 13e-3 under the Securities Exchange Act. Accordingly, less information will be required to be made publicly available than is currently the case. DDR, however, will continue to be a publicly traded and reporting company.

EMPLOYEE SHARE PLAN

     At the effective time, each option to purchase our common shares, other than those held by DDR, will be converted into the right to receive an amount in cash equal to the difference between the cash merger consideration and the then current exercise price of the option. Also at the effective time, each DER will be converted into the right to receive the negotiated average price of $2.909 per DER.

SURRENDER AND EXCHANGE OF SHARE CERTIFICATES; PAYMENT FOR SHARES


     Promptly after the time the merger becomes effective, AIP will deposit with BankBoston, N.A., the exchange agent, an amount of cash equal to the aggregate amount of cash merger consideration to be paid to holders of our common shares immediately before the merger became effective and the amount of the final dividend, if any. A final dividend will be paid from operating revenue generated after the anticipated closing date, but only if the closing is delayed more than three days beyond that date. Any final dividend paid because of a delay in closing will not reduce the amount of merger consideration paid to shareholders. The exchange agent will then send to persons who held our common shares immediately before the merger became effective a letter of transmittal containing instructions for use in effecting the exchange of their AIP share certificates for the merger consideration payable to them. If you held our common shares immediately before the effective time of the merger, upon surrender to the exchange agent of an outstanding certificate or certificates which represented our shares and acceptance of such certificate by the exchange agent, the exchange agent will deliver to you the merger consideration owed to you pursuant to the merger agreement. No interest will be paid or accrue on any cash payable to you.

     Any portion of the merger consideration payable which remains undistributed for two years after the effective time will be delivered to AIP. If, at that time, you have not previously exchanged your certificates, you may thereafter only look to AIP, and then only as a general creditor, for payment of the merger consideration owed to you.

     If you do not have your share certificate, you may make an affidavit of that fact. In addition, we may require that you post a bond in a reasonable amount determined by us with respect to the missing share certificate. Upon receipt of the affidavit and any required bond, the exchange agent will issue the merger consideration payable to you.

TRANSFER OF SHARES

     At and after the effective time, our transfer agent will not record on the share transfer books transfers of any of our common shares that were outstanding immediately prior to the effective time of the merger.

OFFICERS, TRUST MANAGERS AND GOVERNING DOCUMENTS

     From and after the effective time of the merger, Messrs. Wolstein, Gidel, Adams and Schoff will remain as trust managers of AIP. Our other trust managers and our officers will resign on or prior to the effective time. Our declaration of trust and bylaws in effect immediately prior to the effective time will continue to be our governing documents after the merger, each until later amended.

REPRESENTATIONS AND WARRANTIES

     We made customary representations and warranties in the merger agreement relating to various aspects of our businesses and financial statements and other matters, including, among other things:

     - our and our subsidiaries' organization and good standing;

     - our and our subsidiaries' authority to enter into and the validity and effectiveness of the merger agreement;

     - our and our subsidiaries' capital structure;

     - the absence of conflicts, violations or defaults under our declaration of trust, bylaws and other agreements;

     - required consents and approvals, or the absence thereof, of governmental entities relating to the merger;

     - the documents and reports filed and to be filed, including this proxy statement, with the SEC and the accuracy and completeness of the information contained in those documents and reports;

     - litigation matters;

     - our and our subsidiaries' compliance with applicable laws;

     - the absence of recent material changes or events;

     - tax matters;

     - material liabilities or the absence thereof;

     - the absence of defaults under material loans, contracts, agreements, laws and court orders;

     - our and our subsidiaries' ownership of real property;

     - environmental matters;

     - pension and benefit plans and other matters relating to the Employee Retirement Income Security Act of 1974;

     - labor and employment matters;

     - our and our subsidiaries' ownership of intangible property;

     - insurance matters;

     - takeover statutes;

     - Chase Securities' fairness opinion; and

     - the Investment Company Act of 1940.

     The merger agreement also contains customary representations and warranties of DDR and DDR Sub relating to various aspects of their business, including, among other things:

     - their organization and good standing;

     - their authority to enter into and the validity and effectiveness of the merger agreement;

     - the absence of conflicts, violations or defaults under their charter documents and other agreements;

     - the Investment Company Act of 1940;

     - required consents and approvals, or the absence thereof, of governmental entities;

     - the information supplied or to be supplied in connection with the documents and reports filed, and to be filed, with the SEC, including this proxy statement, and the accuracy and completeness of the information contained in those documents and reports;

     - their capital structure;

     - litigation matters and compliance with law; and

     - their access to funds sufficient to consummate the transactions contemplated by the merger agreement.

CONDUCT OF BUSINESS PRIOR TO THE MERGER

     We have agreed, prior to the time the merger occurs, to operate our and our subsidiaries' businesses in the ordinary course in substantially the same manner as previously conducted and to use all commercially reasonable effects to preserve intact our business organization, and retain the services of our current officers and key employees.

     In addition, the merger agreement places specific restrictions on our ability and the ability of our subsidiaries to:

     - except as described below, authorize, declare or pay any dividends on or make other distributions in respect of any of our common shares;

     - make or rescind any material express or deemed tax election;

     - materially change our methods, principles or practices of accounting except as required by the SEC, GAAP or applicable law;

     - acquire or enter into any option or contract to acquire additional real property;

     - incur additional indebtedness except for working capital under our revolving lines of credit;

     - encumber assets;

     - commence construction of, or enter into agreements to develop or construct, other real estate projects;

     - amend our organizational documents;

     - change our capital structure;

     - issue securities or change the terms of any outstanding securities;

     - sell, dispose of or agree to sell or dispose of any of our properties;

     - make loans, advances, capital contributions or investments in any entity other than our subsidiaries;

     - commit to purchase real estate in excess of $500,000 individually and $1,000,000 in the aggregate;

     - guarantee indebtedness;

     - enter into any related party transactions;

     - increase compensation or enter into employment or other agreements;

     - adopt any new employee benefit plan;

     - change the ownership of our subsidiaries; or

     - agree, commit or arrange to take any action listed above.


Under the merger agreement, we are permitted to pay a dividend, but only in the minimum amount necessary to avoid jeopardizing our status as a REIT under the Internal Revenue Code and having positive REIT taxable income for federal income tax purposes. Any dividends paid for these purposes will reduce the amount of the merger consideration. On January 17, 2001, in order to avoid having REIT taxable income for 2000, we made a special distribution to shareholders of record on December 29, 2000, of $1.27 per share. Accordingly, in accordance with the merger agreement, the merger consideration was reduced by $1.27 per share. We may also pay a dividend from operating revenues if the closing occurs after
          , 2001. A dividend paid for that purpose would not reduce the amount of the merger consideration.


ACCESS TO INFORMATION

     We have agreed to allow DDR and DDR Sub, their officers, employees, accountants, counsel, financial advisors and other representatives, upon reasonable advance notice, reasonable access during normal business hours to our properties, books, contracts, commitments, personnel and records. We further agreed to furnish promptly to DDR and DDR Sub all other information concerning our business, properties and personnel as they may reasonably request.

NO SOLICITATION

     In the merger agreement, we have agreed that, prior to the merger:

     - except as described below, neither we nor any of our subsidiaries will initiate, solicit or knowingly encourage, directly or indirectly, any acquisition proposal, or engage in any negotiations concerning or otherwise provide any confidential information or take any action designed or reasonably likely to facilitate any acquisition proposal;

     - except as described below, we will use our reasonable best efforts to cause our officers, trust managers, employees, agents and financial advisors not to engage in the activities listed in the preceding bullet point;

     - we will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted prior to November 1, 2000 with respect to the above actions; and

     - we will promptly notify DDR Sub if we receive any such inquiries or proposals, or any requests for information, or if any such negotiations or discussions are sought to be initiated or continued.

     The merger agreement does not prohibit our board of trust managers from:

     - furnishing information to, or engaging in discussions or negotiations with, any third party that makes an unsolicited acquisition proposal if:

      - the board determines, in good faith, following consultation with and after considering the advice of its legal and financial advisors, that these actions could reasonably be expected to result in a superior acquisition proposal; and

      - prior to furnishing information to, or engaging in discussions or negotiations with, the third party, we provide written notice to DDR and DDR Sub to the effect that we are furnishing information to, or entering into discussions with, that third party, and the status of the discussions or negotiations with the third party; or

     - if applicable, taking and disclosing to our shareholders a position, as contemplated by Rules 14d-9 and 14e-2 under the Securities Exchange Act of 1934, or making any disclosure to our shareholders with regard to an acquisition proposal.

     The board of trust managers may withdraw or modify its approval or recommendation of the merger agreement only if it decides to approve and recommend a superior acquisition proposal.

     The term "acquisition proposal" means an inquiry, proposal or offer with respect to a transaction, other than the transactions contemplated by the sale agreement or the merger agreement, involving, or any purchase of, all or any significant portion of our assets or any of our equity securities or any assets or securities of our subsidiaries. The term "superior acquisition proposal" means a bona fide acquisition proposal:

     - that the board of trust managers (excluding DDR's designees), or an authorized committee of the board, determines to be more favorable to our shareholders from a financial point of view than the merger, based upon advice from our financial advisor and legal counsel that the value of the consideration provided for in the proposal is superior to the value of the consideration provided for in the merger; and

     - for which any required financing is then committed or which, in the good faith reasonable judgment of our board of trust managers and legal counsel, is reasonably capable of being financed by the third party, if financing is required.

CONDITIONS TO THE MERGER

  Conditions to each party's obligations

     The respective obligations of each party to complete the merger are subject to the satisfaction prior to the closing date of the following conditions:

     - approval and adoption of the merger agreement by the holders of 66 2/3% of the outstanding common shares entitled to vote on the merger;

     - receipt of all required consents, approvals, permits and authorizations required to be obtained from any governmental entity in connection with the transactions contemplated by the merger;

     - absence of any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction, or order of any governmental entity having jurisdiction over us, DDR or DDR Sub, and absence of any other legal restraint or prohibition preventing or making illegal the consummation of the merger; and

     - the sale of the 31 properties to Value Enhancement Fund shall have closed.

  Conditions to DDR's and DDR Sub's obligations

     DDR's and DDR Sub's obligations to effect the merger are further subject to the satisfaction or waiver of the following conditions:


     1. we will have performed in all material respects the following obligations at or prior to the closing date, and DDR and DDR Sub will have received a certificate to that effect signed on our behalf by our chief executive officer and our chief financial officer:



       - no solicitation of potential acquirors;



       - conduct our business as described on pages 61-62;



       - execute compromise, settlement and mutual releases with our employees that will receive severance payments in connection with the merger;



       - enter into agreements regarding fees with AIP's financial advisors;



       - the fees of our accountants and attorneys will have been paid; and



       - terminate our dividend reinvestment plan;



     2. our representations and warranties in the merger agreement described on pages 60-61 will be true and correct in all material respects on and as of the closing date (or as of a particular date, where applicable), and DDR will have received a certificate to that effect, signed on our behalf by our chief executive officer and chief financial officer;



     3. DDR will have been furnished with evidence of the receipt of all consents required by the merger agreement;



     4. no material adverse effect will have occurred since November 1, 2000 with respect to us, and DDR and DDR Sub will have received a certificate to that effect from our chief executive officer or our chief financial officer;



     5. the tax opinion of Locke Liddell & Sapp LLP, our counsel, will have been delivered to us, DDR and DDR Sub;



     6. all of our officers and trust managers, other than DDR's designees to our board, will have resigned;



     7. DDR Sub will have received a comfort letter from Ernst & Young, LLP, our auditors;



     8. shareholders holding not more than 10% of our outstanding shares will have exercised dissenters' rights;



     9. DDR and DDR Sub will have received from us FIRPTA certificates for the DDR properties;



     10. Manhattan Towers will have been sold and generated net cash proceeds of not less than $34.2 million;



     11. our transaction expenses will not exceed $13.738 million;



     12. the net cash proceeds to us from the sale of the 31 properties to Value Enhancement Fund will not be less than $135.4 million;



     13. our net other assets will not be less than $17.702 million;

     14. the aggregate principal amount of our indebtedness and the amount of indebtedness available under our lines of credit will not exceed $137.4 million; and



     15. the LaSalle entities, on behalf of their clients, the Morgan Stanley Dean Witter entities, on behalf of their clients, and USAA Realco will have voted in favor of the merger agreement.



We have satisfied condition ten regarding the sale of Manhattan Towers. The merger agreement provides that we will be deemed to have satisfied the ninth, tenth, eleventh and twelfth conditions listed above if the sum or the actual amounts of the items described in the ninth, eleventh and twelfth conditions minus the actual amount of transaction expenses is within $1 million of the base amount of $173.564 million. In accordance with the merger agreement, the
calculation was made on             , 2001. Based on the calculation, we have
satisfied conditions nine through 12. [Because the result was $     more than
the base amount, the merger consideration was increased from $13.74 per share to
$     per share. OR Because the result was within $1 million of the base amount, the merger consideration remained at $13.74.]


  Conditions to our obligations

     Our obligation to effect the merger is further subject to the satisfaction or waiver of the following conditions:


     - DDR and DDR Sub will have performed in all material respects the obligations (including cooperating in preparation of this proxy statement, press releases and tax returns) required to be performed by them under the merger agreement at or prior to the closing date, and we will have received a certificate to that effect signed on behalf of DDR by its chief executive officer or its chief financial officer;


     - the representations and warranties of DDR and DDR Sub described in the merger agreement will be true and correct in all material respects on and as of the closing date (or as of a particular date, where applicable), and we will have received a certificate to that effect signed on behalf of DDR by its chief executive officer and its chief financial officer;

     - as to DDR and DDR Sub, no material adverse effect will have occurred since November 1, 2000, and we will have received a certificate to that effect from each of their respective chief executive officers and chief financial officers;


     - the cash consideration you are to receive is $13.74 (as reduced by the special distribution of $1.27 per share) or more; and


     - all consents and waivers from third parties in connection with the merger have been obtained.

TERMINATION

     The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time as follows:

     - by mutual written consent of our board of trust managers and DDR's and DDR Sub's respective boards of directors;

     - any of the parties if:

      - any governmental entity has issued an injunction, order, decree or ruling, or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the merger that remains in effect on May 31, 2001;

      - the merger is not consummated by May 31, 2001 and the terminating party's breach of any representation, warranty, covenant or other obligation under the merger agreement has not been the cause of or resulted in the failure of the merger to occur on or before May 31, 2001;

      - we fail to get approval of the merger from the holders of at least 66 2/3% of the outstanding common shares; or

      - the other party has breached its representations, warranties, covenants or obligations such that the conditions to closing cannot be satisfied by May 31,2001.

     - by DDR or DDR Sub, if:

      - prior to the special meeting, our board of trust managers has withdrawn or modified, in any manner which is adverse to DDR, its recommendation or approval of the merger or the merger agreement or the board has approved or recommended to our shareholders any superior acquisition proposal; or

      - AIP enters into a definitive agreement with respect to an acquisition proposal.

     - by us, if:

      - prior to the special meeting and subject to payment by us of a termination fee:

        - the board of trust managers has withdrawn or modified its recommendation or approval of the merger agreement or the board has approved or recommended a superior acquisition proposal.

TERMINATION FEES

     The merger agreement provides that, except as described below, all costs and expenses incurred in connection with the merger agreement will be paid by the party incurring the expense.

     - AIP must pay DDR $4.5 million if the merger agreement is terminated for any of the following reasons:

      - breach of any representation, warranty, covenant, obligation or agreement by AIP such that the conditions to closing cannot be satisfied by May 31, 2001;

      - failure to close the sale of the 31 properties to Value Enhancement Fund in accordance with the sale agreement because of AIP's breach of that agreement;

      - if prior to the shareholders meeting, the board withdraws its recommendation in favor of the merger;

      - if AIP enters into a definitive agreement with respect to an acquisition proposal; or

      - if the board approves or recommends a superior acquisition proposal.

     - DDR must pay AIP $4.5 million if the merger agreement is terminated because DDR breaches any representation, warranty, covenant, obligation or agreement, such that the conditions to closing cannot be satisfied by May 31, 2000. If the sale agreement is terminated because of a breach by DDR, DDR will be responsible for any termination fee to be paid by AIP to Value Enhancement Fund under the property sale agreement.

INDEMNIFICATION

     The merger agreement provides that, from and after the time the merger agreement becomes effective, AIP will indemnify our and our subsidiaries' present and former officers, employees, directors and trust managers from liabilities arising out of actions or omissions in their capacity as such prior to or at the effective time of the merger, to the extent provided in our or our subsidiaries' organizational documents or any written indemnification agreements or other employee benefit plan or pension plan. In addition, AIP will maintain directors' and officers' insurance coverage for six years after the effective time of the merger on terms no less favorable to these indemnified parties than existing insurance coverage. DDR has agreed to guarantee these obligations after the merger is effective.

AMENDMENT

     The merger agreement may be amended at any time only by written agreement of AIP, DDR and DDR Sub. However, after the required shareholder approval, no term or condition contained in the merger agreement may be amended or modified in any manner that by law requires further approval by our shareholders without our obtaining this further shareholder approval.

                               FEES AND EXPENSES

     Whether or not the transactions are completed, all fees and expenses incurred in connection with the merger will be paid by the party incurring the expenses. If AIP terminates the property sale agreement, in addition to paying a termination fee, AIP must reimburse Value Enhancement Fund for its verifiable out-of-pocket costs, including legal fees, up to $450,000. In addition to any termination fee and expenses that may become payable by AIP under the merger agreement or the property sale agreement, AIP's estimated fees and expenses to be incurred in connection with the proposed transactions are as follows:

Filing fees (SEC)...........................................  $31,741
Legal, accounting and financial advisor's fees of AIP and
  the special committee.....................................
Printing and solicitation fees and expenses.................
Miscellaneous...............................................
                                                              -------
          Total.............................................  $
                                                              =======

                                 THE COMPANIES

AIP

     We are an Irving, Texas based REIT focused on the light industrial property sector including office showroom, service center and flex properties, low-rise office and small bay distribution buildings. At September 30, 2000, our portfolio consisted of 71 properties comprised of approximately 7.8 million square feet in 11 states. We are a self-administered REIT that has acquired, managed and improved industrial and other commercial properties since 1985. Our properties were approximately 93.6% leased at December 31, 1999 and 92.3% at September 30, 2000. Our real estate assets are operated with the same long-term objectives and therefore are viewed as a single operating segment.

     Our executive offices are located at 6210 N. Beltline Road, Suite 170, Irving, Texas 75063. Our telephone number is (972) 756-6000.

DDR AND DDR SUB

     DDR is an Ohio based REIT formed in 1992 and DDR Sub is a newly formed Texas REIT that was formed to effectuate the merger. DDR currently owns and manages 209 shopping centers in 40 states totaling 49.2 million square feet of real estate under management. DDR is a self-administered and self-managed REIT operating as a fully integrated real estate company which develops, leases and manages shopping centers. The principal executive offices of DDR and DDR Sub are located at 3300 Enterprise Parkway, Beachwood, Ohio 44122. The telephone number for each of these entities is (216) 755-5500. DDR owns 46.0% of our issued and outstanding common shares, and under the share purchase agreement entered into with AIP in July 1998, DDR has designated four of our trust managers.

        PRINCIPAL SHAREHOLDERS AND SHARE OWNERSHIP OF MANAGEMENT OF AIP

     The following table sets forth information on the beneficial ownership of our common shares as of the record date by persons known to us to own more than 5% of our outstanding common shares, each of our trust managers and executive officers and all of our trust managers and executive officers as a group. The following information with respect to beneficial ownership of more than 5% of our outstanding common shares is based on reports on Schedule 13D or Schedule 13G filed with the SEC. A person is deemed to be the beneficial owner of the number of common shares of which that person has the right to acquire beneficial ownership, for example, by exercise of share options, within 60 days after the record date.

     Except as otherwise noted, all persons named below have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

                                                               NUMBER OF
                                                                 SHARES
                                                              BENEFICIALLY          PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                             OWNED              OF CLASS
------------------------------------                          ------------          --------
Albert T. Adams.............................................       2,000(1)              *
William H. Bricker..........................................       5,400(2)              *
T. Patrick Duncan...........................................       1,200                 *
Robert H. Gidel.............................................       4,048(1)              *
Robert E. Giles.............................................       8,012(2)              *
Edward B. Kelley............................................       2,000                 *
Stanley J. Kraska, Jr. .....................................          --                 *
J. Timothy Morris...........................................       1,000(3)              *
James A. Schoff.............................................       2,000(1)              *
Charles W. Wolcott..........................................     336,000(4)           1.56%
Scott A. Wolstein...........................................       2,006(1)(10)          *
Lewis D. Friedland..........................................     160,006(5)              *
Marc A. Simpson.............................................      90,898(6)              *
David B. Warner.............................................      79,900(6)              *
USAA Real Estate Company....................................   1,680,086(7)           7.79%
  9830 Colonnade Boulevard, Suite 600
  San Antonio, Texas 78230
Morgan Stanley Dean Witter & Co.
  The Morgan Stanley Real Estate Special Situations Fund II,
     L.P.
  Morgan Stanley Dean Witter Investment Management Inc. ....   1,999,653(8)           9.27%
  1585 Broadway New York, New York 10036
LaSalle Investment Management (Securities) LP and LaSalle
  Investment Management, Inc. ..............................   1,507,578(9)           6.97%
  100 East Pratt Street
  Baltimore, Maryland 21202
Scott A. Wolstein and Developers Diversified Realty
  Corporation...............................................   9,756,656(10)         45.23%
  3300 Enterprise Parkway
  Beachwood, Ohio 44122
All trust managers and executive officers as a group(14
  persons)..................................................     694,479(1)(2)(3)     3.24%
                                                                        (4)(5)(6)

---------------

  *  Ownership is less than 1% of outstanding common shares.

 (1) Includes vested options to purchase 2,000 common shares.

 (2) Includes vested options to purchase 5,000 common shares.

 (3) Includes vested options to purchase 1,000 common shares.

 (4) Includes vested options to purchase 250,000 common shares.

 (5) Includes vested options to purchase 135,000 common shares.

 (6) Includes vested options to purchase 70,000 common shares.

 (7) Based upon Amendment No. 4 to Schedule 13D filed jointly by United States Automobile Association, USAA Capital Corporation, and USAA Realco on August 6, 1998. USAA is the sole stockholder of USAA Capital Corporation and USAA Capital Corporation is the sole stockholder of Realco. Based upon these relationships, USAA, USAA Capital Corporation, and USAA Realco have shared voting and dispositive power over 1,680,086 common shares.


 (8) Based upon Amendment No. 1 to Schedule 13D filed jointly by Morgan Stanley Dean Witter & Co. (f/k/a Morgan Stanley, Dean Witter, Discover & Co.), Morgan Stanley Dean Witter Investment Management Inc. (f/k/a Morgan Stanley Asset Management Inc.) and Morgan Stanley Real Estate Special Situations Fund II, L.P. on March 18, 1998, Morgan Stanley Dean Witter has sole voting and dispositive power over 120,231 common shares and shared voting and dispositive power over 1,879,422 common shares held by the investors for whom Morgan Stanley Dean Witter Investment Management acts as an investment advisor. Pursuant to separate investment management agreements between Morgan Stanley Dean Witter Investment Management and Morgan Stanley Real Estate Special Situations Fund II, Morgan Stanley Dean Witter Investment Management has been granted voting and dispositive power with respect to the common shares held by Morgan Stanley Real Estate Special Situations Fund II. Morgan Stanley Dean Witter Investment Management has shared voting and dispositive power over 1,879,422 common shares held by Morgan Stanley Dean Witter Investment Management purchasers and the Morgan Stanley Real Estate Special Situations Fund II has shared voting and dispositive power over 652,415 of such common shares. Pursuant to separate investment management agreements between Morgan Stanley Dean Witter Investment Management and the Morgan Stanley Dean Witter Investment Management purchasers, Morgan Stanley Dean Witter Investment Management has been granted voting and dispositive power with respect to the common shares held by each of the Morgan Stanley Dean Witter Investment Management purchasers.



 (9) Based upon Amendment No. 2 to Schedule 13D filed jointly by LaSalle Investment Management (Securities) LP and LaSalle Investment Management, Inc. on February 18, 1998, (i) LaSalle Investment Management (Securities) LP has sole voting and dispositive power over 480,213 common shares and shared voting and dispositive power with respect to 480,212 common shares; and (ii) LaSalle Investment Management, Inc. has shared dispositive power with respect to 542,153 common shares. Includes vested options to purchase 5,000 common shares.


(10) Based upon Amendment No. 7 to Schedule 13D filed jointly by DDR and Scott
     A. Wolstein on November 14, 2000, DDR has sole voting and dispositive power over 9,756,650 common shares and Mr. Wolstein has sole voting and dispositive power over 2,006 common shares (which amount includes beneficial ownership of 2,000 common shares as a result of options that are exercisable). Mr. Wolstein, as chairman of the board, president and chief executive officer of DDR, may be deemed to beneficially own all shares held by DDR.

                  TRUST MANAGERS AND EXECUTIVE OFFICERS OF AIP

     The following persons are the trust managers and executive officers of AIP.

NAME                         AGE                POSITION(S) AND OFFICE(S) HELD
----                         ---                ------------------------------
Scott A. Wolstein..........  48    Chairman of the Board of Directors and Chief Executive
                                   Officer of the Company
Albert T. Adams............  49    Trust Manager
William H. Bricker.........  68    Trust Manager
T. Patrick Duncan..........  52    Trust Manager
Robert H. Gidel............  49    Trust Manager
Robert E. Giles............  52    Trust Manager
Edward B. Kelley...........  60    Trust Manager
Stanley J. Kraska, Jr. ....  40    Trust Manager
J. Timothy Morris..........  34    Trust Manager
James A. Schoff............  54    Trust Manager
Charles W. Wolcott.........  47    Trust Manager, President and Chief Executive Officer
Lewis D. Friedland.........  41    Executive Vice President and Chief Operating Officer
Marc A. Simpson............  46    Senior Vice President and Chief Financial Officer,
                                   Secretary and Treasurer
David B. Warner............  42    Senior Vice President -- Real Estate Operations


     Scott A. Wolstein was appointed as a trust manager and as Chairman of the Board of Trust Managers on July 30, 1998. Mr. Wolstein became Chairman of DDR in February 1997, and has served as President and Chief Executive Officer of DDR since its organization in 1992 and February 1993 initial public offering. Mr. Wolstein was a principal and executive officer of DDR's predecessor prior to 1993. Mr. Wolstein is a graduate of the Wharton School at the University of Pennsylvania and of the University of Michigan Law School. He is currently a member of the Board of Trustees of NAREIT and the International Council of Shopping Centers and serves as the General Co-Chairman of the Cleveland Campaign for the State of Israel Bonds. He is also a member of the Young Presidents Organization, The Urban Land Institute, the National Realty Committee and the Wharton Real Estate Center.


     Albert T. Adams was appointed as a trust manager on July 30, 1998. Mr. Adams has been a partner with the law firm of Baker & Hostetler LLP in Cleveland, Ohio, since 1984, and has been affiliated with the firm since 1977. Mr. Adams is a graduate of Harvard College, Harvard Business School and Harvard Law School. He serves as a member of the Board of Trustees of the Greater Cleveland Roundtable and of the Western Reserve Historical Society. Mr. Adams also serves as a director of DDR, Associated Estates Realty Corporation, Boykin Lodging Company, Captec Net Lease Realty, Inc. and Dairy Mart Convenience Stores, Inc.


     William H. Bricker has served as a trust manager since September 1985. Mr. Bricker was appointed Chairman and Chief Executive Officer of LTV Corporation in November 2000. Since 1987, he has served as President of DS Energy Services Incorporated, a company consulting in the international oil and gas industry. In May 1987, Mr. Bricker retired as the Chairman and Chief Executive Officer of Diamond Shamrock Corporation where he held various management positions from 1969 through May 1987. He received his Bachelor of Science and Master of Science degrees from Michigan State University.


     T. Patrick Duncan has served as a trust manager since December 1996. Mr. Duncan joined USAA Realco in November 1986 as Chief Financial Officer. With over 24 years of experience, Mr. Duncan serves as Senior Vice President of Real Estate Operations with responsibilities which include the direction of all acquisitions, sales, management and leasing of real estate for USAA-affiliated companies. Mr. Duncan received degrees from the University of Arizona in Accounting and Finance. He is a Certified Public Accountant, Certified Commercial Investment Manager, and holds a Texas Real Estate Broker's License. Mr. Duncan is also a member of the Board of Directors for the Daughters of Charity and a member of the Board of Directors of the North San Antonio Chamber of Commerce.

     Robert H. Gidel has served as a trust manager since July 1998. Mr. Gidel also serves as a Member of the Board of Directors of DDR, Lone Star Opportunity Funds I and II and Fortress Investment Trust. Since 1993, Mr. Gidel has been the managing partner of Liberty Partners, an investment partnership formed to purchase securities interests in private and public real estate companies. He has assumed management and governance roles in many of the companies in which the partnership has invested. He was President and Chief Executive Officer of Brazos Partners from 1993-1995, President and Chief Operating Officer of Paragon Group, Inc. from 1995-1997 and President of Meridian Point Realty Trust VIII from 1997-1998. Prior to 1993, Mr. Gidel was a Managing Director of Alex. Brown Kleinwort Benson Realty Advisors. He is a graduate of Warrington College of Business at the University of Florida with a major in real estate.


     Robert E. Giles has served as a trust manager since March 1996. Mr. Giles is currently Executive Vice President of Crown Castle UK Ltd., a communication sites and wireless network services company. He has held that position since November 7, 1999. From 1995 to November 1999, Mr. Giles was the owner and President of Robert E. Giles Interests, Inc., a real estate consulting and development firm and President of Title Network, Ltd., a national title insurance agency. Mr. Giles was a Vice President with the J.E. Robert Companies, Inc. from 1994 to 1995. From 1990 to 1994, Mr. Giles was President and a Director of National Loan Bank, a publicly-held company created through the merger of Chemical Bank and Texas Commerce Bank. Mr. Giles received his Bachelor of Arts degree from University of Texas -- Austin in 1970 and received a Master of Arts degree from University of Texas -- Arlington in 1973.


     Edward B. Kelley has served as a trust manager since December 1996. Mr. Kelley is President of USAA Realco and of La Cantera Development Company. He joined Realco in April 1989 as Executive Vice President and Chief Operating Officer before assuming his new title in August 1989. Mr. Kelley received his Bachelor of Business Administration degree from St. Mary's University in 1964 and a Masters in Business Administration from Southern Methodist University in 1967, and is a Member of the Appraisal Institute. Mr. Kelley is a member of the Board of Directors of USAA Equity Advisors, Inc.

     Stanley J. Kraska, Jr. has served as a trust manager since July 1997. Mr. Kraska has been employed by LaSalle Investment Management (Securities) LP or its affiliates since February 1988. He currently serves as Managing Director, with responsibility for private placement investment. Mr. Kraska graduated from Dartmouth College in 1982 with a Bachelor of Arts degree and received a Master of Business Administration degree from Harvard University in 1986.


     J. Timothy Morris has served as a trust manager since January 15, 1999. Mr. Morris is a Managing Director at Morgan Stanley Dean Witter and head of Morgan Stanley's Real Estate Special Situations Program. Mr. Morris has worked at Morgan Stanley Dean Witter in the investment banking and direct investment areas since 1988. Prior to heading up the Special Situations initiative, Mr. Morris spent five years in Hong Kong running Morgan Stanley Dean Witter's real estate business for Asia. Mr. Morris currently serves on the board of directors of Grove Property Trust, as well as on the boards of two private REITs. He is a graduate of Indiana University and holds a Bachelor of Science degree in Finance.



     James A. Schoff has served as a trust manager since July 1998. Mr. Schoff is Vice Chairman of the Board and Chief Investment Officer of DDR. Prior to this, Mr. Schoff served as DDR's Executive Vice President and Chief Operating Officer from the time of the DDR's initial public offering in 1993. Mr. Schoff is a graduate of Hamilton College and Cornell University Law School. Mr. Schoff practiced law with the firm of Thompson, Hine and Flory where he specialized in the acquisition and syndication of real estate properties. Mr. Schoff currently serves as a member of the Executive Committee and Board of Trustees of the Western Reserve Historical Society and the National Committee for Community and Justice.


     Charles W. Wolcott currently serves as trust manager, President and Chief Executive Officer. Mr. Wolcott was hired as the President and Chief Executive Officer of AIP in May 1993 and has served as a trust manager since August 1993. Mr. Wolcott was President and Chief Executive Officer for Trammell Crow Asset Services, a real estate asset and portfolio management affiliate of Trammell Crow Company, from 1990 to 1992. He served as Vice President and Chief Financial and Operating Officer of

AIP from 1988 to 1991. From 1988 to 1990, Mr. Wolcott was a partner in Trammell Crow Ventures Operating Partnership. Prior to joining the Trammell Crow Company in 1984, Mr. Wolcott was President of Wolcott Corporation, a firm engaged in the development and management of commercial real estate properties. Mr. Wolcott graduated from the University of Texas at Austin in 1975 with a Bachelor of Science degree and received a Master of Business Administration degree from Harvard University in 1977.


     Lewis D. Friedland currently serves as Executive Vice President and Chief Operating Officer. He was hired as the Vice President and Chief Investment Officer of AIP in 1997. Prior to joining the Trust, Mr. Friedland was a founding partner of Crimson Partners, an investment firm formed in 1992 that engaged in the acquisition and development of real estate assets. Prior to founding this firm, from 1988 to 1992, he was a Division Partner and Managing Director of Trammell Crow Company where he was responsible for that firm's development, leasing, and property management activities in Richmond, Va. Mr. Friedland graduated from the Wharton School of the University of Pennsylvania in 1981 with a Bachelor of Science Degree in Economics and received a Master of Business Administration degree from Harvard University in 1985.


     Marc A. Simpson currently serves as Senior Vice President and Chief Financial Officer, Secretary and Treasurer. Mr. Simpson was hired as the Vice President and Chief Financial Officer, Secretary and Treasurer of AIP in March 1994. From November 1989 through March 1994, Mr. Simpson was a Manager in the Financial Advisory Services Group of Coopers & Lybrand L.L.P. Prior to that time, he served as Controller of Pacific Realty Corporation, a real estate development company. Mr. Simpson graduated with a Bachelor of Business Administration degree from Midwestern State University in 1978, and received a Master of Business Administration degree from Southern Methodist University in 1990.

     David B. Warner currently serves as Senior Vice President -- Real Estate Operations. Mr. Warner was hired as Vice President and Chief Operating Officer of AIP in May 1993. From 1989 through the date he accepted a position with AIP, Mr. Warner was a Director of the Equity Investment Group for the Prudential Realty Group. From 1985 to 1989, he served in the Real Estate Banking Group of NCNB Texas National Bank. Mr. Warner graduated from the University of Texas at Austin in 1981 with a degree in finance and received a Master of Business Administration from the same institution in 1984.

                    DIRECTORS AND EXECUTIVE OFFICERS OF DDR

NAME                                        AGE         POSITION(S) AND OFFICE(S) HELD
----                                        ---         ------------------------------
                                                  Chairman of the Board of Directors and
Scott A. Wolstein.........................  48    Chief
                                                  Executive Officer
                                                  Vice Chairman of the Board of Directors
James A. Schoff...........................  54    and
                                                  Chief Investment Officer
David M. Jacobstein.......................  53    President and Chief Operating Officer
Daniel B. Hurwitz.........................  34    Executive Vice President
Joan U. Allgood...........................  47    Vice President and General Counsel
William H. Schafer........................  42    Senior Vice President and Chief Financial
                                                  Officer
Eric Mallory..............................  39    Senior Vice President of Development
William N. Hulett III.....................  56    Director
Albert T. Adams...........................  49    Director
Dean S. Adler.............................  43    Director
Barry A. Sholem...........................  44    Director
Terrance R. Ahern.........................  41    Director
Robert H. Gidel...........................  49    Director


     For a description of the business experience of Messrs. Wolstein, Schoff, Adams and Gidel, see "Trust Managers and Executive Officers of AIP" on pages 70-72.

     David M. Jacobstein has been the President and Chief Operating Officer of DDR since May 1999. From 1986 until the time he joined DDR, Mr. Jacobstein was employed by Wilmorite, Inc., a Rochester, New York based shopping center developer where most recently he served as Vice Chairman and Chief Operating Officer. Mr. Jacobstein is a graduate of Colgate University and George Washington University Law School. Prior to joining Wilmorite, Mr. Jacobstein practiced law with the firms of Thompson, Hine & Flory LLP in Cleveland, Ohio and Harris, Beach & Wilcox in Rochester, New York where he specialized in corporate and securities law. He is a member of the International Council of Shopping Centers and has served as a Vice-President of the Colgate University Alumni Corporation and as President of the Allendale Columbia School (Rochester,
NY) Board of Trustees.

     Daniel B. Hurwitz was appointed Executive Vice President in June 1999. Mr. Hurwitz most recently served as Senior Vice President and Director of Real Estate and Development for Reading, Pennsylvania based Boscov's Department Store, Inc., a privately held department store chain from 1991 until he joined DDR. Prior to Boscov's, Mr. Hurwitz served as Development Director for The Shopco Group, a New York City based developer of regional shopping malls. Mr. Hurwitz is a graduate of Colgate University, and the Wharton School of Business Executive Management Program at the University of Pennsylvania. He is a member of the International Council of Shopping Centers and has served as a Board member of the Colgate University Alumni Corporation, Reading JCC, American Cancer Society (Regional), and the Greater Berk's Food Bank.

     Joan U. Allgood has been a Vice President and General Counsel of DDR since its organization as a public company and General Counsel of its predecessor entities since 1987. Mrs. Allgood practiced law with the firm of Thompson, Hine and Flory from 1983 to 1987, and is a graduate of Denison University and Case Western Reserve University School of Law.

     William H. Schafer has been a Vice President and Chief Financial Officer of DDR since its organization as a public company and the Chief Financial Officer of its predecessor entities since April 1992. Mr. Schafer joined the Cleveland, Ohio office of the Price Waterhouse LLP accounting firm in 1983 and served there as a Senior Manager from July 1990 until he joined the organization in 1992. Mr. Schafer graduated from the University of Michigan with a Bachelor of Arts degree in Business Administration.

     Eric Mallory is the Vice President of Development since April 1999. Prior to that, Mr. Mallory was Executive Vice President of PREIT-Rubin, Inc. in Philadelphia, Pennsylvania since 1993. Mr. Mallory is a graduate of the University of Pittsburgh and received his MBA from the University of Evansville.

     William N. Hulett III has been managing member of Fame Development, Ltd., a residential real estate developer since June 1999. Mr. Hulett has been a Director of BridgeStreet Accommodations, Inc., an American Stock Exchange listed company in the extended stay lodging industry, since June 1997. From June 1997 to June 1998, Mr. Hulett served as President and Chief Executive Officer of BridgeStreet and from June 1998 to June 1999 he served as Vice Chairman of the Board of Directors of BridgeStreet. From September 1995 to May 1997, Mr. Hulett was the Co-Chairman and Chief Executive Officer of the Rock and Roll Hall of Fame and Museum in Cleveland, Ohio. From May 1981 to May 1993, Mr. Hulett was the President of Stouffer Hotel Company, the owner of a national hotel chain. Prior to that time, Mr. Hulett served as Vice President of Operations for Westin Hotels, based in Seattle, Washington. In December 1991, he completed a third consecutive term as Chairman of the Convention and Visitors Bureau of Greater Cleveland. Mr. Hulett is Chairman of the Northern Ohio Chapter of the American Red Cross, a director of Cuyahoga Community College and a member of the Civic Vision 2000 Steering Committee. He is also a director of the Greater Cleveland Growth Association and Cleveland Development Advisors. Mr. Hulett was named Business Executive of the Year for 1995 by the Sales and Marketing Executives Association.

     Dean S. Adler is currently a principal with Lubert-Adler Partners, L.P., a private equity real estate investment company which he founded in 1997. From 1987 through 1996, Mr. Adler was a principal and co-head of the private equity group of CMS Companies, specializing in acquiring operating businesses and real estate. Mr. Adler is a graduate of the Wharton School and the University of Pennsylvania Law

School. He was an instructor at the Wharton School between 1981 and 1983. He currently serves as a member of the Board of Directors of The Lane Company, Electronics Boutique, Inc., U.S. Franchise Systems Inc. and Trans World Entertainment Corporation. Mr. Adler has served on such community boards as the UJA National Young Leadership Cabinet and he is currently a member of the Alexis de Tocqueville Society and is co-chairman of The Walt Frazier Youth Foundation.

     Barry A. Sholem is currently the Co-Chairman and Managing Director of Donaldson, Lufkin & Jenrette, Inc. Real Estate Capital Partners, a $750 million real estate fund which invests in a broad range of real estate related assets, which he joined in January 1995. Prior to joining Donaldson, Lufkin & Jenrette, Inc., Mr. Sholem was with Goldman, Sachs & Co. for fifteen years and was head of the Real Estate Principal Investment Area for Goldman, Sachs & Co. on the West Coast. Mr. Sholem is a graduate of Brown University and Northwestern University's J.L. Kellogg Graduate School of Management. Mr. Sholem is currently active in the Urban Land Institute, the International Council of Shopping Centers, the U.C. Berkeley Real Estate Advisory Board and the Business Roundtable.

     Terrance R. Ahern is a co-founder and principal of The Townsend Group, an institutional real estate consulting firm formed in 1986 which represents primarily tax-exempt clients such as public and private pension plans, endowment, foundation and multi-manager investments. Mr. Ahern is a member of the Board of Directors of the Pension Real Estate Association. He was formerly a member of the Board of Governors of NAREIT. Prior to founding The Townsend Group, Mr. Ahern was a Vice President of a New York based real estate investment firm and was engaged in the private practice of law. Mr. Ahern received a B.A. and J.D. from Cleveland State University.

                  DIRECTORS AND EXECUTIVE OFFICERS OF DDR SUB

NAME                                              AGE           POSITION(S) AND OFFICE(S) HELD
----                                              ---           ------------------------------
David M. Jacobstein.............................  53    Director, President
James A. Schoff.................................  54    Vice President
Joan U. Allgood.................................  47    Director, Vice President and Secretary
William H. Schafer..............................  42    Director, Treasurer


For a description of the business experience of Mr. Schoff, see "Trust Managers and Officers of AIP." For a description of the business experience of Messrs. Jacobstein and Schafer and Ms. Allgood, see "Directors and Executive Officers of DDR" on pages 72-74.

                               DISSENTERS' RIGHTS

     The Texas REIT Act entitles any AIP shareholder who objects to the merger and who follows the procedures set forth in the Texas REIT Act, instead of receiving the consideration proposed under the merger, to receive cash equal to the "fair value" of that shareholder's common shares of AIP. The following summary of the procedures relating to the exercise of dissenters' rights is not a complete statement of those rights and is qualified in its entirety by reference to Sections 25.10, 25.20 and 25.30 of the Texas REIT Act, which are reproduced in full as Appendix D attached to this proxy statement.

     ANY SHAREHOLDER CONTEMPLATING THE POSSIBILITY OF DISSENTING FROM THE MERGER SHOULD CAREFULLY REVIEW THE TEXT OF APPENDIX D, PARTICULARLY THE SPECIFIC STEPS REQUIRED TO PERFECT DISSENTERS' RIGHTS, AND SHOULD CONSULT HIS OR HER LEGAL COUNSEL. DISSENTERS' RIGHTS WILL BE LOST IF THE PROCEDURAL REQUIREMENTS OF
SECTION 25.20 OF THE TEXAS REIT ACT ARE NOT FULLY AND PRECISELY FOLLOWED.

     AIP shareholders who follow the procedure set forth in Section 25.20 of the Texas REIT Act are entitled to receive a cash payment equal to the fair value of their common shares equaling the value of the shares on the day before the meeting relating to the merger, excluding any appreciation or depreciation in the value of the shares in anticipation of the proposed action. Unless all of the procedures set forth in Section 25.20 of the Texas REIT Act are followed by a shareholder who wishes to exercise dissenters' rights, that shareholder will be bound by the terms of the merger. To be entitled to a cash payment upon exercise of dissenters' rights, a shareholder must first file, before the special meeting, with AIP a written notice objecting to the merger. This objection must state that the shareholder will exercise the shareholder's right to dissent if the merger is completed and must contain the shareholder's address. A shareholder desiring to exercise that shareholder's dissenters' rights must not vote in favor of adoption and approval of the merger agreement. A vote against approval and adoption of the merger agreement, however, will not in itself constitute a notice of intent to exercise dissenters' rights.

     After the merger has been approved by the AIP shareholders, AIP will send to each shareholder who filed a notice indicating intent to exercise dissenters' rights and did not vote in favor of the merger agreement, a notice that the merger has been approved. This notice must be mailed within 10 days after approval of the merger. The shareholder then has 10 days from the date AIP's notice was delivered or mailed to the shareholder to make written demand on AIP for payment of the fair value of the shareholder's shares. A shareholder who fails to make a demand within the 10 day period is bound by the merger and will receive the merger consideration.

     Within 20 days after receiving the shareholder's demand for fair value, AIP must deliver or mail to the shareholder a written notice either stating that AIP accepts the amount claimed in the demand and agrees to pay that amount within 90 days after the date on which the merger was effective or containing an estimate by AIP of the fair value of the shares and an offer to pay the amount of that estimate within 90 days after the date the merger was effective, subject to receipt of notice from the shareholder that the shareholder agrees to accept the amount of that estimate.

     If, within 60 days after the date on which the merger was effective, the value of the shares is agreed on between the shareholder and AIP, then payment for the shares will be made within 90 days after the date on which the merger was effective. If, within that 60-day period, the shareholder and AIP do not agree on the value of the shares, either the shareholder or AIP within 60 days after the expiration of that 60-day period may file a petition in any court in Dallas County, Texas asking for a finding and determination of the fair value of the shareholder's shares.

     The court will then determine whether each dissenting shareholder has fully complied with the provisions of Section 25.20 of the Texas REIT Act and, therefore, has become entitled to the valuation of and payment of its shares. The court will then appoint one or more qualified appraisers to determine the value of the shares. Based on the appraisers' report, the court will determine the fair value of the shares and will order AIP to pay that value, together with interest on the value of the shares, beginning 91 days after the date on which the merger was effective. Upon payment of the value of the shares as determined by the court, the dissenting shareholders cease to have any interest in those shares or in AIP.

     Any shareholder who has exercised dissenters' rights and demanded payment for the shareholder's shares is not entitled to vote or exercise any of the rights of a shareholder except the right to receive payment for the shareholder's shares. Within 20 days after demanding payment for shares, each holder of certificates representing those shares must submit the certificates to AIP for notation on the certificate that demand for fair value has been made. The failure of holders of certificated shares to submit the certificates to AIP, at AIP's option, will terminate the shareholder's dissenters' rights. Any shareholder who has demanded payment for the shareholder's shares may withdraw that demand at any time before payment of those shares has been made or before any petition has been filed with a court to determine fair value.


                  PROPOSAL NUMBER TWO: THE SALE OF PROPERTIES



GENERAL


     In order to facilitate the merger, we have entered into the sale agreement with Value Enhancement Fund, under which we will sell 31 of our properties for gross proceeds of $292.2 million. The closing of the sale of the properties to Value Enhancement Fund is a condition to the closing of the merger. The cash generated from the sale will be used to purchase the AIP common shares under the merger agreement.

     THE APPROVAL OF THE HOLDERS OF AT LEAST 66 2/3% OF OUR OUTSTANDING COMMON SHARES ON THE RECORD DATE IS REQUIRED TO APPROVE THIS PROPOSAL. IF USAA REALCO, THE MORGAN STANLEY DEAN WITTER ENTITIES, DDR AND THE LASALLE ENTITIES VOTE THEIR SHARES IN ACCORDANCE WITH THE VOTING AGREEMENTS THEY SIGNED, THIS PROPOSAL WILL BE APPROVED. THE VOTING AGREEMENTS SIGNED BY THE LASALLE ENTITIES PROVIDE THAT THEY MAY VOTE AGAINST THE PROPOSALS IF THEY BELIEVE THEY MUST DO SO TO SATISFY THEIR FIDUCIARY DUTIES TO THEIR INVESTMENT ADVISORY CLIENTS. A MAJORITY OF OUR TRUST MANAGERS NOT DESIGNATED BY DDR HAS APPROVED AND ADOPTED THE PROPERTY SALE AGREEMENT IN CONNECTION WITH THE APPROVAL OF THE MERGER AGREEMENT AND BELIEVES THAT THE TRANSACTIONS CONTEMPLATED BY THE PROPERTY SALE AGREEMENT IN THE CONTEXT OF THE MERGER TRANSACTION ARE IN THE BEST INTERESTS OF OUR SHAREHOLDERS. ACCORDINGLY, THESE TRUST MANAGERS RECOMMEND THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.


FAIRNESS OF THE SALE OF PROPERTIES



     The special committee and the board of AIP have determined that the consideration to be received by the AIP shareholders, other than DDR, in connection with the merger is fair, from a financial point of view. The proceeds from the sale of the properties constitute one of the components of the merger consideration, as evaluated by the AIP trust managers. Because the special committee evaluated the transaction as a whole, no separate analysis of the benefits and detriments of the individual components of the merger consideration or of the sale of properties standing alone was undertaken. Accordingly, in order for you to evaluate the fairness of the overall transaction, including the sale of the properties to Value Enhancement Fund, please review the information provided under the captions entitled "Proposal Number One: The Merger; Special Factors -- Recommendations of the Special Committee and the Board of Trust Managers; Reasons for the Transactions" on page 40 and "-- Fairness of the Merger; Opinion of the Financial Advisor" on page 44.



SALE AGREEMENT


     The closing of the transactions contemplated by the sale agreement will take place immediately prior to the closing of the merger. The purchaser under the sale agreement, Value Enhancement Fund, is a private investment fund managed by Lend Lease, an institutional real estate advisor. Under the property sale agreement, Value Enhancement Fund has the right to assign the agreement to one or more assignees upon the following conditions:

     - the assignee is an entity controlling, controlled by or under common control with Value Enhancement Fund or an entity in which Value Enhancement Fund is a direct or indirect investor;

     - all of the earnest money has been delivered by Value Enhancement Fund in accordance with the purchase and sale agreement;

     - the assignee will assume all obligations under the purchase and sale agreement, but Value Enhancement Fund will remain primarily liable for the performance of the obligations;

     - Value Enhancement Fund will notify AIP promptly upon the designation of an assignee; and

     - a copy of the executed assignment and assumption agreement that will be delivered to AIP at least five days prior to the closing.

     In connection with the purchase of the properties, Value Enhancement Fund will assume up to $149.947 million of debt and other liabilities associated with the properties.

     Under the property sale agreement, we have agreed, among other things, to the following:

     - obtaining approval of the AIP shareholders to the sale as soon as possible;

     - using our commercially reasonable efforts to sell our Manhattan Towers property for a purchase price of at least $48 million;

     - using our commercially reasonable efforts to cause the merger to occur contemporaneously with the sale of the properties; and

     - not to initiate or solicit any inquiries or negotiations with respect to a sale of all or any significant portion of our assets or those of our subsidiaries.

     We have satisfied the condition regarding Manhattan Towers.

     Our obligations and the obligations of Value Enhancement Fund to complete the purchase and sale of the properties are subject to, among other things, the following conditions:

     - each of the party's representations and warranties contained in the sale agreement being true and correct in all material respects as of the closing date;

     - Value Enhancement Fund's receipt of consent of lenders to its assumption of at least $118 million of the debt associated with the properties;

     - receipt by Value Enhancement Fund of estoppel certificates from nine of 10 of our major tenants and from 75% of our other tenants;

     - receipt of approval of the AIP shareholders for the sale; and

     - compliance with all of the covenants and obligations contained in the sale agreement.

     We will be obligated to pay Value Enhancement Fund a termination fee of $3.0 million and reimburse it for actual out-of-pocket expenses not to exceed $450,000, if any of the following occurs and we elect to or are required to terminate the sale agreement:

     - we are not able to obtain approval of our shareholders for the sale;

     - we are unable to cause the contemporaneous closing of the merger;

     - we receive a superior acquisition proposal, as determined in good faith by our board of trust managers; or

     - the sale of properties is not closed because the conditions described above are not satisfied as a result of our default.

THE PROPERTIES BEING SOLD


     The properties which are to be sold to Value Enhancement Fund or its assignee are described below:

                                                                                                      OCCUPANCY AT
                                                                                                     SEPTEMBER 30,
PROPERTY NAME                              TYPE               CITY           STATE        GLSF            2000
-------------                        ----------------   ----------------   ----------   ---------   ----------------
107 Woodmere                         Light Industrial   Folsom             California      57,496        100.0%
100 Alfred                           Light Industrial   Santa Clara        California      33,824        100.0%
AeroTech                             Light Industrial   Colorado Springs   Colorado        75,892        100.0%
Avion Business Center                Light Industrial   Carrollton         Texas           70,844         94.8%
Battlefield Business Park            Light Industrial   Manassas           Virginia       154,226        100.0%
Black Canyon Technical Center        Light Industrial   Phoenix            Arizona        100,000        100.0%
Bridgeway Technology Center          Light Industrial   Newark             California     170,751         99.3%
Cameron Creek Business Park          Light Industrial   Austin             Texas           50,021        100.0%
Central Park Office Tech             Light Industrial   Richardson         Texas           73,099         90.0%
Columbia Corporate Center            Light Industrial   Aliso Viejo        California     128,110         89.2%
Corporex Plaza I                     Light Industrial   Tampa              Florida         94,063         97.4%
Humboldt Tech Center                 Light Industrial   Sunnyvale          California      60,030        100.0%
Huntington Drive                     Light Industrial   Monrovia           California      62,218         98.2%
Interlocken Office Park              Light Industrial   Broomfield         Colorado       121,970        100.0%
Inverness Business Park              Light Industrial   Englewood          Colorado        99,862        100.0%
Junction II Business Park            Light Industrial   San Jose           California      77,374        100.0%
Metro Business Park                  Light Industrial   Phoenix            Arizona        109,933         91.5%
Northpointe B                        Light Industrial   Sterling           Virginia        36,655        100.0%
Northpointe C                        Light Industrial   Sterling           Virginia        49,039        100.0%
Presidents Plaza                     Light Industrial   Tampa              Florida         42,649         97.1%
Skyway Business Center               Light Industrial   Irving             Texas           66,504         87.1%
Southeast Commercial Center          Light Industrial   Austin             Texas           34,514        100.0%
Stewart Plaza                        Light Industrial   Sunnyvale          California      47,054        100.0%
Summit Park                          Light Industrial   Austin             Texas           96,950        100.0%
                                                                                        ---------
         TOTAL LIGHT INDUSTRIAL                                                         1,913,078
485 Clyde                            Office             Mountain View      California      61,600        100.0%
Academy Point Atrium II              Office             Colorado Springs   Colorado        90,766         97.5%
Baytech Park                         Office             San Jose           California     188,825        100.0%
Centre Pointe Office Park            Office             Walnut Creek       California     196,671         98.2%
Gibraltar Tech Center                Office             Sunnyvale          California      36,228        100.0%
Northview Business Center            Office             Austin             Texas          254,805        100.0%
Spring Valley Business Park #6       Office             Richardson         Texas           94,304        100.0%
                                                                                        ---------
         TOTAL OFFICE                                                                     923,199
         TOTAL PORTFOLIO                                                                2,836,277
         PORTFOLIO OCCUPANCY                                                                98.08%

     If Value Enhancement Fund fails to perform its obligations under the property sale agreement for any reason except our failure to perform thereunder, we may terminate the agreement and we will be entitled to receive Value Enhancement Fund's $3,000,000 earnest money deposit.

                              INDEPENDENT AUDITORS

     Our consolidated financial statements incorporated in this document by reference from our annual report on Form 10-K for the year ended December 31, 1999 have been audited by Ernst & Young LLP, independent auditors, as stated in their report, which is incorporated herein by reference.

     Representatives of Ernst & Young LLP are expected to be present at the special meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     If the merger is completed, there will be no public shareholders and no public participation in any of our future meetings of shareholders. If, however, the merger is not completed, our shareholders would continue to be entitled to attend and participate in our shareholder meetings and we will inform you by press release or other reasonable means of the date by which shareholder proposals must be received by us for inclusion in the proxy materials relating to the next annual meeting. All shareholder proposals must comply with the rules and regulations of the SEC.

                      WHERE YOU CAN FIND MORE INFORMATION

     AIP and DDR are subject to the reporting requirements of the Securities Exchange Act of 1934, and file reports, proxy statements and other information with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site that contains reports, proxies, information statements and other information regarding issuers that file electronically, and the address of that site is http://www.sec.gov. AIP's common shares and DDR's common shares are listed on the New York Stock Exchange. All reports, proxy statements and other information that AIP and DDR filed with the New York Stock Exchange may be inspected at the New York Stock Exchange's offices at 20 Broad Street, New York, New York 10005.

     You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is inconsistent with information contained in this document. The information in this document is current as of the date it is mailed to shareholders, and not necessarily as of any later date. If any material change occurs during the period in which this document is required to be delivered, this document will be supplemented or amended.

     All information regarding AIP in this document has been supplied by AIP, and all information regarding DDR and DDR Sub has been supplied by DDR.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to that information. The information incorporated by reference is considered to be part of this document, and the information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this document and prior to the date of the special meeting or any adjournment or postponement thereof.

     The following documents we have filed with the SEC (File No. 1-9016) are incorporated by reference:

     - Annual Report on Form 10-K for the year ended December 31, 1999;

     - Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

     - Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

     - Current Report on Form 8-K filed on February 17, 2000;

     - Quarterly Report on Form 10-Q for the quarter ended September 30, 2000;


     - Current Report on Form 8-K filed on November 8, 2000;



     - Current Report on Form 8-K filed on November 9, 2000; and



     - Current Report on Form 8-K filed on January 16, 2001.


     You may request a copy of these filings at no cost by writing or
telephoning           ,           , at the following address and telephone
number:

                      American Industrial Properties REIT
                             6210 N. Beltline Road
                                   Suite 170
                              Irving, Texas 75063
                                 (972) 756-6000


     If you would like to request documents, please do so by March      , 2001
to receive them before the special meeting.

                                                                      APPENDIX A
                                  [CHASE LOGO]

CHASE SECURITIES INC.
707 TRAVIS, 7-CBBN-388
HOUSTON, TX 77002

                                                                November 1, 2000

The Special Committee
  of the Board of Trust Managers
American Industrial Properties REIT
6210 North Beltline, Suite 170
Irving, Texas 75063

Members of the Special Committee:

     You have informed us that American Industrial Properties REIT (the "Seller"), Developers Diversified Realty Corporation ("Parent"), owner of approximately 46% of the common shares of beneficial interest of the Seller, par value $.10 per share ("Trust Common Shares"), and DDR Transitory Sub Inc., ("Buyer"), a direct wholly-owned subsidiary of Parent, propose to enter into an Agreement and Plan of Merger dated as of November 1, 2000 (the "Merger Agreement") which provides, among other things, that a merger will occur between the Buyer and the Seller in which Buyer will be merged with and into the Seller (the "Merger"). Pursuant to the Merger Agreement, the shareholders of the Seller (other than Buyer and any of its affiliates) will receive for each Trust Common Share $13.74 in cash (the "Per Share Cash Consideration"), subject to adjustment
(i) downward for any distribution made or dividend paid by the Seller, to the shareholders of the Seller, other than the Final Dividend (as defined in the Merger Agreement) and (ii) upward if the Base Amount (as defined in the Merger Agreement) is more than $1,000,000 greater than $173,564,000, determined in accordance with Section 6.2(m) of the Merger Agreement. The shareholders of Seller (other than Buyer and any of its affiliates) will be entitled to receive a supplemental payment if Buyer sells all or substantially all of the DDR Properties (as defined in the Merger Agreement), at any time during the first six months following the Closing Date (as defined in the Merger Agreement), for an amount greater than the agreed-upon aggregate values of the DDR Properties set forth on Exhibit B to the Merger Agreement.

     You have also informed us that the Seller, AIP-Alfred, Inc. ("AIP-A"), AIP/Battlefield GP, Inc. ("AIP/B"), AIP-SWAG Operating, L.P. ("AIP-S"), AIP Properties #3, L.P. ("AIP-P") and AIP Operating, L.P. ("AIPO"; AIP-A, AIP/B, AIP-S, AIP-P and AIPO, collectively, the "Seller Subs"), all wholly-owned subsidiaries of the Seller and Value Enhancement Fund IV, L.P. ("Purchaser") propose to enter into an Agreement of Purchase and Sale dated as of November 1, 2000 (the "Lend Lease Purchase Agreement") which provides, among other things, for the sale (the "Lend Lease Sale") by the Seller and the Seller Subs to Purchaser of the Property (as defined in the Lend Lease Purchase Agreement, referred to herein as the "Lend Lease Portfolio") for not less than $135,400,000 cash consideration (net of related closing costs, repayment of indebtedness for money borrowed secured by the Lend Lease Portfolio and related prepayment penalties and fees) (the "Lend Lease Portfolio Consideration").

     You have also informed us that the Seller and Divco West Properties, LLC ("Manhattan Towers Purchaser") have entered into an Agreement of Purchase and Sale dated August 16, 2000, as amended August 29, 2000, as further amended September 21, 2000 (the "Manhattan Towers Purchase Agreement"; the Merger Agreement, the Lend Lease Purchase Agreement and the Manhattan Towers Purchase Agreement, collectively, the "Agreements") which provides, among other things, for the sale (the "Manhattan Towers Sale"; the Lend Lease Sale and the Manhattan Towers Sale, collectively, the "Real Estate Sale") by the Seller to Manhattan Towers Purchaser of the Property (as defined in the Manhattan

CHASE SECURITIES INC. IS A MEMBER OF NASD/SIPC, AND IS A WHOLLY-OWNED SUBSIDIARY
                      OF THE CHASE MANHATTAN CORPORATION.

American Industrial Properties REIT
November 1, 2000
Page  2

Towers Purchase Agreement, referred to herein as the "Manhattan Towers"; the Lend Lease Portfolio and the Manhattan Towers, collectively, the "Real Estate") for not less than $34,200,000 cash consideration (net of related closing costs, repayment of indebtedness for money borrowed secured by the Manhattan Towers and related prepayment penalties and fees) (the "Manhattan Towers Consideration"; the Lend Lease Portfolio Consideration and the Manhattan Towers Consideration, collectively, the "Aggregate Real Estate Consideration").

     You have also informed us that the consummation of the Merger is contingent upon the consummation of the Real Estate Sale, provided that the Seller and the Seller Subs, as applicable, receive the Aggregate Real Estate Consideration in exchange for the Real Estate. In rendering this opinion, we assume that the Real Estate Sale will be consummated and the Seller will receive the Aggregate Real Estate Consideration.

     You have requested that we render our opinion as to the fairness, from a financial point of view, to the holders of Trust Common Shares (other than Buyer and any of its affiliates) of the Per Share Cash Consideration to be received by such holders in the Merger.

     In arriving at the opinion set forth below, we have, among other things:

          (a) reviewed drafts of the Agreements in the forms provided to us, including the most recent drafts dated October 31, 2000 and have assumed that the final forms of such Agreements, as applicable, will not vary in any regard that is material to our analysis;

          (b) reviewed certain publicly available business and financial information we deemed relevant relating to the Seller and the industries in which the Seller operates;

          (c) reviewed certain internal non-public financial and operating data provided to us by the management of the Seller relating to the Seller's business, including certain forecast and projection information as to future financial results of such business;

          (d) discussed with members of the senior management of the Seller, the Seller's operations, historical financial statements and future prospects, before and after giving effect to the Merger and/or the Real Estate Sale, as well as such other matters as we deemed necessary or appropriate;

          (e) compared the financial and operating performance of the Seller with publicly available information concerning certain other companies and businesses we deemed reasonably comparable and reviewed the relevant stock market information for such other companies;

          (f) reviewed the financial terms of certain recent business combinations and acquisition transactions we deemed reasonably comparable to the Merger and the Real Estate Sale and otherwise relevant to our inquiry; and

          (g) made such other analyses and examinations as we have deemed necessary or appropriate.

     We have assumed and relied upon, without assuming any responsibility for verification, the accuracy and completeness of all of the financial and other information provided to, discussed with, or reviewed by or for us, or publicly available, for purposes of this opinion and have further relied upon the assurances of management of the Seller that they are not aware of any facts that would make such information inaccurate or misleading. We have neither made nor obtained any independent evaluations or appraisals of the assets or liabilities of the Seller nor have we conducted a physical inspection of the properties and facilities of the Seller. We have assumed that the financial forecast and projection information provided to or discussed with us by or on behalf of the Seller have been reasonably determined on bases reflecting the best currently available estimates and judgments of the management of the Seller as to the future financial

American Industrial Properties REIT
November 1, 2000
Page  3

performance of such companies. We express no view as to such forecast or projection information, or the assumptions upon which they were based.

     Our opinion herein is necessarily based on market, economic and other conditions as they exist and can be evaluated on the date of this letter. Our opinion is limited to the fairness, from a financial point of view, to the holders of the Trust Common Shares (other than Buyer and any of its affiliates) of the Per Share Cash Consideration to be received in the Merger and we express no opinion as to the underlying decision by the Seller to engage in the Merger or the Real Estate Sale. We also express no opinion on matters of a tax, accounting or legal nature related to the Merger or the Real Estate Sale. This opinion does not constitute a recommendation to any holder of equity interests in the Seller as to how such holder should vote (or agree to vote) with respect to the Merger.

     Chase Securities Inc., as part of its financial advisory business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Special Committee of the Board of Trust Managers of the Seller in connection with the Merger and will receive a fee from the Seller for our services, including for rendering this opinion, payment of a significant portion of which is contingent upon the consummation of the Merger and the Real Estate Sale. In addition, the Seller has agreed to indemnify us for certain liabilities arising out of our engagement. As we have previously advised you, The Chase Manhattan Corporation and its affiliates, including Chase Securities Inc., in the ordinary course of business, may have from time to time, provided, and in the future may continue to provide, for customary compensation, commercial and investment banking services to the Seller, Parent, Lend Lease Real Estate Investments, Inc. and their respective affiliates, including serving as agent bank for the Lend Lease Real Estate Investments, Inc. credit facility, serving as agent bank for the Lend Lease Global Properties, SICAF, credit facility and serving as agent bank for the Lend Lease (U.S.) Finance, Inc. credit facility. In the ordinary course of business, we or our affiliates may trade in the debt and equity securities of the Seller and Parent and their respective affiliates, for our own accounts and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that the Per Share Cash Consideration in the Merger is fair, from a financial point of view, to the holders of Trust Common Shares (other than Buyer and any of its affiliates).

     This opinion is for the use and benefit of the Special Committee of the Board of Trust Managers of the Seller in its evaluation of the Merger and shall not be used for any other purpose without the prior written consent of Chase Securities Inc., provided that the Special Committee of the Board of Trust Managers of the Seller may provide a copy of this opinion to the Board of Trust Managers of the Seller and, provided further that, the Board of Trust Managers of the Seller may rely upon this opinion in its evaluation of the Merger.

                                            Very truly yours,

                                            /s/ CHASE SECURITIES INC.

                                            CHASE SECURITIES INC.

                                   APPENDIX B

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                   DEVELOPERS DIVERSIFIED REALTY CORPORATION,

                            DDR TRANSITORY SUB INC.

                                      AND

                      AMERICAN INDUSTRIAL PROPERTIES REIT

                          DATED AS OF NOVEMBER 1, 2000

                               TABLE OF CONTENTS


                                                                      PAGE
                                                                      ----
ARTICLE 1  THE MERGER...............................................   B-7
  1.1   The Merger..................................................   B-7
  1.2   Closing.....................................................   B-7
  1.3   Effective Time..............................................   B-7
  1.4   Effect of Merger on Declaration of Trust and Bylaws.........   B-8
  1.5   Board of Managers and Officers..............................   B-8
  1.6   Effect on Shares............................................   B-8
  1.7   Dissenters' Rights..........................................   B-8
  1.8   Share Options and Related Matters...........................   B-9
  1.9   Exchange of Certificates; Pre-Closing Dividends; Fractional
        Shares......................................................   B-9
  1.10  Right to Receive Dividends..................................  B-10
  1.11  Additional Merger Consideration.............................  B-11
ARTICLE 2  REPRESENTATIONS AND WARRANTIES OF SELLER.................  B-11
  2.1   Organization and Qualification; Subsidiaries................  B-11
  2.2   Authority Relative to Agreements; Board Approval............  B-12
  2.3   Capital Stock...............................................  B-12
  2.4   No Conflicts; No Defaults; Required Filings and Consents....  B-13
  2.5   SEC Matters and Absence of Undisclosed Liabilities..........  B-13
  2.6   Litigation; Compliance With Law.............................  B-14
  2.7   Absence of Certain Changes or Events........................  B-14
  2.8   Tax Matters; REIT and Partnership Status....................  B-15
  2.9   Compliance with Agreements..................................  B-16
  2.10  Financial Records; Trust Declaration and Bylaws; Corporate
        Records.....................................................  B-17
  2.11  Properties..................................................  B-18
  2.12  Environmental Matters.......................................  B-22
  2.13  Employees and Benefit Plans.................................  B-23
  2.14  Labor Matters...............................................  B-25
  2.15  No Payments to Employees, Officers or Directors.............  B-25
  2.16  Insurance...................................................  B-25
  2.17  Proxy Statement; Additional Filings.........................  B-26
  2.18  Takeover Statutes...........................................  B-26
  2.19  Opinion of Financial Advisor................................  B-26
  2.20  Knowledge Defined...........................................  B-26
  2.21  Investment Company Act of 1940..............................  B-26
ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER.......  B-26
  3.1   Organization................................................  B-26
  3.2   Due Authorization...........................................  B-26
  3.3   No Conflicts: No Defaults, Required Filings and Consents....  B-27
  3.4   Proxy Statement; Additional Filings.........................  B-27
  3.5   Investment Company Matters..................................  B-27
  3.6   Capital Structure...........................................  B-27
  3.7   Litigation; Compliance With Law.............................  B-27
  3.8   Funding.....................................................  B-28
ARTICLE 4  COVENANTS................................................  B-28
  4.1   Acquisition Proposals.......................................  B-28
  4.2   Conduct of Seller's Business Pending Merger.................  B-29
  4.3   Other Actions...............................................  B-31
  4.4   Releases....................................................  B-31
  4.5   DRIP........................................................  B-31

                                                                      PAGE
                                                                      ----
ARTICLE 5  ADDITIONAL COVENANTS.....................................  B-32
  5.1   Preparation of the Proxy Statement; Seller Shareholders
        Meeting.....................................................  B-32
  5.2   Access to Information: Confidentiality......................  B-33
  5.3   Reasonable Efforts; Notification............................  B-33
  5.4   Public Announcements........................................  B-34
  5.5   Transfer and Gains Taxes....................................  B-34
  5.6   Benefit Plans and Other Employee Arrangements...............  B-34
  5.7   Indemnification From and After the Effective Time...........  B-34
  5.8   Declaration of Dividends and Distributions..................  B-36
  5.9   Outside Property Management Agreements......................  B-36
  5.10  Lend Lease and Manhattan Towers Transactions................  B-36
  5.11  Parent Guarantee............................................  B-37
  5.12  Share Purchase Agreement....................................  B-37
  5.13  Lend Lease and Manhattan Towers Agreements..................  B-37
  5.14  Voting Agreement by Parent..................................  B-37
  5.15  Settlement of Litigation....................................  B-37
ARTICLE 6  CONDITIONS...............................................  B-37
  6.1   Conditions to Each Party's Obligation to Effect the
        Merger......................................................  B-37
  6.2   Conditions to Obligations of Parent and Buyer...............  B-38
  6.3   Conditions to Obligations of Seller.........................  B-40
ARTICLE 7  TERMINATION, AMENDMENT AND WAIVER........................  B-41
  7.1   Termination.................................................  B-41
  7.2   Certain Fees and Expenses...................................  B-42
  7.3   Effect of Termination.......................................  B-43
  7.4   Amendment...................................................  B-43
  7.5   Extension; Waiver...........................................  B-43
ARTICLE 8  GENERAL PROVISIONS.......................................  B-44
  8.1   Nonsurvival of Representations and Warranties...............  B-44
  8.2   Notices.....................................................  B-44
  8.3   Interpretation..............................................  B-44
  8.4   Counterparts................................................  B-45
  8.5   Entire Agreement; No Third-Party Beneficiaries..............  B-45
  8.6   Governing Law...............................................  B-45
  8.7   Assignment..................................................  B-45
  8.8   Enforcement.................................................  B-45
  8.9   Severability................................................  B-45
  8.10  Survival....................................................  B-45

                             INDEX OF DEFINED TERMS

                                                                SECTION WHERE
TERM                                                           TERM IS DEFINED
----                                                           ---------------
1940 Act....................................................       2.21
Abstracts...................................................      2.11(f)
Acquisition Proposal........................................      4.1(a)
Action......................................................      2.6(a)
ADA.........................................................      2.11(e)
Additional Filings..........................................      5.1(a)
Affiliates..................................................      2.8(c)
Agreement...................................................   Introduction
AICPA Statement.............................................      5.1(b)
Allocable Portion...........................................       1.11
Articles of Merger..........................................     Recital B
Anticipated Closing Date....................................      6.2(m)
Base Amount.................................................        6.2
Benefit Arrangements........................................      2.13(h)
Blue Sky Laws...............................................      2.4(e)
Board Manager...............................................     Recital A
Board of Managers...........................................     Recital A
Buyer.......................................................   Introduction
Buyer Base Amount...........................................        7.2
Buyer Break-Up Fee..........................................        7.2
Buyer Break-Up Fee Tax Opinion..............................        7.2
Buyer Properties............................................      2.11(a)
Buyer Shares................................................      1.6(a)
Bylaws......................................................        1.4
Capital Expenditure Budget and Schedule.....................      2.11(i)
CERCLA......................................................      2.12(e)
Certificates................................................      1.9(b)
Claim.......................................................    2.12(g)(i)
Closing.....................................................        1.2
Closing Date................................................        1.2
Code........................................................      2.8(a)
Comfort.....................................................      5.1(b)
Commitment..................................................        2.7
Common Consideration........................................      1.6(c)
Controlled Group Liability..................................      2.13(h)
DDR Properties..............................................       1.11
Development Agreements......................................      4.2(i)
Development Budget and Schedule.............................      2.11(j)
Development Properties......................................      2.11(j)
Development Property........................................      2.11(j)
Dissenting Shares...........................................        1.7
DRIP........................................................      1.9(b)
Effective Time..............................................        1.3
employee benefit plan.......................................      2.13(h)
Employee Benefit Plans......................................      2.13(h)
Employees...................................................      2.13(h)
Environmental Claim.........................................    2.12(g)(ii)
Environmental Laws..........................................   2.12(g)(iii)
Environmental Permits.......................................      2.12(a)

                                                                SECTION WHERE
TERM                                                           TERM IS DEFINED
----                                                           ---------------
Environmental Reports.......................................      2.12(f)
ERISA Affiliate.............................................      2.13(f)
Estoppel Certificates.......................................      6.2(e)
Exchange Act................................................      2.4(e)
Exchange Agent..............................................      1.9(a)
Exchange Fund...............................................      1.9(a)
Executive Summaries of the Environmental Reports............      2.12(f)
Filings.....................................................      2.4(e)
Final Dividend..............................................      1.9(a)
Form 10-K...................................................      2.5(a)
Former Employees............................................      5.6(b)
GAAP........................................................      2.5(b)
Government Authority........................................      2.5(a)
Holders' Agreements.........................................     Recital E
HSR Act.....................................................      2.4(e)
Impact fee..................................................      2.11(c)
Indemnified Parties.........................................      5.7(a)
Indemnified Parties.........................................      5.7(b)
Insurance Policies..........................................       2.16
IRS.........................................................      2.8(a)
Leases......................................................      2.11(f)
Lend Lease Agreement........................................        2.4
Lend Lease Properties.......................................      2.11(a)
Lend Lease Transaction......................................      2.1(c)
Letter of Transmittal.......................................      1.9(b)
Liabilities.................................................      2.5(c)
Liens.......................................................      2.1(d)
Manhattan Towers Agreement..................................        2.4
Manhattan Towers Properties.................................      2.11(a)
Manhattan Towers Transaction................................      2.1(c)
Material Adverse Effect.....................................      2.1(c)
Material Leases.............................................      2.11(f)
Materials of Environmental Concern..........................    2.12(g)(iv)
Merger......................................................     Recital A
Net Other Assets............................................      6.2(m)
Non-Parent Shareholders.....................................       1.11
Option Consideration........................................        1.8
Outside Property Management Agreement.......................        5.9
Parent......................................................   Introduction
Partnership Units...........................................      2.3(a)
Pension Plans...............................................      2.13(h)
Permitted Liens.............................................      2.11(a)
Plan........................................................      2.13(b)
Projects....................................................      2.11(j)
Property....................................................      2.11(a)
Property Restrictions.......................................      2.11(a)
Proxy Statement.............................................      5.1(a)
Prudential..................................................      4.4(b)
Qualified REIT Subsidiary...................................      2.8(i)
Qualifying Income...........................................        7.2
REIT........................................................      2.8(b)

                                                                SECTION WHERE
TERM                                                           TERM IS DEFINED
----                                                           ---------------
REIT Act....................................................        1.1
REIT Requirements...........................................        7.2
Release.....................................................    2.12(g)(v)
Rent Roll...................................................      2.11(f)
Resale Properties...........................................       1.11
SEC.........................................................      2.5(a)
Securities Act..............................................      2.4(e)
Securities Laws.............................................      2.5(a)
Seller......................................................   Introduction
Seller Break-Up Fee.........................................        7.2
Seller Break-Up Fee Tax Opinion.............................        7.2
Seller Incentive Plan.......................................        1.8
Seller Options..............................................        1.8
Seller Reports..............................................      2.5(a)
Seller Shareholders Meeting.................................      5.1(c)
SSB.........................................................      4.4(b)
Subsidiary..................................................      2.1(b)
Superior Acquisition Proposal...............................        4.1
Surviving Company...........................................        1.1
Surviving Company Preferred Shares..........................      1.6(e)
Surviving Company Shares....................................      1.6(a)
Target Amount...............................................        6.2
Tax.........................................................      2.8(a)
Tenancy Leases..............................................      2.11(l)
Third Party Provisions......................................        8.5
Transaction Expenses........................................      6.2(l)
Transfer and Gains Taxes....................................        5.5
Trust Common Shares.........................................     Recital E
Trust Declaration...........................................        1.4
Unbudgeted Capital Expenditures.............................      6.2(m)
Unincurred Capital Expenditures.............................      6.2(m)
Welfare Plans...............................................      2.13(h)

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of November 1, 2000, is among Developers Diversified Realty Corporation, an Ohio corporation ("Parent"), DDR Transitory Sub Inc., a Texas corporation ("Buyer"), and American Industrial Properties REIT, a Texas real estate investment trust ("Seller").

                                   RECITALS:

     A. The Boards of Directors of Buyer and Parent and the Board of Trust Managers of Seller (the "Board of Managers," and each individually, a "Board Manager") consider it advisable, subject to the conditions and other provisions contained herein, that Buyer shall merge with and into Seller (the "Merger").

     B. Upon the terms and conditions set forth herein, Buyer and Seller shall execute Articles of Merger (collectively, the "Articles of Merger") in substantially the form attached hereto as Exhibit "A" and shall file such Articles of Merger in accordance with Texas law to effectuate the Merger.

     C. Seller has received a fairness opinion relating to the transactions contemplated hereby as more fully described herein.

     D. Parent, Buyer and Seller desire to make certain representations, warranties and agreements in connection with the transactions contemplated hereby.

     E. Parent and Buyer are unwilling to enter into this Agreement unless, contemporaneously with the execution and delivery of this Agreement, certain institutional holders of Seller's issued and outstanding common shares of beneficial interest, par value $0.10 per share ("Trust Common Shares"), enter into agreements (the "Holders' Agreements") providing for certain actions relating to the Trust Common Shares owned by them, and such holders have entered into the Holders' Agreements.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                   THE MERGER

     1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with Section 23.40 of the Texas Real Estate Investment Trust Act (the "REIT Act"), Parent shall contribute all of its Trust Common Shares into Buyer and then Buyer shall be merged with and into Seller, with Seller as the surviving real estate investment trust (the "Surviving Company"). The name of the Surviving Company will be American Industrial Properties REIT.

     1.2 Closing. The closing of the Merger (the "Closing") will take place on the later of (i) January 31, 2001 or (ii) within two (2) business days after the date on which the last to be satisfied of the conditions in Article 6 is satisfied or waived, provided, however, if all of the conditions are satisfied or waived prior to the Seller Shareholders Meeting (as defined below) immediately following the meeting (the "Closing Date"), at the offices of Locke Liddell & Sapp, 2200 Ross Avenue, Suite 2200, Dallas, Texas 75201, unless another date and time or place is agreed to in writing by the parties.

     1.3 Effective Time. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article 6, the parties shall execute and file the Articles of Merger, in accordance with Texas law, and shall make all other filings and recordings required under Texas law. The Merger shall become effective at such time ("Effective Time") as the Articles of Merger are accepted by both the County Clerk in Dallas County, Texas, and the Secretary of State of the State of Texas, or at such time as Buyer and Seller shall agree should be specified in the Articles of Merger (not to exceed thirty (30) days after the Articles of Merger are accepted for record). Unless otherwise agreed, the parties shall cause the Effective Time to occur on the Closing Date.

     1.4 Effect of Merger on Declaration of Trust and Bylaws. The Third Amended and Restated Declaration of Trust (the "Trust Declaration") of Seller and the Fifth Amended and Restated Bylaws of Seller (the "Bylaws"), as in effect immediately prior to the Effective Time, shall continue in full force and effect after the Merger until further amended in accordance with applicable Texas law.

     1.5 Board of Managers and Officers. The board of trust managers of the Surviving Company shall consist of Scott A. Wolstein, James A. Schoff, Robert H. Gidel and Albert T. Adams, and those persons shall continue to serve for the balance of their unexpired terms or their earlier death, resignation or removal. Seller shall cause all other members of the Board of Managers of Seller immediately prior to the Effective Time to submit their resignations as Board Managers on or prior to the Closing Date. Immediately prior to the Closing, all officers of Seller shall resign and all officers and directors of all Seller Subsidiaries shall resign.

     1.6 Effect on Shares. Subject to Section 1.7, as of the Effective Time, automatically by virtue of the Merger and without any action on the part of any holder of the following securities or any party hereto:

     (a) Each common share, $0.01 par value, of Buyer (the "Buyer Shares") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable Trust Common Share of the Surviving Company (the "Surviving Company Shares"). Certificates which, immediately prior to the Effective Time, represented Buyer Shares shall thereafter be deemed to represent the same number of Surviving Company Shares. The Surviving Company shall issue new certificates representing Surviving Company Shares to the shareholders of Buyer on a pro rata basis in accordance with their respective shares of Buyer upon surrender to the Surviving Company of share certificates formerly representing Buyer Shares.

     (b) Each Trust Common Share issued and outstanding immediately prior to the Effective Time and held by any direct or indirect Seller Subsidiary or in the treasury of Seller, shall be canceled and retired and cease to exist. Each Trust Common Share issued and outstanding immediately prior to the Effective Time and held by Parent, Buyer or any of their respective direct or indirect subsidiaries shall be contributed to Seller and become treasury shares of Seller, which shall be canceled in accordance with the immediately preceding sentence.

     (c) Each Trust Common Share issued and outstanding immediately prior to the Effective Time, other than those shares referred to in Section 1.6(b) and in
Section 1.7, shall, subject to Section 5.8, be converted automatically into the right to receive $13.74 in cash (or such greater amount as determined in accordance with the last paragraph of Section 6.2(m)) (the "Common Consideration"). If Seller makes a distribution or pays to the holders of Trust Common Shares or declares a dividend other than the Final Dividend (as defined in Section 1.9(a)), the Common Consideration payable to holders of Trust Common Shares in the Merger shall be reduced by the amount derived by dividing the aggregate amount of such dividends and distributions by the number of Trust Common Shares issued and outstanding immediately prior to the Effective Time (including, without limitation, the Trust Common Shares held, directly or indirectly, by Parent).

     (d) Each certificate previously representing Trust Common Shares, other than shares referred to in Section 1.6(b) or in Section 1.7, shall thereafter represent only the right to receive the Common Consideration in accordance with
Section 1.6(c) plus any declared but unpaid dividends on the shares represented thereby. The holders of certificates previously representing Trust Common Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to Trust Common Shares except as otherwise provided herein or by law.

     1.7 Dissenters' Rights. Notwithstanding anything in this Agreement to the contrary, Trust Common Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger and who has dissented from the Merger in accordance with Sections 25.10, 25.20 and 25.30 of the REIT Act ("Dissenting Shares") shall not be converted into the right to receive the Common Consideration as provided in Section 1.6 and shall not be entitled to any of the additional consideration provided for in Section 1.11, unless and until such holder fails to perfect or withdraws or otherwise loses his right to payment under the REIT Act. If, after the Effective Time, any such holder fails to perfect or withdraws or loses his right to such payment, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Common Consideration, if any, to which such holder is entitled, without interest thereon, and shall be eligible to receive a pro rata portion of any additional consideration payable under Section 1.11. Seller shall give Buyer prompt notice of any notice of dissent received by Seller and, prior to the Effective Time, Buyer shall have the right to participate in all negotiations and proceedings with respect to such dissents. Prior to the Effective Time, Seller shall not, except with the prior written consent of Buyer, make any payment with respect to, or settle or offer to settle, any such dissents.

     1.8 Share Options and Related Matters. Each option (collectively, the "Seller Options") granted under the Seller's Employee and Trust Manager Incentive Plan, as amended (the "Seller Incentive Plan"), to a person other than Parent, which is outstanding (whether or not then exercisable) immediately prior to the Effective Time and which has not been exercised or canceled prior thereto, shall, at the Effective Time, be canceled and upon the surrender and cancellation of the option agreement representing such Seller Option, the Surviving Company shall pay to the holder thereof at the Closing, with respect to each canceled option, cash in an amount equal to the amount by which the Common Consideration exceeds the option exercise price. The cash payment shall be treated as compensation and shall be net of any applicable federal or state withholding tax (the "Option Consideration"). Seller shall pay at the Effective Time, to each participant having a deferral account under Seller's Deferred Compensation Plan for Non-Employee Trust Managers, cash in an amount equal to the value of his deferral account.

     1.9  Exchange of Certificates; Pre-Closing Dividends; Fractional Shares.

     (a) From and after the Effective Time, Seller's transfer agent shall act as exchange agent (the "Exchange Agent"). Immediately prior to the Effective Time,
(i) if the Closing occurs after the Anticipated Closing Date (as defined in Section 6.2(m)), to the extent such dividend would not cause Seller to fail to satisfy the condition set forth in Section 6.2(m), Seller shall have the right to declare a dividend in the amount per share on each Trust Common Share issued and outstanding immediately prior to the Effective Time (including, without limitation, the Trust Common Shares held, directly or indirectly, by Parent) equal to the amount of cash generated by operations during the period commencing on the fourth day immediately following the Anticipated Closing Date and ending at the close of business on the day immediately preceding the Closing Date (such amount to be certified in writing to Parent and Buyer by Seller's Chief Executive Officer and Chief Financial Officer) divided by the number of Trust Common Shares issued and outstanding on the record date for such dividend or distribution (including, without limitation, the Trust Common Shares held, directly or indirectly, by Parent) (the "Final Dividend"), and shall deposit with the Exchange Agent the aggregate amount required to pay the Final Dividend on each Trust Common Share issued and outstanding immediately prior to the Effective Time (including, without limitation, the Trust Common Shares held, directly or indirectly, by Parent), and (ii) Seller, Buyer and Parent shall deposit with the Exchange Agent, in accordance with the provisions of this
Section 1.9, the aggregate Common Consideration to be paid to Seller's shareholders, excluding the holders of those shares referred to in Section 1.6(b) and in Section 1.7. The aggregate amount deposited by Seller and Buyer under this Section 1.9(a) is sometimes referred to in this Agreement as the "Exchange Fund." Seller shall fund the amount required to pay the Final Dividend solely from the cash generated by operations described above and shall not fund any portion of that amount, directly or indirectly, through borrowings. Seller shall retain the net cash proceeds from the sale of the Manhattan Towers Properties (except to the extent such proceeds must be distributed to shareholders to prevent Seller from having to pay federal income tax) and the Lend Lease Properties, and the Net Other Assets amounts for the deposit required under clause (ii) above, and shall include those net cash proceeds in the deposit made pursuant to clause (ii). If such deposited amounts are insufficient to pay in full the Common Consideration, Parent will fund the deficiency or Parent will cause the Surviving Company to fund such deficiency by drawing down from the Surviving Company's available line of credit (any associated costs to be borne by Parent and Buyer), and such amount as is necessary to cover any deficiency shall be deposited with the Exchange Agent.

     (b) Promptly, and in any event within two (2) business days after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate that immediately prior to the Effective Time represented Trust Common Shares ("Certificates") (except holders of those shares referred to in Section 1.6(b) and in Section 1.7) (i) a letter of transmittal (the "Letter of Transmittal") that shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates duly endorsed to the Exchange Agent and in such form and with such other provisions as Parent may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates and receiving the Final Dividend (if any) and the Common Consideration in respect thereof. Upon surrender of a Certificate to the Exchange Agent for cancellation together with such Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the amount of the Final Dividend (if any) and the Common Consideration to which such holder shall be entitled, after giving effect to any required withholding tax, and the Certificate so surrendered shall be canceled forthwith. In the event of a transfer of ownership of Trust Common Shares which is not registered in the transfer records of Seller, checks for the Final Dividend (if any) and the Common Consideration to which the registered holder shall be entitled may be issued and paid to the applicable transferee if the Certificate representing such Trust Common Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence reasonably acceptable to the Exchange Agent that any applicable stock transfer taxes have been paid. Immediately following the Effective Time, the Exchange Agent shall (x) pay to the administrator of Seller's Dividend Reinvestment Plan (the "DRIP") or to one or more persons designated by such administrator, an amount equal to the product of (1) the Final Dividend (if any) and the Common Consideration and (2) the number of Trust Common Shares held in the DRIP as of the Effective Time, and (y) make appropriate arrangements for the immediate payment of the Final Dividend (if any) and the Common Consideration to the beneficial owners of any Trust Common Shares that are held in book-entry or other electronic form and for which at the Effective Time there is no Certificate representing the ownership thereof.

     (c) At and after the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Company of any Trust Common Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Company, they shall be canceled and exchanged for the Final Dividend (if any) and the Common Consideration in accordance with this Section 1.9.

     (d) Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the former holders of Trust Common Shares two (2) years after the Effective Time shall be delivered to the Surviving Company. Any former holder of Trust Common Shares who has not theretofore complied with this Article 1 shall thereafter look only to the Surviving Company for payment of the Final Dividend (if any) and the Common Consideration, as determined pursuant to this Agreement, without any interest thereon. None of Parent, Buyer, Seller, the Exchange Agent or any other person shall be liable to any former holder of Trust Common Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Company, the posting by such person of a bond in such reasonable amount as the Surviving Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent or the Surviving Company will issue and pay in exchange for such lost, stolen or destroyed Certificate the Final Dividend (if any) and the Common Consideration.

     1.10 Right to Receive Dividends. Notwithstanding anything in this Agreement to the contrary, any holder of Trust Common Shares who, on the date of the surrender of a Certificate, has not received any dividend or other distribution with respect to such shares with a declared record date on or prior to the date of such surrender shall nevertheless be entitled to receive any such dividend or distribution on the later of the date of such surrender or the payment date of such dividend or distribution.

     1.11 Additional Merger Consideration. If at any time during the first six months following the Closing Date, Buyer sells all or substantially all of the properties listed on Exhibit B hereto (the "DDR Properties") for a net amount greater than the agreed-upon aggregate values of the DDR Properties set forth on Exhibit B, then the Allocable Portion (as defined below) of such incremental proceeds shall be paid into a trust created for the benefit of the Non-Parent Shareholders (as defined below). The funds, if any, held in such trust shall be distributed not later than nine months after the Closing Date to the Non-Parent Shareholders on a pro rata basis in accordance with their respective holdings of Trust Common Shares immediately prior to the Effective Time. "Allocable Portion" means the amount derived by multiplying the amount of such incremental proceeds from the sale of the DDR Properties by a fraction, the numerator of which is the number of Trust Common Shares held by the Non-Parent Shareholders immediately prior to the Effective Time and the denominator of which is the total number of Trust Common Shares issued and outstanding immediately prior to the Effective Time. "Non-Parent Shareholders" means all holders of Trust Common Shares immediately prior to the Effective Time except for Parent, Buyer, any other direct or indirect Parent subsidiary, and any holder of Trust Common Shares entitled to payment therefor under the REIT Act in accordance with Section 1.7 hereof.

                                   ARTICLE 2

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Parent and Buyer as follows:

     2.1  Organization and Qualification; Subsidiaries.

     (a) Seller is a real estate investment trust duly organized and validly existing under the laws of the State of Texas. Seller has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted, and to enter into this Agreement and to perform its obligations hereunder.

     (b) Each Subsidiary is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has the corporate, partnership or limited liability company power and authority, as applicable, to own its properties and carry on its business as it is now being conducted. As used in this Agreement "Subsidiary" means each entity in which Seller owns any direct or indirect equity interest.

     (c) Seller and each of the Subsidiaries is duly qualified to do business and to the extent legally applicable is in good standing in such jurisdictions in which the ownership of its property or the conduct of its business requires such qualification, except for any jurisdiction in which any failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means a material adverse effect on the financial condition, results of operations, business or prospects of Seller and the Subsidiaries (to the extent of Seller's interests therein), taken as a whole; provided, however, that any Action brought by a shareholder of Seller or in the name of or on behalf of Seller relating to this Agreement, the Merger, the sale by Seller of its Manhattan Towers Properties (the "Manhattan Towers Transaction") or the transaction to be consummated pursuant to the Lend Lease Agreement (as defined in Section 2.4 below) (the "Lend Lease Transaction") shall be deemed not to have a Material Adverse Effect.

     (d) Schedule 2.1(d) sets forth the name of each Subsidiary (whether owned directly or indirectly through one or more intermediaries). All of the outstanding shares of capital stock of, or other equity interests in, each of the Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and are owned, directly or indirectly, by Seller free and clear of all Liens, except as set forth in Schedule 2.1(d). As used in this Agreement, "Liens" means all liens, mortgages, deeds of trust, deeds to secure debt, security interests, pledges, claims, charges, easements and other encumbrances of any nature whatsoever. The following information for each Subsidiary is set forth in
Schedule 2.1(d), to the extent applicable: (i) its name and jurisdiction of incorporation or organization; (ii) the type of and percentage interest held by Seller in the Subsidiary and the names of and percentage interest held by the other interest holders, if any, in the Subsidiary; and (iii) any loans from Seller to, or payments payable to Seller from, the Subsidiary, and the rate of interest thereon.

     2.2  Authority Relative to Agreements; Board Approval.

     (a) The execution, delivery and performance of this Agreement and of all of the documents and instruments delivered in connection herewith by Seller are within Seller's power. Subject to the receipt of the requisite approval of Seller's shareholders and assuming this Agreement and such other documents and instruments constitute binding obligations of Buyer and Parent, this Agreement is, and the other documents and instruments required to be entered into hereunder will be, when executed and delivered by Seller, the valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability or right of creditors generally and to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (b) A majority of the Board of Managers not designated by Parent has approved and declared advisable this Agreement and the transactions contemplated hereby in accordance with Texas law, and has determined to recommend that the shareholders of Seller vote in favor of and approve the Merger.

     (c) Neither the consummation of the Merger pursuant to this Agreement, nor
(i) consummation of the transactions contemplated by the Lend Lease Transaction or (ii) consummation of the transactions contemplated by the Manhattan Towers Transaction, will give any person the right to demand payment for that shareholder's shares under the laws of the State of Texas, under the Trust Declaration, or otherwise, except for holders of Trust Common Shares who dissent from the Merger pursuant to and in accordance with the REIT Act.

     2.3  Capital Stock.

     (a) Seller's authorized capital stock on the date hereof consists of 500,000,000 Trust Common Shares, and 50,000,000 preferred shares of beneficial interest, $0.10 par value. As of the date hereof, there are 20,992,195 Trust Common Shares issued and outstanding, and no preferred shares issued and outstanding. All such issued and outstanding Trust Common Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights except those granted by contracts identified on Schedule 2.3(a). Seller has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities the holders of which have the right to vote) with the shareholders of Seller on any matter. Other than (i) the limited partnership units ("Partnership Units") described in Schedule 2.3(a) to this Agreement which may be put to Seller or any Subsidiary by the holders thereof for Trust Common Shares or the cash equivalent thereof (at the option of Seller), (ii) options subject to grant under the option plans described in Schedules 2.3(a) and (b)of this Agreement, or (iii) as described in Schedule 2.3(c) to this Agreement, there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Seller or any Subsidiary to issue, transfer or sell any shares of capital stock or other equity interests of Seller.

     (b) Except as described in Schedule 2.3(a), no Subsidiary has issued Partnership Units or granted securities convertible into interests in Seller or in any Subsidiary and no Subsidiary is a party to any outstanding commitment of any kind relating to, or any presently effective agreement or understanding with respect to, interests in Seller or in any Subsidiary, whether issued or unissued.

     (c) Except for Seller's interests in the Subsidiaries or as described in
Schedule 2.1(d), none of Seller or any of the Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint business, trust or other legal entity (other than investments in short-term investment securities).

     2.4 No Conflicts; No Defaults; Required Filings and Consents. Neither the execution and delivery by Seller of this Agreement, the agreement among Lend Lease Real Estate Investments, Inc., Seller and certain of Seller's Subsidiaries (the "Lend Lease Agreement") and the agreement relating to the sale of the Manhattan Towers property ("the Manhattan Towers Agreement"), nor the consummation by Seller of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, will:

     (a) conflict with or result in a breach of any provision of the Trust Declaration or Bylaws;

     (b) except as described in Schedule 2.4(b), result in a breach or violation of, a default under, or the triggering of any payment or other obligation pursuant to, or accelerate vesting under, any tax protection agreement or other agreement to which Seller or any Subsidiary is a party or by which Seller or any Subsidiary is otherwise bound, or any Seller or Subsidiary stock option plan, option plan or similar compensation plan or any grant or award made under any of the foregoing;

     (c) violate or conflict with any statute, regulation, judgment, order, writ, decree or injunction applicable to Seller or to any of the Subsidiaries;

     (d) except as described in Schedule 2.4(d), violate or conflict with or result in a breach of any provision of, or constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of Seller or of any of the Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Seller or any of the Subsidiaries is a party, or by which Seller or any of its Subsidiaries or any of their properties is bound or affected; or

     (e) require any consent, approval or authorization of, or declaration, filing or registration with, any Government Authority (as defined below), other than the Articles of Merger pursuant to Section 1.3 hereof and any filings required under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), state securities laws ("Blue Sky Laws") (collectively, the "Filings"), and any filings required to be made with the Texas State Department of Assessments and Taxation, if any, or any national securities exchange on which the Trust Common Shares are listed.

     2.5  SEC Matters and Absence of Undisclosed Liabilities.

     (a) Seller has delivered or made available to Parent and Buyer the Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed by Seller with the Securities and Exchange Commission ("SEC") and all exhibits, amendments and supplements thereto, including all documents incorporated by reference therein (collectively, the "Form 10-K"), and each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by Seller or relating to the Properties (as defined in Section 2.11(a)) for filing in the three (3) years ending on the date of this Agreement, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively the "Seller Reports"). The Seller Reports were filed with the SEC in a timely manner and constitute all forms, reports and documents required to be filed by Seller under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (the "Securities Laws"). As of their respective dates and as amended through the date of this Agreement, the Seller Reports (other than preliminary materials), (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and
(ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading except to the extent such statements have been modified or superseded by later filed Seller Reports. To Seller's knowledge, there is no unresolved violation asserted by any Government Authority with respect to any of the Seller Reports. As used in this Agreement, "Government Authority" means any government or state (or any subdivision thereof) of or in the United

States, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any government court or tribunal.

     (b) Each of Seller's balance sheets included in or incorporated by reference into the Seller Reports (including the related notes and schedules) fairly presented the financial position of Seller as of its date and each of the statements of operations, shareholders' equity (deficit) and cash flows included in or incorporated by reference into the Seller Reports (including any related notes and schedules) fairly presented the results of operations, retained earnings or cash flows, as the case may be, of Seller for the period covered thereby, in each case in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved and in accordance with Regulation S-X promulgated by the SEC, except as may be noted therein and except, in the case of the unaudited statements, for normal recurring year-end adjustments which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     (c) Except as and to the extent set forth in the Seller Reports or in any Schedule hereto, to Seller's knowledge, none of Seller or any of the Subsidiaries has any material Liabilities, nor do there exist any circumstances that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. As used in this Agreement, "Liabilities" means, as to any person, all debts, adverse claims, liabilities and obligations, direct, indirect, absolute or contingent of such person, whether accrued, vested or otherwise, whether in contract, tort, strict liability or otherwise and whether or not actually reflected, or required by GAAP to be reflected, in such person's balance sheets or other books and records, including (i) obligations arising from noncompliance with any law, rule or regulation of any Government Authority or imposed by any court or any arbitrator of any kind, (ii) all indebtedness or liability of such person for borrowed money, or for the purchase price of property or services (including trade obligations), (iii) all obligations of such person as lessee under leases, capital or other, (iv) liabilities of such person in respect of plans covered by Title IV of ERISA, or otherwise arising in respect of plans for employees or former employees or their respective families or beneficiaries, (v) reimbursement obligations of such person in respect of letters of credit, (vi) all obligations of such person arising under acceptance facilities, (vii) all liabilities of other persons or entities, directly or indirectly, guaranteed, endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse by such person or with respect to which such person is otherwise directly or indirectly liable, (viii) all obligations secured by any Lien on property of such person, whether or not the obligations have been assumed, and (ix) all other items which have been, or in accordance with GAAP would be, included in determining total liabilities on the liability side of such person's balance sheet.

     2.6  Litigation; Compliance With Law.

     (a) Except as disclosed in Schedule 2.6(a), there is no action, suit, arbitration, inquiry, proceeding or investigation by or before any Government Authority (any such item, an "Action") pending or, to Seller's knowledge, threatened against Seller or any of the Subsidiaries that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or which questions the validity of this Agreement, the Lend Lease Agreement or the Manhattan Towers Agreement or of any action taken or to be taken in connection herewith or therewith. Except as disclosed in Schedule 2.6(a), there are no continuing orders, injunctions or decrees of any Government Authority to which Seller or any of the Subsidiaries is a party or by which any of its properties or assets are bound.

     (b) None of Seller or any of the Subsidiaries is in material violation of any statute, rule, regulation, order, writ, decree or injunction of any Government Authority or any body having jurisdiction over them or any of their respective properties which, if enforced, would, individually or in the aggregate with all other such violations, reasonably be expected to result in a Material Adverse Effect.

     2.7  Absence of Certain Changes or Events.  Except as disclosed in Schedule
2.7 or in any Seller Report, since June 30, 2000, Seller and each of the Subsidiaries has conducted its business only in the ordinary course of such business and has not acquired any real estate or entered into any financing arrangements in connection therewith, and there has not been (a) any change, circumstance or event that would reasonably be expected to result in a Material Adverse Effect, (b) any declaration, setting aside or payment of any dividend or other distribution with respect to the Trust Common Shares, (c) any commitment, contractual obligation, borrowing, capital expenditure or transaction (each, a "Commitment") entered into by Seller or any of the Subsidiaries, other than Commitments which would not, individually or in the aggregate, be expected to result in a Material Adverse Effect, (d) any change in Seller's accounting principles, practices or methods, (e) any increases by Seller in any bonuses, salaries or other compensation paid or payable to any holder of Trust Common Shares, Board Manager, officer or employee, or (f) any adoption of, or increase in benefits or amounts payable under, any Plan.

     2.8  Tax Matters; REIT and Partnership Status.

     (a) Seller and each of the Subsidiaries has timely filed with the appropriate taxing authority all tax returns required to be filed by it or has timely requested extensions and any such request has been granted and has not expired. Each such tax return is complete and accurate in all material respects. All information shown on any such tax return is correct in all material respects, and all material Taxes shown as owed by Seller or by any of the Subsidiaries on any tax return have been paid or accrued, except for Taxes contested in good faith and for which adequate reserves have been taken. As used in this Agreement, "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code (as defined below) Section 54A), customs duties, capital stock, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not. Each of Seller and each of the Subsidiaries has properly accrued all Taxes for periods subsequent to the periods covered by such tax returns as required by GAAP. None of Seller or any of the Subsidiaries has executed or filed with the Internal Revenue Service (the "IRS") or any other taxing authority any agreement now in effect extending the period for assessment or collection of any Tax. None of Seller or any of the Subsidiaries is a party to any pending action or proceeding by any taxing authority for assessment or collection of any Tax, and no claim for assessment or collection of any Tax has been asserted against it. No claim has been made by any authority in a jurisdiction where Seller or any of the Subsidiaries does not file tax returns that it is or may be subject to taxation or reporting in that jurisdiction. There is no dispute or claim concerning any information, reporting or tax liability of Seller or of any of the Subsidiaries, (i) claimed or raised by any taxing authority in writing or
(ii) as to which Seller or any of the Subsidiaries has knowledge. Seller is a "domestically controlled" REIT within the meaning of Section 897(h)(4)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), and to Seller's knowledge, there are no nondomestic registered beneficial owners of Trust Common Shares. To Seller's knowledge, no person or entity which would be treated as an "individual" for purposes of Section 542(a)(2) of the Code (as modified by Section 856(h) of the Code) owns or would be considered to own (taking into account the ownership attribution rules under Section 544 of the Code, as modified by Section 856(h) of the Code) in excess of 9.8% of the value of the outstanding equity interests in Seller.

     (b) Seller (i) made a valid election in its federal income tax return for the tax year ended December 31, 1993 to be taxed as a real estate investment trust within the meaning of Section 856 of the Code ("REIT") and has complied in all material respects (and will comply in all material respects) with all applicable provisions of the Code relating to a REIT, for 1993 through the date hereof, (ii) has operated, and will to continue to operate, in such a manner as to qualify as a REIT for 2000 and up to the Effective Time, (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and, no such challenge is pending or threatened, and (iv) to its knowledge, will not be rendered unable to qualify as a REIT for federal income tax purposes as a consequence of the transactions contemplated by this Agreement.

     (c) Except as described in Schedule 2.8(c), no amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of or in connection with any of the transactions contemplated hereby by any employee, officer, or manager of Seller or of any of the Subsidiaries or of any of their affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act; hereinafter, "Affiliates") who is a "disqualified individual" (as such term is defined in proposed Treasury

Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or plan currently in effect would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b) of the Code).

     (d) Except as described in Schedule 2.8(d), the disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by Seller or by any of the Subsidiaries under any contract, stock plan, program, arrangement or understanding currently in effect.

     (e) Each Subsidiary organized as a partnership or limited liability company (and any other Subsidiary that files tax returns as a partnership for federal income tax purposes) was and, as of the date hereof, continues to be, and will continue to be through the Closing Date, classified as a partnership or as a disregarded entity for federal income tax purposes. Neither Seller nor any Subsidiary holds any asset the disposition of which would be subject to rules similar to (i) Section 1374 of the Code as the result of Internal Revenue Service Notice 88-19, or (ii) those contained in proposed regulations issued under Treasury Regulation Section 1.337(d)-5, or temporary regulations issued under Treasury Regulation Section 1.337(d)-5T, if such regulations were finalized in the form proposed.

     (f) For each taxable year beginning with Seller's taxable year that ended December 31, 1993, the dividends paid by Seller on the Trust Common Shares have been and will continue to be paid pro rata, with no preference to any Trust Common Share as compared with other shares.

     (g) Seller has not actively conducted a business (i) from which it earns fees for services it performs and (ii) that would cause (x) Seller's REIT status to be lost or (y) rents from real property to be treated as not rent under the Code.

     (h) As required by Treasury Regulation Section 1.857-8, Seller has maintained the necessary records regarding the actual ownership of its shares, and has timely made (i.e., by January 30 of each calendar year) the requisite information requests of its shareholders regarding share ownership and has maintained a list of the persons failing or refusing to comply in whole or in part with Seller's demand for statements regarding share ownership.

     (i) Seller has never owned more than 10% of the voting common shares of any corporation other than a "Qualified REIT Subsidiary," i.e., (i) before 1998, a corporation, all of whose shares were owned by Seller at all times during such corporation's existence, and (ii) after January 1, 1998, a corporation (x) all of whose shares are owned by Seller, and (y) all of whose earnings and profits existing at the time Seller acquired all of its shares are distributed before the end of the tax year in which all of the shares are acquired.

     2.9  Compliance with Agreements.

     (a) Seller is not in default under or in violation of the Declaration of Trust or the Bylaws and neither Seller nor any of the Subsidiaries is in default under or in violation of any material provision of the respective charter, bylaws, partnership agreement, operating agreement or any similar organizational document of such Subsidiaries.

     (b) Since January 1, 1997, each of Seller and each of the Subsidiaries has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Government Authority and all other reports and statements required to be filed by it, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, and has paid all fees or assessments due and payable in connection therewith. There is no unresolved violation asserted by any regulatory agency of which Seller has received any written notice which, if resolved in a manner unfavorable to Seller or any Subsidiary, would, individually or in the aggregate with all other such violations, reasonably be expected to result in a Material Adverse Effect.

     (c) Schedule 2.9(c) sets forth (i) a description of all material indebtedness of Seller and of each of the Subsidiaries, whether unsecured or secured or collateralized by mortgages, deeds of trust or other security interests in the Property (as defined in Section 2.11(a)) or any other assets of Seller or of any

Subsidiary, or otherwise and (ii) each Commitment currently in effect entered into by Seller or by any of the Subsidiaries (including any guarantees of any third party's debt or any obligations in respect of letters of credit issued for Seller's or any Subsidiary's account) which may result in total payments or liability in excess of $100,000, excluding Commitments that are terminable on thirty (30) days or less notice, and excluding Commitments the breach of which would not, individually or in the aggregate with all other such breaches, reasonably be expected to result in a Material Adverse Effect. Neither Seller nor any of the Subsidiaries is in default, and, to Seller's knowledge, no event has occurred which, with the giving of notice or the lapse of time or both, would constitute a default, under any of the documents described in clause (i) or (ii) of the first sentence of this paragraph or in respect of any payment obligations thereunder. All joint venture and partnership agreements to which Seller or any of the Subsidiaries is a party as of the date hereof are described in Schedule 2.9(c), all of which are in full force and effect as against Seller or the applicable Subsidiary and, to Seller's knowledge, as against the other parties thereto, and none of Seller or any of the Subsidiaries is in default, and, to Seller's knowledge, no event has occurred which, with the giving of notice or the lapse of time or both, would constitute a default, with respect to any obligations thereunder, except as would not, individually or in the aggregate with all other such defaults, reasonably be expected to result in a Material Adverse Effect. To Seller's knowledge, the other parties to such agreements are not in breach of any of their respective obligations thereunder, except as would not, individually or in the aggregate with all other such defaults, reasonably be expected to result in a Material Adverse Effect. To Seller's knowledge, there is no condition with respect to any of the Subsidiaries (including with respect to the partnership agreements for the Subsidiaries that are partnerships) that would, individually or in the aggregate with all other such conditions, reasonably be expected to result in a Material Adverse Effect.

     (d) Except as disclosed in any other Schedule hereto, Schedule 2.9(d) sets forth a complete and accurate list of all material agreements to which Seller or any of the Subsidiaries is a party as of the date hereof relating to the development or construction of, additions or expansions to, or management or leasing services for, light industrial properties or office buildings or other real properties which are currently in effect and under which Seller or any of the Subsidiaries currently has, or expects to incur, any material obligation.

     (e) Except for (i) agreements made in the ordinary course of business with a maturity of less than one (1) year or that are terminable on thirty (30) days or less notice, and (ii) agreements the breach or nonfulfillment of which would not, individually or in the aggregate with all other such breaches or nonfulfillments, reasonably be expected to result in a Material Adverse Effect,
Schedule 2.9(e) sets forth a complete and accurate list of all material agreements to which Seller or any Subsidiary is a party as of the date hereof which are not listed in any other Schedule hereto and are not exhibits to any filing made by Seller with the SEC. Each of the Lend Lease Agreement, the Manhattan Towers Agreement and each agreement listed on Schedule 2.9(e) is in full force and effect as against Seller and, to Seller's knowledge, as against the other parties thereto, no payments, if any, are delinquent, no notice of default thereunder has been sent or received by Seller or any of the Subsidiaries, and, to Seller's knowledge, no event has occurred which, with notice or lapse of time or both, would constitute such a default thereunder, except for any such default that would not, individually or in the aggregate with all other such defaults, reasonably be expected to result in a Material Adverse Effect.

     (f) Seller has no written policies regarding transactions with Affiliates.
Schedule 2.9(f) lists all existing agreements with Affiliates relating to matters other than employment or severance, each of which employment or severance agreement is listed on Schedule 2.13(a).

     2.10  Financial Records; Trust Declaration and Bylaws; Corporate Records.

     (a) The books of account and other financial records of Seller and of each of the Subsidiaries are in all material respects true and complete, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the Seller Reports.

     (b) Seller has delivered or made available to Buyer true and complete copies of the Trust Declaration and the Bylaws, as amended to date, and the charter, bylaws, organizational documents, partnership agreements and joint venture agreements of the Subsidiaries, and all amendments thereto. All such documents are listed on Schedule 2.10(b).

     (c) The minute books and other records of corporate, trust or partnership proceedings of Seller and of each of the Subsidiaries contain accurate records of all meetings of the equity holders, managers and other governing bodies thereof and accurately reflect in all material respects all other corporate action of the managers, shareholders and directors and any committees of the Board of Managers and of the Subsidiaries which are corporations and all actions of the partners of the Subsidiaries which are partnerships.

     2.11  Properties.

     (a) Schedule 2.11(a) sets forth a complete and accurate list and the address of all real property owned or leased by Seller or by any of the Subsidiaries or otherwise used by Seller or by any of the Subsidiaries in the conduct of their business or operations. That real property, together with the land at each address referenced in Schedule 2.11(a) and all buildings, structures and other improvements and fixtures located on or under such land and all easements, rights and other appurtenances to such land shall be referred to individually as a "Property" and collectively as the "Properties." Seller, or, in the case of properties owned by Subsidiaries, the Subsidiary or trustees holding legal title solely for the benefit of a Subsidiary indicated in Schedule 2.11(a), owns good and indefeasible fee simple title (or, if so indicated in Schedule 2.11(a), leasehold title) to each of the Properties, in each case free and clear of any Liens, title defects, common restrictions or covenants, laws, ordinances or regulations affecting use or occupancy (including zoning regulations and building codes) or reservations of interests in title (collectively, "Property Restrictions"), except for (i) Permitted Liens, (ii) Property Restrictions imposed or promulgated by law or by any Government Authority which are customary and typical for similar properties, and (iii) the obligations relating to the properties identified as Lend Lease Properties on
Schedule 2.11(a) (the "Lend Lease Properties") arising under the Lend Lease Agreement and the obligations relating to the properties identified as Manhattan Towers Properties on Schedule 2.11(a) (the "Manhattan Towers Properties") arising under the Manhattan Towers Agreement. As used in this Agreement, "Permitted Liens" means (u) Liens (other than Liens imposed under ERISA or any Environmental Law or in connection with any Environmental Claim) for taxes or other assessments or charges of Governmental Authorities that are not yet delinquent or that are being contested in good faith by appropriate proceedings in each case, and with respect to which adequate reserves or other appropriate provisions are being maintained by Seller or the Subsidiaries to the extent required by GAAP, (v) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens (other than Liens imposed under ERISA or any Environmental Law or in connection with any Environmental Claim) imposed by law and created in the ordinary course of business for amounts not yet overdue or which are being contested in good faith by appropriate proceedings, and in each case with respect to which adequate reserves or other appropriate provisions are being maintained by Seller or the Subsidiaries to the extent required by GAAP and which do not exceed $25,000 in the aggregate, (w) the Leases, (x) easements, rights-of-way and covenant restrictions which are customary and typical for properties similar to the Properties and which do not
(1) interfere materially with the ordinary conduct of any Property or the business of Seller and the Subsidiaries as a whole or (2) detract materially from the value or usefulness of the Property to which they apply, (y) the Liens which were granted by Seller or any of the Subsidiaries to lenders pursuant to credit agreements in existence on the date hereof which are described in
Schedule 2.9(c), and (z) such imperfections of title and encumbrances, if any, as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect. To Seller's knowledge, none of the Permitted Liens interferes with, impairs, or is violated by the present use, occupancy or operation (or if applicable, development) of any Property that is not included in the Lend Lease Properties or in the Manhattan Towers Properties (the Properties not included in the Lend Lease Properties or the Manhattan Towers Properties, the "Buyer Properties") and none of the Property Restrictions interferes with, impairs, or is violated by, the existence of any building or other structure or improvement which constitutes a part of, or the present use, occupancy or operation (or, if applicable, development) of, any Buyer Property, except, in each such case, to the extent that any interference, impairment or violation would not, individually or in the aggregate with all other such items, reasonably be expected to have a Material Adverse Effect. American Land Title Association policies of title insurance (or marked title insurance commitments having the same force and effect as title insurance policies) have been issued by national title insurance companies insuring the fee simple or leasehold, as applicable, title of Seller or a Subsidiary or a trustee holding legal title solely for the benefit of a Subsidiary, as applicable, to each of the Buyer Properties in amounts at least equal to the original cost thereof, subject only to Permitted Liens, and to Seller's knowledge, all such policies are valid and in full force and effect and no claim has been made under any such policy.

     (b) Except as described in Schedule 2.11(b), Seller has no knowledge (i) that any currently required certificate, permit or license (including building permits and certificates of occupancy for tenant spaces) from any Government Authority having jurisdiction over any Property or any agreement, easement or other right that is necessary to permit the lawful use, occupancy or operation of the existing buildings, structures or other improvements that constitute a part of any of the Properties or which are necessary to permit the lawful use and operation of any existing driveways, roads or other areas of ingress and egress to and from any of the Properties has not been obtained or is not in full force and effect, or of any pending threat of modification or cancellation of any of same, or (ii) of any violation by any Property of any federal, state or municipal law, ordinance, order, regulation or requirement, including any applicable zoning law or building code, arising from the use or occupancy of such Property or otherwise. Except as described in Schedule 2.11(b), Seller has no knowledge of any current uninsured physical damage to any Buyer Property in excess of $25,000. To Seller's knowledge, except for repairs identified in the Capital Expenditure Budget and Schedule (as defined below in Section 2.11(i)), each Buyer Property: (x) is in good operating condition and repair and is structurally sound and free of defects, with no material alterations or repairs being required thereto under applicable law or insurance company requirements, and (y) consists of sufficient land areas, driveways and other improvements and lawful means of access and utility service and capacity to permit the use thereof in the manner and for the purposes to which it is presently devoted (or, in the case of the Development Properties (as defined below in Section 2.11(j)), for the development and operation thereon of the applicable Project), except, in each such case, to the extent that failure to meet such standards would not, individually or in the aggregate with all other such failures, reasonably be expected to have a Material Adverse Effect.

     (c) Seller has no knowledge (i) except as described in Schedule 2.11(c)that any condemnation, eminent domain or rezoning proceedings are pending or threatened with respect to any of the Buyer Properties, (ii) except as described in Schedule 2.11(c), that any road widening or change of grade of any road adjacent to any Buyer Property is underway or has been proposed, (iii) of any proposed change in the assessed valuation of any Buyer Property other than customarily scheduled revaluations, (iv) of any special assessment made or threatened against any Property, or (v) that any of the Buyer Properties is subject to any so-called "impact fee" or to any agreement with any Government Authority to pay for sewer extension, oversizing utilities, lighting or like expenses or charges for work or services by such Government Authority, except, in the case of each of the foregoing, to the extent that same would not, individually or in the aggregate with all other such items, reasonably be expected to have a Material Adverse Effect.

     (d) To Seller's knowledge, each of the Buyer Properties is an independent unit which does not rely on any facilities located on any property not included in such Property to fulfill any municipal or governmental requirement or for the furnishing to such Property of any essential building systems or utilities, other than facilities the benefit of which inures to the Buyer Properties pursuant to one or more valid easements. Each of the Buyer Properties is served by public water and sanitary systems and all other utilities, and, to Seller's knowledge, each of the Buyer Properties has lawful access to public roads, in all cases sufficient for the current use and occupancy of that Property (or, in the case of the Development Properties, for the development and operation thereon of the applicable Project (as defined herein)). To Seller's knowledge, all parcels of land included in each Buyer Property that purport to be contiguous are contiguous and are not separated by strips or gores. To Seller's knowledge, no portion of any Buyer

Property lies in any flood plain area (as defined by the U.S. Army Corps of Engineers or otherwise) or includes any wetlands or vegetation or species protected by any applicable laws. To Seller's knowledge, no improvements constituting a part of any Buyer Property encroach on real property not constituting a part of such Property.

     (e) Except for matters addressed in the Capital Expenditure Budget and Schedule, no Property fails to comply with the requirements of the Americans With Disabilities Act (the "ADA") except for such noncompliance as Seller reasonably believes will not, individually or in the aggregate, have a Material Adverse Effect.

     (f) Seller has provided to Parent and Buyer an accurate rent roll for each Buyer Property as of September 30, 2000 (the "Rent Roll"), which identifies and accurately describes each lease of space in each Buyer Property (collectively, the "Leases"). Seller has delivered to Parent and Buyer an abstract of each Lease (the "Abstracts") which accurately describes the material terms thereof. With respect to each Lease for premises larger than 20,000 square feet of rentable space (each a "Material Lease" and collectively, the "Material Leases"), except as described in Schedule 2.11(f) and except for matters that are not, individually or in the aggregate, reasonably expected to have a material effect on any Buyer Property, (i) each of the Material Leases is valid and subsisting and in full force and effect as against each party thereto, and has not been amended, modified or supplemented, other than by any amendment, modification or supplement that has been provided to Parent and Buyer, (ii) the tenant under each of the Material Leases is in actual possession of the premises leased thereunder, (iii) no tenant under any Material Lease is more than thirty
(30) days in arrears in the payment of rent, (iv) none of Seller or any of the Subsidiaries has received any written notice from any tenant under any Material Lease of its intention to vacate, (v) none of Seller or any of the Subsidiaries has collected payment of rent under any Material Lease (other than security deposits) for a period which is more than one (1) month in advance, (vi) no notice of default has been sent or received by the landlord under any Material Lease with respect to any defect that remains uncured as of the date hereof, no default has occurred under any Material Lease and, to Seller's knowledge, no event has occurred and is continuing which, with notice or lapse of time or both, would constitute a default under any Material Lease, (vii) no tenant under any of the Material Leases has any purchase option or kick-out right or is entitled to any concession, allowance, abatement, set-off, rebate or refund,
(viii) none of the Material Leases and none of the rents or other amounts payable thereunder has been assigned, pledged or encumbered except in connection with financing secured by the applicable Buyer Property, which is described in
Schedule 2.9(c), (ix) no brokerage or leasing commission or other compensation is due or payable to any Person with respect to or on account of any of the Material Leases or any extensions or renewals thereof, (x) except as set forth in the Abstracts, no space of a material size in any Buyer Property is occupied by a tenant rent-free, (xi) no tenant under any of the Material Leases has asserted any claim which is likely to affect the collection of rent from such tenant, and (xii) the landlord under each Material Lease has fulfilled all of its obligations thereunder in respect of tenant improvements and capital expenditures. Other than the tenants identified in the Rent Roll and Abstracts and parties to easement agreements which constitute Permitted Liens, no third party has any right to occupy or use any portion of any Buyer Property. The Rent Roll or Abstracts include a budget for all material tenant improvements and similar material work required to be performed by the lessor under each of the Material Leases.

     (g) Schedule 2.11(g) sets forth a complete and accurate list of all material commitments, letters of intent or written understandings made or entered into by Seller or any of the Subsidiaries as of the date hereof (i) to lease any space larger than 20,000 rentable square feet at any of the Buyer Properties, (ii) to sell, mortgage, or pledge any Buyer Property or to otherwise enter into a material transaction or arrangement in respect of the ownership or financing of any Buyer Property, or (iii) to purchase or acquire an option, right of first refusal or similar right in respect of any real property, which, in any such case has not yet been reduced to a written lease or contract, and sets forth with respect to each such commitment, letter of intent or other understanding the principal terms thereof.

     (h) Except as set forth in the Rent Roll or Abstracts, and except for certain rights of first refusal which are set forth in the sections of the partnership agreements referenced in Schedule 2.1(d) and which relate to partnerships in which Seller, directly or indirectly, owns less than a 100% interest, none of Seller or any of the Subsidiaries has granted any outstanding options or has entered into any outstanding contracts with others for the sale, mortgage, pledge, hypothecation, assignment, sublease, lease or other transfer of all or any part of any Buyer Property, and no person has any right or option to acquire, or right of refusal with respect to, Seller's or any Subsidiary's interest in any Buyer Property or any part thereof. Except as described in Schedule 2.11(h), none of Seller or any Subsidiary has any outstanding options or rights of first refusal or has entered into any outstanding contracts with others for the purchase of any real property.

     (i) Schedule 2.11(i) contains a complete and accurate description of any material noncompliance by any Property, to Seller's knowledge, with any law, ordinance, code, health and safety regulation or insurance requirement (except for the ADA, which is addressed in this respect in Section 2.11(e) above) other than such noncompliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Schedule 2.11(i) also sets forth Seller's and each Subsidiary's capital expenditure budget and schedule for each Buyer Property (the "Capital Expenditure Budget and Schedule"), which describes the capital expenditures which Seller or any Subsidiary has budgeted for such Property that was acquired prior to January 1, 2000 for the period from January 1, 2000 through December 31, 2000 and the expected capital expenditures from February 1, 2001 through May 31, 2001. To Seller's knowledge, the costs and time schedules for 2000 and 2001 (February through May 2001) set forth in the Capital Expenditure Budget and Schedule are reasonable estimates and projections. Except as described in Schedule 2.11(i), there are no outstanding, or to Seller's knowledge, threatened requirements of any insurance company which has issued an insurance policy covering any Buyer Property, or of any board of fire underwriters or other body exercising similar functions, requiring any repairs or alterations to be made to any Buyer Property.

     (j) Schedule 2.11(j) contains a list of each Buyer Property which consists of or includes undeveloped land or which is in the process of being developed or rehabilitated (each, a "Development Property," and collectively, the "Development Properties") and a brief description of the development or rehabilitation intended by Seller or any Subsidiary to be carried out or completed thereon (collectively, the "Projects"), including any budget and development or rehabilitation schedule therefor prepared by or for Seller or any Subsidiary (collectively, the "Development Budget and Schedule"). Except as disclosed in Schedule 2.11(j), each Development Property is zoned for the lawful development thereon of the applicable Project, and the Trust or a Subsidiary has obtained all permits, licenses, consents and authorizations required for the lawful development or rehabilitation thereon of such Project, except only for such failure to meet the foregoing standards as would not, individually or in the aggregate with all other such failures, reasonably be expected to have a Material Adverse Effect. Except as described in Schedule 2.11(j), to Seller's knowledge, there are no material impediments to or constraints on the development or rehabilitation of any Project in all material respects within the time frame and for the cost set forth in the Development Budget and Schedule applicable thereto. In the case of each Project, the development of which has commenced, to Seller's knowledge, the costs or expenses incurred in connection with such Project and the progress thereof are, except as described in Schedule 2.11(j), consistent and in compliance in all material respects with all aspects of the Development Budget and Schedule applicable thereto. All development and rehabilitation efforts with respect to the Development Properties and the Project have ceased.

     (k) Seller has disclosed to Buyer all adverse matters known to Seller with respect to or in connection with the Buyer Properties (including the Leases and the Tenancy Leases), which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (l) The ground leases underlying the leased Buyer Properties referenced in
Schedule 2.11(a) (collectively, the "Tenancy Leases") are listed in Schedule 2.11(l). Each of the Tenancy Leases is valid, binding and in full force and effect against the applicable Subsidiary and, to Seller's knowledge, against the other party thereto. Except as indicated in Schedule 2.11(l), none of the Tenancy Leases is subject to any pledge, lien, sublease, assignment, license or other agreement granting to any third party any interest in or any right to the use or occupancy of any premises leased thereunder. To Seller's knowledge, except as described in Schedule 2.11(l), there is no pending or threatened proceeding which is reasonably likely to interfere with the quiet enjoyment of the tenant under any of the Tenancy Leases. Except as described in Schedule 2.11(l), no payments under any Tenancy Lease are delinquent and no notice of default thereunder has been sent or received by Seller or any of the Subsidiaries. There does not exist under any of the Tenancy Leases any default, and, to Seller's knowledge, no event has occurred which, with notice or lapse of time or both, would constitute such a default, except as would not, individually or in the aggregate with all other such defaults, be reasonably expected to have a Material Adverse Effect.

     (m) Each of Seller and each of the Subsidiaries has good and sufficient title to all the personal and other property and assets reflected in their books and records as being owned by them (including those reflected in the balance sheets of Seller and the Subsidiaries as of June 30, 2000, except as since sold or otherwise disposed of in the ordinary course of business), free and clear of all Liens, except for Permitted Liens which are not, individually or in the aggregate, reasonably expected to have a material adverse effect on any Property.

     2.12  Environmental Matters.

     (a) Except as disclosed on Schedule 2.12(a), to Seller's knowledge, each of Seller and the Subsidiaries has obtained and now maintains as currently valid and effective all permits required to be possessed by Seller or its Subsidiaries under Environmental Laws (the "Environmental Permits") in connection with the operation of its businesses and properties, all of which are listed in Schedule 2.12(a), except where the failure to have such Environmental Permit would not individually or in the aggregate with all other failures to have a required Environmental Permit, reasonably be expected to result in a Material Adverse Effect. To Seller's knowledge, except as disclosed in the Environmental Reports (as defined below), each of Seller and the Subsidiaries, and each Property, is in compliance with all terms and conditions of the Environmental Permits and all Environmental Laws, except for any noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Seller or a Subsidiary. Seller has no knowledge of any actually and currently existing circumstances that may prevent or interfere with such compliance in the future.

     (b) Each of Seller and the Subsidiaries has made available to Parent and Buyer all material written information and written communications (whether from a Government Authority, citizens' group, employee or other person) in its possession or control regarding (i) alleged or suspected noncompliance of any of the Properties with any Environmental Laws or Environmental Permits or (ii) alleged or suspected liability of Seller or any Subsidiary under any Environmental Law.

     (c) There are no environmental liens or encumbrances on any of the Properties and, to Seller's knowledge, no government actions have been taken or are in process which are reasonably likely to subject any Property to such liens or other encumbrances that would prevent the use of such Property as currently conducted.

     (d) No Environmental Claim (as defined below) with respect to the operations or the businesses of Seller or of any Subsidiary, or with respect to the Properties, has been asserted or, to Seller's knowledge, threatened, and, to Seller's knowledge, no circumstances exist with respect to Seller or any of the Subsidiaries or the Properties that would reasonably be expected to result in any Environmental Claim being asserted, in any such case, (i) against (x) Seller or any of the Subsidiaries, or (y) any person whose liability for any Environmental Claims Seller or any of the Subsidiaries has or may have retained or assumed either contractually or by operation of law, and (ii) which would reasonably be expected to have a Material Adverse Effect.

     (e) Except as disclosed in Schedule 2.12(e) or set forth in the Environmental Reports: (i) none of Seller or any of the Subsidiaries has been notified or has reason to believe that it will be notified of potential responsibility in connection with any site that has been placed on, or proposed to be placed on, the National Priorities List or its state or foreign equivalent pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. sec. 9601, et seq., or analogous state or foreign laws, (ii) to Seller's knowledge, no Materials of Environmental Concern are present on, in or under any Property in a manner or condition that is reasonably likely to give rise to an Environmental Claim which would reasonably be expected to result in a Material Adverse Effect, (iii) and to Seller's knowledge, none of Seller, any Subsidiary or any tenant of any Property has Released or arranged for the Release of any Materials of Environmental Concern at any location to an extent or in a manner which would reasonably be expected to result in a Material Adverse Effect on the Property, (iv) to Seller's knowledge, no underground storage tanks, surface disposal areas, pits, ponds, lagoons, open trenches or equipment is present at any Property, (iv) to Seller's knowledge, no transformers, capacitors or other equipment containing fluid with more than 50 parts per million polychlorinated biphenyls are present at any Property, except for any such transformers, capacitation or other equipment owned by any utility company, and (vi) to Seller's knowledge, no employee, agent, contractor, subcontractor or tenant of Seller or any of the Subsidiaries is now or has in the past been exposed to friable asbestos or asbestos-containing material at any Property.

     (f) Seller has made available to Buyer the most recent Phase I environmental reports prepared for Seller or the Subsidiaries or otherwise in the possession of any of them with respect to the environmental condition of any Property (collectively, the "Environmental Reports").

     (g) For purposes of this Section 2.12, the terms listed below have the following meanings:

          (i) "claim" means any action, cause of action, suit, controversy, trespass, judgment, execution, claim, liability or demand whatsoever, in law or equity.

          (ii) "Environmental Claim" means any notice of investigation or claim or notice (written or oral) by any person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or fatalities, or penalties) arising out of, based on or resulting from (x) the presence, generation, transportation, treatment, use, storage, disposal or Release of Materials of Environmental Concern or the threatened Release of Materials of Environmental Concern at any location, or (y) activities or conditions forming the basis of any violation, or alleged violation of, or liability or alleged liability under, any Environmental Law.

          (iii) "Environmental Laws" means federal, state, local, provincial, municipal and foreign laws, ordinances, principles of common law, rules, orders, governmental policies, statutes, regulations, agreements with any Governmental Authority, and treaties, relating to the pollution or protection of the environment or of flora or fauna or their habitat or of effects of Materials of Environmental Concern upon human health and safety, or to the cleanup or restoration of the environment, including, but not limited to, any laws relating to (x) generation, treatment, storage, disposal or transportation of wastes, emissions or discharges or protection of the environment from the same, and (y) exposure of persons to, or Release or threat of Release, Materials of Environmental Concern.

          (iv) "Materials of Environmental Concern" means all chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or any fraction thereof, petroleum products and hazardous substances (as defined in Section 101(14) of CERCLA, 42 U.S.C. sec. 9601(14)), or solid or hazardous wastes as now defined and regulated under any Environmental Laws.

          (v) "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration.

     2.13  Employees and Benefit Plans.

     (a) Schedule 2.13(a) sets forth a complete and accurate list of all employment agreements with employees of Seller or of any of the Subsidiaries. Except for the employees who are parties to such employment agreements, all of the employees of Seller and of each of the Subsidiaries are employed in an at-will status (except for restrictions or limitations on the at-will status of such employees imposed by federal and state law and general principles of law or equity).

     (b) Schedule 2.13(b) sets forth a complete and accurate list of all Employee Benefit Plans (as defined below) and all material Benefit Arrangements (as defined below) which affect Employees (as defined below) maintained or contributed to, or required to be contributed to, by Seller or an ERISA Affiliate (as defined below) within the last six (6) years for the benefit of any Employees of Seller or of any of the Subsidiaries (each, a "Plan").

     (c) With respect to each Plan, (i) Seller and each of the Subsidiaries is and always been in compliance in all material respects with the terms of that Plan and with the requirements prescribed by all applicable statutes, orders or governmental rules or regulations, (ii) Seller and each of the Subsidiaries has timely contributed to each Pension Plan not less than the amounts accrued for such plan for all plan periods for which payment is due, and (iii) none of Seller or any ERISA Affiliate has any funding commitment or other liabilities except as reserved for in the financial statements included in or incorporated by reference into the Reports, except, in the case of each of clauses (i) through (iii), for such matters as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     (d) None of Seller or any ERISA Affiliate has made any commitment to establish any new Employee Benefit Plan, to modify any Employee Benefit Plan, or to increase benefits or compensation of Employees of Seller or of any of the Subsidiaries (except for normal increases in compensation consistent with past practices), and to Seller's knowledge, no intention to do so has been communicated to Employees of Seller or of any of the Subsidiaries.

     (e) There are no pending or, to Seller's knowledge, anticipated claims, actions, suits, proceedings or investigations against or otherwise involving any of the Plans or any fiduciaries thereof with respect to their duties to the Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought against or with respect to any Plan.

     (f) Neither Seller nor any entity under "common control" with Seller within the meaning of Section 4001 of ERISA ("ERISA Affiliate") has contributed to, or been required to contribute to, any "multiemployer plan" (as defined in Section 3(37) and 4001(a)(3) of ERISA).

     (g) Except as described in Schedule 2.13(g), Seller and the Subsidiaries do not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare benefits, except as otherwise required under Section 601, et seq., of ERISA, to any Employee after his retirement or termination of employment and, to Seller's knowledge, Seller and the Subsidiaries have never represented, promised or contracted (whether in oral or written form) to any Employee or former Employee that such benefits would be provided.

     (h) For purposes hereof, "Employee Benefit Plans" means each and all "employee benefit plans" as defined in Section 3(3) of ERISA maintained or contributed to by a party hereto or in which a party hereto participates or participated and which provides benefits to Employees, including (i) any such plans that are "employee welfare benefit plans" as defined in Section 3(1) of ERISA, including retirement medical and life insurance ("Welfare Plans"), and
(ii) any such plans that constitute "employee pension benefit plans" as defined in Section 3(2) of ERISA ("Pension Plans"). "Benefit Arrangements" means life and health, hospitalization, savings, bonus, deferred compensation, incentive compensation, holiday, vacation, severance pay, sick pay, sick leave, disability, tuition refund, service award, company car, scholarship, relocation, patent award, fringe benefit, individual employment, consultation or severance and other polices or practices of a party hereto providing employee or executive compensation or benefits to Employees, other than Employee Benefit Plans. "Employees" means all current employees, former employees and retired employees of a party hereto or of any of the Subsidiaries, including employees on disability, layoff or leave status. "Controlled Group Liability" means any and all liabilities under (i) Title IV of ERISA, (ii) Section 302 of ERISA, (iii) Sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of Section 601, et seq., of ERISA and Section 4980B of the Code, and (v) corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the Plans.

     (i) To Seller's knowledge, with respect to each plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code: (i) there does not exist any accumulated deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived, (ii) the fair market value of the assets of such plan equals or exceeds the actuarial present value of all accrued benefits under the plan (whether or not vested), on a termination basis, (iii) no reportable event within the meaning of Section 4043(c) of ERISA has occurred, and the consummation of the transactions contemplated by this Agreement will not result in the occurrence of any such reportable event, and (iv) all premiums to the Pension Benefit Guaranty Corporation have been timely paid in full.

     (j) There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be a liability of Seller or the Surviving Corporation following the Closing. Without limiting the generality of the foregoing, neither Seller nor any ERISA Affiliate has engaged in any transaction described in Section 4069 or Section 4204 of ERISA.

     (k) Except as set forth in Schedule 2.13(k), neither the execution and delivery of this Agreement, the Lend Lease Agreement and the Manhattan Towers Agreement, nor the consummation of the transactions contemplated hereby and thereby (either alone or in conjunction with any other event) will result in, cause the accelerated vesting or delivery of, or increase the amount or value of any payment or benefit to any employee of Seller or of any Subsidiary.

     (l) Except as set forth in Schedule 2.13(l), each of the Plans has been operated and administered in all material respects in accordance with the terms of the Plan and all applicable laws.

     (m) Except as set forth on Schedule 2.13(m), with respect to each of the Plans, Seller or any ERISA Affiliate is not obligated to continue any such Plan beyond the Closing Date.

     (n) Each of the Pension Plans intended to be "qualified" within the meaning of Code Section 401(a) is so qualified. Each Plan that is intended to qualify for favorable tax treatment under Code Section 125 so qualifies and has been operated in material compliance with Code Section 125.

     (o) There is sufficient liquidity of assets in each of the funded Plans to promptly pay for the benefits earned and other liabilities owed under such Plan. With respect to each of the Plans, no insurance contract, annuity contract, or other agreement or arrangement with any financial or other organization would impose any penalty, discount or other reduction on account of the withdrawal of assets from such organization or the change in the investment of such assets.

     (p) All Form 5500s for each Plan required to be filed by Seller in the last six (6) years have been filed.

     2.14 Labor Matters. None of Seller nor any of the Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. Except for the matters described in Schedule 2.14 (none of which matters would, individually or in the aggregate with all other such matters, reasonably be expected to have a Material Adverse Effect), there is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of Seller, threatened against Seller or any of the Subsidiaries. To the knowledge of Seller, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Seller or of any of the Subsidiaries.

     2.15 No Payments to Employees, Officers or Directors. Schedule 2.15 contains a true and complete list of all cash and noncash payments which will become payable to each employee, officer or director of Seller or any Subsidiary as a result of or in connection with the Merger, the Lend Lease Transaction or the Manhattan Towers Transaction or those transactions taken as a whole. Except as set forth in Schedule 2.15, there is no employment or severance contract or other agreement requiring payments, cancellation of indebtedness or other obligations to be made or satisfied on a change of control or otherwise as a result of or in connection with the Merger, the Lend Lease Transaction or the Manhattan Towers Transaction or those transactions taken as a whole, with respect to any employee, officer or director of Seller or any Subsidiary.

     2.16 Insurance. Seller maintains insurance policies covering the assets, business, equipment, properties, operations, employees, officers, managers, and directors of Seller and of each of the Subsidiaries

(collectively, the "Insurance Policies") which are of a type and in amounts customarily carried by persons similar in size to Seller conducting businesses similar to those of Seller. There is no material claim by Seller or by any of the Subsidiaries pending under any of the Insurance Policies as to which coverage has been questioned, denied or disputed by any underwriter of such policy.

     2.17 Proxy Statement; Additional Filings. The Proxy Statement and the Additional Filings (both as defined in Section 5.1(a)) and all of the information included or incorporated by reference therein (other than any information supplied or to be supplied by Parent or Buyer for inclusion or incorporation by reference therein) will not, as of the date such Proxy Statement is first made available to the shareholders of Seller or as of the date the Additional Filings are filed, and as of the time of the meeting of the shareholders of Seller in connection with the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and the Additional Filings will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation is made by Seller with respect to the information supplied by Parent or Buyer for inclusion or incorporation by reference therein.

     2.18 Takeover Statutes. No "fair price," "moratorium," "control share acquisition" or other antitakeover statute or similar statute or regulation enacted by the State of Texas applies to the transactions contemplated by this Agreement.

     2.19 Opinion of Financial Advisor. Seller has received the opinion of Chase Securities Inc. dated the date of this Agreement, a signed copy of which will be provided to Parent and Buyer, to the effect that, on the date hereof, the Common Consideration to be received by the holders of Trust Common Shares pursuant to the Merger is fair to such holders from a financial point of view.

     2.20 Knowledge Defined. As used herein, the phrase "to Seller's knowledge" (or words of similar import) means the knowledge of those individuals identified in Schedule 2.20, and includes any facts, matters or circumstances set forth in any written notice from any Government Authority or any other material notice received by any such individual with respect to Seller or any Subsidiary, and also includes any matter of which Parent or Buyer informs Seller in writing.

     2.21 Investment Company Act of 1940. Neither Seller nor any of the Subsidiaries is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

                                   ARTICLE 3

               REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

     Parent and Buyer hereby jointly and severally represent and warrant to Seller as follows:

     3.1 Organization. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. Each of Parent and Buyer has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted, and to enter into this Agreement and to perform its obligations hereunder.

     3.2 Due Authorization. The execution, delivery and performance of this Agreement and of all of the documents and instruments delivered in connection herewith by each of Parent and Buyer has been duly and validly authorized by all necessary corporate action on the part of Parent and Buyer. Assuming this Agreement and such other documents and instruments constitute binding obligations of Seller, this Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by Parent and Buyer, the valid and binding obligations of each of Parent and Buyer, enforceable against Parent and Buyer in accordance with their respective terms subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability or right of creditors generally and to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Board of Directors of Buyer has approved this Agreement and the transactions contemplated hereby in accordance with Texas law. The Board of Directors of Parent has authorized and approved and declared advisable this Agreement and the transactions contemplated hereby in accordance with Ohio law.

     3.3 No Conflicts: No Defaults, Required Filings and Consents. Neither the execution and delivery by Parent or Buyer of this Agreement, nor the consummation by Parent or Buyer of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, will:

     (a) conflict with or result in a breach of any provision of the either the Parent's or Buyer's articles of incorporation, as amended, the Parent's code of regulations or the Buyer's bylaws;

     (b) violate or conflict with any statute, regulation, judgment, order, writ, decree or injunction applicable to Parent or Buyer or to any their subsidiaries;

     (c) except as described in Schedule 3.3(c), violate or conflict with or result in a breach of any provision of, or constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of Parent or Buyer or of any of their subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Parent or Buyer or any of their subsidiaries is a party, or by which Parent or Buyer or any of their subsidiaries or any of their properties is bound or affected; or

     (d) require any consent, approval or authorization of, or declaration, filing or registration with, any Government Authority, other than the Articles of Merger pursuant to Section 1.3 hereof and the Filings, and any filings required to be made with the Texas State Department of Assessments and Taxation, if any, or any national securities exchange on which the Parent's common shares are listed.

     3.4 Proxy Statement; Additional Filings. None of the information supplied or to be supplied by Parent or Buyer for inclusion or incorporation by reference in the Proxy Statement or in the Additional Filings, as of the date the Proxy Statement is mailed to the shareholders of Seller or as of the date the Additional Filings are filed and as of the time of the meeting of the shareholders of Seller in connection with the transactions contemplated hereby, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     3.5 Investment Company Matters. Neither Parent nor Buyer is, and after giving effect to the consummation of Merger neither Parent nor Buyer will be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

     3.6 Capital Structure. Immediately prior to the Effective Time, Parent will be the sole shareholder of Buyer and own 10,000 shares of Buyer's common stock. Other than as described in the immediately preceding sentence and except for Parent's understandings with approximately 100 employees of Parent with regard to the issuance to those employees of Surviving Company preferred stock immediately following the Effective Time, at the Effective Time, there will be no outstanding equity securities or other equity interests, debt securities or derivative securities of Buyer or any oral or written agreements regarding the issuance of same. There are no outstanding securities or assets convertible into, exercisable for or exchangeable for any debt, equity or derivative securities of Buyer or any oral or written agreements regarding the issuance of same.

     3.7 Litigation; Compliance With Law. Except as disclosed in Schedule 3.7, there is no Action pending or, to Parent's or Buyer's knowledge, threatened against either Parent or Buyer or any of their subsidiaries that would question the validity of this Agreement or any action taken or to be taken in connection herewith, or that would, individually or in the aggregate, reasonably be expected to result in a Buyer or Parent Material Adverse Effect that would affect their ability to perform their obligations under this Agreement.

     3.8 Funding. Parent and Buyer have cash or financing commitments (as described in Schedule 3.8) sufficient to enable them to perform their obligations hereunder.

                                   ARTICLE 4

                                   COVENANTS

     4.1 Acquisition Proposals. Prior to the Effective Time or the earlier termination of this Agreement in accordance with its terms, Seller agrees that:

     (a) neither it nor any of the Subsidiaries shall initiate, solicit or knowingly encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, acquisition, tender offer, exchange offer, consolidation, sale of assets or similar transaction involving all or any significant portion of the assets or any equity securities of Seller or any of the Subsidiaries, other than the transactions contemplated by this Agreement, the Lend Lease Agreement and the Manhattan Towers Agreement (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal;

     (b) it shall direct and use its reasonable best efforts to cause its officers, Board Managers, employees, agents and financial advisors not to engage in any of the activities described in Section 4.1(a) except to the extent expressly permitted by the proviso below;

     (c) it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing; and

     (d) it will notify Buyer promptly if Seller receives any such inquiries or proposals, or any requests for such information, or if any such negotiations or discussions are sought to be initiated or continued with it;

provided, however, that nothing contained in this Agreement shall prohibit the Board of Managers (or the officers, Board Managers, employees, agents or financial advisors of Seller acting at the direction of the Board of Managers) from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal, if, and only to the extent that (x) the Board of Managers (excluding Parent's designees) determines in good faith following consultation with counsel and with Seller's financial advisors that such action is required for the Board of Managers to comply with its duties to shareholders imposed by law or such proposal is or could reasonably be expected to result in, a Superior Acquisition Proposal (as hereinafter defined), (y) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Seller provides written notice to Parent and Buyer to the effect that it is furnishing information to, or entering into discussions with, such person or entity, and
(z) subject to any confidentiality agreement with such person or entity, Seller keeps Parent and Buyer informed of the status (not the terms) of any such discussions or negotiations; or (ii) to the extent applicable, taking and disclosing to Seller's shareholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. Nothing in this Section 4.1 shall (1) permit Seller to terminate this Agreement (except as specifically provided in Article 7 hereof), (2) permit Seller to enter into an agreement with respect to an Acquisition Proposal during the term of this Agreement (other than a confidentiality agreement in customary form executed as provided above) or (3) affect any other obligation of Seller under this Agreement; provided, however, that the Board of Managers may approve and recommend a Superior Acquisition Proposal and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement and the Merger. Any disclosure that the Board of Managers may be compelled to make with respect to the receipt of an Acquisition Proposal in order to comply with its duties to shareholders of Seller or comply with applicable law will not constitute a violation of this Section 4.1. As used herein, "Superior Acquisition Proposal" means a bona fide Acquisition Proposal made by a third party which the Board of Managers (excluding Parent's designees) (or a duly constituted committee thereof charged with considering Acquisition Proposals) determines in good faith following consultation with counsel and with Seller's financial advisors to be more favorable to Seller's shareholders from a financial point of view than the Merger and which the Board of Managers (excluding Parent's designees) (or any such committee) determines is reasonably capable of being financed and consummated.

     4.2 Conduct of Seller's Business Pending Merger. Prior to the Effective Time, except as consented to in writing by Parent and Buyer (which consent or withholding of consent shall be communicated by Parent and Buyer to Seller within seven (7) business days of the date of the request for such consent; provided, however, if Parent and Buyer do not respond to the request for consent within such seven (7) day period, they shall be deemed to have consented to such request), as expressly provided for in this Agreement, the Lend Lease Agreement or the Manhattan Towers Agreement, Seller shall, and shall cause each of the Subsidiaries to:

     (a) conduct its business only in the usual, regular and ordinary course and in substantially the same manner as heretofore and take all action necessary to continue to qualify as a REIT;

     (b) use its commercially reasonable efforts to preserve intact its business organization and goodwill and keep available the services of its officers and key employees;

     (c) confer on a regular basis with one or more representatives of Parent and Buyer to report operational matters of materiality and, subject to Section 4.1, any proposal to engage in material transactions;

     (d) promptly notify Parent and Buyer of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities or the normal course of its businesses or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

     (e) promptly deliver to Parent and Buyer true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement and prior to the Closing;

     (f) maintain its books and records in accordance with GAAP consistently applied and not change in any material manner any of its methods, principles or practices of accounting in effect at December 31, 1999, except as may be required by the SEC, applicable law or GAAP;

     (g) duly and timely file all material reports, tax returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by law, so long as Seller notifies Parent and Buyer that it is availing itself of such extensions and so long as such extensions do not adversely affect Seller's status as a qualified REIT under the Code;

     (h) not make or rescind any material express or deemed election relative to Taxes that would adversely affect Seller's status as a REIT or the status of any Subsidiary as a partnership for federal income tax purposes or as a qualified REIT subsidiary under Section 856(i) of the Code, as the case may be;

     (i) make reasonably budgeted capital expenditures in the ordinary course of business, but not acquire, enter into any option to acquire, or exercise an option or contract to acquire, additional real property, incur additional indebtedness except for working capital under its revolving lines of credit, encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct, other real estate projects, except for activities necessary to proceed with the construction of the projects which have been budgeted and are disclosed in Schedule 2.11(i), in accordance with the agreements in existence on the date of this Agreement and previously furnished to Parent and Buyer (the "Development Agreements");

     (j) not amend its Trust Declaration or Bylaws, or the articles or certificate of incorporation, bylaws, code of regulations, partnership agreement, operating agreement or joint venture agreement or comparable charter or organization document of any Subsidiary;

     (k) except as contemplated by this Agreement, make no change in the number of shares of beneficial interest, membership interests or units of limited partnership interest issued and outstanding, other than pursuant to the exercise of options disclosed in Schedule 2.3(b);

     (l) grant no option or other right or commitment relating to its or any Subsidiary's shares of beneficial interest (including annual grants to Board Managers), membership interests or units of limited partnership interest or any security convertible into its or any subsidiary's shares of beneficial interest, membership interests or units of limited partnership interest, or any security the value of which is measured by its or any Subsidiary's shares of beneficial interest, or any security subordinated to the claim of its or any Subsidiary's general creditors, and not amend or waive any rights under any outstanding Options;

     (m) except as provided in Section 5.8 and in connection with the use of Trust Common Shares to pay the exercise price or tax withholding in connection with equity-based employee benefit plans by the participants therein, not (i) authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any Trust Common Shares except as may be required to preserve the status of Seller as a REIT under the Code or to prevent Seller from having to pay federal income tax, or (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock, membership interests or units of partnership interest in Seller or any Subsidiary or any option, warrant or right to acquire, or security convertible into, shares of beneficial interest, membership interests, or units of partnership interest in Seller or any Subsidiary, except for redemptions of Trust Common Shares required under
Article V of Seller's Trust Declaration in order to preserve the status of Seller as a REIT under the Code;

     (n) not sell, lease, mortgage, subject to Lien or otherwise dispose of any of the Properties, except for the sale of Properties which are the subject of binding contracts to sell in existence on the date of this Agreement and disclosed in Schedule 2.11(g) and except for leases approved by Buyer in accordance with this Section 4.2(n) (Buyer's approval not to be unreasonably withheld, conditioned or delayed);

     (o) not sell, lease, mortgage, subject to any material Lien or otherwise dispose of any of its personal property or intangible property;

     (p) not make any loans, advances or capital contributions to, or investments in, any other person, other than loans, advances and capital contributions to Subsidiaries in existence on the date hereof;

     (q) not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) which are material to Seller and the Subsidiaries taken as a whole, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) furnished to Parent and Buyer or incurred in the ordinary course of business consistent with past practice;

     (r) not enter into any Commitment for the purchase of any real estate or which may result in total payments or liability by or to it in excess of $500,000 or aggregate Commitments in excess of $1,000,000 except (i) purchases of real estate necessary to complete a like kind exchange pursuant to Section 1031 of the Code, if such purchase has been previously approved by Parent and Buyer, such approval not to be unreasonably withheld or delayed, and (ii) capital expenditures disclosed in Schedule 2.11(i);

     (s) not guarantee the indebtedness of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing;

     (t) not enter into any Commitment with any officer, Board Manager, director or Affiliate of Seller or any of the Subsidiaries, other than as contemplated by
Section 4.4(a) below;

     (u) not increase any compensation or enter into or amend any employment or other agreement with any of its officers, directors or employees, other than with respect to (i) incentive compensation payments to be paid to Seller's officers and employees relating to 2000 performance as contemplated by the agreements referenced in Section 4.4(a) below, and (ii) base pay increases and pro-rated incentive compensation payments to Seller's employees who do not hold dividend equivalent rights relating to 2001 performance.

     (v) not adopt any new employee benefit plan or amend any existing plans or rights, except for the changes set forth or reflected in the agreements referenced in Section 4.4(a) below or which are required by law and changes which are not more favorable to participants than provisions presently in effect;

     (w) not change the ownership of any of the Subsidiaries;

     (x) not agree, commit or arrange to take any action prohibited by this
Section 4.2; and

     (y) not change the methods, principles, practices or procedures used to calculate the amount of the items set forth in Section 6.2(j)-(m).

     4.3 Other Actions. Each of Seller on the one hand and Parent and Buyer on the other hand shall not knowingly take, and shall use commercially reasonable efforts to cause their subsidiaries not to take, any action that would result in
(a) any of the representations and warranties of such party (without giving effect to any "knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (b) any of such representations and warranties (without giving effect to any "knowledge" qualification) that are not so qualified becoming untrue in any material respect, or (c) except as contemplated by Section 4.1, any of the conditions to the Merger set forth in
Article 6 not being satisfied.

     4.4  Releases.

     (a) Prior to the Closing, Seller agrees to deliver to Parent and Buyer a Compromise, Settlement and Mutual Release, substantially in the form attached hereto as Exhibit C, from each officer and employee who is entitled to severance, change of control or other similar payments in connection with the transactions contemplated by this Agreement and who are listed in Schedule 4.4(a).

     (b) Prior to the Closing, Seller agrees to deliver to Parent and Buyer written agreements with Salomon Smith Barney Inc. ("SSB") and Prudential Securities Incorporated ("Prudential") regarding the settlement of all sums due and owing to SSB and Prudential in connection with the Merger, the Lend Lease Transaction and the Manhattan Towers Transaction. The agreements shall release Seller from any claims or obligations (excluding any ongoing indemnity obligations) arising from or relating to engagement letters or investment banking relationships between Seller or any Subsidiary and SSB or Prudential.

     (c) Prior to Closing, Seller agrees to deliver to Parent and Buyer final invoices from Locke Liddell & Sapp LLP, Ernst & Young LLP and any other professional advisors of Seller for services rendered in connection with the Merger, the Manhattan Towers Transaction and the Lend Lease Transaction, which invoices may include estimated amounts for Closing and post-closing matters, and agrees that the amounts invoiced will be accounted for in the calculation of the Transaction Expenses and will be paid on or prior to Closing by Seller.

     4.5 DRIP. Seller agrees to terminate its DRIP as soon as practicable after the date of this Agreement.

                                   ARTICLE 5

                              ADDITIONAL COVENANTS

     5.1  Preparation of the Proxy Statement; Seller Shareholders Meeting.

     (a) The parties shall cooperate and promptly prepare, and Seller shall file with the SEC as soon as practicable a proxy statement with respect to the meeting of the shareholders of Seller in connection with the Merger and the Lend Lease Transaction (the "Proxy Statement"). The parties shall cooperate and promptly prepare and the appropriate party shall file with the SEC as soon as practicable any other filings required under the Exchange Act ("Additional Filings"), including without limitation, a Rule 13e-3 Transaction Statement on
Schedule 13E-3 with respect to the Merger to be filed jointly by Seller, Parent and Buyer, together with any required amendments thereto. Each of Seller, Parent and Buyer agrees that the information provided by it for inclusion in the Proxy Statement, the Additional Filings, and each amendment or supplement thereto, at the time of mailing or filing thereof and at the time of the meeting of shareholders of Seller, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Seller will use its reasonable best efforts, and Parent and Buyer will cooperate with Seller, to (i) file a preliminary Proxy Statement with the SEC and (ii) cause the Proxy Statement to be mailed to Seller's shareholders, in each case, as promptly as practicable (including clearing the Proxy Statement with the SEC). The parties will notify one another promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or the Additional Filings or for additional information and will supply one another with copies of all correspondence between such party or any of its representatives and the SEC with respect to the Proxy Statement or the Additional Filings. The parties shall cooperate to cause the Proxy Statement and any Additional Filings to comply in all material respects with all applicable requirements of law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or the Additional Filings, Seller on the one hand, and Parent and Buyer on the other hand, shall promptly inform the other of such occurrence and cooperate in filing with the SEC and mailing to the shareholders of Seller, as applicable, such amendment or supplement to the Proxy Statement or Additional Filing. Seller shall use its reasonable best efforts to cause the other parties to the Lend Lease Agreement and the Manhattan Towers Agreement to take such actions and provide such cooperation as may be necessary to ensure that the Proxy Statement, the Additional Filings, and each amendment or supplement thereto, at the time of mailing or filing thereof and at the time of the meeting of shareholders of Seller, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and to facilitate Seller's compliance with its obligations under this Section 5.1.

     (b) To the extent the Proxy Statement contains financial statements of Seller, it is a condition to the mailing of the Proxy Statement and the making of the Additional Filings that if they so request, Parent and Buyer shall have received a "comfort" letter or an "agreed upon procedures" letter from Ernst & Young LLP, independent public accountants for Seller, of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA Statement"), dated as of the date on which the Proxy Statement is to be mailed to the shareholders of Seller, addressed to Parent and Buyer, in form and substance reasonably satisfactory to Parent and Buyer, concerning the procedures undertaken by Ernst & Young LLP with respect to the financial statements and information of Seller and the Subsidiaries contained in the Proxy Statement and the Additional Filings and the other matters contemplated by the AICPA Statement and otherwise customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

     (c) Seller will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders, such meeting to be held no sooner than twenty (20) business days nor later than forty-five (45) days following the date the Proxy Statement is mailed to the shareholders of Seller (the "Seller Shareholders Meeting") for the purpose of obtaining Seller's shareholders' approval of the Merger and the Lend Lease Transaction. Seller shall be required to hold the Seller Shareholders Meeting, regardless of whether the Board of Managers has withdrawn, amended or modified its recommendation that its shareholders adopt this Agreement and approve the Merger and the Lend Lease Transaction, unless this Agreement has been terminated pursuant to Section 7.1. Seller will, through the Board of Managers, recommend that its shareholders adopt this Agreement and approve the transactions contemplated hereby, including the Merger, and approve the Lend Lease Transaction and the Manhattan Towers Transaction; however, prior to the Seller Shareholders Meeting, such recommendation may be withdrawn, modified or amended if Seller shall have received a Superior Acquisition Proposal, but only to the extent expressly permitted under Section 4.1.

     (d) If, on the date for the Seller Shareholders Meeting established pursuant to Section 5.1(c) of this Agreement, Seller has not received duly executed proxies which, when added to the number of votes represented in person at the meeting by persons who intend to vote to adopt this Agreement and approve the Lend Lease Transaction, will constitute a sufficient number of votes to adopt this Agreement and approve those transactions (but less than a majority of the outstanding Trust Common Shares have indicated their intention to vote against, or have submitted duly executed proxies voting against, the adoption of this Agreement and approval of those transactions), then Seller shall recommend the adjournment of its shareholders meeting until the date ten (10) days after the originally scheduled date of the shareholders meeting.

     5.2 Access to Information: Confidentiality. Prior to the Effective Time, subject to the requirements of confidentiality agreements with third parties, Seller shall, and shall cause each of the Subsidiaries to, afford to Parent and Buyer and to their officers, employees, accountants, counsel, financial advisors and other representatives, upon reasonable advance notice, reasonable access during normal business hours to all of Seller's properties, books, contracts, commitments, personnel and records and, during such period, Seller shall, and shall cause each of the Subsidiaries to, furnish promptly to Parent and Buyer all other information concerning its business, properties and personnel as Parent and Buyer may reasonably request. Parent and Buyer will hold, and will use commercially reasonable efforts to cause their officers, employees and representatives to hold, any non-public information in confidence.

     5.3  Reasonable Efforts; Notification.

     (a) Subject to the terms and conditions herein provided, Seller, on the one hand and Parent and Buyer on the other hand shall: (i) use all reasonable best efforts to cooperate with one another in (A) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby and (B) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations; (ii) use all reasonable best efforts (other than the payment of money) to obtain in writing any consents required from third parties to effectuate the Merger, such consents to be in form reasonably satisfactory to Seller and Parent and Buyer; and (iii) use all reasonable best efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Effective Time any further action is necessary or desirable to carry out the purpose of this Agreement, the Surviving Company shall take all such necessary action.

     (b) Seller shall give prompt notice to Parent and Buyer, and Parent and Buyer shall give prompt notice to Seller, (i) if any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) of the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, but no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     5.4 Public Announcements. Parent, Buyer and Seller will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other written public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such written public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form agreed to by the parties hereto prior to the execution of this Agreement.

     5.5 Transfer and Gains Taxes. Parent, Buyer and Seller shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to tax, "Transfer and Gains Taxes").

     5.6  Benefit Plans and Other Employee Arrangements.

     (a) None of Parent, Buyer or the Surviving Company has any obligation to continue the employment of any employee of Seller after the Effective Time, other than any such obligation arising under any agreement other than this Agreement or imposed by law.

     (b) After the Effective Time, all employees of Seller who are not employed by the Surviving Company shall be eligible to receive health care continuation coverage, as provided pursuant to the continuation coverage under Section 601, et seq., of ERISA, under the group health plan maintained by Seller immediately prior to Closing; provided, however, that if such plan is terminated, the Surviving Company or the Parent shall provide healthcare continuation benefits under the terms of a group health plan maintained for employees of the Surviving Company or the Parent, as applicable, but only to the extent required by Section 601 et seq., of ERISA, under the group health plan maintained by Seller prior to Closing (the "Former Employees"). After the Effective Time, the Surviving Company or Parent shall fulfill Seller's responsibilities to provide continuation coverage for the Former Employees but only to the extent required under Section 601, et seq., of ERISA.

     5.7  Indemnification From and After the Effective Time.

     (a) From and after the Effective Time, the Surviving Company shall provide exculpation and indemnification for each person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, employee, Board Manager or director of Seller or any Subsidiary (the "Indemnified Parties") which is the same as the exculpation and indemnification provided to the Indemnified Parties by Seller and the Subsidiaries (including advancement of expenses) immediately prior to the Effective Time in the Trust Declaration and Bylaws, in any separate indemnification agreements (each as listed on Schedule 5.7(a) hereto) between Seller and its officers and Board Managers, or in any Employee Benefit Plan or Pension Plan, in each case as in effect on the date hereof or pursuant to the REIT Act; provided, that such exculpation and indemnification covers only actions or omissions on or prior to the Effective Time, including, without limitation, all transactions contemplated by this Agreement.

     (b) In addition to the rights provided in Section 5.7(a) above, in the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any action by or on behalf of any or all security holders of Seller, Surviving Company, Parent or Buyer, or any Subsidiary or Buyer Subsidiary, or by or in the right of Seller, Surviving Company, Parent or Buyer, or any Subsidiary or Buyer Subsidiary, or any claim, action, suit, proceeding or investigation in which any person who is now, or has been, at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, Board Manager, employee or director of Seller or any

Subsidiary (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was an officer, employee, Board Manager or director of Seller, Surviving Company, or any of the Subsidiaries or any action or omission or alleged action or omission by such person in his capacity as an officer, employee, Board Manager or director of Seller, Surviving Company, or of any of the Subsidiaries, or (ii) this Agreement, the Lend Lease Agreement and the Manhattan Towers Agreement or the transactions contemplated hereby and thereby, whether in any case asserted or arising before or after the Effective Time, Parent, Buyer, Seller, Surviving Company and the Indemnified Parties hereby agree to cooperate in all reasonable respects in the defense of such claim, action, suit, proceeding or investigation. It is understood and agreed that, from and after the Effective Time, the Surviving Company shall indemnify and hold harmless, as and to the full extent permitted by applicable law, each Indemnified Party against any losses, claims, liabilities, expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement in accordance herewith in connection with any such threatened or actual claim, action, suit, proceeding or investigation. In addition, after the Effective Time, in the event of any such threatened or actual claim, action, suit, proceeding or investigation, the Surviving Company shall promptly pay in advance reasonable expenses and costs incurred by each Indemnified Person as they become due and payable in advance of the final disposition of the claim, action, suit, proceeding or investigation to the fullest extent and in the manner permitted by law. No Indemnified Party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Notwithstanding the foregoing, the Surviving Company shall not be obligated to advance any expenses or costs prior to receipt of an undertaking by or on behalf of the Indemnified Party, such undertaking to be accepted without regard to the creditworthiness of the Indemnified Party, to repay any expenses advanced if it shall ultimately be determined that the Indemnified Party is not entitled to be indemnified against such expense. Notwithstanding anything to the contrary set forth in this Agreement, the Surviving Company (x) shall not be liable for any settlement effected without its prior written consent, and (y) shall not have any obligation hereunder to any Indemnified Party to the extent that a court of competent jurisdiction shall determine in a final and nonappealable order that such indemnification is prohibited by applicable law. In the event of a final and nonappealable determination by a court that any payment of expenses is prohibited by applicable law, the Indemnified Party shall promptly refund to the Surviving Company the amount of all such expenses theretofore advanced pursuant hereto.

     (c) Any Indemnified Party hereunder will (i) give prompt notice to the Surviving Company of any claim which arises from or after the Effective Time with respect to which it seeks indemnification and (ii) permit the Surviving Company to assume the defense of such claim with counsel reasonably satisfactory to a majority of the Indemnified Parties; provided, however, if the Indemnified Parties include the Parent's designees who serve or served as Board Managers, such Parent designees shall have no vote in the selection of or approval of counsel for all of the Indemnified Parties. In connection with the selection of counsel to represent the Indemnified Parties in connection with clause (ii) above, the Surviving Corporation shall propose counsel to represent the Indemnified Parties. The applicable Indemnified Parties shall have the right to approve such counsel, but such approval shall not be unreasonably withheld. If the proposed counsel is not approved, the Surviving Company shall continue to propose counsel until counsel for the Surviving Company is approved by the applicable Indemnified Parties. Any Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless:
(x) the Surviving Company has agreed, in writing, to pay such fees or expenses;
(y) the Indemnifying Party shall have failed to assume the defense of such claim after the receipt of notice from the Indemnified Party as required above and failed to employ counsel reasonably satisfactory to a majority of the Indemnified Parties (other than the DDR designees that are or were Board Managers) or (z) based upon advice of counsel to such Indemnified Party and concurrence therewith by counsel for the group of Indemnified Parties in such matter, there shall be one or more defenses available to such Indemnified Party that are not available to the Surviving Company or there shall exist conflicts of interest between such Indemnified Party and the

Surviving Company and/or the other Indemnified Parties (in which case, if the Indemnified Party notifies the Surviving Company in writing that such Indemnified Party elects to employ separate counsel at the expense of the Surviving Company, the Surviving Company shall not have the right to assume the defense of such claim on behalf of such Indemnified Party), in each of which events the reasonable fees and expenses of such counsel (which counsel shall be reasonably acceptable to the Surviving Company) shall be at the expense of the Surviving Company.

     (d) At or prior to the Effective Time, Seller shall purchase on or before the Effective Time and thereafter the Surviving Company shall maintain in effect until the sixth anniversary of the Effective Time, "run-off" directors' and officers' liability insurance policy coverage for Seller's Board Managers and officers which will provide the Board Managers and officers with coverage on substantially similar terms as currently provided by Seller to such Board Managers and officers. Seller and Buyer shall have the right to review and approve any such policy, which approval shall not be unreasonably withheld.

     (e) This Section 5.7 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and their successors, assigns and heirs and shall be binding on the Indemnified Parties, Buyer, Seller and all successors and assigns of Buyer and Seller. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 5.7 and Buyer and Seller acknowledge and agree that each Indemnified Party would suffer irreparable harm and that no adequate remedy at law exists for a breach of such covenants and such Indemnified Party shall be entitled to injunctive relief and specific performance in the event of any breach of any provision in this Section 5.7.

     (f) In the event that the Surviving Company or any of its respective successors or assigns consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, then, and in each such case, the successors and assigns of such entity shall assume the obligations set forth in this Section 5.7, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Board Manager, director and officer and their respective successors, assigns and heirs covered hereby.

     (g) Seller represents and warrants that it has not created an indemnification trust of the kind referred to in the indemnification agreements listed on Schedule 5.7(a) and agrees that it will not create such a trust at or prior to the Effective Time.

     (h) The rights granted to the Indemnified Parties in this Section 5.7 are in addition to any other rights to which the Indemnified Parties may be entitled.

     5.8 Declaration of Dividends and Distributions. From and after the date of this Agreement, Seller shall not pay any dividend or make any distribution to its shareholders without the prior written consent of Parent and Buyer, but the written consent of Parent and Buyer shall not be required for the authorization and payment of the Final Dividend (if any). The foregoing restrictions shall not apply, however, to the extent a distribution by Seller is necessary for Seller to maintain REIT status or to prevent Seller from having to pay federal income tax; but, except with respect to the Final Dividend, in the event of such a distribution, the aggregate cash consideration payable to holders of Trust Common Shares in the Merger shall be reduced by the aggregate amount of such distribution, and the Common Consideration per share shall be reduced accordingly.

     5.9 Outside Property Management Agreements. Seller will not, and will not permit any of the Subsidiaries to, amend any property management agreement with any party that is not an Affiliate of the Seller or the Subsidiaries (each, an "Outside Property Management Agreement"). Seller will not, and will not permit any of the Subsidiaries to, renew any Outside Property Management Agreement except on terms which are the same as the existing Outside Property Management Agreement or more favorable to Seller or the applicable Subsidiary than the existing Outside Property Management Agreement.

     5.10 Lend Lease and Manhattan Towers Transactions. Seller shall comply with all of its obligations under the Lend Lease Agreement and under the Manhattan Towers Agreement and shall use all reasonable best efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the Lend Lease Transaction and the Manhattan Towers Transaction.

     5.11 Parent Guarantee. Parent hereby guarantees the performance of Buyer's and the Surviving Company's obligations under this Agreement, including, without limitation, any such obligation arising under Section 5.7 of this Agreement.

     5.12 Share Purchase Agreement. If the Merger is not consummated by May 31, 2001 as a result of a breach by Parent or Buyer of any of its obligations hereunder, Parent's and Seller's rights and obligations under Section 6.6 of the Share Purchase Agreement dated July 30, 1998 between Parent and Seller, as amended by Amendment No. One to Share Purchase Agreement dated as of September 14, 1998 between Parent and Seller, will be extended from November 20, 2000 by the number of days between June 19, 2000 and the later of (i) the date on which that breach occurs or (ii) the first date on which any Board Manager that is not a designee of Parent becomes aware of the breach.

     5.13 Lend Lease and Manhattan Towers Agreements. Seller shall not amend the Lend Lease Agreement or the Manhattan Towers Agreement in any manner whatsoever that affects the economic consequences or imposes any additional obligations on AIP or any AIP Affiliates thereunder without Parent's prior written consent. Seller shall provide Parent with immediate written notice of any modification or amendment, including a copy thereof, to the Lend Lease Agreement or the Manhattan Towers Agreement.

     5.14 Voting Agreement by Parent. Parent hereby agrees that it shall vote all Trust Common Shares owned, directly or indirectly, of record or beneficially, by it and shall cause each of its Affiliates (excluding individuals, but including, but not limited, to Buyer to vote all Trust Common Shares owned, directly or indirectly, of record or beneficially, by them in favor of the Merger and in favor of the transactions contemplated by the Lend Lease Agreement. The parties agree that any breach of this Section 5.14 by Parent would result in irreparable damage to Seller inadequately compensable in damages; therefore, this Section 5.14 shall be specifically enforceable, and any breach or threatened breach of this Section 5.14 will be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto and its successors, heirs, representatives and assigns waive any claim or defense that there is an adequate remedy at law for breach or threatened breach.

     5.15 Settlement of Litigation. On or prior to the Effective Date, (i) if a party seeks indemnity from Seller, Seller shall give prompt notice thereof to Parent; and (ii) Seller shall not settle any litigation relating to the Merger, the Lend Lease Transaction or the Manhattan Towers Transaction or any other litigation initiated by or on behalf of any shareholder of Seller in his/her or its capacity as a shareholder, without the prior written consent of Parent, which shall not be unreasonably withheld or delayed.

                                   ARTICLE 6

                                   CONDITIONS

     6.1 Conditions to Each Party's Obligation to Effect the Merger. The obligations of each party to effect the Merger and to consummate the other transactions contemplated by this Agreement to occur on the Closing Date shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

     (a) Shareholder Approval. This Agreement, the Merger and the transactions contemplated by this Agreement shall have been approved and adopted by Seller's shareholders in accordance with the Exchange Act, the REIT Act, the Trust Declaration and the Bylaws.

     (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated hereby shall be in effect.

     (c) Lend Lease and Manhattan Towers Transactions. The Lend Lease Transaction and the Manhattan Towers Transaction shall have been consummated in accordance with the Lend Lease Agreement and the Manhattan Towers Agreement, respectively.

     (d) HSR Act. If a HSR filing was required in connection with the transactions contemplated by this Agreement, the waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired, and no restrictive governmental order or other governmental requirement shall be in effect preventing or making illegal the consummation of the Merger.

     6.2 Conditions to Obligations of Parent and Buyer. The obligations of Parent and Buyer to effect the Merger and to consummate the other transactions contemplated to occur on the Closing Date are further subject to the following conditions, any one or more of which may be waived by Parent and Buyer:

     (a) Representations and Warranties. The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects (except for representations having a materiality or Seller Material Adverse Effect qualification, which shall be correct in all respects) as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and Parent and Buyer shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as the representations and warranties of Seller contained herein are so qualified) signed on behalf of Seller by the chief executive officer and the chief financial officer of Seller, in such capacities, to such effect.

     (b) Performance of Obligations of Seller. Seller shall have performed in all material respects each obligation required to be performed by it under this Agreement at or prior to the Effective Time, and Parent and Buyer shall have received a certificate signed on behalf of Seller by the chief executive officer and the chief financial officer of Seller, in such capacity, to such effect.

     (c) Material Adverse Effect. Since the date of this Agreement, there shall have been no Seller Material Adverse Effect and Parent and Buyer shall have received a certificate of the chief executive officer or chief financial officer of Seller, in such capacity, certifying to such effect.

     (d) Tax Opinions Relating to REIT Status of Seller. Parent and Buyer shall have received an opinion of Locke Liddell & Sapp LLP or other counsel to Seller reasonably satisfactory to Buyer, dated as of the Closing Date, that, commencing with its taxable year ended December 31, 1993, and ending immediately prior to the Effective Time, Seller was organized and has operated in conformity with the requirements for qualification as a REIT under the Code (with customary exceptions, assumptions and qualifications and based upon customary representations).

     (e) Consents; Estoppel Certificates. All consents and waivers (including, without limitation, waivers of rights of first refusal) from third parties necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in a Buyer Material Adverse Effect or a Seller Material Adverse Effect, and Seller shall have obtained estoppel certificates in the form attached hereto as Exhibit D from (i) each ground lessor identified in Schedule 2.11(l), (ii) nine of the 10 largest tenants in the properties identified on Exhibit B (measured by annual base rental obligations) and (iii) 75% of the remaining tenants in those properties (measured by rentable square footage, excluding the square footage rented to the nine tenants referred to in clause
(ii), above (the estoppel certificates referred to in this sentence collectively, the "Estoppel Certificates").

     (f) Resignations. Seller shall have delivered to Parent and Buyer the resignations referred to in Section 1.5.

     (g) Comfort Letter. If applicable, Buyer shall have received a comfort letter from Ernst & Young LLP, as described in Section 5.1(b).

     (h) Dissenting Shares. The number of Dissenting Shares shall constitute not more than 10% of the number of Trust Common Shares outstanding immediately prior to the Effective Time.

     (i) FIRPTA Certificate/Withholding. Seller shall have delivered to Parent and Buyer a certificate for each of the DDR Properties in the form attached hereto as Schedule 6.2(i).

     (j) Manhattan Towers. The cash proceeds to Seller from the sale of the Manhattan Towers Properties (assuming consummation thereof on or prior to the Effective Time) (less related closing costs, repayment of indebtedness for money borrowed secured by the Manhattan Towers Properties and related prepayment penalties and fees), shall not be less than $34,200,000.

     (k) Lend Lease. The cash proceeds to Seller from the sale of the Lend Lease Properties (assuming consummation thereof on or prior to the Effective
Time) (less related closing costs, repayment of indebtedness for money borrowed secured by the Lend Lease Properties and related prepayment penalties and fees) shall not be less than $135,400,000.

     (l) Transaction Expenses. The Transaction Expenses shall not exceed $13,738,000. As used in this Section 6.2(l), "Transaction Expenses" means all of the following items not paid prior to Closing in connection with the Merger, the Manhattan Towers Transaction and the Lend Lease Transaction, (A) severance payments (including "gross-up" payments), payments to holders of restricted shares, options or dividend equivalent rights, and similar payments, (B) investment banking fees payable by Seller, (C) costs and expenses of Seller associated with the Proxy Statement, the Additional Filings and the Seller Shareholders Meeting, (D) real estate closing costs, in each case paid or payable by Seller, (E) all loan assumption or prepayment fees payable by Seller,
(F) all costs and expenses related to obtaining the directors' and officers' liability insurance referred to in Section 5.7(d) hereof, and (G) all amounts payable under profit participation and similar agreements. The term Transaction Expenses does not include any of the foregoing expenses paid prior to Closing. Seller shall pay all remaining Transaction Expenses at the time of Closing.

     (m) Net Other Assets. The amount of Net Other Assets held by Seller immediately prior to the Effective Time shall not be less than $17,702,000. As used in this Section 6.2(m), the term "Net Other Assets" shall mean the net amount produced by (A) summing the amounts of unrestricted cash, restricted cash, accounts and notes receivable (excluding straight lining of rents), deposits and prepaid expenses (excluding the item described in Section 6.2(l)(F) and all unamortized loan costs (except for extension fees with Bank One, N.A. and Prudential Securities Credit Corp.) recorded by Seller in accordance with GAAP and historical Seller practices, (B) adding to the sum of (A) above, amounts expended by Seller in connection with any litigation (including any amounts paid in settlement thereof in accordance with Section 5.15) relating to this Agreement or the Merger and any amounts paid as dividends by Seller (excluding the Final Dividend) after the date of this Agreement in accordance with Section 5.8, (C) subtracting from the sum of items (A) and (B) above, the amounts of non-mortgage debt liabilities (including, but not limited to, tenant security deposits, accrued interest expense, property taxes payable, prepaid rents, accounts payable, and other liabilities) recorded by Seller in accordance with GAAP and (D) subtracting from the result of (C) Unincurred Capital Expenditures. "Unincurred Capital Expenditures" is defined as amounts on
Schedule 2.11(i) not spent as of the Closing Date less amounts for Unbudgeted Capital Expenditures which have been approved by Buyer on or after October 19, 2000. For purposes of this Agreement, the term "Unbudgeted Capital Expenditures" means capital expenditures made by Seller in 2000 or 2001 that were not contemplated in the Capital Expenditure Budget and Schedule. For purposes of this Section 6.2(m), accounts receivable shall be valued as follows:

LENGTH OF                                             VALUE AS A % OF
DAYS OUTSTANDING                                        BOOK AMOUNT
----------------                                      ---------------
0-60................................................        100%
61-90...............................................         80%
91-120..............................................         65%
Over 120............................................         50%

     Notwithstanding the foregoing, Seller shall be deemed to have satisfied the conditions of Section 6.2(j), (k), (l) and (m) if, based on calculations made no more than ten (10) days before the scheduled Proxy Statement mailing, with respect to a date two (2) business days after the scheduled date set forth in the Proxy Statement for the Seller Shareholders Meeting (the "Anticipated Closing Date"), the difference between
(A) the sum of the actual amounts of the items described in Section 6.2(j), (k) and (m) minus the actual amount of Section 6.2(l) (the result of such calculation being referred to herein as the "Base Amount") and (B) $173,564,000, is $1,000,000 or less.

     The parties agree that Seller shall calculate the Base Amount in accordance with this Section 6.2(m) as of the Anticipated Closing Date and deliver such calculation (including supporting documentation) to Parent and Buyer no more than seven (7) days before the scheduled Proxy Statement mailing date. Seller agrees to provide Buyer and Parent with any additional supporting documentation for the calculation of the Base Amount that is reasonably requested by Buyer and Parent, within forty-eight (48) hours after the request therefor. Within four
(4) business days after the receipt of Seller's calculation (assuming Seller has promptly provided all supporting documentation requested), Parent and Buyer shall provide Seller with a written notice of their agreement or dispute with Seller's calculation. Assuming Parent and Buyer have timely provided Seller with notice of their dispute, Seller agrees not to mail the Proxy Statement unless and until Parent and Buyer have agreed in writing with Seller's calculation of the Base Amount or the Base Amount is otherwise determined pursuant to this
Section 6.2. The parties agree to negotiate in good faith to attempt to settle any disagreement or dispute in the calculation of the Base Amount. If, however, Seller, Parent and Buyer are unable to settle any disagreement or dispute within five (5) days after Parent and Buyer notify Seller in writing of a disagreement or dispute, the disagreement or dispute shall be submitted (along with any supporting documentation a party wishes to provide) within two (2) business days after the end of that five (5) day period to Deloitte & Touche LLP for resolution within ten (10) business days after submission thereof to that firm, and the decision of Deloitte & Touche LLP shall be final and binding on the parties. All costs incurred in connection with the resolution of any dispute by Deloitte & Touche LLP, including expenses and fees for services rendered, shall be borne equally by Buyer and Seller. If the Base Amount is more than $1,000,000 above $173,564,000, the Common Consideration shall be increased in an amount equal to the amount by which the Base Amount calculated in this Section 6.2(m) exceeds $173,564,000, divided by the number of Trust Common Shares outstanding immediately prior to the Effective Time (including, without limitation, the Trust Common Shares held, directly or indirectly, by Parent).

     (n) Debt. On the Anticipated Closing Date, the aggregate principal amount of the indebtedness for money borrowed by Seller and its Subsidiaries and available to them under lines of credit shall not exceed $137,400,000.

     (o) Voting Agreements. Each of ABKB/LaSalle Securities Limited Partnership, LaSalle Advisors Limited Partnership, Morgan Stanley Asset Management, Inc. and USAA Real Estate Company shall have voted for the Merger at the Seller Shareholders Meeting in accordance with the Voting Agreements executed by it at or prior to the execution of this Agreement.

     Notwithstanding anything to the contrary in this Agreement, Parent and Buyer may not terminate this Agreement because of the commencement after the date hereof of litigation that challenges the validity of this Agreement, the Lend Lease Agreement or the Manhattan Towers Agreement or of any action taken or to be taken in connection herewith or therewith, unless any such litigation has resulted in the granting of injunctive relief that prevents the consummation of the Merger, the Lend Lease Transaction or the Manhattan Towers Transaction or any of the other transactions contemplated hereby or thereby, and such injunctive relief has not been dissolved or vacated.

     6.3 Conditions to Obligations of Seller. The obligation of Seller to effect the Merger and to consummate the other transactions contemplated to occur on the Closing Date is further subject to the following conditions, any one or more of which may be waived by Seller:

     (a) Representations and Warranties. The representations and warranties of Parent and Buyer set forth in this Agreement shall be true and correct in all material respects (except for representations having a materiality or Buyer Material Adverse Effect qualification, which shall be correct in all respects) as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and Seller shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as the representations and warranties of Parent and Buyer contained herein are so qualified) signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent, in such capacities, to such effect.

     (b) Performance of Obligations of Parent and Buyer. Parent and Buyer shall have performed in all material respects each obligation required to be performed by them under this Agreement at or prior to the Effective Time, and Seller shall have received a certificate of each of Parent and Buyer signed on behalf of Parent or Buyer, as applicable, by the chief executive officer or the chief financial officer of Parent or Buyer, as applicable, in such capacity, to such effect.

     (c) Material Adverse Effect. Since the date of this Agreement, there shall have been no Buyer or Parent Material Adverse Effect and Seller shall have received a certificate of the chief executive officer and chief financial officer of each of Buyer and Parent, in such capacities, certifying to such effect.

     (d) Consents. All consents and waivers (including, without limitation, waivers of rights of first refusal) from third parties necessary in connection with the consummation of the transactions contemplated hereby shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in a Buyer Material Adverse Effect or a Seller Material Adverse Effect, and Seller shall have obtained the Estoppel Certificates.

     (e) Common Consideration.  The Common Consideration is $13.74 or more.

     Notwithstanding anything to the contrary in this Agreement, Seller may not terminate this Agreement because of the commencement after the date hereof of litigation that challenges the validity of this Agreement, the Lend Lease Agreement or the Manhattan Towers Agreement or of any action taken or to be taken in connection herewith, unless any such litigation has resulted in the granting of injunctive relief that prevents the consummation of the Merger or any of the other transactions contemplated hereby and such injunctive relief has not been dissolved or vacated.

                                   ARTICLE 7

                       TERMINATION, AMENDMENT AND WAIVER

     7.1 Termination. This Agreement may be terminated at any time prior to the filing of the Articles of Merger with the County Clerk of Dallas County, Texas, and the Secretary of State of the State of Texas, whether before or after the approval of Seller's shareholders is obtained:

     (a) by mutual written consent duly authorized by the Board of Directors of Parent and of Buyer and the Board of Managers;

     (b) by Parent or Buyer, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of Seller set forth in this Agreement, in any case such that the conditions set forth in Section 6.2(a) or
Section 6.2(b), as the case may be, would be incapable of being satisfied by May 31, 2001 (subject to extension in accordance with this Agreement), or upon a failure of the Lend Lease Transaction or the Manhattan Towers Transaction to close in accordance with the Lend Lease Agreement or the Manhattan Towers Agreement, as applicable, because of a breach by Seller of its obligations thereunder;

     (c) by Seller, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of Parent or Buyer set forth in this Agreement, in any case such that the conditions set forth in Section 6.3(a) or
Section 6.3(b), as the case may be, would be incapable of being satisfied by May 31, 2001 (subject to extension in accordance with this Agreement);

     (d) by either Buyer or Seller, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Merger is issued on or before May 31, 2001 and remains in effect on May 31, 2001 (subject to extension in accordance with this Agreement);

     (e) by Parent, Buyer or Seller, if the Merger shall not have been consummated on or before May 31, 2001; but a party may not terminate this Agreement pursuant to this clause (e) if it shall have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in this clause;

     (f) by either Seller (unless Seller is in breach of its obligations under Section 5.1) or Parent or Buyer if, upon a vote at the Seller Shareholders Meeting or any adjournment thereof, the approval of the Merger by Seller's shareholders shall not have been obtained as contemplated by Section 5.1;

     (g) by Seller, if prior to the Seller Shareholders Meeting, the Board of Managers shall have withdrawn or modified its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, a Superior Acquisition Proposal; and

     (h) by Parent or Buyer if (i) prior to the Seller Shareholders Meeting, the Board of Managers shall have withdrawn or modified in any manner adverse to Buyer its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, any Superior Acquisition Proposal, or (ii) Seller shall have entered into a definitive agreement with respect to any Acquisition Proposal.

     7.2 Certain Fees and Expenses. If this Agreement shall be terminated pursuant to Section 7.1(b), 7.1(g) or 7.1(h), then Seller will pay Buyer (if Seller was not entitled to terminate this Agreement pursuant to Section 7.1(c) at the time of such termination) a fee equal to the Seller Break-Up Fee (as defined below). If this Agreement shall be terminated pursuant to Section 7.1(c), then Buyer will pay Seller (provided Parent and Buyer were not entitled to terminate this Agreement pursuant to Section 7.1(b) at the time of such termination) a fee equal to the Buyer Break-Up Fee (as defined below). Any payment of the Seller Break-Up Fee or the Buyer Break-Up Fee in accordance with this Section 7.2 shall be compensation for the loss suffered by the recipient as a result of the failure of the Merger to be consummated and to avoid the difficulty of determining damages under the circumstances, and neither party shall have any other liability to the other after the payment of the Seller Break-Up Fee or the Buyer Break-Up Fee, as applicable. The Seller Break-Up Fee or the Buyer Break-Up Fee, as applicable, shall be paid in immediately available funds within fifteen (15) days after the date the event giving rise to the obligation to make such payment occurred.

     As used in this Agreement, "Seller Break-Up Fee" shall be an amount equal to the lesser of (i) $4,500,000 (the "Seller Base Amount") and (ii) the sum of
(A) the maximum amount that can be paid to the recipient without causing Parent or Buyer to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by independent accountants to Parent, and
(B) if Parent receives an opinion from outside counsel (the "Seller Break-Up Fee Tax Opinion") indicating that Parent's or Buyer's receipt of the Seller Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (the "REIT Requirements") or that the receipt by Parent or Buyer of the remaining balance of the Seller Base Amount following the receipt of and in accordance with such opinion would not be deemed constructively received prior thereto, the Seller Base Amount less the amount payable under clause (A) above.

     As used in this Agreement, "Buyer Break-Up Fee" shall be an amount equal to the lesser of (i) the sum of (x) $4,500,000 plus (y) if the Lend Lease Agreement is terminated because of a breach by Parent or Buyer hereunder and, as a result thereof, Seller is obligated to pay Lend Lease Real Estate Investors, Inc. the fee under Section 7.5 of the Lend Lease Agreement an amount equal to that fee (the "Buyer Base Amount") and (ii) the sum of (A) the maximum amount that can be paid to Seller without causing Seller to fail to meet the requirements of
Section 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to Seller, and (B) if Seller receives an opinion from outside counsel (the "Buyer Break-Up Fee Tax Opinion") indicating that Seller's receipt of the Buyer Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of the REIT Requirements or that the receipt by Seller of the remaining balance of the Buyer Base Amount following the receipt of and pursuant to such opinion would not be deemed constructively received prior thereto, the Buyer Base Amount less the amount payable under clause (A) above.

     If the recipient is not able to receive the full Seller Base Amount or the Buyer Base Amount, as applicable, the payor shall place the unpaid amount in escrow and shall not release any portion thereof to the recipient unless and until the payor receives either one of the following: (i) a letter from the recipient's independent accountants indicating the maximum amount that can be paid at that time to the recipient without causing the recipient (or Parent, as applicable) to fail to meet the REIT Requirements or (ii) a Seller Break-Up Fee Tax Opinion or Buyer Break-Up Fee Tax Opinion, as applicable, in either of which events the payor shall pay to the recipient the lesser of the unpaid Seller Base Amount or the Buyer Base Amount, as applicable, or the maximum amount stated therein.

     7.3 Effect of Termination. In the event of termination of this Agreement by either Seller, Parent or Buyer as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Buyer, or Seller, other than under the last sentence of Section 5.2, Section 7.2, this Section 7.3 and Article 8.

     7.4 Amendment. This Agreement may be amended by the parties in writing by action of their respective Board of Managers and Board of Directors at any time before or after any shareholder approvals are obtained and prior to the filing of the Articles of Merger; however, after Seller's shareholders have approved the Merger, no such amendment, modification or supplement shall be made which by law requires the further approval of shareholders without obtaining such further approval. The parties agree to amend this Agreement in the manner provided in the immediately preceding sentence to the extent required to continue the status of Seller and Parent as REITs.

     7.5 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to the first sentence of
Section 7.4, waive compliance with any of the agreements of or conditions to be satisfied by the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE 8

                               GENERAL PROVISIONS

     8.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement confirming the representations and warranties in this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

(a)  if to Parent or Buyer, to:         Developers Diversified
                                        Realty Corporation
                                        34555 Chagrin Blvd.
                                        Moreland Hills, Ohio 44022
                                        Attention: Scott A. Wolstein
                                        Telecopy Number: (440) 247-0434
     with a copy to (which copy shall   Baker & Hostetler LLP
     not constitute notice):            3200 National City Center
                                        1900 East 9th Street
                                        Cleveland, Ohio 44114-3485
                                        Attention: Robert A. Weible
                                        Telecopy Number: (216) 696-0740
(b)  if to the Trust:                   American Industrial Properties REIT
                                        6210 North Beltline, Suite 170
                                        Irving, Texas 75063
                                        Attention: Charles W. Wolcott
                                        Telecopy Number: (972) 756-0704
     With a copy to (which copy shall   Locke Liddell & Sapp LLP
     not constitute notice):            2200 Ross Avenue
                                        Suite 2200
                                        Dallas, Texas 75201
                                        Attention: Bryan L. Goolsby
                                        Telecopy Number: (214) 740-8800
     With a copy to (which copy shall   Thompson & Knight
     not constitute notice):            1700 Pacific Avenue
                                        Suite 3300
                                        Dallas, Texas 75201
                                        Attention: Jack M. Little
                                        Telecopy Number: (214) 696-1363

All notices shall be deemed given only when actually received.

     8.3 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or Interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Schedules and the other agreements entered into in connection with the Merger
(a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) except as provided in Section 5.7 ("Third Party Provisions"), are not intended to confer upon any person other than the parties hereto any rights or remedies. The Third Party Provisions may be enforced by the beneficiaries thereof or on behalf of the beneficiaries thereof by the persons who had been members of the Board of Managers prior to the Effective Time.

     8.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF TEXAS, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

     8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations of any party under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise without the prior written consent of the other parties. Subject to the immediately preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

     8.8 Enforcement. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in Texas or Ohio, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in Texas or Ohio if any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

     8.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     8.10 Survival. The obligations of Buyer, Parent and the Surviving Corporation (other than their representations and warranties) shall survive the Closing in accordance with their terms until barred by the applicable statute of limitations.

     IN WITNESS WHEREOF, Parent, Buyer and Seller have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                            DDR TRANSITORY SUB INC.,
                                            a Texas corporation

                                            By:     /s/ JAMES A. SCHOFF

                                              ----------------------------------
                                                    Name: James A. Schoff
                                                    Title: Vice President

                                            AMERICAN INDUSTRIAL PROPERTIES REIT,
                                            a Texas real estate investment trust

                                                 /s/ CHARLES W. WOLCOTT
                                            ------------------------------------
                                                    Charles W. Wolcott,
                                               President and Chief Executive
                                                          Officer

                                            DEVELOPERS DIVERSIFIED REALTY
                                            CORPORATION,
                                            an Ohio corporation

                                            By:     /s/ JAMES A. SCHOFF
                                              ----------------------------------
                                                    Name: James A. Schoff
                                                Title: Vice Chairman and Chief
                                                      Investment Officer

                                   APPENDIX C

                         AGREEMENT OF PURCHASE AND SALE
           (AMERICAN INDUSTRIAL PROPERTIES REIT/LEND LEASE PORTFOLIO)

This Agreement of Purchase and Sale ("Agreement") is made and entered into by and between Purchaser and Seller as of November 1, 2000 (the "Effective Date").

                                    RECITALS

A. Defined terms are indicated by initial capital letters. Defined terms shall have the meaning set forth herein, whether or not such terms are used before or after the definitions are set forth.

B. Purchaser desires to purchase the Property and Seller desires to sell the Property, all upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual terms, provisions, covenants and agreements set forth herein, as well as the sums to be paid by Purchaser to Seller, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Purchaser and Seller agree as follows:

                                   ARTICLE 1

                               BASIC INFORMATION

     1.1 Certain Basic Terms. The following defined terms shall have the meanings set forth below:

1.1.1  Seller:            Collectively, American Industrial Properties
                          REIT, a Texas real estate investment trust
                          ("AIP"), AIP/ Battlefield GP, Inc., a Texas
                          corporation, AIP-SWAG Operating, L.P., a Texas
                          limited partnership, AIP Properties #3, L.P., a
                          Delaware limited partnership, AIP Operating,
                          L.P., a Delaware limited partnership
1.1.2  Purchaser:         Value Enhancement Fund IV, L.P., a Georgia
                          limited partnership
1.1.3  Purchase Price:    $292,200,000.00, less a credit for the principal
                          amount of the Existing Loans assumed by Purchaser
                          at Closing and as adjusted to reflect the
                          prorations provided for herein, allocated between
                          the Projects pursuant to a separate written
                          agreement between the parties.
1.1.4  Earnest Money:     Irrevocable Letters of Credit in the aggregate
                          amount of $3,000,000.00 (the "Earnest Money")
                          deposited in accordance with Section 3.1 below.
1.1.5  Title Company:     Commonwealth Title Insurance Company
                          1700 Pacific Avenue, Suite 4740
                          Dallas, Texas 75201
                          Attention:  Mr. David Payne and Ms. Amanda
                          Johnson
                          Telephone: (214) 855-8400
                          Facsimile:  (214) 754-9066

1.1.6  Escrow Agent:      Commonwealth Title Insurance Company
                          1700 Pacific Avenue, Suite 4740
                          Dallas, Texas 75201
                          Attention:  Mr. David Payne and Ms. Amanda
                          Johnson
                          Telephone: (214) 855-8400
                          Facsimile:  (214) 754-9066
1.1.7  Closing Date:      The date which is fifteen (15) days after the
                          date of the AIP shareholder meeting at which the
                          requisite AIP Shareholder Approval is obtained,
                          but not to be later than January 31, 2001;
                          provided, however, either Seller or Purchaser may
                          extend the Closing Date until May 31, 2001 (the
                          "Outside Closing Date"), by giving written notice
                          to the other party of such election no later than
                          January 31, 2001, in the event the Shareholder
                          Approval is not obtained and/or the Manhattan
                          Towers Project Closing and/or the DDR Closing
                          (all as further described in Article 7) have not
                          occurred on or prior to January 31, 2001.

     1.2  Closing Costs.  Closing costs shall be allocated and paid as follows:

                                                                 RESPONSIBLE
COST                                                                PARTY
----                                                             -----------
Title Commitment required to be delivered
  pursuant to Section 5.1..................                       Purchaser
Premium for standard form Title Policy
  required to be delivered pursuant to
  Section 5.2..............................                       Purchaser
Premium for any upgrade of Title Policy for
  extended or additional coverage and any
  endorsements desired by Purchaser, any
  inspection fee charged by the Title
  Company, tax certificates, municipal and
  utility lien certificates, and any other
  Title Company charges....................                       Purchaser
Costs of Survey and/or any revisions,
  modifications or recertifications
  thereto..................................                       Purchaser
Costs for UCC Searches.....................                       Purchaser
Recording Fees.............................                       Purchaser

                                                                 RESPONSIBLE
COST                                                                PARTY
----                                                             -----------
Any loan assumption and/or prepayment
  penalties, fees and costs required
  pursuant to the applicable loan
  documents................................      Purchaser, subject to a maximum cost of
                                                 1.25% of the aggregate principal amount of
                                                 all the Existing Loans as of the date of
                                                 Closing, with Seller paying any applicable
                                                 costs in excess of such amount; provided,
                                                 however, if Purchaser elects not to assume
                                                 the Existing Loans payable to Aegon Life
                                                 Insurance Company or Nationwide Life
                                                 Insurance Company totaling approximately
                                                 $118,183,000.00, Purchaser shall be fully
                                                 responsible for the excess of any
                                                 prepayment penalties, charges or yield
                                                 maintenance amounts relating to those loans
                                                 over the loan assumption fees and costs
                                                 that would have been payable if Purchaser
                                                 had assumed those loans, notwithstanding
                                                 that maximum cost cap.
Any deed taxes, documentary stamps,
  transfer taxes, intangible taxes,
  mortgage taxes or other similar taxes,
  fees or assessments......................                       Purchaser
Any escrow fee charged by Escrow Agent for
  holding the Earnest Money or conducting
  the Closing..............................                       Purchaser
All other closing costs, expenses, charges
  and fees.................................                       Purchaser
Each party shall be responsible for all
  costs and expenses incurred by or on
  behalf of such party.....................                   Seller/Purchaser
Cost of obtaining AIP Shareholder
  Approval.................................                        Seller
Cost of Seller's Asset Manager's Fees
  through Closing..........................                        Seller

     1.3  Notice Addresses:

Purchaser:   c/o Lend Lease Real Estate              Copy to:    King & Spalding
             Investments, Inc.                                   191 Peachtree Street
             3424 Peachtree Road, NE, Suite 800                  Atlanta, Georgia 30303-1763
             Atlanta, Georgia 30326                              Attn: William B. Fryer, Esq.
             Attention:  Mr. Mark Bratt                          Telephone: (404) 572-4911
             Telephone: (404) 848-8600                           Facsimile:  (404) 572-5148
             Facsimile:  (404) 848-8930

                                                     and to:     Lend Lease Real Estate
                                                                 Investments, Inc.
                                                                 3424 Peachtree Road, N.E.
                                                                 Suite 800
                                                                 Atlanta, Georgia 30326
                                                                 Attn: Mr. James P. Ryan
                                                                 Telephone: (404) 848-8600
                                                                 Facsimile:  (404) 848-8925

Seller:      c/o American Industrial                 Copy to:    Locke Liddell & Sapp LLP
             Properties REIT                                     100 Congress Ave., Suite 300
             6210 N. Beltline Road, Suite 170                    Austin, Texas 78701
             Irving, Texas 75063                                 Attention: Brad B. Hawley, Esq.
             Attention: Mr. Lew Friedland and                    Telephone: (512) 305-4706
             Tony Koeijmans, Esq.                                Facsimile:  (512) 305-4800
             Telephone: (972) 756-6000
             Facsimile:  (972) 756-0704

                                                     and to:     Thompson & Knight, P.C.
                                                                 1700 Pacific Avenue,
                                                                 Suite 3300
                                                                 Dallas, Texas 75201
                                                                 Attention: Jack M. Little, Esq.
                                                                 Telephone: (214) 969-1363
                                                                 Facsimile:  (214) 969-1751

     1.4  Index of Certain Additional Defined Terms:

Acceptable Estoppel Certificate.............................   Subsection 9.2.6
Acquisition Proposal........................................   Section 7.6
Agreement...................................................   Preamble
Asset Manager...............................................   Section 14.17
Assignment..................................................   Subsection 9.3.2
Capital Expenditure Schedule................................   Subsection 6.1.3
Casualty Notice.............................................   Section 6.2
CERCLA......................................................   Section 13.3
Chase.......................................................   Section 14.17
Closing.....................................................   Section 9.1
Commission Schedule.........................................   Subsection 11.1.5
DDR.........................................................   Section 7.4
Deed........................................................   Subsection 9.3.1
Designated Representative(s)................................   Section 14.17
Effective Date..............................................   Preamble
Existing Loans..............................................   Subsection 4.1.2
Hazardous Materials.........................................   Section 13.4
Improvements................................................   Subsection 2.1.1
Independent Consideration...................................   Section 3.2
Intangible Personal Property................................   Subsection 2.1.4
Land........................................................   Subsection 2.1.1
Lease Files.................................................   Subsection 4.1.15
Leases......................................................   Subsection 2.1.2
Lender Assumption Documents.................................   Subsection 9.4.2
Loan Documents..............................................   Subsection 4.1.2
Major Tenants...............................................   Subsection 9.2.6
Manhattan Towers Project....................................   Section 7.3
Material Damage.............................................   Subsection 6.2.1
New Exceptions..............................................   Section 5.4
Operating Statements........................................   Subsection 4.1.3
Permitted Exceptions........................................   Section 5.3
Permitted Outside Parties...................................   Section 4.6
Project.....................................................   Subsection 2.1.1
Property; Properties........................................   Section 2.1
Property Information........................................   Section 4.1

Real Property...............................................   Subsection 2.1.1
Reports.....................................................   Section 4.4
SEC.........................................................   Section 7.2
Service Contracts...........................................   Subsection 4.1.8
Shareholder Approval........................................   Section 7.1
Shareholder Proposal........................................   Section 7.2
Subsidiaries................................................   Section 7.6
Superior Acquisition Proposal...............................   Section 7.6
Survey......................................................   Section 5.2
Tangible Personal Property..................................   Subsection 2.1.3
Taxes.......................................................   Section 10.1
Tenant Receivables..........................................   Subsection 10.1.3
Title Commitment............................................   Section 5.1
Title Policy................................................   Section 5.2
Unbilled Tenant Receivables.................................   Subsection
                                                               10.1.3(a)
Uncollected Delinquent Tenant Receivables...................   Subsection
                                                               10.1.3(a)

                                   ARTICLE 2

                                    PROPERTY

     2.1 Subject to the terms and conditions of this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following property (collectively, the "Property" or the "Properties"):

          2.1.1 Real Property. The parcels of land described in Exhibit A attached hereto (collectively, the "Land"), together with (i) all improvements located thereon (collectively, the "Improvements"), (ii) all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining thereto, and (iii) all right, title, and interest of Seller, if any, in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such Land (collectively, the "Real Property"). The separately named facilities located on the Real Property are listed in Exhibit A-1 attached hereto (each a "Project").

          2.1.2 Leases. All of Seller's right, title and interest in all leases of the Real Property, including leases which may be made by Seller after the Effective Date and prior to Closing as permitted by this Agreement (the "Leases"), and also including Seller's rights under all guaranties, letters of credit or other instruments that guarantee or secure the performance of the obligations of tenants under the Leases.

          2.1.3 Tangible Personal Property. All of Seller's right, title and interest in the equipment, machinery, furniture, furnishings, supplies and other tangible personal property, if any, owned by Seller and now or hereafter located on and used in connection with the operation, ownership or management of the Real Property including, without limitation, the items described on Exhibit B attached hereto and incorporated herein by reference, but specifically excluding any items of personal property owned by tenants at or on the Real Property and further excluding any items of personal property owned by third parties and leased to Seller (collectively, the "Tangible Personal Property").

          2.1.4 Intangible Personal Property. All of Seller's right, title and interest, if any, in all intangible personal property related to the Real Property and the Improvements, including, without limitation all of Seller's right, title and interest in: all trade names and trade marks associated with the Real Property and the Improvements, including Seller's rights and interests, if any, in the name of the Real Property; the plans and specifications and other architectural and engineering drawings for the Improvements, if any (to the extent assignable); warranties (to the extent assignable); contract rights related to the construction, operation, ownership or management of the Real Property, if any (but only to the extent assignable and Seller's obligations thereunder are expressly assumed by

     Purchaser pursuant to this Agreement); governmental permits, approvals and licenses, if any (to the extent assignable); and telephone exchange numbers (to the extent assignable) (collectively the "Intangible Personal Property").

                                   ARTICLE 3

                                 EARNEST MONEY

     3.1 Deposit of Earnest Money. Purchaser has previously deposited a $1,000,000.00 letter of credit in escrow with Escrow Agent. Within two (2) business days after the Effective Date, Purchaser shall deposit an additional $2,000,000.00 letter of credit in the same form as the $1,000,000.00 letter of credit in escrow with Escrow Agent.

     3.2 Independent Consideration. On the Effective Date, Purchaser shall pay to Seller One Hundred and No/100 Dollars ($100.00) as independent consideration for Seller's performance under this Agreement ("Independent Consideration"), which shall be retained by Seller in all instances, and shall not be applied against the Purchase Price.

     3.3 Form; Failure to Deposit. The Independent Consideration shall be in the form of a certified or cashier's check or the wire transfer to Escrow Agent of immediately available U.S. federal funds. If Purchaser fails to timely deliver the Independent Consideration or the $2,000,000.00 letter of credit as required, Seller may terminate this Agreement by written notice to Purchaser, in which event the parties hereto shall have no further rights or obligations hereunder, except for rights and obligations which, by their terms, survive the termination hereof.

     3.4 Disposition of Earnest Money. The Earnest Money shall not be applied as a credit to the Purchase Price at Closing, but shall be returned to Purchaser at Closing. In the event of a termination of this Agreement by either Seller or Purchaser for any reason, Escrow Agent is authorized to deliver the Earnest Money to the party hereto entitled to same pursuant to the terms hereof on or before the tenth (10th) business day following receipt by Escrow Agent and the non-terminating party of written notice of such termination from the terminating party, unless the other party hereto notifies Escrow Agent that it disputes the right of the other party to receive the Earnest Money. In such event, Escrow Agent may interplead the Earnest Money into a court of competent jurisdiction in the county in which the Earnest Money has been deposited. All attorneys' fees and costs and Escrow Agent's costs and expenses incurred in connection with such interpleader shall be assessed against the party against whom judgment is rendered in the action, or if judgment is rendered in part against both parties, then in the proportions the court determines.

                                   ARTICLE 4

                                 DUE DILIGENCE

     4.1  Due Diligence Materials Previously Delivered or Made
Available. Purchaser acknowledges receipt of and/or access to what Purchaser understands to be the following (the "Property Information") on or before the Effective Date:

          4.1.1 Rent Roll. Rent rolls including lists of security deposits (collectively, the "Rent Roll") for the Property current as of September 30, 2000;

          4.1.2 Loan Documents. Copies of all documents (the "Loan Documents") which evidence or secure the loans (the "Existing Loans") encumbering the Property as identified on Exhibit F attached hereto and incorporated herein by references.

          4.1.3 Financial Information. Copies of operating statements and a summary of capital expenditures pertaining to the Property for the twelve
     (12) months preceding the Effective Date of this Agreement or such lesser period as Seller has owned each applicable Property (the "Operating Statements");

          4.1.4 Lease Form. Copies of Seller's current standard lease form for each Project;

          4.1.5 Environmental Reports. Copies of all environmental reports or site assessments related to the Property prepared for the benefit of Seller or in Seller's possession;

          4.1.6 Tax Statements. Copies of all ad valorem tax statements relating to the Property for the most current available tax period and for the last two (2) years;

          4.1.7 Title and Survey. Copies of all of title insurance information and surveys of the Property in Seller's possession;

          4.1.8 Service Contracts. A list, together with copies, of all service, supply, equipment rental, and other service contracts related to the operation of the Property ("Service Contracts");

          4.1.9  Personal Property.  A list of Tangible Personal Property;

          4.1.10 Engineering Reports. Copies of any engineering and other physical improvement inspection reports relating to the Property in the possession of Seller.

          4.1.11 Brokerage Agreements. Copies of all leasing and other brokerage agreements relating to the Property in the possession of Seller.

          4.1.12 Management Agreements. Copies of all management agreements relating to the Property in the possession of Seller.

          4.1.13 Budget. A copy of Seller's budget for operations for the Property for the current year.

          4.1.14 Insurance Documents. Certificates of insurance and copies of policies currently in effect with respect to each Project, and a description of claims in excess of $50,000.00 made within the last two (2) years and the status of such claims.

          4.1.15 Lease Files. The lease files for all tenants, including the Leases, amendments, guaranties, any letter agreements and assignments which are in effect when made available ("Lease Files");

          4.1.16 Maintenance Records and Warranties. Maintenance work orders for the twelve (12) months preceding the Effective Date of this Agreement and warranties, if any, on roofs, air conditioning units, fixtures and equipment;

          4.1.17 Plans and Specifications. Building plans and specifications relating to the Property; and

          4.1.18 Licenses, Permits and Certificates of Occupancy. Licenses, permits and certificates of occupancy relating to the Property.

     4.2 Physical Due Diligence. Until the Closing, Purchaser shall have reasonable access to the Property at all reasonable times during normal business hours, upon appropriate notice to tenants as permitted or required under the Leases, for the purpose of conducting reasonably necessary tests, including surveys and architectural, engineering, geotechnical and environmental inspections and tests, provided that (i) Purchaser must give Seller forty-eight
(48) hours' prior telephone or written notice of any such inspection or test, and with respect to any intrusive inspection or test (e.g., core sampling) must obtain Seller's prior written consent (which consent may not be unreasonably withheld, conditioned or delayed), (ii) prior to performing any inspection or test, Purchaser must deliver a certificate of insurance to Seller evidencing that Purchaser and its contractors, agents or representatives have in place not less than $1,000,000.00 (on a per occurrence basis) of comprehensive general liability insurance for its activities on the Property covering any accident arising in connection with the presence of Purchaser, its contractors, agents and representatives on the Property, which insurance shall name AIP and Asset Manager as additional insureds thereunder, and (iii) all such tests shall be conducted by Purchaser in compliance with Purchaser's responsibilities set forth in Section 4.8 below. Purchaser shall bear the cost of all such inspections or tests and shall be responsible for and act as the generator with respect to any wastes generated by those tests. Subject to the provisions of Section 4.6 hereof, Purchaser or Purchaser's representatives may meet with any tenant with respect to such tenant's Lease; provided, however, Purchaser must contact Seller at least forty-eight (48) hours in advance by telephone or fax to inform Seller of Purchaser's intended meeting and to allow Seller the opportunity to attend such meeting if Seller desires. Subject to the provisions of Section 4.6 hereof, Purchaser or Purchaser's representatives may meet with any governmental authority for any good faith, reasonable purpose in connection with the transaction contemplated by this Agreement; provided, however, Purchaser must contact Seller at least forty-eight
(48) hours in advance by telephone or fax to inform Seller of Purchaser's intended meeting and to allow Seller the opportunity to attend such meeting if Seller desires.

     4.3 Due Diligence. Purchaser acknowledges that prior to the Effective Date, Purchaser has (i) examined, inspected, and investigated the Property Information and the Property and, in Purchaser's sole and absolute judgment and discretion based upon Purchaser's knowledge as of the Effective Date, has determined that the Property is acceptable to Purchaser, subject to the express terms and conditions of this Agreement, (ii) obtained all necessary internal approvals, and (iii) satisfied all other contingencies of Purchaser subject, however, to the conditions to Closing as set forth in this Agreement. Purchaser also acknowledges that, as far as Purchaser is aware, Purchaser has received or had access to all Property Information and Purchaser has conducted all inspections and tests of the Property that it considers important prior to the Effective Date.

     4.4 Return of Documents and Reports. If this Agreement terminates for any reason, Purchaser shall promptly return and/or deliver to Seller all Property Information in Purchaser's possession and copies thereof. Additionally, if this Agreement terminates for any reason other than Seller's default, then Purchaser must deliver to Seller copies of all third party reports, investigations and studies, other than economic analyses, attorney work product or other legally privileged articles of information (collectively, the "Reports" and, individually, a "Report") prepared for Purchaser in connection with its due diligence review of the Property; provided, however, Purchaser shall not be required to make any such deliveries unless and until Purchaser has received all payments due from Seller, if any, pursuant to Section 7.5. The Reports shall be delivered to Seller without any representation or warranty as to the completeness or accuracy of the Reports or any other matter relating thereto, and Seller shall have no right to rely on any Report without the written consent of the party preparing same. Purchaser's obligation to deliver the Property Information and the Reports to Seller shall survive the termination of this Agreement.

     4.5 Service Contracts. Purchaser has advised Seller in writing of which Service Contracts it will assume and which Service Contracts Purchaser requires that Seller deliver written termination at or prior to Closing. Seller agrees to cause all management agreements to provide for termination without cause and without penalties payable by Purchaser upon thirty (30) days' prior written notice. Seller shall deliver at Closing notices of termination of all Service Contracts required by Purchaser to be terminated. Purchaser must assume the obligations arising from and after the Closing Date under those Service Contracts that Purchaser has agreed to assume.

     4.6 Proprietary Information; Confidentiality. Purchaser acknowledges that the Property Information is proprietary and confidential and has been delivered to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property. Purchaser shall not use the Property Information for any purpose other than as set forth in the preceding sentence. Purchaser shall not disclose the contents to any person other than to those persons who are responsible for determining the feasibility of or are otherwise involved in Purchaser's acquisition of the Property and who have agreed to preserve the confidentiality of such information as required hereby (collectively, "Permitted Outside Parties"). Purchaser shall not divulge the contents of the Property Information or other information except in strict accordance with the confidentiality standards set forth in this Section 4.6. In permitting Purchaser to review the Property Information or any other information, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created.

     4.7 No Representation or Warranty by Seller. Purchaser acknowledges that, except as expressly set forth in this Agreement, neither Seller nor Asset Manager has made nor makes any warranty or representation regarding the truth, accuracy or completeness of the Property Information or the source(s) thereof. Purchaser further acknowledges that some if not all of the Property Information was prepared by third parties other than Seller and Asset Manager. Except as expressly set forth in this Agreement, Seller expressly disclaims any and all liability for representations or warranties, express or implied, statements of fact and other matters contained in such information, or for omissions from the Property Information, or in any other written or oral communications transmitted or made available to Purchaser. Purchaser shall rely solely upon (i) satisfaction of Purchaser's conditions expressly set forth in this Agreement, (ii) Seller's compliance with the terms and provisions of this Agreement, and (iii) Purchaser's own investigation with respect to the Property, including, without limitation, the Property's physical, environmental or economic condition, compliance or lack of compliance with any ordinance, order, permit or regulation or any other attribute or matter relating thereto. Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Property Information.

     4.8 Purchaser's Responsibilities. In conducting any inspections, investigations or tests of the Property and/or Property Information after the Effective Date, Purchaser and its agents and representatives shall: (i) not unreasonably disturb the tenants or interfere with their use of the Property pursuant to or in breach of the terms of their respective Leases; (ii) not unreasonably interfere with the operation and maintenance of the Property; (iii) not damage any part of the Property or any personal property owned or held by any tenant or any third party; (iv) not injure or otherwise cause bodily harm to Seller, Asset Manager, or their respective agents, guests, invitees, contractors and employees or any tenants or their guests or invitees; (v) comply with all applicable laws; (vi) promptly pay when due the costs of all tests, investigations, and examinations done with regard to the Property; (vii) not permit any liens to attach to the Property by reason of the exercise of Purchaser's rights hereunder; (viii) repair any damage to the Property resulting directly or indirectly from any such inspection or tests; and (ix) not reveal or disclose prior to Closing any information obtained during Purchaser's inspection activities with respect to the Property prior to the Effective Date concerning the Property and the Property Information to anyone other than the Permitted Outside Parties, in accordance with the confidentiality standards set forth in
Section 4.6 above, or except as may be otherwise required by law.

     4.9 Purchaser's Agreement to Indemnify. Purchaser indemnifies and holds Seller and Asset Manager harmless from and against any and all liens, claims, causes of action, damages, liabilities and expenses (including reasonable attorneys' fees) arising out of Purchaser's inspections or tests permitted under this Agreement or the Exclusive Negotiation Agreement between AIP and Lend Lease Real Estate, Inc. dated June 27, 2000 or any violation of the provisions of Sections 4.2, 4.6 or 4.8; provided, however, the indemnity shall not extend to protect Seller from any pre-existing liabilities for matters merely discovered by Purchaser (e.g., latent environmental contamination) so long as Purchaser's actions are conducted with reasonable care in accordance with industry standards. Purchaser's obligations under this Section 4.9 shall survive the termination of this Agreement and shall survive the Closing.

     4.10 Environmental Studies. As additional consideration for the transaction contemplated in this Agreement, Purchaser must provide to Seller, immediately following the receipt of same by Purchaser, copies of any and all reports, tests or studies involving contamination of or other environmental concerns relating to the Property; provided, however, Purchaser shall have no obligation to cause any such tests or studies to be performed on the Property. Seller acknowledges that Purchaser has not made and does not make any warranty or representation regarding the truth or accuracy of any such studies or reports. Notwithstanding Section 4.9 above, Purchaser shall have no liability or culpability of any nature as a result of having provided such information to Seller or as a result of Seller's reliance thereon or arising out of the fact that Purchaser merely conducted such tests or studies, so long as Purchaser's actions are conducted with reasonable care in accordance with industry standards.

                                   ARTICLE 5

                                TITLE AND SURVEY

     5.1 Title Commitment. Purchaser has caused to be prepared and delivered to Seller on or before the Effective Date: (i) current commitment(s) for title insurance or preliminary title report (collectively, the "Title Commitment") issued by the Title Company, in the aggregate amount of the Purchase Price, with Purchaser as the proposed insured, and (ii) copies of all documents of record referred to in the Title Commitment as exceptions to title to the Property.

     5.2 New or Updated Survey. Purchaser may elect to obtain new surveys or revise, modify, or re-certify any existing surveys (collectively, the "Survey") as necessary in order for the Title Company to delete the survey exception from any title policy (the "Title Policy") Purchaser elects to obtain from the Title Company or to otherwise satisfy Purchaser's objectives.

     5.3 Title Review. Prior to the Effective Date, Purchaser has reviewed title to the Property as disclosed by the Title Commitment and the Survey. Seller shall have no obligation to cure title objections except financing liens created by, under or through Seller that are not being assumed by Purchaser, which liens Seller shall cause to be released at or prior to Closing (with Seller having the right to apply the Purchase Price or a portion thereof for such purpose), and Seller shall deliver the Property free and clear of any such financing liens. Seller further agrees to remove any exceptions or encumbrances to title which are created by, under or through Seller after the effective date of each applicable Title Commitment without Purchaser's prior written consent (if requested, such consent shall not be unreasonably withheld, conditioned or delayed). The term "Permitted Exceptions" shall mean: the specific exceptions (excluding exceptions that are part of the applicable promulgated title insurance form) in the Title Commitment that the Title Company has not agreed to remove from the Title Commitment as of the Effective Date and that Seller is not required to remove as provided above; matters created by, through or under Purchaser; items shown on the Survey; real estate taxes not yet due and payable; rights of tenants as tenants only under the Leases; and any licensees under any Service Contracts not terminated as of Closing in accordance with the provisions hereof.

     5.4 New Exceptions. Purchaser may have Seller's title to the Property re-reviewed at any time and from time to time up to the Closing and may give Seller written notice of any additional title exceptions which first appear of record after the effective date of each applicable Title Commitment ("New Exceptions"). Seller shall, if requested by Purchaser, (i) cause any such exception created by, through or under Seller without Purchaser's written consent (in its sole discretion) to be removed prior to the Closing and (ii) use good faith, commercially reasonable efforts to remove any other New Exceptions prior to the Closing. If any such New Exception is not removed prior to Closing and will have a material adverse effect on the use and operation of the applicable Project, in Purchaser's reasonable judgment, Purchaser may elect either (a) in the case of an exception described in clause (i) above, to close and receive credit against the Purchase Price equal to the lesser of (A) the cost of curing such title objection or (B) any diminution in value, determined by an independent third party appraiser, resulting from or likely to result from such title objection, or (b) to terminate this Agreement as to the affected Project, in which event the Purchase Price will be reduced by the allocated Purchase Price of the affected Project, and the parties shall have no further rights, duties or obligations hereunder with respect to such Project except for those obligations which by their terms survive termination of this Agreement. In addition, if Purchaser elects to terminate this Agreement as to a certain Project as a result of one or more New Exceptions affecting such Project, and such affected Project is a part of a cross-collateralized debt pool and the relevant lender or lenders will not permit such Project to be removed from the pool at no cost to Purchaser, Purchaser may elect to terminate this Agreement as to all Properties, in which event the Earnest Money shall be returned to Purchaser and the parties shall have no further rights, duties or obligations hereunder except for those obligations which by their terms survive termination of this Agreement.

                                   ARTICLE 6

                          OPERATIONS AND RISK OF LOSS

     6.1 Ongoing Operations. From the Effective Date through Closing, Seller hereby covenants and agrees that:

          6.1.1 Leases Service Contracts and Loan Documents. Seller will perform its material obligations under the Leases, Service Contracts and Loan Documents, including payment of all accrued and outstanding tenant improvement and leasing commission costs relating to Leases in existence as of the Effective Date.

          6.1.2 New Contracts. Except as provided in Subsection 6.1.4, Seller will not enter into any contract that will be an obligation affecting the Property subsequent to the Closing, except contracts entered into in the ordinary course of business that are terminable without cause and without the payment of any termination penalty on not more than thirty (30) days' prior notice, and which shall be terminated by Seller at Closing at no cost to Purchaser, unless assumed by Purchaser at Purchaser's election made in writing to Seller at least ten (10) days prior to Closing.

          6.1.3  Maintenance of Improvements; Removal of Personal
     Property. Subject to Sections 6.2 and 6.3, Seller shall continue to make its budgeted capital expenditures with respect to the Improvements in a commercially reasonable manner in the ordinary course of Seller's business as provided in the schedule attached hereto as Exhibit H and incorporated herein by reference (the "Capital Expenditure Schedule"), and operate and maintain the Property in the ordinary course of business and consistent with past practice. Seller will not remove any Tangible Personal Property except as may be required for necessary repair or replacement, and replacement shall be of approximately equal quality and quantity as the removed item of Tangible Personal Property.

          6.1.4 Leasing. Seller will continue to lease space in the Improvements in the ordinary course of business; provided Purchaser must approve any new Lease and will do so within five (5) business days of Seller's delivery of the material terms of any proposed new Lease and financial information on the proposed tenant that Seller is permitted to share with third parties, or Purchaser's approval thereof shall be deemed to have been given. Purchaser shall not unreasonably withhold or delay approval of any new Lease. With respect to any new Lease that is approved or deemed approved by Purchaser or with respect to the exercise by a tenant under an existing Lease of renewal or expansion rights currently provided for in the applicable Lease which renewal or expansion becomes effective after the Effective Date, Purchaser shall be responsible for all third party tenant improvement and leasing commission costs associated with such new Lease, renewal or expansion. For purposes hereof, a "new Lease" shall also mean a renewal of an existing Lease or expansion of space covered by an existing Lease that is not currently provided for in the Lease documents evidencing the existing Lease.

          6.1.5 Maintenance of Insurance. Seller shall maintain the property insurance currently in effect with respect to the Property through the last day prior to the Closing Date at no cost to Purchaser.

     6.2 Damage. If prior to Closing any Project is damaged by fire or other casualty, Seller shall promptly notify Purchaser of the casualty and estimate the cost to repair and the time required to complete repairs and will provide Purchaser written notice of Seller's estimation (the "Casualty Notice") as soon as reasonably possible after the occurrence of the casualty.

          6.2.1 Material. In the event of any Material Damage to or destruction of at least four (4) Projects or any portion of at least four
     (4) Projects prior to Closing, Purchaser may, at its option, terminate this Agreement as to either all of the affected Projects or all of the Properties by delivering written notice to Seller on or before the expiration of thirty (30) days after the date Seller delivers the Casualty Notice to Purchaser (and if necessary, the Closing Date shall be extended to give the parties the full thirty-day period to make such election and to obtain insurance settlement agreements with Seller's insurers). Upon any termination as to the affected Projects instead of all of the Properties, the Purchase Price shall be reduced by the allocated portion of the Purchase Price for the applicable Projects, and the parties hereto shall have no further rights or obligations hereunder as to the affected Projects, other than those that by their terms survive the termination of this Agreement. If Purchaser elects to terminate as to all of the Properties, the Earnest Money shall be returned to Purchaser and the parties shall have no further rights, duties or obligations hereunder except for the obligations which by their terms survive termination of this Agreement. Notwithstanding the foregoing, in the event Purchaser elects to terminate this Agreement as to four (4) or more Projects due to Material Damage occurring to the Properties, Seller shall have the option to terminate this Agreement as to all Properties, in which event the Earnest Money shall be returned to Purchaser and the parties shall have no further rights, duties or obligations hereunder except for the obligations which by all of the terms survive termination of this Agreement. In the event of Material Damage or destruction of three (3) or fewer Projects or if Purchaser elects not to terminate this Agreement as to at least four (4) affected Projects as detailed above within said thirty
     (30) day period, then the parties shall proceed under this Agreement and close on schedule, and as of Closing Seller shall assign to Purchaser, without representation or warranty by or recourse against Seller, all of Seller's rights in and to any resulting insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due Seller as a result of such damage or destruction, Purchaser shall assume full responsibility for all needed repairs, and Purchaser shall receive a credit at Closing for any deductible amount under such insurance policies. For the purposes of this Agreement, "Material Damage"and "Materially Damaged" means damage which, in Seller's reasonable estimation, exceeds $500,000.00 to repair or which, in Seller's reasonable estimation, will take longer than ninety (90) days to repair.

          6.2.2 Not Material. If any Project is damaged but not Materially Damaged, then neither Purchaser nor Seller shall have the right to terminate this Agreement as to the affected Project, and Seller shall, at its option, either (i) repair the damage before the Closing in a manner reasonably satisfactory to Purchaser, or (ii) assign to Purchaser all of Seller's proceeds from insurance payable by reason of such damage, plus pay an amount to Purchaser for any deductible, less any amount expended by Seller for repairs made with Purchaser's approval (in which case Purchaser shall assume full responsibility for all needed repairs).

     6.3 Condemnation. If proceedings in eminent domain are instituted with respect to any Project comprising the Property or any portion thereof which involves the taking of a portion of the Property exceeding $500,000.00 in value, Purchaser and Seller shall have the same rights and obligations as provided in Subsection 6.2.1 with respect to a casualty event affecting the Property. Provided, if Purchaser is obligated or, if applicable, elects to proceed under this Agreement, Seller shall, at the Closing, assign to Purchaser its entire right, title and interest in and to any condemnation award, and Purchaser shall have the sole right after the Closing to negotiate and otherwise deal with the condemning authority in respect of such matter.

                                   ARTICLE 7

                SHAREHOLDER OBLIGATIONS; OTHER SELLER COVENANTS

     7.1 Shareholder Approval. Purchaser acknowledges that the transactions contemplated by this Agreement are subject to the approval of the holders of a two-thirds majority of the outstanding common shares of AIP ("Shareholder Approval"). AIP agrees to use good faith and make commercially reasonable efforts to obtain such Shareholder Approval as soon as practicable. On the Effective Date, AIP shall deliver to Purchaser voting agreements from the institutional shareholder designated members of AIP's Board of Trust Managers who are eligible to vote and support the approval of the transaction contemplated herein who hold shares and their respective institutional affiliates which are shareholders of AIP, pursuant to which the signatories to such voting agreements have agreed to vote in favor of the transactions contemplated by this Agreement, subject to rights parallel to Seller's rights hereunder with respect to a Superior Proposal (defined below).

     7.2 Proxy Statement. In furtherance, and not in limitation of the foregoing, as soon as practicable after the execution of this Agreement using good faith and commercially reasonable efforts, Seller shall finalize and file with the United States Securities And Exchange Commission (the "SEC") a preliminary proxy statement in accordance with the applicable rules and regulations promulgated under the Securities Exchange Act of 1934 and thereafter shall file as soon as is practicable a definitive proxy statement. The proxy statement shall include a proposal to approve the transactions contemplated in this Agreement (the "Shareholder Proposal") and shall include the recommendation of AIP's Board of Trust Managers in favor of the proposal. Seller shall use good faith and commercially reasonable efforts to respond to any comments of the SEC and to cause the proxy statement to be mailed to AIP's shareholders as promptly as practicable. Purchaser shall furnish all information concerning Purchaser as AIP may reasonably request in connection with such actions and the preparation of the proxy statement.

     7.3 Manhattan Towers. In connection with the transactions contemplated by this Agreement, Seller is attempting to sell as a project owned by Seller known as the Manhattan Towers Project and located in Manhattan Beach, California (the "Manhattan Towers Project") for a gross purchase price of at least $48,000,000.00. Seller shall use good faith and commercially reasonable efforts to cause the sale of the Manhattan Towers Project to occur on such terms and prior to or contemporaneously with Closing.

     7.4 DDR Closing. In connection with the transactions contemplated by the Agreement, AIP intends to cause Developers Diversified Realty Corporation ("DDR") to acquire AIP, generally in accordance with the term sheet to which DDR and AIP are parties. Seller shall use good faith and commercially reasonable efforts to cause the merger with a subsidiary of DDR (or such other structure as agreed upon by DDR and AIP which results in DDR owning AIP) to occur contemporaneously with Closing.

     7.5 Break Up Fee; Reimbursement. If (i) notwithstanding Seller's good faith efforts, Seller does not (A) obtain Shareholder Approval on or before the Outside Closing Date, or (B) cause the closing of the sale of the Manhattan Towers Project to occur prior to or contemporaneously with Closing, or (C) cause the closing of DDR's acquisition of the outstanding shares of AIP to occur contemporaneously with Closing, and as a result of (A) or (B) or (C), Seller elects or is required to terminate this Agreement; or (ii) following the Effective Date, Seller receives a Superior Acquisition Proposal and as a result of the fiduciary obligations of the board of trust managers of AIP, as determined in good faith in consultation with outside counsel, Seller determines to, and does, terminate this Agreement (which Seller shall hereby be entitled to do); or (iii) the transactions contemplated by this Agreement are not consummated because the conditions set forth in Section 9.2 are not satisfied as a result of a default by Seller hereunder; or (iv) Seller does not obtain Shareholder Approval on or before the Outside Closing Date, Seller shall pay to Purchaser a break up fee of $3,000,000.00, and will reimburse Purchaser for the actual and verifiable out-of-pocket costs, including legal fees actually incurred by Purchaser or its affiliates, including Lend lease Real Estate Investments, Inc., in connection with the transactions contemplated by this Agreement, not to exceed $450,000.00 in the aggregate. Seller agrees to make the election to terminate or not terminate this Agreement due to a termination of AIP's merger agreement with DDR outlined in (C) above within fourteen (14) days of any such termination of the merger agreement with DDR, or Seller shall be deemed to have elected to waive such termination right and proceed to Closing under the remaining applicable terms and conditions specified in this Agreement. This Section 7.5 shall survive termination of this Agreement.

     7.6 Non-Solicitation. After the Effective Date and prior to the termination of this Agreement in accordance with its terms, Seller agrees that:

          (a) neither it nor any officer, director, employee, representative, advisor or agent of Seller or any business entity under its direct control (collectively, the "Subsidiaries") shall initiate, solicit or knowingly encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, acquisition, tender offer, exchange offer, consolidation, sale of assets or similar transaction involving all or any significant portion of the assets or equity securities of Seller or any of the Subsidiaries, other than the transactions contemplated by this Agreement, the DDR merger agreement and the Manhattan Towers agreement (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal;

          (b) it shall direct and use its reasonable best efforts to cause its officers, board of trust managers, employees, agents and financial advisors not to engage in any of the activities described in Section 7.6(a) except to the extent expressly permitted by the proviso below;

          (c) it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing; and

          (d) it will notify Purchaser promptly if Seller receives any such inquiries or proposals, or any requests for such information, or if any such negotiations or discussions are sought to be initiated or continued with it;

        provided, however, that nothing contained in this Agreement shall prohibit the board of trust managers of AIP (or the officers, board of trust managers of AIP, employees, agents or financial advisors of Seller acting at the direction of the board of trust of managers of AIP) from
        (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal, if, and only to the extent that (x) the board of trust managers of AIP determines in good faith following consultation with counsel and with Seller's financial advisors that such action is required for the board of trust managers of AIP to comply with its duties to shareholders imposed by law or such proposal is a Superior Acquisition Proposal (as hereinafter defined), (y) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Seller provides written notice to Purchaser to the effect that it is furnishing information to, or entering into discussions with, such person or entity, and (z) subject to any confidentiality agreement with such person or entity, Seller keeps Purchaser informed of the status (not the terms) of any such discussions or negotiations; or (ii) to the extent applicable, taking and disclosing to Seller's shareholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. Nothing in this Section 7.6 shall (1) permit Seller to terminate this Agreement (except as specifically provided in Article 7 hereof), (2) permit Seller to enter into an agreement with respect to an Acquisition Proposal during the term of this Agreement (other than a confidentiality agreement in customary form executed as provided above) or (3) affect any other obligation of Seller under this Agreement; provided, however, that the board of trust managers of AIP may, subject to the provisions of Section 7.5, approve and recommend a Superior Acquisition Proposal and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement. Any disclosure that the board of trust managers of AIP may be compelled to make with respect to the receipt of an Acquisition Proposal in order to comply with its duties to shareholders of Seller or comply with applicable law will not constitute a violation of this Section 7.6. As used herein, "Superior Acquisition Proposal" means a bona fide Acquisition Proposal made by a third party which the board of trust managers of AIP (or a duly constituted committee thereof charged with considering Acquisition Proposals) determines in good faith following consultation with counsel and with Seller's financial advisors to be more favorable to Seller's shareholders from a financial point of view than the transactions contemplated herein and which the board of trust managers of AIP (or any such committee) determines is reasonably capable of being financed and consummated.

                                   ARTICLE 8

                                 EXISTING LOANS

     Subject to Section 9.2.4, Purchaser shall either (i) acquire the Properties subject to the Existing Loans, subject to the limitations on recourse set forth in the documents evidencing or securing such loans, in which case Purchaser shall assume such Existing Loans at Closing; or (ii) the Existing Loans shall be paid at Closing. Purchaser agrees to promptly notify Seller of Purchaser's election to not assume any Existing Loan for which Purchaser's assumption has been approved by the applicable lender. Purchaser and Seller shall cooperate in good faith and use their commercially reasonable efforts to negotiate with the relevant lenders prior to the Closing Date to: (i) obtain the required lender consents to Purchaser's proposed assumptions; (ii) minimize prepayment and assumption fees and charges; (iii) obtain favorable terms of assumption for any loans contemplated to be assumed; and (iv) obtain estoppel statements from applicable lenders.

                                   ARTICLE 9

                                    CLOSING

     9.1 Closing. The consummation of the transaction contemplated herein ("Closing") shall occur on the Closing Date at the offices of Locke Liddell & Sapp LLP, 2200 Ross Avenue, Suite 2200, Dallas, Texas 75201 (or such other location as may be mutually agreed upon by Seller and Purchaser). Funds shall be deposited into and held by Escrow Agent in a closing escrow account with a bank satisfactory to Purchaser and Seller. Upon satisfaction, completion or waiver of all closing conditions and deliveries, the parties shall direct Escrow Agent to immediately record and deliver the closing documents to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser.

     9.2 Conditions to Parties' Obligation to Close. In addition to all other conditions set forth herein, the obligation of Seller, on the one hand, and Purchaser, on the other hand, to consummate the transactions contemplated hereunder are conditioned upon the following:

          9.2.1 Representations and Warranties. The other party's representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and the Closing Date provided, however, the representation contained in Subsection 11.1.2 will be deemed satisfied at Closing provided no injunction is in place issued by a court of competent jurisdiction prohibiting the Closing from occurring;

          9.2.2 Deliveries, Covenants, Obligations. As of the Closing Date, the other party shall have tendered all deliveries to be made at Closing and complied with all covenants and obligations herein to be complied with on or prior to Closing;

          9.2.3 Actions, Suits, etc. There shall exist no pending action, suit, arbitration, claim, attachment, proceeding, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, that enjoins the Closing.

          9.2.4 Loan Assumption. The obligations of Purchaser with regard to Closing under this Agreement are, at its option, subject to Purchaser's receipt of consent of lenders under the Existing Loans to Purchaser's assumption of at least $118,000,000.00 of the principal balances of the Existing Loans on terms that are the same in all material respects as those currently applicable to such Existing Loans.

          9.2.5 Title Policy. The obligations of Purchaser with regard to Closing under this Agreement are, at its option, subject to Title Company having irrevocably committed in writing to issue to Purchaser an extended coverage owner's policy of title insurance in an amount at least equal to the Purchase Price on American Land Title Association (ALTA) Owner's Policy Form B-1970 or Form B-1992 with exception for creditor's rights deleted, and all conditions to such issuance having been met, insuring that, upon Closing, Purchaser is the owner of the fee simple title to the Property, without exception, whether standard or special, except for the Permitted Exceptions.

          9.2.6 Estoppels. The obligations of Purchaser with regard to Closing under this Agreement are, at its option, subject to Seller having delivered to Purchaser, no more than fifteen (15) days prior to Closing, Acceptable Estoppel Certificates from at least (i) nine (9) of the ten (10) largest tenants (measured by annual base rental obligations) of all of the Properties, such tenants being identified on Exhibit I attached hereto and incorporated herein by this reference (the "Major Tenants"), and (ii) seventy-five percent (75%) of the remaining tenants (measured by rentable square footage, not including the square footage of the nine (9) Major Tenants for which Acceptable Estoppel Certificates have been delivered pursuant to clause (i) above). An "Acceptable Estoppel Certificate" means an executed Estoppel Certificate substantially in the form of Exhibit J attached hereto and incorporated herein by this reference or in the form provided in the applicable Lease, or with such modifications in form or substance as are approved by Purchaser in its reasonable discretion.

          9.2.7 Leasing Commissions; Tenant Improvement Costs. The obligations of Purchaser with regard to Closing under this Agreement are, at its option, subject to Seller having paid, performed and/or provided appropriate credits to Purchaser at or prior to Closing with respect to tenant improvement and leasing commission obligations relating to each Lease in place as of the Effective Date that are accrued and outstanding as of the Closing Date.

          9.2.8 Shareholder Approval. Shareholder Approval shall have been obtained, as well as shareholder approval of the transaction with DDR described in Section 7.14.

     So long as a party is not in default hereunder, if any condition to such party's obligation to proceed with the Closing hereunder has not been satisfied as of the Closing Date (or such earlier date as is provided herein), such party may, in its sole discretion, terminate this Agreement by delivering written notice to the other party on or before the Closing Date (or such earlier date as is provided herein), or elect to close (or to permit any such earlier termination deadline to pass) notwithstanding the non-satisfaction of such condition, in which event such party shall be deemed to have waived any such condition. In the event such party elects to close (or to permit any such earlier termination deadline to pass), notwithstanding the non-satisfaction of such condition, said party shall be deemed to have waived said condition, and there shall be no liability on the part of any other party hereto for nonintentional breaches of representations and warranties of which the party electing to close had knowledge at the Closing.

     9.3 Seller's Deliveries in Escrow. As of or prior to the Closing Date, Seller shall deliver in escrow to Escrow Agent the following:

          9.3.1 Deed. One or more special warranty or other limited warranty deeds (as Seller's local counsel or Title Company shall advise, warranting title only against any party claiming by, through or under Seller) in form acceptable for recordation under the law of the state where the Property is located and including a list of Permitted Exceptions to which the conveyance shall be subject, executed and acknowledged by Seller, conveying to Purchaser Seller's interest in the Real Property (collectively, the "Deed");

          9.3.2 Bill of Sale, Assignment and Assumption. One or more Bill of Sale, Assignment and Assumption of Leases and Contracts in the form of Exhibit C attached hereto (collectively, the "Assignment"), executed and acknowledged by Seller, vesting in Purchaser, without implied warranty, Seller's right, title and interest in and to the property described therein free of any claims, except for the Permitted Exceptions to the extent applicable;

          9.3.3 Lender Assumption Documents. The applicable Lender Assumption Documents;

          9.3.4 Estoppels. All Acceptable Estoppel Certificates received by Seller;

          9.3.5. Conveyancing or Transfer Tax Forms or Returns. Such conveyancing or transfer tax forms or returns, if any, as are required to be delivered or signed by Seller by applicable state and local law in connection with the conveyance of the Real Property;

          9.3.6 FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by Seller;

          9.3.7 Authority. Evidence of the existence, organization and authority of Seller and of the authority of the persons executing documents on behalf of Seller reasonably satisfactory to the underwriter for the Title Policy;

          9.3.8  Rent Roll.  Updated Rent Rolls for the Property.

          9.3.9 Additional Documents. Any additional documents that Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement, including, without limitation, the documents described on Exhibit L (Title Company Requirements) (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Seller or result in any new or additional obligation, covenant, representation or warranty of Seller under this Agreement beyond those expressly set forth in this Agreement).

          9.3.10 Closing Certificate. A certificate confirming the representations and warranties of Seller contained in Section 11.1 remain true and correct in all material respect as of Closing.

     9.4 Purchaser's Deliveries in Escrow. As of or prior to the Closing Date, Purchaser shall deliver in escrow to Escrow Agent the following:

          9.4.1 Bill of Sale, Assignment and Assumption. The Assignment, executed and acknowledged by Purchaser;

          9.4.2 Lender Assumption Documents. Any and all documents reasonably required by Nationwide Life Insurance Company and Aegon Life Insurance Company for Purchaser to assume, at its election, the approximate indebtedness of $118,183,000.00 owing by Seller, to assume all obligations of Seller under the Loan Documents, and to confirm that the applicable assumed loans are not in default (the "Lender Assumption Documents"). In addition, Purchaser will use commercially reasonable efforts (without incurring additional expense) to cause Seller to be released from such indebtedness and obligations from and after the Closing Date. In the event Purchaser desires to and is able to cause National Realty Funding L.P. and/or Guaranty Federal Bank, F.S.B. to permit Purchaser to assume the approximate respective indebtedness of $23,630,000.00 and $7,893,000.00 owing by Seller, such lenders' assumption documentation shall be included in the definition of "Lender Assumption Documents" hereunder.

          9.4.3 Conveyancing or Transfer Tax Forms or Returns. Such conveyancing or transfer tax forms or returns, if any, as are required to be delivered or signed by Purchaser by applicable state and local law in connection with the conveyance of Real Property; and

          9.4.4. Indemnity. In the event Seller is not released from the indebtedness and obligations under the Loan Documents which are the subject of the Lender Assumption Documents, Purchaser shall execute an indemnity agreement in favor of Seller relating to claims occurring after Closing against Seller with respect to the Loan Documents.

          9.4.5. Additional Documents. Any additional documents that Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Purchaser or result in any new or additional obligation, covenant, representation or warranty of Purchaser under this Agreement beyond those expressly set forth in this Agreement).

          9.4.6. Closing Certificate. A certificate confirming the representations and warranties of Purchaser contained Section 11.2 remain true and correct in all material respects as of Closing.

     9.5 Closing Statements. As of or prior to the Closing Date, Seller and Purchaser shall deposit with Escrow Agent executed closing statements consistent with this Agreement in the form reasonably required by Escrow Agent.

     9.6 Purchase Price. At or before 1:00 p.m. local time on the Closing Date, Purchaser shall deliver to Escrow Agent the Purchase Price, less the principal amount of indebtedness assumed by Purchaser pursuant to the Lender Assumption Documents, plus or minus applicable prorations in accordance with
Article 10 hereof, in immediate, same-day U.S. federal funds wired for credit into Escrow Agent's escrow account, which funds must be delivered in a manner to permit Escrow Agent to deliver good funds to Seller or its designee on the Closing Date (and, if requested by Seller, by wire transfer).

     9.7 Possession. Seller shall deliver possession of the Property to Purchaser at the Closing subject only to the Permitted Exceptions.

     9.8 Delivery of Books and Records. At the Closing, Seller shall deliver to the offices of Purchaser's property manager or to the Real Property to the extent in Seller's or its property manager's possession or control: Lease Files; maintenance records and warranties; plans and specifications; licenses, permits and certificates of occupancy; copies or originals of all books and records of account, contracts, and copies of correspondence with tenants and suppliers; receipts for deposits, unpaid bills and other papers or documents which pertain to the Property; all advertising materials; booklets; keys; and other similar items, if any, used in the operation of the Property.

     9.9 Notice to Tenants. Seller and Purchaser shall deliver to each tenant immediately after the Closing a notice regarding the sale in substantially the form of Exhibit E attached hereto, or such other form as may be required by applicable law.

                                   ARTICLE 10

                       PRORATIONS, DEPOSITS, COMMISSIONS

     10.1 Prorations. At Closing, the following items shall be prorated as of the date of Closing with all items of income and expense for the Property being borne by Seller prior to the Closing and Purchaser from and after (but including) the date of Closing: Tenant Receivables and other income and rents; fees and assessments; prepaid expenses and obligations under Service Contracts; accrued operating expenses; accrued and unpaid interest on the Existing Loans assumed by Purchaser; real and personal ad valorem taxes ("Taxes"); and any assessments by private covenant for the then-current calendar year of Closing. Specifically, the following shall apply to such prorations:

          10.1.1 Taxes. If Taxes for the year of Closing are not known or cannot be reasonably estimated, Taxes shall be prorated based on Taxes for the year prior to Closing. Any additional Taxes relating to the year of Closing arising out of a change in ownership shall be assumed by Purchaser effective as of Closing and paid by Purchaser when due and payable, and Purchaser shall indemnify Seller from and against any and all such Taxes, which indemnification obligation shall survive the Closing.

          10.1.2 Utilities. Purchaser and Seller shall take all steps necessary to effectuate the transfer of all utilities to Purchaser's name as of the Closing Date, and where necessary, Purchaser shall post deposits with the utility companies. Seller shall ensure that all utility meters are read as of the Closing Date. Seller shall be entitled to recover any and all deposits held by any utility company as of the Closing Date.

          10.1.3 Tenant Receivables. Rents due from tenants under Leases and operating expenses and/or taxes payable by tenants under Leases (collectively, "Tenant Receivables") shall be apportioned on the basis of the period for which the same is payable and if, as and when collected, as follows:

             (a) Purchaser shall apply rent and other income received from tenants under Leases after Closing in the following order of priority:
        (i) first, to payment of the current Tenant Receivables then due for the month in which the Closing Date occurs, which amount shall be apportioned between Purchaser and Seller as of the Closing Date as set forth in Section 10.1 hereof (with Seller's portion thereof to be delivered to Seller); (ii) second, to Tenant Receivables first coming due after Closing and applicable to the period of time after Closing, which amount shall be retained by Purchaser; (iii) third, to payment of Tenant Receivables first coming due after Closing but applicable to the period of time before Closing, including, without limitation, the Tenant Receivables described in Subsection 10.1.3(b) below (collectively, "Unbilled Tenant Receivables"), which amount shall be delivered to Seller; and (iv) thereafter, to delinquent Tenant Receivables which were due and payable as of Closing but not collected by Seller as of Closing (collectively, "Uncollected Delinquent Tenant Receivables"), which amount shall be delivered to Seller. Notwithstanding the foregoing, Seller shall have the right to pursue the collection of Uncollected Delinquent Tenant Receivables for a period of one (1) year after Closing without prejudice to Seller's rights or Purchaser's obligations hereunder, provided, however, Seller shall have no right to cause any such tenant to be evicted or to exercise any other remedies set forth in such tenant's Lease against such tenant other than to sue for collection. Any sums received by Purchaser to which Seller is entitled shall be held in trust for Seller on account of such past due rents payable to Seller, and Purchaser shall remit to Seller any such sums received by Purchaser to which Seller is entitled within ten (10) business days after receipt thereof less reasonable, actual costs and expenses of collection, including reasonable attorneys' fees, court costs and disbursements, if any. Seller expressly agrees that if Seller receives any amounts after the Closing Date which are attributable, in whole or in part, to any period after the Closing Date, Seller shall remit to Purchaser that portion of the monies so received by Seller to which Purchaser is entitled within ten (10) business days after receipt thereof. With respect to Unbilled Tenant Receivables, Purchaser covenants and agrees to (A) bill the same when billable pursuant to the applicable Lease and (B) cooperate with Seller to determine the correct amount of operating expenses and/or taxes due pursuant to the applicable Lease. The provisions of this Subsection 10.1.3(a) shall survive the Closing.

             (b) Without limiting the generality of the requirements of Subsection 10.1.3(a)(ii) above, if the final reconciliation or determination of operating expenses and/or taxes due under the Leases shows that a net amount is owed by Seller to Purchaser, Purchaser's pro rata portion shall be paid by Seller to Purchaser within ten (10) business days of such final determination under the Leases. If the final determination of operating expenses and/or taxes due under the Leases shows that a net amount is owed by Purchaser to Seller, Purchaser shall, within ten (10) business days of such final determination, remit to Seller Seller's portion of operating expenses and/or taxes for the period up to and including the Closing Date, if, as and when received. Purchaser agrees to receive and hold any monies received on account of such past due expenses and/or taxes in trust for Seller and to pay same promptly to Seller as aforesaid. The provisions of this Subsection 10.1.3(b) shall survive the Closing.

     10.2 Closing Costs. Closing costs shall be allocated between Seller and Purchaser in accordance with Section 1.2.

     10.3 Capital Expenditures. To the extent Seller did not fund all capital expenditures scheduled to be performed on or before the Closing Date (as set forth on the Capital Expenditure Schedule), Purchaser shall receive a credit against the Purchase Price in the estimated amount of such unfunded capital expenditures, as shown on the Capital Expenditure Schedule.

     10.4 Final Adjustment After Closing. If final bills are not available or cannot be issued prior to Closing for any item being prorated under Section 10.1, then Purchaser and Seller agree to allocate such items on a fair and equitable basis as soon as such bills are available, final adjustment to be made as soon as reasonably possible after the Closing. Payments in connection with the final adjustment shall be due within thirty (30) days of written notice. All such rights and obligations shall survive the Closing.

     10.5 Tenant Deposits. All tenant security deposits collected and not applied by Seller in accordance with the terms of the applicable Lease and applicable law (and interest thereon if required by law or contract) shall be transferred or credited to Purchaser at Closing. As of the Closing, Purchaser shall assume Seller's obligations related to tenant security deposits, but only to the extent they are credited or transferred to Purchaser.

     10.6 No Commissions. Seller and Purchaser each represent and warrant to the other that no real estate brokerage commission is payable to any person or entity in connection with the transaction contemplated hereby, and each agrees to and does hereby indemnify and hold the other harmless against the payment of any commission to any other person or entity claiming by, through or under Seller or Purchaser, as applicable. This indemnification shall extend to any and all claims, liabilities, costs and expenses (including reasonable attorneys' fees and litigation costs) arising as a result of such claims and shall survive the Closing.

                                   ARTICLE 11

                         REPRESENTATIONS AND WARRANTIES

     11.1 Seller's Representations and Warranties. Seller represents and warrants to Purchaser that:

          11.1.1 Organization and Authority. Each entity comprising "Seller" has been duly organized, is validly existing, and is in good standing in the state in which it was formed. Subject to Shareholder Approval, Seller has the full right and authority to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Seller at the Closing will be, authorized and executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with their terms, subject to the Shareholder Approval. Except as disclosed by Seller to Purchaser, the execution, delivery, and performance of this Agreement and the Closing Documents by Seller will not result in any violation of or default under, or require any notice, or consent under any of Seller's organizational documents, any other agreement to which Seller is a party or any law, judgment or order applicable to Seller.

          11.1.2 Conflicts and Pending Actions. Except as disclosed by Seller to Purchaser, there is no agreement to which Seller is a party or, to Seller's knowledge, that is binding on Seller which is in conflict with this Agreement. There is no action or proceeding pending or, to Seller's knowledge, threatened against Seller or relating to the Property, which challenges or impairs Seller's ability to execute or perform its obligations under this Agreement, and no order or other relief has been entered that imposes any recorded lien or other encumbrance on any of the Property.

          11.1.3 Service Contracts. To Seller's knowledge, the list of Service Contracts to be delivered to Purchaser pursuant to this Agreement will be correct and complete as of the date of its delivery.

          11.1.4 Notices from Governmental Authorities. To Seller's knowledge, Seller has not received from any governmental authority written notice of any material violation of any laws applicable (or alleged to be applicable) to the Property, or any part thereof, that has not been corrected, except as may be reflected by the Property Information.

          11.1.5 Leases. On or prior to the Effective Date, Seller has delivered to Purchaser or made available to Purchaser, true, and correct and complete copies of all leasing commissions and brokerage agreements currently in effect for each Property, all of which are listed on Exhibit K, attached hereto and incorporated herein by this reference (the "Commission Schedule"). Seller has delivered to the Purchaser or made available to Purchaser true and correct and complete copies of all existing Leases. The Commission Schedule lists tenant improvement costs, brokers' commissions and leasing fees for any tenant's prior space for which the landlord with respect to any of the Properties is obligated or subject and which are unpaid as of October 6, 2000, and (ii) all brokers' commissions and leasing fees which the landlord with respect to any of the Properties is contractually obligated to pay in the event any tenant exercises any renewal or expansion option.

        As of the Effective Date, no Lease has been modified except as shown in the Leases delivered to Purchaser. Each of the Leases is in full force and effect. To Seller's knowledge, no uncured event of material default on the part of Seller has occurred under any of the Leases and there exists no event which, with the giving of notice or the passage of time, or both, would constitute such a default. To Seller's knowledge, no uncured event of material default on the part of any tenant has occurred under any of the Leases and, to Seller's knowledge, there exists no event which, with the giving of notice or the passage of time, or both, would constitute such a default. No tenant has any defense, offset or claim against its obligation to pay rent or perform any of its other obligations under its Lease. Except with respect to the "Battlefield Property," no tenant has any right of right or first refusal or option to purchase any part of the Property. If the tenant at the Battlefield Property does elect to exercise its purchase option, the Battlefield Property shall no longer be subject to this Agreement and the Purchase Price will be reduced by the allocated Purchase Price thereof provided pursuant to a separate written agreement between Seller and Purchaser and the parties shall have no further rights, duties or obligations herewith respect to the Battlefield Property, except for those obligations which by their terms survive termination of this Agreement.

          11.1.6 Loan Documents. On or prior to the Effective Date, Seller has delivered to the Purchaser or made available to Purchaser true and correct and complete copies of all existing Loan Documents. The Loan Documents have not been modified except as shown in the Loan Documents. There are no other documents or instruments which evidence, secure or otherwise govern the Existing Loans. Seller has not received any notice of any material breach or material default under the Loan Documents, and to Seller's knowledge, there is no existing or uncured material default or material breach by any party under the Loan Documents, and no facts or circumstances exist that, with the passage of time or the giving of notice, or both, would constitute such a default or breach by any party under the Loan Documents. To Seller's knowledge, the current mortgagees or beneficiaries of the Existing Loans are the lenders identified on Exhibit F. The outstanding principal balance of each of the Existing Loans estimated as of February 28, 2001 is set forth on Exhibit F.

          11.1.7 Service Contracts. On or prior to the Effective Date, Seller has made available or delivered to the Purchaser true and correct and complete copies of all Service Contracts related to the operation of the Property. The Service Contracts have not been modified except as shown in the Service Contracts. Seller has not received any notice of any material breach or material default under the Service Contracts, and to Seller's knowledge, there is no existing or uncured material default or material breach by any party under the Service Contracts, and no facts or circumstances exist that, with the passage of time or the giving of notice, or both, would constitute a default or breach by any party under the Service Contracts.

          11.1.8 Management Agreements. On or prior to the Effective Date, Seller has made available or delivered to the Purchaser true and correct and complete copies of all existing management agreements relating to the Property. The management agreements have not been otherwise modified except as shown in the management agreements delivered to Purchaser. Seller has not received any notice of any uncured material breach or material default under the management agreements, and to Seller's knowledge, there is no existing or uncured material default or material breach by any party under the management agreements, and no facts or circumstances exist that, with the passage of time or the giving of notice, or both, would constitute such a default or breach by any party under the management agreements.

          11.1.9 Condemnation. Seller has not received notice of, nor does Seller have knowledge of any pending or contemplated condemnation, eminent domain, or similar proceeding with respect to all or any portion of the Properties.

          11.1.10 Property Taxes. Seller has provided Purchaser with copies of all notices and other documents relating to any and all property tax reassessment proceedings or contests relating to or affecting any of the Properties.

     11.2 Purchaser's Representations and Warranties. Purchaser represents and warrants to Seller that:

          11.2.1 Organization and Authority. Purchaser has been duly organized and is validly existing as a limited partnership in good standing in the State of Georgia and as of the Closing Date will be qualified to do business in each state in which the Real Property is located. Purchaser has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Purchaser at the Closing will be, authorized and properly executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Purchaser, enforceable in accordance with their terms. The execution, delivery, and performance of this Agreement and the Closing Documents by Purchaser will not result in any violation of or default under, or require any notice, or consent under any of Purchaser's organizational documents, any other agreement to which Purchaser is a party or any law, judgment or order applicable to Purchaser.

          11.2.2 Conflicts and Pending Action. There is no agreement to which Purchaser is a party or to Purchaser's knowledge binding on Purchaser which is in conflict with this Agreement. There is no action or proceeding pending or, to Purchaser's knowledge, threatened against Purchaser which challenges or impairs Purchaser's ability to execute or perform its obligations under this Agreement.

          11.2.3. Adequate Funds. Purchaser currently has or on the Closing will have adequate funds to close on the purchase of the Projects in accordance with the terms hereof.

     11.3 Survival of Representations and Warranties. The representations and warranties set forth in this Article 11 are made as of the date of this Agreement and remade as of the Closing Date, but shall be deemed to be merged into and waived by the instruments of Closing, and shall not survive the Closing. Terms such as "to Seller's knowledge," "to the best of Seller's knowledge," or like phrases do not include constructive knowledge, imputed knowledge, or knowledge Seller does not have but could have obtained through further investigation or inquiry. Terms such as "to Purchaser's knowledge," "to the best of Purchaser's knowledge," or like phrases do not include constructive knowledge, imputed knowledge, or knowledge Purchaser does not have but could have obtained through further investigation or inquiry. No broker, agent, or party other than Seller is authorized to make any representation or warranty for or on behalf of Seller. No broker, agent, or other party other than Purchaser is authorized to make any representation or warranty for or on behalf of Purchaser.

                                   ARTICLE 12

                              DEFAULT AND REMEDIES

     12.1 Seller's Remedies. If Purchaser fails to perform its obligations pursuant to this Agreement at or prior to Closing for any reason except failure by Seller to perform hereunder, Seller shall be entitled, as its sole remedy (except as provided in Sections 4.9, 10.6, 12.3 and 12.4 hereof), to terminate this Agreement and recover the Earnest Money as liquidated damages and not as penalty, in full satisfaction of claims against Purchaser hereunder. Seller and Purchaser agree that Seller's damages resulting from Purchaser's default are difficult, if not impossible, to determine and the Earnest Money is a fair estimate of those damages which has been agreed to in an effort to cause the amount of such damages to be certain. Notwithstanding anything in this Section
12.1 to the contrary, in the event of Purchaser's default or a termination of this Agreement, Seller shall have all remedies available at law or in equity in the event Purchaser or any party related to or affiliated with Purchaser is asserting any claims or right to the Property that would delay or prevent Seller from having clear, indefeasible and marketable title to the Property. In all other events Seller's remedies shall be limited to those described in this
Section 12.1 and Sections 4.9, 10.6, 12.3 and 12.4 hereof. IN NO EVENT SHALL PURCHASER'S DIRECT OR INDIRECT PARTNERS, SHAREHOLDERS, OWNERS OR AFFILIATES, ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF HAVE ANY LIABILITY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY, WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE.

Seller's Initials /s/ CW                             Purchaser's Initials /s/ JR

     12.2 Purchaser's Remedies. If Seller fails to perform its obligations pursuant to this Agreement for any reason except failure by Purchaser to perform hereunder, Purchaser shall elect, as its sole remedy (except as provided in Sections 10.6, 12.3, 12.4 and 12.5), either to (i) terminate this Agreement by giving Seller timely written notice of such election prior to or at Closing and recover the amounts specified under Section 7.5, or (ii) waive said failure or breach and proceed to Closing. IN NO EVENT SHALL SELLER'S DIRECT OR INDIRECT PARTNERS, SHAREHOLDERS, OWNERS OR AFFILIATES, ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF HAVE ANY LIABILITY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY, WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE.

Seller's Initials /s/ CW                             Purchaser's Initials /s/ JR

     12.3 Attorneys' Fees. In the event either party hereto employs an attorney in connection with claims by one party against the other arising from the operation of this Agreement, the non-prevailing party shall pay the prevailing party all reasonable, actual and verifiable fees and expenses, including attorneys' fees, incurred in connection with such claims.

     12.4 Other Expenses. If this Agreement is terminated due to the default of a party, then the defaulting party shall pay any fees or charges due to Escrow Agent for holding the Earnest Money as well as any escrow cancellation fees or charges and any fees or charges due to the Title Company for preparation and/or cancellation of the Title Commitment.

     12.5 Litigation Indemnity. Seller shall indemnify, save and hold harmless Purchaser from and against any and all costs, losses, liabilities, obligations, damages, lawsuits, deficiencies, claims, demands and expenses, including without limitation attorney's fees and all amounts paid in investigation, defense or settlement of any of the foregoing, incurred in connection with, arising out of, or resulting from any litigation against Seller, including without limitation, any shareholder litigation arising as a result of the transactions contemplated by this Agreement, but excluding any such item arising out of Purchaser's negligent or wrongful action or inaction. The provisions of this Section 12.5 shall survive termination of this Agreement or consummation of the transactions contemplated hereby.

                                   ARTICLE 13

                       DISCLAIMERS, RELEASE AND INDEMNITY

     13.1  Disclaimers By Seller.

     (a) Except as expressly set forth in this Agreement, it is understood and agreed that Seller and Asset Manager have not at any time made and are not now making, and they specifically disclaim, any warranties or representations of any kind or character, express or implied, with respect to the Property, including, but not limited to, warranties or representations as to (i) matters of title,
(ii) environmental matters relating to the Property or any portion thereof, including, without limitation, the presence of Hazardous Materials in, on, under or in the vicinity of the Property, (iii) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water, and geologic faults and the resulting damage of past and/or future faulting, (iv) whether, and to the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, wetlands, flood prone area, flood plain, floodway or special flood hazard, (v) drainage, (vi) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any undershoring, (vii) the presence of endangered species or any environmentally sensitive or protected areas, (viii) zoning or building entitlements to which the Property or any portion thereof may be subject, (ix) the availability of any utilities to the Property or any portion thereof including, without limitation, water, sewage, gas and electric, (x) usages of adjoining property, (xi) access to the Property or any portion thereof, (xii) the value, compliance with the plans and specifications, size, location, age, use, design, quality, description, suitability, structural integrity, operation, title to, or physical or financial condition of the Property or any portion thereof, or any income, expenses, charges, liens, encumbrances, rights or claims on or affecting or pertaining to the Property or any part thereof, (xiii) the condition or use of the Property or compliance of the Property with any or all past, present or future federal, state or local ordinances, rules, regulations or laws, building, fire or zoning ordinances, codes or other similar laws, (xiv) the existence or non-existence of underground storage tanks, surface impoundments, or landfills, (xv) the merchantability of the Property or fitness of the Property for any particular purpose, (xvi) the truth, accuracy or completeness of the Property Information, (xvii) tax consequences, or (xviii) any other matter or thing with respect to the Property.

     (b) Section 25359.7 of the California Health and Safety Code requires owners of nonresidential property who know or have reasonable cause to believe that any release of hazardous substance has come to be located on or beneath real property to provide written notice of that condition to a buyer of such real property. There is a possibility that a release of a hazardous substance may have come to be located on or beneath one or more of the Projects as described in the environmental reports and documents which have been received and reviewed by Purchaser. By its execution of this Agreement, Purchaser acknowledges its receipt of the foregoing notice given pursuant to Section 25359.7 of the California Health and Safety Code.

     (c) Purchaser acknowledges that "Natural Hazards" described in the following California Code Sections (the "Natural Hazard Laws") may affect one or more of the Projects: Government Code Section 8589.3 (Special Flood Hazard); Government Code Section 8589.5 (Potential Flooding); Government Code Sections 51178 and 51179 (Very High Fire Hazard Severity Zone); Public Resources Code
Section 2622 (Earthquake Fault Zone); Public Resources Code Section 2696 (Seismic Hazard Zone); and Public Resources Code Section 4125 (Wildland Forest Fire Risks and Hazards). Purchaser acknowledges and agrees that Purchaser is an experienced real estate investor, and has been advised that Purchaser should determine whether any lists or maps delineating properties affected by such Natural Hazards are available and otherwise determine whether any such Natural Hazards affect any of the Projects. Purchaser further represents and warrants that Purchaser has independently evaluated and investigated whether any or all of such Natural Hazards affect the one or more of the Projects. Based on the foregoing, Purchaser knowingly and intentionally waives any disclosures, obligations or requirements of Seller with respect to Natural Hazards, including, without limitation, any disclosure obligations or requirements under the following California Code Sections: Government Code Sections 8589.3, 8589.4 and 51183.5 and Public Resources Code Sections 2621.9, 2694 and 4136 (the "Natural Hazard Disclosure Requirements"). Purchaser acknowledges and agrees that this waiver has been specifically negotiated and is an essential aspect of the bargain between the parties.

     13.2 SALE "AS IS, WHERE IS." PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS," EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT AND ANY DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT CLOSING. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER HAS NOT MADE AND IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTEES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE ASSET MANAGER, OR ANY REAL ESTATE BROKER, AGENT OR THIRD PARTY REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING. PURCHASER REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED PURCHASER OF REAL ESTATE AND THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF PURCHASER'S CONSULTANTS IN PURCHASING THE PROPERTY AND SHALL MAKE AN INDEPENDENT VERIFICATION OF THE ACCURACY OF ANY DOCUMENTS AND INFORMATION PROVIDED BY SELLER. PURCHASER WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY AS PURCHASER DEEMS NECESSARY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND SHALL RELY UPON SAME. PURCHASER ACKNOWLEDGES THAT SELLER HAS AFFORDED PURCHASER A FULL OPPORTUNITY TO CONDUCT SUCH INVESTIGATIONS OF THE PROPERTY AS PURCHASER DEEMED NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NON-EXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS MATERIALS ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME. SELLER SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY WITH RESPECT TO ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL OR CONSTRUCTION DEFECTS OR ADVERSE ENVIRONMENTAL, HEALTH OR SAFETY CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INSPECTIONS AND INVESTIGATIONS.

Purchaser's Initials /s/ JR

     13.3 Seller Released from Liability. Purchaser acknowledges that it had the opportunity to inspect the Property prior to the Effective Date, and during such period, observe its physical characteristics and existing conditions and the opportunity to conduct such investigation and study on and of the Property and adjacent areas as Purchaser deems necessary, and Purchaser hereby FOREVER RELEASES AND DISCHARGES Seller and Asset Manager from all responsibility and liability to Purchaser, including without limitation, liabilities under the Comprehensive Environmental Response, Compensation and

Liability Act Of 1980 (42 U.S.C. Sections 9601 et seq.), as amended ("CERCLA"), California Health and Safety Code Sections 25300, et seq. and other similar applicable state laws, directly or indirectly, regarding the condition (including the presence in the soil, air, structures and surface and subsurface waters, of Hazardous Materials or other materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines), valuation, salability or utility of the Property, or its suitability for any purpose whatsoever; provided, however, the foregoing release shall not include third party claims brought against Purchaser for which Seller may be liable otherwise than under this Agreement. By closing this transaction, Purchaser will be deemed to have waived any and all objections to or complaints regarding (including, but not limited to, federal, state and common law based actions), or any private right of action under, state and federal law to which the Property is or may be subject, including, but not limited to, CERCLA, physical characteristics and existing conditions, including, without limitation, structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Materials on, under, adjacent to or otherwise affecting the Property. Purchaser further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Property and the risk that adverse physical characteristics and conditions, including, without limitation, the presence of Hazardous Materials or other contaminants, may not have been revealed by its investigation. Purchaser expressly waives the provisions of
Section 1542 of the California Civil Code (or any similar provision or principle of law which may apply in any other state where any Property is located) which provides:

        "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR EXPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM MUST HAVE
        MATERIALLY AFFECTED THE SETTLEMENT WITH THE DEBTOR."

        Purchaser's Initials: /s/ JR

     13.4 "Hazardous Materials" Defined. For purposes hereof, "Hazardous Materials" means "Hazardous Material," "Hazardous Substance," "Hazardous Waste," "Extremely Hazardous Waste," "Restricted Hazardous Waste," "Pollutant or Contaminant," and "Petroleum" and "Natural Gas Liquids," as those terms are defined or used in Section 101 of CERCLA or under any laws, ordinances, rules, requirements and regulations of any governmental authority having jurisdiction with respect to the Property, and any other substances regulated because of their effect or potential effect on public health and the environment, including, without limitation, PCBs, lead paint, asbestos, urea formaldehyde, radioactive materials, putrescible, petroleum and infectious materials.

     13.5 Indemnity. Purchaser agrees to indemnify and hold Seller harmless of and from any and all liabilities, claims, demands, and expenses of any kind or nature which arise or accrue after Closing and relate to the ownership, maintenance, or operation of the Property by Purchaser and its successors and assigns, including, without limitation, in connection with Hazardous Materials at, on or under the Property, but excluding any matters as to which Seller has contractual liability. Such indemnity shall not apply to any Hazardous Materials existing as of the Closing Date unless Purchaser's activities cause the release and/or migration of any Hazardous Materials at, on or under the Property existing as of the Closing Date.

     13.6 Survival. The terms and conditions of this Article 13 shall expressly survive the Closing, and not merge with the provisions of any closing documents.

     Purchaser acknowledges and agrees that the disclaimers and other agreements set forth herein are an integral part of this Agreement and that Seller would not have agreed to sell the Property to Purchaser for the Purchase Price without the disclaimers and other agreements set forth above.

                                   ARTICLE 14

                                 MISCELLANEOUS

     14.1 Parties Bound; Assignment. This Agreement, and the terms, covenants, and conditions herein contained, shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of each of the parties hereto. Purchaser may assign its rights under this Agreement to one or more assignees upon the following conditions: (i) the Assignee of Purchaser must be an entity controlling, controlled by, or under common control with Purchaser or an entity in which Value Enhancement Fund IV, L.P. is a direct or indirect investor, (ii) all of the Earnest Money must have been delivered in accordance herewith, (iii) the assignee of Purchaser shall assume all obligations of Purchaser hereunder, but Purchaser shall remain primarily liable for the performance of Purchaser's obligations, (iv) Purchaser shall notify Seller (which may be by telephone to Tony Koeijmans, Esq. at (972) 550-3204, and confirmed in writing within 24 hours) promptly following Purchaser's designation of one or more assignees and (v) a copy of the fully executed written assignment and assumption agreement shall be delivered to Seller at least five (5) days prior to Closing.

     14.2 Headings. The article, section, subsection, paragraph and/or other headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

     14.3 Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party's right to enforce against the other party the same or any other such term or provision in the future.

     14.4 Governing Law. This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the State of Texas.

     14.5 Survival. The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

     14.6 Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

     14.7  Time.  Time is of the essence in the performance of this Agreement.

     14.8 Confidentiality. Purchaser shall make no public announcement or disclosure of any information related to this Agreement to outside brokers or third parties, before or after the Closing, without the prior consent of Seller; provided, however, that Purchaser may, subject to the provisions of Section 4.6, make disclosure of this Agreement to its Permitted Outside Parties as necessary to perform its obligations hereunder and as may be required under laws or regulations applicable to Purchaser. Notwithstanding anything to the contrary hereinafter set forth, Purchaser may disclose such information (i) to its employees, members of professional firms serving it or potential lenders or investors who need such information for purposes of evaluating the transactions contemplated in this Agreement, provided any such persons or entities agree to and shall maintain the confidentiality thereof, (ii) if any court or governmental agency requires disclosure in order to comply with applicable laws,
(iii) pursuant to any legal requirement, any reporting requirement pursuant to applicable law or the applicable rules by any securities exchange or any accounting or auditing disclosure requirement, (iv) in any legal action, to the extent necessary to enforce its rights under this Agreement, and (v) to the extent that such information is a matter of public record. The provisions of this Section 14.8 shall survive the termination of this Agreement.

     14.9 Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in Section
1.3. Any such notices shall, unless otherwise provided herein, be given or served (i) by depositing the same in the United States mail, postage paid, certified and addressed to the party to be notified, with return receipt requested, (ii) by overnight delivery using a nationally recognized overnight courier, (iii) by personal delivery, or (iv) by facsimile, evidenced by confirmed receipt. Notice deposited in the mail in the manner hereinabove described shall be effective on the third (3rd) business day after such deposit. Notice given in any other manner shall be effective only if and when received by the party to be notified. A party's address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice. Notices given by counsel to the Purchaser shall be deemed given by Purchaser and notices given by counsel to the Seller shall be deemed given by Seller.

     14.10 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and agree that the normal rule of construction -- to the effect that any ambiguities are to be resolved against the drafting party -- shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

     14.11 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 5:00 p.m. Central Standard Time.

     14.12 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile counterparts of the signature pages, provided that executed originals thereof are forwarded to the other party on the same day by any of the delivery methods set forth in Section 14.9 other than facsimile.

     14.13 No Recordation. Without the prior written consent of Seller, there shall be no recordation of either this Agreement or any memorandum hereof, or any affidavit pertaining hereto, and any such recordation of this Agreement or memorandum or affidavit by Purchaser without the prior written consent of Seller shall constitute a default hereunder by Purchaser, whereupon Seller shall have the remedies set forth in Section 12.1 hereof.

     14.14 Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by either party at Closing, each party agrees to perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Property to Purchaser.

     14.15 Discharge of Obligations. The acceptance of the Deed by Purchaser shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing.

     14.16 No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

     14.17 Asset Manager: Designated Representative. Seller has engaged the companies listed on Exhibit G (collectively, "Asset Manager") to provide certain asset management services with respect to the Property. One of the Asset Managers, Chase Realty Advisors, Inc. ("Chase") has been engaged to act as a liaison between Seller and Purchaser in connection with the Property and this Agreement. Chase has appointed Stan Levy and Tom Grier ("Designated Representative(s)") to deal with Purchaser. Whenever any approval, acceptance, consent, direction or action of Seller is required pursuant to this Agreement, Purchaser shall send to the Designated Representative a written notice requesting same, which notice shall:
(i) describe in detail the matter for which such approval, acceptance, consent, direction or other action of Seller is requested; (ii) be accompanied by a copy of any contract, agreement or other document to be executed by Seller evidencing such approval, consent, acceptance, direction or action of Seller; and (iii) be accompanied by such other documents, written explanations and information as may be reasonably necessary to explain the request fully and completely. Chase will communicate Seller's response to any such requests to Purchaser. Whenever any approval, acceptance, consent, direction or action of Purchaser is required pursuant to this Agreement, Seller shall send to Purchaser a written notice requesting same, which notice shall: (i) describe in detail the matter for which such approval, acceptance, consent, direction or other action of Purchaser is requested; (ii) be accompanied by a copy of any contract, agreement or other document to be executed by Purchaser evidencing such approval, consent, acceptance, direction or action of Purchaser; and (iii) be accompanied by such other documents, written explanations and information as may be reasonably necessary to explain the request fully and completely.

     14.18 REIT. Seller hereby advises Purchaser that Seller is qualified as a real estate investment trust under the provisions of the Internal Revenue Code of 1986, as amended, and that, by reason thereof, the maintaining of such status and the avoiding of any activity which might cause a penalty tax to be applied is of material concern to Seller. Accordingly, Purchaser agrees to make any modifications or amendments to this Agreement requested by Seller prior to Closing that may be necessary for Seller to maintain its status as a real estate investment trust or in order for it to avoid a penalty tax; provided, however, that Purchaser shall have no obligation to enter into any such modification or amendment that would materially alter or affect, in Purchaser's sole judgment, Purchaser's rights, duties, or obligations under this Agreement. If Purchaser declines to modify or amend this Agreement for any reason in a manner which Seller determines, in the good faith exercise of its reasonable business judgment, is necessary to maintain its status as a real estate investment trust or avoid a penalty tax, Seller shall have the right to terminate this Agreement by written notice delivered to Purchaser. In the event Seller exercises such termination right, neither party shall have any further rights or obligations hereunder (except with respect to provisions of this Agreement which recite that they survive termination), the Earnest Money shall be returned to Purchaser and all other funds and documents deposited in escrow shall be returned to the party depositing the same.

     14.19 Exculpation. No present or future officer, director, trust manager, employee or agent of Seller shall have any personal liability, directly or indirectly, and recourse shall not be had against any such officer, director, trust manager, employee, or agent, under or in connection with this Agreement or any other document or instrument heretofore or hereafter executed in connection with this Agreement either before or after Closing. Purchaser hereby waives and releases any and all such personal liability and recourse. The limitations of liability provided in this Section are in addition to, and not in limitation of, any limitation on liability provided for elsewhere in this Agreement or otherwise provided by law or in any other contract, agreement or instrument. No present or future officer, director, trust manager, employee or agent of Purchaser shall have any personal liability, directly or indirectly, and recourse shall not be had against any such officer, director, trust manager, employee or agent, under or in connection with this Agreement either before or after Closing. Seller hereby waives and releases any and all such personal liability and recourse. The limitations of liability provided in this Section are in addition to, and not in limitation of any limitation on liability provided for elsewhere in this Agreement or otherwise provided by law or in any other contract, agreement or instrument.

     14.20 Joint and Several Liability of Seller. Each entity comprising Seller shall be jointly and severally liable for all obligations of Seller hereunder.

                                   ARTICLE 15

                                  ESCROW AGENT

     15.1 Escrow Provisions; Payment at Closing. If the Closing takes place under this Agreement, Escrow Agent shall deliver the Earnest Money to Purchaser.

     15.2 Payment on Demand. Upon receipt of any written certification from Seller or Purchaser claiming the Earnest Money pursuant to the provisions of this Agreement, Escrow Agent shall promptly forward a copy thereof to the other such party (i.e., Purchaser or Seller, whichever did not claim the Earnest Money pursuant to such notice) and, unless such other party within ten (10) days thereafter notifies Escrow Agent of any objection to such requested disbursement of the Earnest Money, Escrow Agent shall disburse the Earnest Money to the party demanding the same and shall thereupon be released and discharged from any further duty or obligation hereunder.

     15.3 Exculpation of Escrow Agent. It is agreed that the duties of Escrow Agent are herein specifically provided and are purely ministerial in nature, and that Escrow Agent shall incur no liability whatsoever except for its willful misconduct or gross negligence, so long as Escrow Agent is acting in good faith. Seller and Purchaser do each hereby release Escrow Agent from any liability for any error of judgment or for any act done or omitted to be done by Escrow Agent in the good faith performance of its duties hereunder and do each hereby indemnify Escrow Agent against, and agree to hold, save, and defend Escrow Agent harmless from, any costs, liabilities, and expenses incurred by Escrow Agent in serving as Escrow Agent hereunder and in faithfully discharging its duties and obligations hereunder.

     15.4 Stakeholder. Escrow Agent is acting as a stakeholder only with respect to the Earnest Money. If there is any dispute as to whether Escrow Agent is obligated to deliver the Earnest Money or as to whom the Earnest Money is to be delivered, Escrow Agent may refuse to make any delivery and may continue to hold the Earnest Money until receipt by Escrow Agent of an authorization in writing, signed by Seller and Purchaser, directing the disposition of the Earnest Money, or, in the absence of such written authorization, until final determination of the rights of the parties in an appropriate judicial proceeding. If such written authorization is not given, or a proceeding for such determination is not begun, within sixty (60) days of notice to Escrow Agent of such dispute, Escrow Agent may bring an appropriate action or proceeding for leave to deposit the Earnest Money in a court of competent jurisdiction pending such determination. Escrow Agent shall be reimbursed for all costs and expenses of such action or proceeding, including, without limitation, reasonable attorneys' fees and disbursements, by the party determined not to be entitled to the Earnest Money. Upon making delivery of the Earnest Money in any of the manners herein provided, Escrow Agent shall have no further liability or obligation hereunder.

                               SIGNATURE PAGE TO
                         AGREEMENT OF PURCHASE AND SALE

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.

                                            SELLER:

                                            AMERICAN INDUSTRIAL PROPERTIES REIT,
                                            a Texas real estate investment trust

                                            By:   /s/ CHARLES W. WOLCOTT
                                              ----------------------------------
                                                     Charles W. Wolcott,
                                                President and Chief Executive
                                                            Officer

Executed as of Nov. 1, 2000

                                            AIP/BATTLEFIELD GP, INC.,
                                            a Texas corporation

                                            By:   /s/ CHARLES W. WOLCOTT
                                              ----------------------------------
                                                     Charles W. Wolcott,
                                                President and Chief Executive
                                                            Officer

Executed as of Nov. 1, 2000

                                            AIP-SWAG OPERATING, L.P.
                                            a Texas limited partnership

                                            By: AIP-Swag GP, Inc.
                                                General Partner

                                                By:/s/ CHARLES W. WOLCOTT
                                                --------------------------------
                                                      Charles W. Wolcott,
                                                 President and Chief Executive
                                                              Officer

Executed as of Nov. 1, 2000

                                            AIP PROPERTIES #3, L.P.,
                                            a Delaware limited partnership

                                            By: AIP Properties #3 GP, Inc.
                                                General Partner

                                                By:
                                                  /s/ CHARLES W. WOLCOTT
                                              ----------------------------------
                                                     Charles W. Wolcott,
                                                President and Chief Executive
                                                            Officer

Executed as of Nov. 1, 2000

                                            AIP OPERATING, L.P.,
                                            a Delaware limited partnership

                                            By: American Industrial Properties
                                                REIT
                                                General Partner

                                                By:
                                                  /s/ CHARLES W. WOLCOTT
                                              ----------------------------------
                                                     Charles W. Wolcott,
                                                President and Chief Executive
                                                            Officer

Executed as of Nov. 1, 2000

                                            PURCHASER:

                                            VALUE ENHANCEMENT FUND IV, L.P.,
                                            a Georgia limited partnership

                                            By: VEF IV GP, Inc.
                                                General Partner

                                                By:  /s/ JAMES P. RYAN
                                              ----------------------------------
                                                        James P. Ryan,
                                                          President

Executed as of Nov. 1, 2000

                            JOINDER BY ESCROW AGENT

Escrow Agent has executed this Agreement in order to confirm that Escrow Agent has received and shall hold the Earnest Money required to be deposited under this Agreement and the interest earned thereto, in escrow, and shall disburse the Earnest Money, and the interest earned thereon, pursuant to the provisions of this Agreement.

                                            COMMONWEALTH TITLE INSURANCE COMPANY

                                            By:     /s/  AMANDA JOHNSON
                                              ----------------------------------

                                            Name: Amanda Johnson
                                               ---------------------------------

                                            Title:  Escrow Officer
                                               ---------------------------------

Executed as of Nov. 7, 2000

                                   APPENDIX D

       RIGHTS OF DISSENTING SHAREHOLDERS IN THE EVENT OF CERTAIN ACTIONS

     Sec. 25.10. (A) Any shareholder of a domestic real estate investment trust may dissent from any of the following actions:

          (1) any plan of merger to which the real estate investment trust is a party if shareholder approval is required by Section 23.30 of this Act and the shareholder holds shares of a class or series that was entitled to vote on the plan of merger as a class or otherwise;

          (2) any sale, lease, exchange, or other disposition (not including any pledge, mortgage, deed of trust, or trust indenture unless otherwise provided in the declaration of trust) of all, or substantially all, of the property and assets, with or without good will, of a real estate investment trust requiring the special authorization of the shareholders as provided by this Act; or

          (3) any plan of exchange pursuant to Section 23.20 of this Act in which the shares of the real estate investment trust of the class or series held by the shareholder are to be acquired.

     (B) Notwithstanding Subsection (A) of this Section, a shareholder may not dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, real estate investment trust, partnership, or other entity, or from any plan of exchange, if:

          (1) the shares held by the shareholder are part of a class or series, and on the record date fixed to determine the shareholders entitled to vote on the plan of merger or plan of exchange, the shares are:

             (a) listed on a national securities exchange;

             (b) designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

             (c) held of record by not less than 2,000 holders; and

          (2) the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept any consideration for the shareholder's shares other than:

             (a) shares of a domestic or foreign entity that, immediately after the effective date of the merger or exchange, will be part of a class or series, shares of which are (i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange; (ii) approved for quotation as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or (iii) held of record by not less than 2,000 holders;

             (b) cash in lieu of fractional shares otherwise entitled to be received; or

             (c) any combination of the securities and cash described in this Subdivision.

              PROCEDURE FOR DISSENT BY SHAREHOLDERS AS TO ACTIONS

     Sec. 25.20. (A) Any shareholder of any domestic real estate investment trust who has the right to dissent from any of the actions referred to in
Section 25.10 of this Act may exercise that right to dissent only by complying with the following procedures:

          (1)(a) With respect to a proposed action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the real estate investment trust, before the meeting, a written objection to the action. The shareholder's objection must state that the shareholder will exercise the shareholder's right to dissent if the action is effective and must contain the shareholder's address, to which notice of the action shall be delivered or mailed in that event. If the action is effected and the shareholder did not vote in favor of the action, the real estate investment trust, in the case of action other than a merger, or the surviving or new entity that is liable in the case of a merger to discharge the shareholder's right of dissent, shall deliver or mail to the shareholder written notice that the action has been effected within 10 days after the action is effected. The shareholder may make a written demand on the existing, surviving, or new entity for payment of the fair value of the shareholder's shares within 10 days from the delivery or mailing of the notice. The fair value of the shares shall be the value of the shares on the day before the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. A shareholder who fails to make a demand within the 10-day period is bound by the action.

          (b) With respect to a proposed action that is approved pursuant to Subsection (A) of Section 10.30 of this Act, the real estate investment trust, in the case of action other than a merger, and the surviving or new entity that is liable in the case of a merger to discharge the shareholder's right of dissent, within 10 days after the date the action takes effect, shall mail to each shareholder of record as of the date the action takes effect notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Section and any articles or documents filed by the real estate investment trust with the secretary of state to effect the action. If the shareholder did not consent to the taking of the action, the shareholder may make written demand on the existing, surviving, or new entity for payment of the fair value of the shareholder's shares within 20 days after the mailing of the notice. The fair value of the shares shall be the value of the shares on the date the written consent authorizing the action was delivered to the real estate investment trust pursuant to Subsection (A) of Section 10.30 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the 20-day period is bound by the action.

          (2) Within 20 days after receipt by the existing, surviving, or new entity of a demand for payment made by a dissenting shareholder in accordance with Subdivision (1) of this Subsection, the entity shall deliver or mail to the shareholder a written notice that shall either set out that the entity accepts the amount claimed in the demand and agrees to pay that amount within 90 days after the date on which the action was effected, and, in the case of shares represented by certificates, on the surrender of the certificates duly endorsed, or shall contain an estimate by the entity of the fair value of the shares and an offer to pay the amount of that estimate within 90 days after the date on which the action was effected, on receipt of notice within 60 days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, on the surrender of the certificates duly endorsed.

          (3) If, within 60 days after the date on which the real estate investment trust action was effected, the value of the shares is agreed on between the shareholder and the existing, surviving, or new entity, payment for the shares shall be made within 90 days after the date on which the action was effected and, in the case of shares represented by certificates, on surrender of the certificates duly endorsed. On payment of the agreed value, the shareholder ceases to have any interest in the shares or in the real estate investment trust.

     (B) If, within 60 days after the date on which the action was effected, the shareholder and the existing, surviving, or new entity do not agree on the value of the shares, the shareholder or entity, within 60 days after the expiration of the 60 -- day period, may file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic real estate investment trust is located, asking for a finding and determination of the fair value of the shareholder's shares. On the filing of a petition by the shareholder, service of a copy of the petition must be made on the entity. The entity, within 10 days after receiving the service, shall file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic real estate investment trust who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the entity. If the petition is filed by the entity, the list described in this Subsection must be attached to the petition. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the entity and to the shareholders named on the list at the addresses stated in the list. The court shall approve the forms of notices sent by mail. All shareholders notified as required by this Subsection and the entity are bound by the final judgment of the court.

     (C) After the hearing of a petition filed under this Section, the court shall determine which shareholders have complied with the provisions of this Section and have become entitled to the valuation of and payment of their shares. The court shall appoint one or more qualified appraisers to determine that value. The appraisers may examine any books and records of the real estate investment trust that relate to the shares the appraisers are charged with the duty of valuing. The appraisers shall make a determination of the fair value of the shares after conducting an investigation. The appraisers shall also afford a reasonable opportunity to allow interested parties to submit to the appraisers pertinent evidence relating to the value of the shares. The appraisers also have the power and authority that may be conferred on masters in chancery by the Texas Rules of Civil Procedure.

     (D) The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. The clerk shall give notice of the filing of the appraisers report to interested parties. The appraisers report shall be subject to exceptions to be heard before the court both on the law and the facts. The court shall determine the fair value of the shares of the shareholders entitled to payment for their shares and shall order the existing, surviving, or new entity to pay that value, together with interest on the value of shares to the shareholders entitled to payment, beginning 91 days after the date on which the applicable action from which the shareholder elected to dissent was effected to the date of such judgment. The judgment shall be immediately payable to the holders of uncertificated shares. The judgment shall be payable to the holders of shares represented by certificates only on, and simultaneously with, the surrender to the existing, surviving, or new entity of duly endorsed certificates for those shares. On payment of the judgment, the dissenting shareholders cease to have any interest in those shares or in the real estate investment trust. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allocated between the parties in the manner that the court determines to be fair and equitable.

     (E) Shares acquired by the existing, surviving, or new entity, pursuant to the payment of the agreed value of the shares, to the payment of the agreed value of the shares, or to payment of the judgment entered for the value of the shares, as provided in this Section, in the case of a merger, shall be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the real estate investment trust as in the case of other treasury shares.

     (F) This Section does not apply to a merger if, on the date of the filing of the articles of merger, the surviving entity is the owner of all the outstanding shares of the other entities, domestic or foreign, that are parties to the merger.

     (G) In the absence of fraud in the transaction, the remedy provided by this Section to a shareholder objecting to any action referred to in Section 25.10 of this Act is the exclusive remedy for the recovery of the value of the shareholder's shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new entity complies with the requirements of this Section, any shareholder who fails to comply with the requirements of this Section is not entitled to bring suit for the recovery of the value of the shareholder's shares or money damages to the shareholder with respect to the action.

            PROVISIONS AFFECTING REMEDIES OF DISSENTING SHAREHOLDERS

     Sec. 25.30. (A) Any shareholder who has demanded payment for the shareholder's shares in accordance with Section 25.20 of this Act is not entitled to vote or exercise any other rights of a shareholder except the right to receive payment for the shareholder's shares pursuant to the provisions of that Section and the right to maintain an appropriate action to obtain relief on the ground that the action would be or was fraudulent. The respective shares for which payment has been demanded may not be considered outstanding for the purposes of any subsequent vote of shareholders.

     (B) On receiving a demand for payment from any dissenting shareholder, the real estate investment trust shall make an appropriate notation of the demand in its shareholder records. Within 20 days after demanding payment for shares in accordance with Section 25.20 of this Act, each holder of certificates representing those shares shall submit the certificates to the real estate investment trust for notation on the certificates that such demand has been made. The failure of holders of certificated shares to submit the certificates to the real estate investment trust, at the option of the real estate investment trust, shall terminate the shareholder's rights under Section 25.20 of this Act unless a court of competent jurisdiction for good and sufficient cause shown directs otherwise. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which the real estate investment trust has made a notation under this Subsection are transferred, any new certificate issued for those shares shall bear similar notation together with the name of the original dissenting holder of those shares, and a transferee of those shares shall acquire by the transfer no rights in the real estate investment trust other than those which the original dissenting shareholder had after making demand for payment of the fair value of the shares.

     (C) Any shareholder who has demanded payment for the shareholder's shares in accordance with Section 25.20 of this Act may withdraw that demand at any time before payment of those shares has been made or before any petition has been filed pursuant to Section 25.20 of this Act. The demand may not be withdrawn after the payment of the shares has been made or after any such petition has been filed, unless the real estate investment trust consents to the withdrawal of the demand. The shareholder and all persons claiming under the shareholder shall be conclusively presumed to have approved and ratified the action from which the shareholder dissented and shall be bound by the action, the rights of the shareholder to be paid the fair value of the shareholder's shares shall cease, and the shareholder's status as a shareholder shall be restored without prejudice to any proceedings that may have been taken during the interim, and the shareholder is entitled to receive any dividends or other distributions made to the shareholders in the interim if:

          (1) the demand is withdrawn as provided in this Subsection;

          (2) pursuant to Subsection (B) of this Section, the demand terminates the shareholder's rights under Section 25.20 of this Act;

          (3) no petition asking for a court finding and determination of fair value of such shares has been filed within the time provided in Section
     25.20 of this Act; or

          (4) the court determines, after the hearing of a petition filed under
     Section 25.20, that the shareholder is not entitled to the relief provided by that Section.

--------------------------------------------------------------------------------


                       AMERICAN INDUSTRIAL PROPERTIES REIT
                         Special Meeting Of Shareholders
                                March ___, 2001
        This Proxy Is Solicited On Behalf Of The Board Of Trust Managers


                                     PROXY


The undersigned hereby appoints Marc A. Simpson and Charles W. Wolcott, and each of them, jointly and severally, as proxies, each with full power of substitution, to vote all of the undersigned's common shares of beneficial interest held of record on February __, 2001, at the special meeting of shareholders and at any postponement or adjournment thereof.


This proxy, when properly executed, will be voted in accordance with the directions made on the reverse side. If no direction is made, this proxy will be voted FOR proposals one and two, and with respect to the third proposal, according to the proxies' best judgment.


                                See reverse side

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
1. Approval of the agreement and plan of merger dated as of November 1, 2000 among American Industrial Properties REIT, DDR Transitory Sub Inc. and Developers Diversified Realty Corporation, and the transactions contemplated thereby.

       [ ] FOR                  [ ] AGAINST                 [ ] ABSTAIN

--------------------------------------------------------------------------------

2. Approval of the agreement of purchase and sale dated as of November 1, 2000 between American Industrial Properties REIT and Value Enhancement Fund IV, L.P., and the transactions contemplated thereby.

       [ ] FOR                  [ ] AGAINST                 [ ] ABSTAIN

--------------------------------------------------------------------------------

3. The aforementioned proxies are authorized to vote in their discretion on any other matters that may properly come before the special meeting or any postponement or adjournment thereof, subject to limitations set forth in applicable regulations under the Securities Exchange Act of 1934.

--------------------------------------------------------------------------------

Please sign exactly as name appears below. When shares are held in more than one name, all parties should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.



                                 Dated:                                  , 2001
                                       ----------------------------------



                                 ----------------------------------------------
                                 Signature


                                 ----------------------------------------------
                                 Signature if shares held in more than one name

--------------------------------------------------------------------------------